Registration No. 333-
As filed with the Securities and Exchange Commission on January 13, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GCF Bancorp, Inc.

and

GCF Bank Employees’ Savings and Profit Sharing Plan and Trust

(Exact name of registrant as specified in its charter)

New Jersey	6035	32-0269204
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

381 Egg Harbor Drive, Sewell, New Jersey 08080

(856) 589-6600

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Robert C. Ahrens, President and Chief Executive Officer

381 Egg Harbor Drive, Sewell, New Jersey 08080

(856) 589-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Samuel J. Malizia, Esq. James C. Stewart, Esq. Malizia Spidi & Fisch, PC 901 New York Avenue, N.W., Suite 210 East Washington, DC 20001 Tel: (202) 434-4660 Fax: (202) 434-4661	Lori M. Beresford, Esq. Kilpatrick Stockton LLP 607 14th Street, N.W., Suite 900 Washington, D.C. 20005 Tel: (202) 508-5800 Fax: (202) 508-5858

As soon as practicable after this registration statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, $0.01 par value	3,041,750	$10.00	$30,417,500	$1,697.30
Interests of Participants in the 401(k) Plan	-- (2)	$ --	$ --	$ -- (3)
(1)	Estimated solely for purposes of calculating the registration fee.
(2)	These shares are included in the 3,041,750 shares being registered.
(3)	Pursuant to Rule 457(h)(2), no additional fee is required with respect to the interests of participants in the 401(k) Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

GCF BANCORP, INC.

(Proposed Holding Company for GCF Bank)

Up to 2,645,000 Shares of Common Stock

(Subject to Increase to up to 3,041,750 Shares)

GCF Bancorp, Inc. is offering for sale up to 2,645,000 shares of its common stock at $10.00 per share in connection with the conversion of GCF Bank (formerly Gloucester County Federal Savings Bank) from the mutual holding company structure to the stock holding company structure. We may sell up to 3,041,750 shares because of changes in market or general financial and economic conditions without notifying prospective purchasers. We must sell a minimum of 1,955,000 shares in order to complete the offering. Our directors and executive officers have indicated their intention to purchase 142,500 shares of the common stock in the offering. Purchases by our directors and executive officers will be counted toward the minimum.

If you are or were a depositor of GCF Bank, you have priority rights to purchase shares of common stock in the subscription offering if (1) you had at least $50 on deposit at GCF Bank on June 30, 2007, (2) you had at least $50 on deposit at GCF Bank on ____________, 2009, or (3) you had at least $50 on deposit at GCF Bank on ____________, 2009. If you do not fit any of the categories described above, but you are interested in purchasing shares of our common stock, you may have the opportunity to purchase shares in the community offering to the extent shares remain available after subscription offering orders are filled.

The maximum purchase for any person, or persons through a single account, is 40,000 shares, and the maximum aggregate purchase of persons who are considered associates of each other or deemed to be acting in concert with each other is 50,000 shares. The minimum purchase is 25 shares. The subscription and community offering is expected to terminate on ________, 2009 at 12:00 noon, Eastern time. We may extend this termination date without notice to you until ____________, 2009. To the extent that shares remain available and depending on market conditions at or near the completion of the subscription and community offering, we may conduct a syndicated community offering. The syndicated community offering, if any, would commence just prior to, or as soon as practicable after, the termination of the subscription and community offering. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond ____________, 2009. We may request permission from the Office of Thrift Supervision to extend the offering beyond ____________, 2009, but in no event may the offering be extended beyond _____________, 2011. Funds received prior to completion of the offering will be held in an escrow account at GCF Bank and will earn interest at the savings account rate. In the event the offering is terminated, funds will be promptly returned with interest.

If the offering is extended beyond ____________, 2009 or if there is a resolicitation of subscribers, we will notify you, and you will have the opportunity to confirm, change or cancel your order. If you do not confirm your order, your funds will be promptly returned to you, with interest.

Sandler O’Neill & Partners, L.P. will use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock that is being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering. We have applied to have our common stock listed for trading on the Nasdaq Global Market under the symbol “GCFC.”

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page ___.

	Minimum	Maximum	Maximum, As adjusted
Number of shares	1,955,000	2,645,000	3,041,750
Gross proceeds	$19,550,000	$26,450,000	$30,417,500
Estimated offering expenses(1)	$1,254,000	$1,490,000	$1,626,000
Estimated net proceeds	$18,296,000	$24,960,000	$28,791,000
Estimated net proceeds per share	$9.36	$9.44	$9.47

___________________

(1)	See Plan of Distribution and Marketing Arrangements on page___ for a description of the fees payable to Sandler O’Neill & Partners, L.P. in connection with this offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

None of the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

SANDLER O’NEILL + PARTNERS, L.P.

The date of this prospectus is _________, 2009.

[Map page]

Inside Front Cover

TABLE OF CONTENTS

Page
Summary
Risk Factors
A Warning About Forward-Looking Statements
Use of Proceeds
Our Policy Regarding Dividends
Market for the Stock
Capitalization
Pro Forma Data
Historical and Pro Forma Capital Compliance
Selected Consolidated Financial and Other Data
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Business of GCF Bancorp, Inc.
Business of GCF Bank
Regulation
Taxation
Management
The Conversion
The Offering
Restrictions on Acquisition of GCF Bancorp, Inc.
Description of Capital Stock
Registrar and Transfer Agent
Legal and Tax Opinions
Experts
Registration Requirements
Where You Can Find Additional Information
Index to Consolidated Financial Statements

SUMMARY

This summary contains an overview of the key aspects of the offering. To understand this offering fully, you should read this entire document carefully, including the consolidated financial statements of Gateway Community Financial Corp. and the notes to the consolidated financial statements beginning on page F-1 of this document.

Our Current Organization

Currently, we are in the mutual holding company form of organization. Gateway Community Financial, MHC, a federally chartered mutual holding company, owns all of the outstanding shares of Gateway Community Financial Corp., a federally chartered mid-tier stock holding company, which in turn owns all of the outstanding shares of GCF Bank. As a mutual holding company, Gateway Community Financial, MHC has no stockholders. The depositors and certain borrowers of GCF Bank are members of the MHC and have the right to vote on certain matters, such as the election of directors and the conversion. The historical consolidated financial statements and other historical information included in this prospectus are those of Gateway Community Financial Corp. and its wholly-owned subsidiary, GCF Bank. The pro forma consolidated financial data included herein and any discussion of our business after the conversion assume that the conversion has occurred and that GCF Bancorp, Inc. is the holding company of GCF Bank. Unless otherwise specified or the context otherwise requires, the use of the terms “we,” “our,” “us” and the “Company” when referring to time periods up to the conversion refer to Gateway Community Financial Corp. and its wholly-owned subsidiary, GCF Bank. The use of such terms when referring to time periods after the conversion refer to GCF Bancorp, Inc. and its consolidated subsidiary, GCF Bank.

GCF Bancorp, Inc.

GCF Bancorp, Inc. is a newly organized New Jersey corporation that will serve as the holding company for GCF Bank formerly known as Gloucester County Federal Savings Bank. GCF Bancorp, Inc.’s principal executive offices are located at the administrative offices of GCF Bank.

GCF Bank

GCF Bank is a federal stock savings bank with roots in the community going back to 1903. In September 2007, the Bank changed to its current name from Gloucester County Federal Savings Bank. It is currently a wholly-owned subsidiary of Gateway Community Financial Corp., a federal mid-tier stock holding company. Gateway Community Financial Corp. is a wholly-owned subsidiary of Gateway Community Financial, MHC, a federal mutual holding company, which has never issued stock to the public. GCF Bank’s deposits are insured by the Federal Deposit Insurance Corporation and it is regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.

Our primary business is attracting retail deposits from the general public and using those deposits, together with funds generated from operations, principal repayments on securities and loans, and borrowed funds, for our lending and investing activities. Our loan portfolio consists primarily of residential real estate mortgages, home equity loans and lines of credit and commercial real estate mortgages, and to a lesser extent, construction loans, commercial loans and a variety of consumer loans. We also invest in a variety of mortgage-backed securities and other investment grade securities. At September 30, 2008, our total assets were $434.5 million, and loans receivable, net comprised approximately 72.5% of our total assets while our securities portfolio amounted to approximately 21.4% of our total assets.

We currently operate from four branch offices located in Gloucester County, New Jersey, plus an administrative center located at 381 Egg Harbor Road, Sewell, New Jersey 08080. Our phone number is (856) 589-6600. GCF Bank maintains a website at www.gcfbank.com. Information on our website should not be treated as part of this prospectus.

The Conversion

The conversion process that we are now undertaking involves a series of transactions by which we will convert our organization from the mutual holding company form of organization with no public stockholders to the public stock holding company form of organization. In the public stock holding company structure, GCF Bank will remain a federally chartered stock savings bank and all of its stock will be owned by GCF Bancorp. All of GCF Bancorp’s stock will be owned by the public. After the conversion, Gateway Community Financial, MHC and Gateway Community Financial Corp. will cease to exist and depositors and borrowers of GCF Bank will no longer have any voting or membership rights. The normal business of GCF Bank will continue without interruption during the conversion.

This following diagram depicts our corporate structure after the conversion and offering:

Public stockholders (consisting of purchasers in the offering)
100%
GCF Bancorp, Inc.
100%
GCF Bank

Reasons for the Conversion

Over the past several years, our Board of Directors has extensively discussed both long-range and short-range business strategies to achieve profitability and growth. The Board concluded that operation in the future as a mutual thrift would limit the Bank’s ability to raise capital and to compete in a changing business environment. In early 2007, Gateway Community Financial Corp. filed a registration statement for a minority stock offering but ultimately terminated that offering due to market conditions for mutual holding company offerings. The Board subsequently determined that it is in the best interest of the Bank to convert from the mutual holding company structure to the full stock holding company structure. The business purposes for the conversion include the following:

•

The proceeds of the offering will strengthen our capital base. The Bank currently qualifies as a “well capitalized” institution under applicable capital regulations; however, our regulatory ratios are below peer and state median levels. The additional capital will support current operations and provide flexibility to absorb any adverse impact on our financial performance resulting from the current general economic downturn or to respond to future changes in regulatory capital requirements.

•

We will be in a position after the conversion and offering, subject to regulatory limitations and our financial position, to seek to implement a growth strategy while maintaining a solid capital position. Our growth strategy calls for increasing deposits at our existing branches and consideration of de novo branches, if appropriate opportunities arise, and using those funds to originate loans and grow the loan portfolio. We also intend to supplement internal growth with the acquisition of other financial institutions or branches, if appropriate acquisition opportunities arise. The holding company form of organization is expected to provide us with additional flexibility to diversify our business activities through existing or newly formed subsidiaries, or through acquisitions or mergers. However, we do not have any current arrangements, understandings or agreements regarding any such opportunities.

•

Selling stock will also mean that GCF Bank’s depositors, employees, management and directors will have an opportunity to acquire an equity ownership interest in us and thereby obtain an economic interest in our future operations. In addition, we intend to utilize stock benefit plans as a means of attracting and retaining qualified and experienced officers, directors and employees. In connection with the offering, we will establish an employee stock ownership plan under which all eligible full time employees of the Bank will receive shares of GCF Bancorp, Inc. common stock.

Use of Proceeds

At the midpoint, maximum and maximum as adjusted GCF Bank will receive net proceeds from the offering as a capital contribution in an amount sufficient to increase its tangible capital ratio to 10% of assets. At the minimum of the offering range, GCF Bancorp, Inc. will retain $500,000 of net proceeds and the amount needed to finance the purchase of stock by our Employee Stock Ownership Plan and contribute the remainder to GCF Bancorp. GCF Bank and will use those proceeds for general business purposes. The net proceeds will enable the Bank to grow its balance sheet through loan originations and deposit generation. The offering proceeds may also be used to finance the possible acquisition of other financial institutions or branches as well as the possible opening of de novo branches, if appropriate opportunities arise. We do not, however, have any current understandings, agreements or arrangements in connection with branching or acquisitions.

We will lend a portion of the offering proceeds to the GCF Bank Employee Stock Ownership Plan to enable it to buy up to 8% of the shares sold in the offering. The balance of the offering proceeds will be retained by GCF Bancorp, Inc. and deposited with or loaned to GCF Bank, providing the Bank with funds to support the Bank’s lending activities. GCF Bancorp, Inc. may also use the offering proceeds it retains for general corporate purposes, including repurchasing shares of its common stock, paying cash dividends or supporting acquisitions of other financial institutions, branches or financial services companies. We do not, however, have any current understandings, agreements or arrangements for any such acquisitions.

Terms of the Offering

We are offering for sale a minimum of 1,955,000 shares and a maximum of 2,645,000 shares to qualified depositors, our tax-qualified employee benefit plans, and to the extent shares remain available, to the public. The independent appraisal that we used to set the number of shares being offered must be updated before we can complete the stock offering, and this could result in the number of shares being increased to up to an adjusted maximum of 3,041,750 shares. Unless the estimated pro forma market value of the common stock of GCF Bancorp, Inc. decreases below $19.6 million or increases above $30.4 million, you will not have the opportunity to change or cancel your stock order once submitted. The offering price of the shares of common stock is $10.00 per share.

Rights to subscribe for shares of GCF Bancorp, Inc. common stock in the subscription offering have the following order of priority:

•	Priority 1 - depositors of GCF Bank at the close of business on June 30, 2007 with deposits of at least $50.00.
•	Priority 2 – our tax-qualified employee benefit plans.
•	Priority 3 - depositors of GCF Bank at the close of business on __________, 2009 with deposits of at least $50.00.
•	Priority 4 - all other depositors and certain borrowers of GCF Bank at the close of business on _______________, 2009.

Please note: Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your rights to purchase shares and may face criminal prosecution and/or other sanctions.

If we receive subscriptions for more shares than are to be sold in the offering, we may be unable to fill, or may only partially fill, your order. In such an event, shares will be allocated in the order of the priorities shown above pursuant to a formula outlined in the plan of conversion and reorganization adopted by our board of directors.

If we sell between the maximum and the adjusted maximum number of shares, the GCF Bank Employee Stock Ownership Plan will have the first priority right to purchase the additional shares to the extent that its subscription has not previously been filled. See The Offering - Subscription Offering for a description of the allocation procedure. If any shares of our common stock remain unsold in the subscription offering, we will offer such shares to the general public in a community offering. In the community offering, we will give a preference first to natural persons and trusts of natural persons who reside in Gloucester County, New Jersey (the county in which GCF Bank has offices), second to other residents of New Jersey, and third to the general public. This part of the offering will commence concurrently with the subscription offering and may terminate at any time without notice but no later than ____________, 2009, unless extended.

Shares not sold in the subscription or community offering may be offered for sale in a syndicated community offering, which would be an offering to the general public on a best efforts basis managed by Sandler O’Neill & Partners, L.P. This part of the offering may terminate at any time without notice but no later than ____________, 2009 unless extended.

We have the right to reject, in whole or in part, any orders for stock received in the community offering and syndicated community offering.

Deadline for Ordering Stock

The subscription offering will expire at 12:00 noon, Eastern time, on ____________, 2009. If you wish to purchase stock, we must receive, not simply have post-marked, your properly completed stock order form, together with payment for the shares, no later than this time, unless extended by us. We may extend this expiration date without notice to you for up to 45 days, until ____________, 2009. Once submitted, your order is irrevocable unless the offering is extended beyond ____________, 2009. We may request permission from the Office of Thrift Supervision to extend the offering beyond ____________, 2009, but in no event may the offering be extended beyond ____________, 2011. If the offering is extended beyond ____________, 2009, we will notify each subscriber, and subscribers will have the right to confirm, modify or rescind their subscriptions. If an affirmative response is not received, a subscriber’s subscription will be canceled and funds will be returned promptly with interest.

We may cancel the offering at any time prior to completion. If we do, orders for common stock already submitted will be canceled and subscribers’ funds will be returned promptly with interest.

Purchase Limitations

Limitations on the purchase of stock in the offering have been set by the plan of conversion and reorganization adopted by our Board of Directors. These limitations include the following:

•	The minimum purchase is 25 shares.
•	No individual or individuals purchasing through a single account may purchase more than 40,000 shares.
•

The purchases of individuals who are considered to be associates of each other or who are deemed to be acting in concert with each other will be limited so that no more than 50,000 shares in aggregate are purchased by such individuals. Persons with joint account relationships are presumed to be acting in concert with each other.

•

Persons with a joint account may only purchase up to an aggregate of 40,000 shares if that is the only account under which they have subscription rights - they are not entitled to place multiple orders that would in the aggregate exceed 40,000 shares. If, however, persons with a joint account have one or more other accounts at GCF Bank (including a second joint account that is identical to the first joint account), they may place orders using those accounts in order to reach the higher 50,000 share limit for associates and persons acting in concert.

Please call the stock information center if you have any questions about how many shares you may order, including whether other persons ordering stock will be deemed to be your associates or acting in concert with you. Contact information for the stock information center appears on page __.

If determined to be necessary or desirable by the Board of Directors, the plan may be amended by a two-thirds vote of the full Board, with the concurrence of the Office of Thrift Supervision. Thus, we may increase or decrease the purchase limitations. In the event the maximum purchase limitation is increased, persons who subscribed for the maximum will be notified and permitted to increase their subscription.

Procedure for Ordering Stock

If you want to place an order for shares in the offering, you must complete an original stock order form and send it to us together with full payment. You must sign the certification that is on the reverse side of the stock order form. We must receive your stock order form before the end of the subscription offering or the end of the community offering, as appropriate. Once we receive your order, you cannot cancel or change it without our consent. We may, in our sole discretion, reject orders received in the community offering or syndicated community offering either in whole or in part. If your order is rejected in part, you cannot cancel the remainder of your order.

To ensure that we properly identify your subscription rights, you must provide on your stock order form all of the information requested for each of your deposit accounts. If you fail to do so, your subscription may be reduced or rejected if the offering is oversubscribed. Also, please be aware that GCF

Bank is not permitted to lend funds to anyone for the purpose of purchasing shares in the offering. This would include draws on home equity lines of credit.

You may pay for shares in the subscription offering or the community offering in any of the following ways:

•

In cash, if delivered in person. If you choose to pay by cash, you must deliver the stock order and certification form and payment in person to any branch office of GCF Bank and it will be exchanged for a bank check or money order. Please do not send cash in the mail.

•	By check or money order made payable to GCF Bancorp, Inc.
•

By authorizing withdrawal from an account at GCF Bank. To use funds in a GCF Bank IRA account, you must transfer your account to an unaffiliated institution or broker. Since IRA account transfers take time to complete, please contact the stock information center as soon as possible for assistance.

You may submit your stock order form by mail using the return envelope provided, by overnight courier to the indicated address on the stock order form, or by bringing your stock order form to any branch of GCF Bank. We will hold funds received with orders in a deposit account that we have established at GCF Bank for that sole purpose. We may also decide during the offering to hold funds received with orders in a deposit account at another insured depository institution. In either case, we will pay interest on all funds received at a rate equal to GCF Bank’s regular passbook savings rate from the date we receive your funds until the offering is completed or terminated.

All funds authorized for withdrawal from deposit accounts with us must be in the deposit accounts at the time the stock order form is received. A hold will be placed on those funds when your stock order is received, making the designated funds unavailable to you. However, funds will not be withdrawn from the accounts until the offering is completed and all funds, including certificates of deposit, will continue to earn interest at the applicable account or certificate of deposit rate until the offering is completed or terminated. However, if, as a result of a withdrawal from a certificate of deposit, the balance falls below the minimum balance requirement, the remaining funds will be transferred to a savings account and will earn interest at our regular passbook savings rate. There will be no early withdrawal penalty for withdrawals from certificates of deposit used to pay for stock.

Proposed Stock Purchases by Management

Our directors and executive officers and their associates have indicated that they intend to purchase an aggregate of approximately 142,500 shares of common stock in the offering. Their anticipated purchases would represent 7.3%, 6.2%, 5.4% and 4.7% of the shares sold in the offering at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively.

Our Estimated Pro Forma Value

Our estimated pro forma market value was established by an independent appraisal provided by Feldman Financial Advisors, Inc. The appraisal was based on our current and pro forma financial condition and results of operations and also reflects the effect of the capital to be raised by the offering as well as the effect of the stock benefit plans we expect to implement after the offering. Feldman Financial Advisors has estimated that as of December 22, 2008, the pro forma market value of GCF Bancorp, Inc. ranged from a minimum of $19.55 million to a maximum of $26.45 million.

Peer Group Analysis. Feldman Financial Advisors relied primarily on the comparative market value methodology in determining the estimated pro forma market value of GCF Bancorp, Inc. In applying this methodology, Feldman Financial Advisors analyzed financial and operational comparisons of GCF Bank with a group of companies deemed to be comparable to us.

Ten publicly traded thrifts or thrift holding companies were selected to comprise the peer group for estimating our pro forma market value. The companies in the peer group range in asset size from $150.4 million to $1.1 billion (based on September 30, 2008 data) and have market capitalizations ranging from $8.2 million to $106.5 million (based on December 22, 2008 market prices). Feldman Financial Advisors examined how we compare to the peer group on various bases, including earnings prospects, market area, management, acquisition activity in the state of New Jersey, stock market conditions, subscription interest, liquidity and dividend policy.

In estimating our pro forma market value, Feldman Financial Advisors took into account that this type of offering is typically priced at a discount on a price-to-book basis to publicly traded companies due to the low returns on equity that are expected post-offering. Feldman Financial Advisors also took into account that this type of offering is typically priced at a discount on a price-to-book basis to publicly traded companies due to the inherent uncertainty regarding the degree of success any issuer will have in effectively deploying capital and managing the increased operating expenses that are inherent in becoming a public company. After the offering, GCF Bancorp, Inc. will be faced with the challenge of successfully investing the additional capital to generate profitable and competitive earnings returns in a difficult interest rate environment.

Feldman Financial Advisors utilized the market pricing ratios of the peer group to establish appropriate pro forma pricing ratios for GCF Bancorp, Inc. The estimated pro forma market value was established by working backwards from the pro forma pricing ratios once Feldman Financial Advisors determined appropriate ratios for GCF Bancorp, Inc. based on how GCF Bank compares to the peer group companies on a financial and operational basis. In that comparison, Feldman Financial Advisors made a downward adjustment to our pro forma pricing based on their belief that our profitability after the offering is expected to trail behind the performance of the peer group and that the risk profile of GCF Bancorp, Inc. is higher than that of the peer group, given the recent growth in certain loan portfolio categories.

Pricing Ratios. Consistent with Office of Thrift Supervision appraisal guidelines, Feldman Financial Advisors’ analysis relied primarily on two key market pricing metrics: the price-to-earnings ratio and the price-to-tangible-book value ratio. The ratio of “price-to-earnings” is calculated as the price of one share of stock divided by the earnings per share. Tangible book value is the same as total equity less goodwill and other intangible assets and represents the difference between the issuer’s tangible assets and liabilities. The price per share in the offering is $10.00. On a pro forma fully converted basis, GCF Bancorp, Inc.’s estimated earnings for the twelve month period ended September 30, 2008 would have been $1.6 million at the midpoint of the offering range, or approximately $0.75 per share, resulting in a pro forma fully converted price-to-earnings ratio of 13.3x at the midpoint of the offering range ($10.00 is 13.3 times greater than $0.75). The ratio of “price-to-tangible-book value” is calculated as the price of one share of stock divided by the per share value of the company’s tangible net worth (also known as the per share tangible book value). On a pro forma fully converted basis, GCF Bancorp, Inc.’s estimated total equity is $48.6 million at the midpoint of the offering range, or approximately $21.11 per share, resulting in a pro forma fully converted price-to-tangible-book ratio of 47.4% at the midpoint of the offering range ($10.00 is 47.4% of $21.11). See Pro Forma Data at page __ for a full discussion of these projections and The Offering Range at page __ for a full discussion of the calculation of the ratios.

Shown below are the average and median price to earnings multiples and price to tangible book value ratios of the peer group companies and our price to earnings multiple and price to tangible book value ratio at the minimum, midpoint, maximum and adjusted maximum of our pro forma market value as estimated by the appraisal.

	Price-to Earnings Multiple	Price-to-Tangible Book Value Ratio
Pricing ratios for peer group:
Average	17.29x	66.81%
Median	18.23x	64.57%
Pro forma pricing ratios for GCF Bancorp, Inc.:
Minimum	11.76x	42.86%
Midpoint	13.33x	47.37%
Maximum	14.93x	51.36%
Maximum, as adjusted	16.67x	55.40%

The independent appraisal is not necessarily indicative of the post-stock offering trading value; therefore you should not assume or expect that the valuation of GCF Bancorp, Inc. as indicated above means that the common stock will trade at or above the $10.00 purchase price after the stock offering is completed. You should not assume that GCF Bancorp, Inc.’s common stock will not trade below $10.00 per share.

Conditions to Completing the Conversion

We cannot complete the conversion unless:

•	we sell at least 1,955,000 shares, the minimum of the offering range;
•	the Plan of Conversion and Reorganization is approved by a majority of the votes eligible to be cast by the members of Gateway Community Financial, MHC; and
•	we receive final authorization from the Office of Thrift Supervision to complete the offering.

Office of Thrift Supervision authorization does not constitute a recommendation or endorsement of an investment in our stock by the Office of Thrift Supervision.

Market for GCF Bancorp, Inc.’s Common Stock

We applied to have our common stock listed for trading on the Nasdaq Global Market under the symbol “GCFC.” Sandler O’Neill & Partners, L.P. currently intends to become a market maker in the common stock, but it is under no obligation to do so. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the shares of common stock will develop or if developed, will be maintained. After our common stock begins trading, you may contact a stock broker to buy or sell shares.

Dividends

We have not yet established a dividend policy, and we have not yet made plans as to the amount or timing of cash dividends that GCF Bancorp, Inc. may pay after the offering. The timing, amount and frequency of dividends will be determined by the Board of Directors. There are also restrictions on our ability to pay dividends. SeeOur Policy Regarding Dividends.

Restrictions on the Acquisition of Shares of GCF Bancorp, Inc.

Our certificate of incorporation and bylaws contain provisions that may make it difficult for someone to acquire control of GCF Bancorp, Inc. These provisions may discourage takeover attempts and prevent you from receiving a premium over the market price of your shares as part of a takeover. These provisions include:

•	restrictions on the acquisition of more than 10% of our stock;
•	limitations on voting rights of shares held in excess of 10%;
•	the election of only approximately one-fourth of our Board of Directors each year;
•	restrictions on the ability of stockholders to call special stockholders’ meetings;
•	restrictions on the ability of stockholders to make stockholder proposals or nominate persons for election as directors;
•	the right of the Board of Directors to issue shares of preferred or common stock without stockholder approval, subject to limitations imposed by Nasdaq; and
•	the requirement of an 80% vote of stockholders for the approval of business combinations not approved by two-thirds of the Board of Directors.

See Restrictions on Acquisition of GCF Bancorp, Inc. at page ___.

Additionally, prior Office of Thrift Supervision approval would be required for any person to acquire beneficial ownership of more than 10% of our stock within three years after the conversion. Current Office of Thrift Supervision policy is to not grant this approval.

Tax Effects of the Conversion

The conversion will not be a taxable transaction for purposes of federal or state income taxes for Gateway Community Financial, MHC, Gateway Community Financial Corp., GCF Bancorp, Inc., GCF Bank or persons eligible to subscribe for stock in the conversion. See The Conversion -- Federal and State Tax Consequences of the Conversion.

Stock Benefit Plans

We intend to establish certain benefit plans that will use our stock to provide additional compensation to employees and directors. The GCF Bank Employee Stock Ownership Plan, for the benefit of employees eligible to participate in the plan, intends to purchase 8% of the shares sold in the offering. We also intend to adopt a stock option plan and a restricted stock plan for the benefit of directors and officers.Officers, directors, and employees will not be required to pay cash for shares received under the GCF Bank Employee Stock Ownership Plan or shares received under the restricted stock plan, but will be required to pay the exercise price to exercise stock options. The exercise price for the options will be at least equal to the market price of our common stock on the date of grant.

The stock benefit plans will result in additional annual compensation and benefit expenses which will reduce our earnings. See Pro Forma Data for an illustration of the possible reduction in net income and stockholders’ equity resulting from these benefit plans. The amount of and timing of the actual increase in compensation and benefits expense is uncertain because applicable accounting standards require that the expense be based on the fair market value of the shares of common stock at specific points in the future; however, we expect them to be material. See Pro Forma Data beginning on page __ for an estimate of the expenses from the ESOP, restricted stock plan and option plan. At the maximum of the offering range, the expenses are estimated to be $258,000 annually. This represents an approximately 5.0% increase over total compensation and benefits expense to directors, officers and employees of $5.0 million for 2007. Officers and other employees will receive all of the benefits under the employee stock ownership plan, as directors are not eligible to participate in that plan because it is a tax-qualified retirement plan not open to persons not employed by the Bank. The amount of shares allocated to individuals under the employee stock ownership plan is determined on the basis of their compensation relative to the compensation of all participants in the plan. Benefits under the restricted stock plan and stock option plan are expected to be awarded to officers and directors; however, the amount to any individual will be determined by the Board of Directors at such time as the awards are made, in their sole discretion.

The following table presents information, at the maximum of the offering range, regarding the number of shares and options expected to be made available under the stock benefit plans. The value of the share awards is based on an assumed value of $10.00 per share; however, this does not mean you should assume the stock will trade at or above $10.00 per share. The value of the options was determined using the Black-Scholes option-pricing model. See Pro Forma Data. Ultimately, the value of awards under the stock benefit plans will depend on the actual trading price of our stock at a particular time, which depends on numerous factors, some of which are out of our control.

	At the Maximum of the Offering Range
	Persons Eligible to Receive Awards	Estimated Value (1)	Number of Shares/ Options	Percentage of Total Shares Outstanding
		(Dollars in thousands)

Employee Stock Ownership Plan	Employees	$2,116	211,600	8.00%

Restricted Stock	Directors and Officers	794	79,350	3.00%

Stock Options	Directors and Officers	499	132,250	5.00%
		$3,408	423,200	16.00%

_______________

(1)

The actual value of the restricted stock awards will be determined based on their fair value as of the date the grants are made. For purposes of this table, fair value is assumed to be the offering price of $10.00 per share. The fair value of stock options has been estimated at $3.77 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of zero; expected option life of 10 years; risk free interest rate of 2.53% (based on the 10-year U.S. Treasury rate), and a volatility rate of 22.86% based on an index of publicly-traded thrift institutions. The actual expense of the stock options will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

Dilution. If newly issued shares are used to fund stock options and awards made under the restricted stock plan instead of outstanding shares purchased in the open market by GCF Bancorp, Inc., the resulting dilution to your ownership interest in GCF Bancorp, Inc. would be 4.76% for the option plan and 2.9% for the restricted stock plan. It is our current intention, however, to purchase stock in the open market to fund the restricted stock plan and stock option plan to avoid stockholder dilution. The cost of purchasing shares in the open market will depend on the trading price of the stock at the time the purchases are made. We would expect to be able to use existing cash flow to fund the purchase of shares.

See Management - Stock Benefit Plans and Pro Forma Data for more information about the stock benefit plans.

Risk Factors

This investment entails various risks including the possible loss of principal. You may not be able to sell the stock at or above the $10.00 offering price. You should carefully read the information under Risk Factorsbeginning on page __.

Stock Information Center

For assistance, please contact the stock information center at (___) ___-____. The stock information center’s hours of operation are generally 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday. The stock information center is closed on weekends and holidays.

TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE TERMINATION DATE OF ____________, 2009 IN ACCORDANCE WITH THE FEDERAL LAW, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO ____________, 2009 OR HAND-DELIVERED ANY LATER THAN TWO DAYS PRIOR TO ____________, 2009. ORDER FORMS WILL BE DISTRIBUTED ONLY WHEN PRECEDED OR ACCOMPANIED BY A PROSPECTUS.

RISK FACTORS

In addition to the other information in this document, you should consider carefully the following risk factors in evaluating an investment in our common stock.

Risks Related to Our Business

There is no assurance that we will continue to be profitable.

Although we have recorded net income for the first nine months of fiscal 2008, there is no assurance that we will maintain our profitability. For the year ended December 31, 2007, we had a net loss of $788,000. During that year, we had several nonrecurring expenses, including $504,000 in charges related to the termination of the minority stock offering of Gateway Community Financial Corp. and a $235,000 write-off related to the closing of a branch office. During 2007 the Bank also hired additional lending and financial personnel in anticipation of the minority stock offering. Our loss for fiscal 2007 also reflected the effects of the then-prevailing flat to inverted yield curve, which compressed our net interest margin to the point that we were unable to cover our operating expenses. For the year ended December 31, 2006, we had net income of $379,000, including a recovery of provision for loan losses of $348,000. During the nine months ended September 30, 2008, we returned to profitability by substantially increasing our interest income through growth in our loan portfolio, including nationwide recreational vehicle and personal aircraft lending programs. The Board of Directors has determined to curtail these program lending activities to avoid further portfolio concentrations. There can be no assurance that we can replace these loans as they pay off with lending that will maintain our current profitability. As a public company, we will face increased expenses. We also expect an increase in the cost of federal deposit insurance due to increases in the assessment rate and the exhaustion of our special assessment credit.

We have increased our originations of certain higher yielding consumer loans, but such loans present higher risk.

In 2004, we began originating loans for the purchase and refinance of manufactured housing. This portfolio totaled $9.7 million at September 30, 2008. Our current lending policy limits this portfolio to no more than 35% of capital, which would be a limit of approximately $10.3 million as of September 30, 2008. In the first quarter of 2007, we established programs for financing of recreational vehicles and non-commercial use, personal aircraft on a nationwide basis. As of September 30, 2008, we had $21.9 million of recreational vehicle loans and $15.4 million of aircraft loans. Our lending policy limits the recreational vehicle portfolio to no more than 25% of capital and the aircraft portfolio to no more than 75% of our capital. Prior to December 2008, our lending policy limits for recreational vehicle and aircraft loans were 75% and 150% of capital, respectively. These types of loans are generally considered to involve a higher degree of credit risk and if we experience losses in these portfolios, our earnings would be adversely affected. We have suspended nationwide recreational vehicle and aircraft lending but may seek to resume making aircraft loans in New Jersey, Pennsylvania and Delaware after the conversion.

We may be required to record impairment charges in respect of our investment and mortgage-backed securities portfolio.

We review our mortgage-backed and securities portfolios at each quarter-end reporting period to determine whether the fair value is below the current carrying value. When the fair value of any of our investment securities has declined below its carrying value, we are required to assess whether the decline is other than temporary. If we conclude that the decline is other than temporary, we are required to write down the value of that security through a charge to earnings. As of September 30, 2008, we had approximately $93.4 million in investment and mortgage-backed securities on which we had approximately $6.0 million in gross unrealized losses. Included in the held-to-maturity mortgage-backed securities portfolio are five non-agency collateralized mortgage-backed securities that have been downgraded to below investment grade, four investment grade securities that are on watch and two other securities with a split rating. Subsequent to September 30, 2008, two of the watch securities were downgraded to below investment grade. At September 30, 2008, unrealized losses on these eleven securities, which had an aggregate carrying value of $17.4 million, were $3.3 million. Changes in the expected cash flows of these securities and/or prolonged price declines may result in our concluding in future periods that the impairment of these securities is other than temporary, we will be required to record an impairment charge against income equal to the amount of that impairment.

We intend to continue to grow our commercial real estate and commercial loans, but commercial lending presents higher risks than residential lending.

We intend to continue to grow our commercial real estate and commercial loan portfolio. We have previously hired two commercial lenders, one in April 2007 and one in May 2007. Our commercial real estate portfolio has increased 157% from $14.5 million at December 31, 2006 to $37.2 million at September 30, 2008, while our commercial business loan portfolio increased 80% over the same period, from $4.6 million to $8.2 million. The repayment risk related to commercial loans is considered to be greater than the risk related to residential loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment and other income, and which are secured by real property with values that tend to be more easily ascertainable, commercial loans typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrowers’ business, which may include lease income. In addition, commercial loans generally result in larger balances to single borrowers, or related groups of borrowers, than one- to four-family loans.

Our growth strategy will increase our expenses and may not be successful.

Following the completion of the conversion, we may attempt to increase the size of our franchise by establishing up to two new branch offices over the next several years, although we have made no specific commitments to do so as of this date. Building branch offices and hiring new employees to staff these offices would increase our non-interest expense. Moreover, new branch offices generally operate at losses for several years until they generate sufficient deposit and loan growth to offset the applicable non-interest expense. Achieving profitability may also be hampered by the interest rate spread that we will be able to achieve from yields available on loans and rates that must be paid to attract new deposits in the current interest rate environment. Finally, we may not be successful in increasing the volume of loans and deposits at acceptable risk and cost levels. In the event that we are unable to execute successfully our strategy of de novo branching, our earnings could be affected adversely unless we can offset the additional expense with growth elsewhere.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings will decrease.

We make various assumptions and judgments about the collectibility of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance. While our allowance for loan losses was 0.67% of total loans at September 30, 2008, material additions to our allowance could materially decrease our net income.

In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities might have a material adverse effect on our financial condition and results of operations.

Changes in interest rates may adversely affect our net interest rate spread and net interest margin, which would hurt our earnings.

We derive our income mainly from the difference or “spread” between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. In general, the larger the spread, the more we earn. When market rates of interest change, the interest we receive on our assets and the interest we pay on our liabilities will fluctuate. This can cause decreases in our spread and can adversely affect our income.

The loans we originate are generally long-term loans with fixed interest rates. At September 30, 2008, approximately 70% of our total loans had contractual maturities of ten years or more, and nearly 97% of loans with maturities greater than one year had fixed interest rates. The impact of having a loan portfolio consisting primarily of long term fixed rate loans is that in a period of rising interest rates, our cost of funds is expected to increase more rapidly than the yields earned on our loan portfolio because our main source of funds is deposits with generally shorter maturities or no maturity. This would cause a narrowing of our net interest rate spread and a decrease in our earnings.

Interest rates also affect how much money we lend. For example, when interest rates rise, the cost of borrowing increases and loan originations tend to decrease. In addition, changes in interest rates can affect the average life of loans and investment securities. A reduction in interest rates generally results in increased prepayments of loans and mortgage-backed securities, as borrowers refinance their debt in order to reduce their borrowing cost. This causes reinvestment risk, because we generally are not able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Changes in market interest rates could also reduce the value of our financial assets. If we are unsuccessful in managing the effects of changes in interest rates, our financial condition and results of operations could suffer.

Recent negative developments in the financial services industry and the domestic and international credit markets may adversely affect our operations and results.

Negative developments in the latter half of 2007 and during 2008 in the global credit and securitization markets have resulted in uncertainty in the financial markets in general with the expectation of the general economic downturn continuing into 2009. Loan portfolio quality has deteriorated at many institutions. In addition, the values of real estate collateral supporting many commercial loans and home mortgages have declined and may continue to decline. Thrift and thrift holding company stock prices have been negatively affected, as has the ability of banks and bank holding companies to raise capital or borrow in the debt markets. As a result, the potential exists for new federal or state laws and regulations regarding lending and funding practices and liquidity standards, and bank regulatory agencies are expected to be active in responding to concerns and trends identified in examinations, including the expected issuance of many formal enforcement orders. Negative developments in the financial services industry and the domestic and international credit markets, and the impact of new legislation in response to those developments, may negatively impact our operations by restricting our business operations, including our ability to originate or sell loans, and adversely impact our financial performance. In addition, these risks could affect the value of our loan portfolio as well as the value of our mortgage-backed and investment securities portfolios, which would also negatively affect our financial performance.

Our business is geographically concentrated in southern New Jersey, and a downturn in conditions in our market area could have an adverse impact on our profitability.

A substantial amount of our loans are to individuals and businesses in southern New Jersey. Any decline in the economy of this market could have an adverse impact on our business and earnings. Adverse economic changes may also have a negative effect on the ability of our borrowers to make timely repayments of their loans. Additionally, because we have a significant amount of real estate loans, decreases in local real estate values could adversely affect the value of property used as collateral. If we are required to liquidate a significant amount of collateral during a period of reduced real estate values to satisfy the debt, our earnings and capital could be adversely affected.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Such regulation and supervision govern the activities in which an institution and its holding companies may engage and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution’s allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation could have a material impact on us and our operations.

Strong competition within our market area may limit our growth and profitability.

Competition in the banking and financial services industry in New Jersey is intense. Many of our competitors have substantially greater resources and lending limits than we do and offer services that we do not or cannot provide. Price competition for loans might result in us originating fewer loans, or earning less on our loans, and price competition for deposits might result in a decrease in our total deposits or higher rates on our deposits. Competition in the market for hiring experienced lenders and other highly-qualified bank officers is also a challenge, which may restrict our ability to grow.

Risks Related to the Offering

The market for stock of financial institutions has been down recently, and, similar to some other recently completed offerings by thrifts, our stock price may decline when trading commences.

We cannot guarantee that if you purchase shares in the offering you will be able to sell them at or above the $10.00 purchase price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced not only by our operating results but by many factors outside of our control, including prevailing interest rates, investor perceptions and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, have recently experienced substantial market price volatility.

Additional compensation and benefit expenses following the offering will negatively impact our profitability.

Following the offering, we will recognize additional annual employee compensation and benefit expenses stemming from the shares granted to employees, officers and directors under new benefit plans, including the GCF Bank Employee Stock Ownership Plan. We cannot predict the actual amount of the new stock-related compensation and benefit expenses because applicable accounting standards require that they be based on the fair market value of the shares of common stock at specific points in the future; however, we expect them to be material. See Pro Forma Data beginning on page __ for an estimate of the expenses from the ESOP, restricted stock plan and option plan. At the maximum of the offering range, the expenses are estimated to be $258,000 annually.

New expenses that we will incur as a public company will affect our earnings.

Following the offering, our noninterest expense is likely to increase as a result of the accounting, legal and various other additional noninterest expenses usually associated with operating as a public company, particularly as a result of the requirements of the Sarbanes-Oxley Act of 2002. In addition, the Bank’s senior management will be required to devote a significant amount of time to such matters, diverting their full attention from regular operations.

The implementation of stock-based benefit plans may dilute your ownership interest in GCF Bancorp, Inc.

We intend to adopt a stock option plan and a restricted stock plan following the stock offering. These stock benefit plans will be funded through either open market purchases or from the issuance of authorized but unissued shares. Stockholders would experience a reduction in ownership interest in the event newly issued shares are used to fund stock options and awards made under the restricted stock plan. The use of newly issued shares of stock to fund the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 2.9%. The use of newly issued shares of stock to fund exercises of options granted under the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.76%.

The fewer the number of shares we sell, the less net proceeds we will have to implement our business plan and improve our earnings.

We are required to sell a minimum of 1,955,000 shares in order to complete this stock offering. If we receive orders for the minimum number of shares offered, we may still complete the offering, but we will have approximately $18.3 million of net proceeds, compared to $25.0 million at the maximum of the offering range. Having less net proceeds from the offering may affect our earnings and our business plans because it means we will have less funds to invest in loans and investments and less capital to fund the potential expansion of our branch network. It is also our intention to contribute a substantial amount of the net proceeds to GCF Bank. The downstreaming of additional capital to the Bank may prevent the Company from utilizing capital management tools such as share repurchases.

There may be a limited market for our common stock, which may adversely affect our stock price.

Although our common stock will be listed on the Nasdaq Global Market following the conversion and offering, the shares might not be actively traded. If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock on short notice, and the sale of a large number of shares at one time could temporarily depress the market price. There also may be a wide spread between the bid and ask price for our common stock. When there is a wide spread between the bid and ask price, the price at which you may be able to sell our common stock may be significantly lower than the price at which you could buy it at that time.

We will have substantial discretion over the use of the proceeds of the offering, and we may not apply the proceeds in the most profitable manner.

We will have broad discretion over the use of the proceeds from this stock offering. Our failure to utilize these funds effectively could hurt our profits. At the midpoint, maximum and maximum, as adjusted of the offering range, we will use the net proceeds from the offering to make a capital contribution to GCF Bank in an amount sufficient to increase its ratio of tangible capital to assets to at least 10%. At the minimum of the offering range, we will contribute to GCF Bank all net proceeds other than $500,000 and the amount needed to finance the purchases of stock by our Employee Stock Ownership Plan. The funds received by the Bank will be used for general business purposes. We will also lend the Bank’s employee stock ownership plan cash to enable the plan to buy up to 8% of the shares issued in the offering. The balance of the net proceeds will be retained by GCF Bancorp, Inc. and we will initially invest these proceeds in short-term investment securities.

Statutory and charter anti-takeover provisions may impede potential takeovers.

Anti-Takeover Provisions in our Certificate and Bylaws. Provisions in our corporate documents, as well as federal regulations restricting takeovers after the conversion, may make it difficult and expensive to pursue a tender offer, change in control or takeover attempt that our board of directors opposes. As a result, you may not have an opportunity to participate in such a transaction, and the trading price of our stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. Anti-takeover provisions contained in our corporate documents include: a prohibition against any person acquiring more than 10% of our common stock for five years and limitations on the voting rights of shares held in excess of that amount after five years; the election of members of the board of directors to staggered four-year terms; the absence of cumulative voting by stockholders in elections of directors; provisions restricting the calling of special meetings of stockholders; our ability to issue preferred stock and additional shares of common stock without stockholder approval; removals of directors only for cause and by an 80% vote of stockholders; the requirement of an 80% vote of stockholders for amendments to the Bylaws and certain provisions of the Certificate of Incorporation; advance notice requirements for stockholder nominations and new business; and restrictions on business combinations with interested stockholders. See Restrictions on Acquisition of GCF Bancorp, Inc. on page ___ for a description of anti-takeover provisions in our corporate documents and federal regulations.

Federal Regulations Restricting Takeovers. For three years following the conversion, Office of Thrift Supervision regulations prohibit any person from acquiring or offering to acquire more than 10% of our common stock without prior written approval. The Office of Thrift Supervision has stated its intention to approve only those acquisitions of control within three years that comply strictly with the regulatory criteria. We are not aware of any such approvals since the announcement of this policy. The Office of Thrift Supervision may condition its approval of our conversion on our retention of our federal stock charter for a minimum of three years following the conversion. See Restrictions on Acquisition of GCF Bancorp, Inc. beginning on page ___.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward-looking statements include:

•	statements of our goals, intentions and expectations;
•	statements regarding our business plans, prospects, growth and operating strategies;
•	statements regarding the quality of our loan and investment portfolios; and
•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	general economic conditions, either nationally or in our market area, that are worse than expected;
•	changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;
•	our ability to enter into new markets and/or expand product offerings successfully and take advantage of growth opportunities;
•	increased competitive pressures among financial services companies;
•	changes in consumer spending, borrowing and savings habits;
•	legislative or regulatory changes that adversely affect our business;
•	adverse changes in the securities markets;
•	our ability to successfully manage our growth; and
•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board.

Any of the forward-looking statements that we make in this prospectus and in other public statements we make may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

USE OF PROCEEDS

Although the actual net proceeds from the sale of the common stock cannot be determined until the offering is completed, we estimate that net proceeds from the sale of common stock will be between $18.3 million and $25.0 million, or $28.8 million at the adjusted maximum. The net proceeds may vary significantly because total expenses of the stock offering may be significantly more or less than those estimated. Payments for shares made through withdrawals from existing deposit accounts at GCF Bank will not result in the receipt of new funds for investment but will result in a reduction of GCF Bank’s deposits and interest expense as funds are transferred from interest-bearing certificates or other deposit accounts.

GCF Bancorp, Inc. intends to use proceeds from the offering as follows:

							Maximum, as
	Minimum		Midpoint		Maximum		Adjusted
	$	%	$	%	$	%	$	%
	(Dollars in thousands)

Gross proceeds	$19,550	100.00%	$23,000	100.00%	$26,450	100.00%	$30,418	100.00%
Less:
Estimated offering expenses	(1,254)	(6.42)	(1,372)	(5.97)	(1,490)	(5.63)	(1,626)	(5.35)

Estimated net proceeds	$18,296	93.58%	$21,628	94.03%	$24,960	94.37%	$28,791	94.65%
Less:
Proceeds contributed to GCF Bank	(16,232)	(83.03)	(18,780)	(81.65)	(19,158)	(72.43)	(19,595)	(64.42)
Loan to our employee stock ownership plan	(1,564)	(8.00)	(1,840)	(8.00)	(2,116)	(8.00)	(2,433)	(8.00)
Proceeds retained by GCF Bancorp, Inc.	$500	2.56%	$1,008	4.38%	$3,685	13.93%	$6,764	22.24%

At the midpoint, maximum and maximum, as adjusted of the offering range, GCF Bank will receive as a capital contribution such amount of the net proceeds from the offering as may be necessary so that the ratio of the Bank’s tangible capital to its total assets upon completion of the offering to at least 10%. At the minimum of the offering range, GCF Bancorp, Inc. will contribute all net proceeds except $500,000 and the amount required to finance the purchase of stock by the Employee Stock Ownership Plan. The proceeds will be used by the Bank to support balance sheet growth while maintaining status as a well-capitalized financial institution under applicable banking regulations. The offering proceeds may also be used to finance the possible acquisition of other financial institutions or branches as well as the possible opening of de novo branches, if appropriate opportunities arise. We do not, however, have any current understandings, agreements or arrangements in connection with branching or acquisitions.

We will lend a portion of the offering proceeds to the GCF Bank Employee Stock Ownership Plan to enable it to buy up to 8% of the shares sold in the offering. If it does not buy the full amount of its intended common stock purchase in the offering, it may purchase shares of common stock in the open market after the stock offering. If the purchase price of the common stock in the open market is higher than $10 per share, the amount of proceeds required for the purchase by the GCF Bank Employee Stock Ownership Plan will increase.

The balance of the offering proceeds will be retained by GCF Bancorp, Inc. and deposited with or loaned to GCF Bank, providing funds to support the Bank’s operations. GCF Bancorp, Inc. may also use the offering proceeds it retains for general corporate purposes, including repurchasing shares of its common stock, paying cash dividends or supporting acquisitions of other financial institutions, branches or financial services companies. We do not, however, have any current understandings, agreements or arrangements for any such acquisitions.

OUR POLICY REGARDING DIVIDENDS

We have not yet determined what our dividend policy will be, and we have no plans or understandings as to the amount or timing of cash dividends that GCF Bancorp, Inc. may pay after the offering. Future declarations of dividends by the Board of Directors will depend on a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions. The timing, frequency and amount of dividends will be determined by the Board. There can be no assurance that dividends will in fact be paid on the stock or that, if paid, dividends will not be reduced or eliminated in future periods.

GCF Bancorp, Inc.’s ability to pay dividends may also depend on the receipt of dividends from GCF Bank, which is subject to a variety of regulatory limitations on the payment of dividends. See Regulation - Regulation of GCF Bank - Dividend and Other Capital Distribution Limitations. Furthermore, as a condition to the Office of Thrift Supervision giving its authorization to conduct the stock offering, we have agreed that we will not initiate any action within one year of completion of the stock offering involving the payment of a special distribution or return of capital to stockholders of GCF Bancorp, Inc.

MARKET FOR THE STOCK

There is not, at this time, any market for GCF Bancorp, Inc.’s stock. We have applied to have our common stock listed for trading on the Nasdaq Global Market under the symbol “GCFC.” Sandler O’Neill & Partners, L.P. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so.

The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of our stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock. We cannot assure you that an active and liquid trading market for the shares of common stock will develop or, if developed, will be maintained. Nor can we assure you that, if you purchase shares of common stock in the offering, you will be able to sell them at a price equal to or above $10.00 per share.

CAPITALIZATION

Set forth below is the historical consolidated capitalization as of September 30, 2008 of Gateway Community Financial Corp. and the pro forma capitalization of GCF Bancorp, Inc. as of September 30, 2008 after giving effect to the offering and to the assumptions set forth under Pro Forma Data. No effect has been given to the issuance of additional shares of stock pursuant to any stock option plan that may be adopted by GCF Bancorp, Inc. subject to stockholder approval. An amount equal to 5% of the total number of shares outstanding after the offering would be reserved for issuance upon the exercise of options to be granted under the stock option plan following the stock offering. See Management - Stock Benefit Plans - Stock Option Plan.

		Pro Forma Capitalization at September 30, 2008
					Maximum,
		Minimum	Midpoint	Maximum	as adjusted
		1,955,000	2,300,000	2,645,000	3,041,750
	Historical, at	Shares at	Shares at	Shares at	Shares at
	September 30,	$10.00 per	$10.00 per	$10.00 per	$10.00 per
	2008	Share	Share	Share	Share
	(Dollars in thousands)

Deposits(1)	$366,644	$366,644	$366,644	$366,644	$366,644
Borrowings	35,493	35,493	35,493	35,493	35,493
Total deposits and borrowings	$402,137	$402,137	$402,137	$402,137	$402,137

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares outstanding	$--	$--	$--	$--	$--
Common stock, $0.01 par value,
35,000,000 shares authorized, assuming
shares outstanding as shown(2)	1	20	23	26	30
Additional paid-in capital (2)	249	18,526	21,855	25,183	29,011
Retained earnings	29,579	29,579	29,579	29,579	29,579
Accumulated other comprehensive loss	(372)	(372)	(372)	(372)	(372)
Less:
Common stock acquired by ESOP(3)	--	(1,564)	(1,840)	(2,116)	(2,433)
Common stock acquired by restricted stock plan (4)	--	(587)	(690)	(794)	(913)
Total stockholders’ equity	$29,547	$45,602	$48,555	$51,507	$54,902
Total stockholders’ equity to total assets	6.78%	10.12%	10.70%	11.28%	11.94%

_____________

(1)

Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.

(2)

The pro forma additional paid-in capital amounts represent the net offering proceeds, less the par value of all shares outstanding upon completion of the offering. Total outstanding shares upon completion of the offering will be 1,955,000, 2,300,000, 2,645,000 and 3,041,750, at the minimum, midpoint, maximum and adjusted maximum, respectively.

(3)

Assumes that 8% of the shares sold in the offering will be purchased by the GCF Bank Employee Stock Ownership Plan, and that the funds used to acquire those shares will be borrowed from GCF Bancorp, Inc., concurrent with the offering. For an estimate of the impact of the loan on earnings, see Pro Forma Data. GCF Bank intends to make scheduled discretionary contributions to the GCF Bank Employee Stock Ownership Plan sufficient to enable it to service and repay its debt over a twenty- year period. The amount of shares to be acquired by the GCF Bank Employee Stock Ownership Plan is reflected as a reduction of stockholders’ equity. See Management - Stock Benefit Plans - Employee Stock Ownership Plan. If the GCF Bank Employee Stock Ownership Plan is unable to purchase stock in the stock offering due to an oversubscription in the offering by Eligible Account Holders having first priority, and the purchase price in the open market is greater than the original $10.00 price per share, there will be a corresponding reduction in stockholders’ equity.

(4)

Assumes that an amount equal to 3% of the total number of shares outstanding after the offering is purchased by the restricted stock plan following the stock offering. The stock purchased by the restricted stock plan is reflected as a reduction of stockholders’ equity. See footnote (2) to the table under Pro Forma Data.

PRO FORMA DATA

The actual net proceeds from the sale of the stock cannot be determined until the offering is completed. The net proceeds to GCF Bancorp, Inc. are currently estimated to be between $18.3 million and $25.0 million ($28.8 million at the adjusted maximum), based on the following assumptions:

•	expenses of the offering, including reimbursable expenses of Sandler O’Neill & Partners, L.P., are estimated to be approximately $600,000.
•

Marketing fees are 1% of the amount of stock sold in the offering, excluding shares sold to directors, officers, employees and stock benefit plans and shares sold in a syndicated community offering. It is assumed that 50% of the shares will be sold in a syndicated community offering.

The following tables set forth GCF Bancorp, Inc.’s historical net income and stockholders’ equity prior to the offering and pro forma net income and stockholders’ equity giving effect to the offering. In preparing this table, we have made the following assumptions:

•

Pro forma net income has been calculated assuming the stock had been sold at the beginning of the period and the net proceeds had been invested at an average yield of 4.75% and 4.69% for the year ended December 31, 2007 and the nine months ended September 30, 2008, which approximates the arithmetic average of the yield on earning assets and the cost of deposits for the year ended December 31, 2007 and nine months ended September 30, 2008, respectively. The pro forma after-tax yield (based upon a 40% tax rate) on the net proceeds is assumed to be 2.85% and 2.81% for the year ended December 31, 2007, and the nine months ended September 30, 2008, respectively.

•

We assumed that 8.0% of the shares sold in the offering were purchased in the offering by the GCF Bank Employee Stock Ownership Plan at a price of $10.00 per share using funds borrowed from GCF Bancorp, Inc. We assumed that GCF Bank would make annual contributions to the GCF Bank Employee Stock Ownership Plan in an amount at least equal to the principal and interest requirement of the loan. We have assumed a 20-year amortization period for the loan. The stock acquired by the GCF Bank Employee Stock Ownership Plan is reflected as a reduction of stockholders’ equity. See Management – Stock Benefit Plans – Employee Stock Ownership Plan.

•

We assumed that the stock option plan had been approved by stockholders of GCF Bancorp, Inc. and that GCF Bancorp, Inc. had reserved for future issuance upon the exercise of options to be granted under the plan an amount of stock equal to 5% of the total number of shares outstanding after the offering. We assumed that options for all shares reserved under the plan were granted to plan participants at the beginning of the period and that 30% of the options granted were non-qualified options for income tax purposes. We assumed that the options would vest at a rate of 20% per year and that compensation expense would be recognized on a straight-line basis over the 5-year vesting period. See Management – Stock Benefit Plans – Stock Option Plan.

•

We assumed that the restricted stock plan had been approved by stockholders of GCF Bancorp, Inc. and that the restricted stock plan had acquired an amount of stock equal to 3% of the total number of shares outstanding after the offering at the beginning of the periods presented through open market purchases at a price of $10.00 per share using funds contributed to the restricted stock plan by GCF Bank. We assumed that all shares held by the plan were granted to plan participants at the beginning of the period, that the shares would vest at a rate of 20% per year and that compensation expense will be recognized on a straight-line basis over the 5-year vesting period. See Management – Stock Benefit Plans – Restricted Stock Plan.

•	We assumed that no withdrawals were made from deposit accounts to purchase shares in the offering.
•

Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of stock, as adjusted in the pro forma earnings per share to give effect to the purchase of shares by the GCF Bank Employee Stock Ownership Plan.

•	Pro forma stockholders’ equity amounts have been calculated as if the stock had been sold at the end of the period and no effect has been given to the assumed earnings effect of the transaction.

The following pro forma data relies on the assumptions we outlined above, and this data does not represent the fair market value of the common stock, the current value of assets or liabilities, or the amount of money that would be distributed to stockholders if GCF Bancorp, Inc. were liquidated. The pro forma data does not predict how much we will earn in the future. You should not use the following information to predict future results of operations.

At or For the Nine Months Ended September 30, 2008
Maximum
Minimum	Midpoint	Maximum	as adjusted
1,955,000	2,300,000	2,645,000	3,041,750
shares sold	shares sold	shares sold	shares sold
at $10.00	at $10.00	at $10.00	at $10.00
Per share	per share	per share	per share
(Dollars in thousands, except per share amounts)
Gross proceeds	$19,550	$23,000	$26,450	$30,418
Less offering expenses	(1,254)	(1,372)	(1,490)	(1,626)
Estimated net proceeds	$18,296	$21,628	$24,960	$29,791
Less ESOP adjustment	(1,564)	(1,840)	(2,116)	(2,433)
Less restricted stock plan adjustment	(587)	(690)	(794)	(913)
Estimated investable net proceeds	$16,145	$19,098	$22,050	$25,445

Net income:
Historical	$1,684	$1,684	$1,684	$1,684
Pro forma income on net proceeds	341	403	465	536
Pro forma ESOP adjustment(1)	(35)	(41)	(47)	(55)
Pro forma restricted stock plan adjustment(2)	(53)	(62)	(71)	(83)
Pro forma option plan adjustment(3)	(56)	(65)	(75)	(86)
Pro forma net income	$1,882	$1,918	$1,956	$1,997

Earnings per share:
Historical	$0.93	$0.79	$0.69	$0.60
Pro forma income on net proceeds	0.19	0.19	0.19	0.19
Pro forma ESOP adjustment(1)	(0.02)	(0.02)	(0.02)	(0.02)
Pro forma restricted stock plan adjustment(2)	(0.03)	(0.03)	(0.03)	(0.03)
Pro forma option plan adjustment(3)	(0.03)	(0.03)	(0.03)	(0.03)
Pro forma earnings per share(4)	$1.04	$0.90	$0.80	$0.71

Offering price to pro forma earnings per share	9.6	x	11.1	x	12.5	x	14.1	x
Number of shares used in calculation	1,806,420	2,125,200	2,443,980	2,810,577

Stockholders’ equity:
Historical	$29,457	$29,457	$29,457	$29,457
Estimated net proceeds	18,296	21,628	24,960	28,791
Less: common stock acquired by ESOP	(1,564)	(1,840)	(2,116)	(2,433)
Less: common stock acquired by restricted stock plan(2)	(587)	(690)	(794)	(913)
Pro forma stockholders’ equity	$45,602	$48,555	$51,507	$54,902

Book value per share:
Historical	$15.07	$12.81	$11.14	$9.68
Estimated net proceeds	9.36	9.40	9.44	9.47
Less: common stock acquired by ESOP(1)	(0.80)	(0.80)	(0.80)	(0.80)
Less: common stock acquired by restricted stock plan(2)	(0.30)	(0.30)	(0.30)	(0.30)
Pro forma book value per share	$23.33	$21.11	$19.47	$18.05

Offering price as a % of pro forma book value per share	42.9%	47.4%	51.4%	55.4%
Number of shares used in calculation	1,955,000	2,300,000	2,645,000	3,041,750

	At or For the Year Ended December 31, 2007
				Maximum
	Minimum	Midpoint	Maximum	as adjusted
	1,955,000	2,300,000	2,645,000	3,041,750
	shares sold	shares sold	shares sold	shares sold
	at $10.00	at $10.00	at $10.00	at $10.00
	Per share	per share	per share	per share
	(Dollars in thousands, except per share amounts)
Gross proceeds	$19,550	$23,000	$26,450	$30,418
Less offering expenses	(1,254)	(1,372)	(1,490)	(1,626)
Estimated net proceeds	$18,296	$21,628	$24,960	$29,791
Less ESOP adjustment	(1,564)	(1,840)	(2,116)	(2,433)
Less restricted stock plan adjustment	(587)	(690)	(794)	(913)
Estimated investable net proceeds	$16,145	$19,098	$22,050	$25,445

Net income:
Historical	$(791)	$(791)	$(791)	$(791)
Pro forma income on net proceeds	460	544	628	725
Pro forma ESOP adjustment(1)	(47)	(55)	(63)	(73)
Pro forma restricted stock plan adjustment(2)	(70)	(83)	(95)	(110)
Pro forma option plan adjustment(3)	(74)	(87)	(100)	(115)
Pro forma net income	$(522)	$(472)	$(421)	$(364)

Earnings per share:
Historical	$(0.44)	$(0.37)	$(0.32)	$(0.28)
Pro forma income on net proceeds	0.25	0.26	0.26	0.26
Pro forma ESOP adjustment(1)	(0.03)	(0.03)	(0.03)	(0.03)
Pro forma restricted stock plan adjustment(2)	(0.04)	(0.04)	(0.04)	(0.04)
Pro forma option plan adjustment(3)	(0.04)	(0.04)	(0.04)	(0.04)
Pro forma earnings per share(4)	$(0.29)	$(0.22)	$(0.17)	$(0.13)

Offering price to pro forma earnings per share	NM *	NM *	NM *	NM *
Number of shares used in calculation	1,806,420	2,125,000	2,443,980	2,810,577

Stockholders’ equity:
Historical	$28,050	$28,050	$28,050	$28,050
Estimated net proceeds	18,296	21,628	24,960	28,791
Less: common stock acquired by ESOP	(1,564)	(1,840)	(2,116)	(2,433)
Less: common stock acquired by restricted stock plan(2)	(587)	(690)	(794)	(913)
Pro forma stockholders’ equity	$44,195	$47,148	$50,100	$53,495

Book value per share:
Historical	$14.35	$12.20	$10.61	$9.22
Estimated net proceeds	9.36	9.40	9.44	9.47
Less: common stock acquired by ESOP(1)	(0.80)	(0.80)	(0.80)	(0.80)
Less: common stock acquired by restricted stock plan(2)	(0.30)	(0.30)	(0.30)	(0.30)
Pro forma book value per share	$22.61	$20.50	$18.94	$17.59

Offering price as a % of pro forma book value per share	44.2%	48.8%	52.8%	56.9%
Number of shares used in calculation	1,955,000	2,300,000	2,645,000	3,041,750

* Not meaningful.

__________

(1)

The expense of GCF Bank’s contribution to its Employee Stock Ownership Plan (ESOP) is based on an assumed average fair value of $10.00 per share. If the fair market value is different than $10.00 per share at the time the shares are released to ESOP participants, the related expense recognized will be different. A higher fair market value will result in higher compensation expense for the Bank.

(2)

Assumes that the restricted stock plan is approved by stockholders of GCF Bancorp, Inc. and that the restricted stock plan acquires an amount of stock equal to 3% of the total number of shares outstanding after the offering, at the beginning of the period through open market purchases at a price of $10.00 per share using funds contributed to the restricted stock plan by GCF Bank. Assumes also that all shares held by the plan were granted to plan participants at the beginning of the periods, that the shares vest at a rate of 20% per year and that compensation expense will be recognized on a straight-line basis over the 5-year vesting period. The issuance of authorized but unissued shares of stock to the restricted stock plan instead of open market purchases would dilute the voting interests of stockholders that purchased shares in the offering by approximately 2.9%. If the actual cost of the shares acquired by the restricted stock plan is different than $10.00 per share, the expense recognized will be different. There can be no assurance that stockholder approval of the restricted stock plan will be obtained or that the actual purchase price of the shares will be equal to $10.00 per share. SeeManagement - Stock Benefit Plans - Restricted Stock Plan.

(3)

The pro forma net income assumes that the options granted under the stock option plan have a value of $3.77 per option, which was determined using the Black-Scholes option pricing model using the following assumptions: (i) the trading price on date of grant was $10.00 per share; (ii) exercise price is equal to the trading price on the date of grant; (iii) dividend yield of 0%; (iv) vesting period of 5 years and expected life of 10 years; (v) expected volatility of 22.86%; and risk-free interest rate of 2.53%. Because there is currently no market for GCF Bancorp, Inc.’s common stock, the assumed expected volatility is based on the SNL Financial Thrift index. If the fair market value per share on the date of grant is different than $10.00, or if the assumptions used in the option pricing formula are different from those used in preparing this pro forma data, the value of the options and the related expense recognized will be different. There can be no assurance that the actual fair market value per share on the date of grant, and correspondingly the exercise price of the options, will be $10.00 per share. The issuance of authorized but unissued shares of stock instead of open market purchases to fund exercises of options granted under the stock option plan would dilute the voting interests of stockholders that purchased shares in the offering by approximately 4.76%. See Management - Stock Benefit Plans - Stock Option Plan.

(4)

For purposes of calculating earnings per share, only the shares committed to be released under the GCF Bank Employee Stock Ownership Plan were considered outstanding. For purposes of calculating book value per share, all shares under the GCF Bank Employee Stock Ownership Plan were considered outstanding. We have also assumed that no options granted under the stock option plan were exercised during the period and that the trading price of GCF Bancorp, Inc. common stock at the end of the period was $10.00 per share. Under this assumption, using the treasury stock method, no additional shares of stock were considered to be outstanding for purposes of calculating earnings per share or book value per share.

HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

The following table presents GCF Bank’s historical and pro forma capital position relative to its regulatory capital requirements as of September 30, 2008. Pro forma capital levels assume receipt by the Bank of net proceeds in an amount as may be necessary so that the ratio of its tangible capital to its total assets upon completion of the offering is at least 10% at the midpoint, maximum and maximum, as adjusted of the offering range. At the minimum of the offering range, it is assumed that the Bank will receive all net proceeds other than $500,000 and the amount needed to finance the purchase of stock by the Employee Stock Ownership Plan. . For a discussion of the assumptions underlying the pro forma capital calculations presented below, see Use of Proceeds,Capitalization and Pro Forma Data. For a discussion of the capital standards applicable to GCF Bank, see Regulation - Regulation of GCF Bank - Regulatory Capital Requirements.

At September 30, 2008			Pro Forma at September 30, 2008
			Minimum		Midpoint		Maximum		Maximum, as adjusted
		Percentage		Percentage		Percentage		Percentage		Percentage
	Amount	of Assets(1)	Amount	of Assets(1)	Amount	of Assets(1)	Amount	of Assets(1)	Amount	of Assets(1)
	(Dollars in thousands)
GAAP Capital	$29,457	6.78%	$43,538	9.70%	$45,707	10.14%	$45,705	10.14%	$45,706	10.14%

Tangible Capital(2)	$28,812	6.63%	$42,893	9.56%	$45,062	10.00%	$45,060	10.00%	$45,061	10.00%
Tangible Capital Requirement	6,515	1.50	6,727	1.50	6,759	1.50%	6,759	1.50	6,759	1.50
Excess	$22,297	5.13%	$36,166	8.06%	$38,303	8.50%	$38,301	8.50%	$38,302	8.50%

Core Capital(2)	$28,812	6.63%	$42,893	9.56%	$45,062	10.00%	$45,060	10.00%	$45,061	10.00%
Core Capital Requirement	17,374	4.00	17,938	4.00	18,024	4.00	18,024	4.00	18,024	4.00
Excess	$11,438	2.63%	$24,955	5.56%	$27,038	6.00%	$27,036	6.00%	$27,037	6.00%

Total Risk-Based Capital(3) (4)	$30,758	11.05%	$44,839	15.95%	$47,008	16.70%	$47,006	16.70%	$47,007	16.70%
Risk-Based Capital Requirement	22,259	8.00	22,484	8.00	22,519	8.00	22,519	8.00	22,519	8.00
Excess	$8,449	3.05%	$22,355	7.95%	$24,489	8.70%	$24,487	8.70%	$24,488	8.70%

Reconciliation of pro forma increase in GAAP and regulatory capital:
Net proceeds from the offering contributed to Bank			$16,232		$18,780		$19,158		$19,595
Less: funding of employee stock ownership plan			(1,564)		(1,840)		(2,116)		(2,433)
Less: funding of future restricted stock plan			(587)		(690)		(794)		(913)
Total pro forma increase in GAAP and regulatory capital			$14,081		$16,250		$16,248		$16,249

_________________

(1)	Tangible and core capital levels are shown as a percentage of total adjusted assets. The risk-based capital level is shown as a percentage of risk-weighted assets.
(2)

Generally accepted accounting principles, referred to as “GAAP,” capital includes goodwill, intangible assets and unrealized gain (loss) on available for sale securities, net, which are not included in regulatory capital.

(3)	Assumes net proceeds are invested in assets that carry a 20% risk-weighting.
(4)	The difference between core capital and risk-based capital is attributable to the addition of general loan loss reserves of $1.9 million.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following financial information and other data should be read together with the consolidated financial statements and the notes thereto beginning on page F-1 of this document. The data at and for the nine months ended September 30, 2008 and 2007 is unaudited, however, in the opinion of management, all adjustments, consisting of normal recurring adjustments, that are necessary for a fair presentation of the interim periods have been reflected.

	At September 30,	At December 31,
	2008	2007	2006	2005
	(In thousands)
Financial Condition:
Assets	$434,531	$422,645	$351,864	$308,011
Loans receivable, net	314,985	259,709	210,492	180,916
Investment securities	19,021	51,435	52,797	41,315
Mortgage-backed securities	73,858	81,738	59,185	54,032
Cash and cash equivalents	5,366	8,189	10,618	14,031
Deposits	366,644	373,208	315,962	277,279
Borrowings	35,493	18,800	4,400	—
Total equity	29,457	28,050	28,903	28,811

	Nine Months Ended September 30,		Year Ended December 31,
	2008	2007	2007	2006	2005
	(In thousands)
Summary of Operations:
Interest and dividend income	$18,022	$15,090	$20,777	$16,273	$14,221
Interest expense	9,826	9,987	13,768	9,377	5,869
Net interest income	8,196	5,103	7,009	6,896	8,352
Provision for (recoveries of provisions for) loan losses	566	66	128	(348)	(917)
Net interest income after provision for (recoveries of provisions for) loan losses	7,630	5,037	6,881	7,245	9,269
Noninterest income	1,081	710	680	856	883
Noninterest expense	6,389	6,558	9,050	7,631	7,634
Income (loss) before income tax expense (benefit)	2,322	(811)	(1,489)	469	2,518
Income tax expense (benefit)	638	(411)	(698)	90	893
Net income (loss)	$1,684	$(400)	$(791)	$379	$1,625

	At or For the
	Nine Months
	Ended September 30,		At or For the Year Ended December 31,
	2008	2007	2007	2006	2005

Performance Ratios:
Return on average assets (net income divided by average total assets)	0.52%	(0.14)%	(0.20)%	0.11%	0.53%

Return on average equity (net income divided by average equity)	7.79%	(1.88)%	(2.77)%	1.33%	6.04%

Net interest rate spread	2.53%	1.70%	1.76%	2.06%	2.80%

Net interest margin on average interest-earning assets	2.71%	1.88%	1.94%	2.25%	2.94%

Average interest-earning assets to average interest-bearing liabilities	105.66%	104.68%	104.63%	106.20%	106.40%

Efficiency ratio (noninterest expense divided by the sum of net interest income and noninterest income)	68.94%	112.83%	117.70%	98.44%	82.68%

Noninterest expense to average assets	1.99%	2.25%	2.28%	2.30%	2.49%

Asset Quality Ratios:
Non-performing loans to total loans, net	0.87%	0.60%	0.80%	1.17%	1.75%

Non-performing assets to total assets	0.69%	0.47%	0.62%	0.80%	1.14%

Net loan charge-offs (recoveries of loans charged-off) to average loans outstanding	0.16%	(0.08)%	(0.02)%	0.44%	0.01%

Allowance for loan losses to total loans	0.67%	0.88%	0.73%	0.85%	1.65%

Allowance for loan losses to non-performing loans	76.7%	148.12%	90.6%	72.99%	94.46%

Capital Ratios:
Average equity to average assets	6.72%	7.24%	7.20%	8.71%	8.85%

Equity to assets at period end	6.72%	6.89%	6.64%	8.21%	9.27%

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion and analysis reflects GCF Bank’s consolidated financial statements and other relevant statistical data and is intended to enhance your understanding of our financial condition and results of operations. You should read the information in this section in conjunction with GCF Bancorp, Inc.’s consolidated financial statements and accompanying notes thereto beginning on page F-1 of this document, and the other statistical data provided in this prospectus.

Overview

General. Our primary business is attracting retail deposits from the general public and using those deposits, together with funds generated from operations, principal repayments on securities and loans, and borrowed funds, for our lending and investing activities. We provide residential, consumer and commercial financing. Our securities portfolio consists of U.S. government agency securities, mortgage-backed securities and other securities in which federal savings bank are permitted to investment.

Our results of operations depend mainly on our net interest income, which is the difference between the interest income earned on our loan and investment portfolios and interest expense paid on our deposits and borrowed funds. Net interest income is a function of the average balances of loans and investments versus deposits and borrowed funds outstanding in any one period and the yields earned on those loans and investments and the cost of those deposits and borrowed funds. The loans we originate are generally long-term loans with fixed interest rates. At September 30, 2008, approximately 70% of our total loans had contractual maturities of ten years or more, and nearly 97% of loans with maturities greater than one year had fixed interest rates. The impact of having a loan portfolio consisting primarily of long term fixed rate loans is that in a period of rising interest rates, our cost of funds is expected to increase more rapidly than the yields earned on our loan portfolio because our main source of funds is deposits with generally shorter maturities or no maturity. This would cause a narrowing of our net interest rate spread and a decrease in our earnings.

Beginning in June 2004, the Federal Open Market Committee initiated a series of increases in the federal funds rate, which had the effect of progressively increasing the rates we had to pay for funds. Since long-term rates did not increase correspondingly, we experienced a narrowing of our net interest margin, which, combined with certain non-recurring charges, reduced our net income to the point that we recorded a net loss for the year ended December 31, 2007. In late 2007, the Federal Open Market Committee began reducing interest rates and the inverted yield curve began to reverse. The Federal Reserve Board and the Department of Treasury undertook an unprecedented effort to inject liquidity into the market to address an economic slowdown related in large part to falling housing prices in many parts of the country. The spread in the interest rate allowed the Bank to lend at a higher rate than the cost of short-term borrowed funds, contributing to a profit in 2008.

At September 30, 2008, one-to-four family residential real estate mortgages and home equity loans and lines of credit comprised approximately 66.2% of our total loans, and manufactured housing loans comprised 3.1 % of our total loans. Nationally, there has been a significant slowing in the housing markets however there have been significant geographical variations. Although New Jersey overall has had significant declines in median home prices, the Southern New Jersey/Philadelphia Metropolitan Area has had shown only minor price reductions. According to data from the National Association of Realtors, during the 12-month period ending in the third quarter of 2008, this market has experienced a less than 1% decline in median home prices. Other industry sources indicate slightly larger declines, but in all cases far less than the national average. Similarly, housing data for our four local markets also show declines, however values have rebounded in the fourth quarter of 2008.

The slowdown in the housing market has led to much discussion on the credit quality of residential real estate loans. Much of the recent discussion of decreasing credit quality and increasing defaults has centered on the sub-prime mortgage market as well as adjustable rate mortgages and interest-only, payment option adjustable rate and stated income mortgages. We do not participate in the sub-prime market or originate interest-only, payment option adjustable rate or stated income mortgages. Additionally, we have limited exposure in adjustable-rate mortgages. To date, we have not seen an increasing trend in delinquencies in our residential mortgage loan products, although no assurances can be given that we will not experience increased delinquencies in the future, particularly if the slowdown in the housing market or general economic conditions persists or worsens.

Our results of operations are also significantly affected by non-interest income and non-interest expense. Non-interest income consists primarily of income from service fees and charges for normal banking operations. It also includes income on bank-owned life insurance. Noninterest income is affected by gains or losses on sales of securities, loans, real estate owned and other assets. Our noninterest income for 2007 totaled $680,000, as compared to $856,000 for 2006.

Non-interest expense includes compensation and benefits expense, occupancy and equipment expense and other general and administrative expenses such as data processing, professional fees and marketing/advertising costs. Noninterest expense totaled $9.1 million for 2007 and $7.6 million for 2006.

After the stock offering, additional annual employee compensation and benefit expenses stemming from the shares granted to employees, officers and directors under new benefit plans will increase this category of expense. We will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts and will recognize expenses for restricted stock awards over the vesting period of awards made to recipients. In addition, we will be required to recognize compensation expense related to stock options outstanding based upon the fair value of such awards at the date of grant over the period that such awards are earned. Additions to our lending staff are also expected to result in increases in compensation expense.

We also expect that noninterest expense will be higher going forward as a result of the accounting, legal and various other additional noninterest expenses associated with operating as a public company, particularly as a result of the requirements of the Sarbanes-Oxley Act of 2002.

Provisions for loan losses can also have a material impact on our results of operations. GCF Bank’s allowance for loans losses is established through provisions for loan losses that are charged against the Bank’s income during the period the provision is made. Loans deemed to be uncollectible are charged against the allowance for loan losses, and amounts recovered on loans previously charged against the allowance are credited back to the allowance. We may also make a recovery of prior provisions for loan losses when management deems it appropriate to reduce the size of the allowance to reflect the current estimate of known and inherent losses in the portfolio.

Business Strategy. Our current strategy has been to increase originations in the more profitable loan categories, including commercial lending and subcategories of consumer lending, specifically, manufactured housing, recreational vehicle and non-commercial, personal use aircraft lending. We intend to increase the size of the commercial loan portfolio and have hired two commercial lenders, one in March 2007, and one in May 2007 in pursuit of this objective. At September 30, 2008, our commercial real estate mortgage and commercial loan portfolios in aggregate amounted to $45.3 million, representing approximately 14.3% of our total loans, as compared to $19.0 million or 10.7% of our total loans at December 31, 2006. We hired a new consumer lender in February 2007 with experience in aircraft and recreational vehicle financing and commenced a nationwide lending program. Our RV and aircraft loan portfolios have since grown to a combined $37.3 million or 11.8% of the portfolio at September 30, 2008. We have suspended nationwide RV and aircraft lending to avoid further portfolio concentration but may resume aircraft lending in the states of New Jersey, Pennsylvania and Delaware after the conversion.

Another part of our current strategy is growing deposits and using those deposits to fund growth in the loan portfolio. We experienced good deposit growth in 2007 and 2006. Deposits, however, decreased 1.8% during the nine months ended September 30, 2008. Nearly all of the growth during 2006 was in money market accounts and certificates of deposit. Certificates of deposit increased 13% between 2005 and 2006 while money market accounts rose by 81%. The increase in money market accounts is attributable to our introduction in 2005 of a multi-tiered money market account. In late 2006, we launched a savings account product, CyberSaver, a high-yield, multi-tiered savings account accessible only via the internet and not marketed through our branches or locally. We have more recently introduced a new money market account, the CyberSaver Gold Account, which has a minimum deposit of $200,000. From 2006 to 2007, deposits grew $57.2 million or 18%. Deposit growth in 2007 was primarily attributable to growth in certificates of deposit. In late 2006, we joined the Certificate of Deposit Account Registry Service (“CDARS®”), which allows us to offer federal deposit insurance for up to $50 million on certificate accounts and has enabled us to attract more certificates of deposit. Money market accounts and certificates of deposit tend to be higher costing, less stable sources of funds, and our challenge going forward will be to increase core deposits.

Our strategy for enhancing our franchise includes the expansion of our branch network by opening additional branches or possibly acquiring other financial institutions. We do not currently have any definitive agreements or understanding with respect to such expansion activities.

Critical Accounting Policies

Our accounting policies are integral to understanding the results reported and our significant policies are described in Note 1 to our consolidated financial statements beginning on page F-1 of this document. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the consolidated statements of financial condition and revenues and expenses for the periods then ended. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, the valuation allowance for deferred tax assets and other-than-temporary impairment of securities.

Allowance for Loan Losses. The allowance for loan losses is maintained by management at a level which represents their evaluation of known and inherent losses in the loan portfolio at the consolidated balance sheet date that are both probable and reasonable to estimate. Management’s periodic evaluation of the adequacy of the allowance is based on the Bank’s past loan loss experience, known and inherent losses in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

The allowance consists of specific and general components. The specific component relates to loans that are classified as either doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical loss experience adjusted for qualitative factors.

Although specific and general loan loss allowances are established in accordance with management’s best estimate, actual losses are dependent upon future events and, as such, further provisions for loan losses may be necessary. For example, our evaluation of the allowance includes consideration of current economic conditions, and a change in economic conditions could reduce the ability of our borrowers to make timely repayments of their loans. This could result in increased delinquencies and increased non-performing loans, and thus a need to make increased provisions to the allowance for loan losses, which would be a charge to income during the period the provision is made, resulting in a reduction to our earnings. A change in economic conditions could also adversely affect the value of the properties collateralizing our real estate loans, resulting in increased charge-offs against the allowance and reduced recoveries of loans previously charged-off, and thus a need to make increased provisions to the allowance for loan losses. Furthermore, a change in the composition of our loan portfolio or growth of our loan portfolio could result in the need for additional provisions.

Income Taxes. The Company accounts for income taxes under the asset/liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established against deferred tax assets when, in the judgment of management, it is more likely than not that such deferred tax assets will not become available. Because the judgment about the level of future taxable income is dependent to a great extent on matters that may, at least in part, be beyond the Company’s control, it is at least reasonably possible that management’s judgment about the need for a valuation allowance for deferred tax assets could change in the near term.

Other-than-Temporary Investment Security Impairment. Securities are evaluated periodically to determine whether a decline in their value is other-than-temporary. Management utilizes criteria such as the magnitude and duration of the decline, in addition to the reasons underlying the decline, to determine whether the loss in value is other-than-temporary. The term “other-than-temporary” is not intended to indicate that the decline is permanent, but indicates that the prospect for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment. Once a decline in value is determined to be other-than-temporary, the value of the security is reduced and a corresponding charge to earnings is recognized. During 2008, we have recognized a pre-tax charge of $483,500 related to the other-than-temporary impairment of our investment in Freddie Mac preferred stock.

Changes in Financial Condition During the Nine Months Ended September 30, 2008 and the Year Ended December 31, 2007

Assets. During the nine months ended September 30, 2008, total assets increased by $11.9 million and totaled $434.5 million compared to $422.6 million at December 31, 2007. The increase was primarily due to increases in loans receivable, net which were partially offset by a decline in investment and mortgage-backed securities. Asset growth was funded with increased short-term borrowings and other borrowed funds. During the year ended December 31, 2007, total assets increased $70.7 million, or 20.0%, from $422.6 million and were the result of increases in mortgage-backed securities.

Loans. During the nine months ended September 30, 2008, loans receivable rose by $55.5 to $317.1 million. The increase in loans was driven by an $18.7 million increase in recreational vehicle (“RV”) loans, a $17.6 million increase in commercial and commercial real estate loans, a $14.0 million increase in one- to four-family loans, and a $7.7 million increase in aircraft loans. During the nine months ended September 30, 2008, we emphasized these lending products as a means of enhancing portfolio yield. We have experienced rapid growth in RV and aircraft lending and based on our current levels have now discontinued the origination of any new RV or aircraft loans. Auto loans decreased during the quarter as we continued to reduce our indirect auto lending; this portfolio amounted to $7.9 million at September 30, 2008 compared to $12.6 million at December 31, 2007.

During the year ended December 31, 2007, loans receivable had increased by $49.3 million, or 23.2%. One-to four-family residential mortgages were $136.8 million at December 31, 2007 compared to $102.8 million at December 31, 2006, a 33.0% increase. Home equity loans and lines of credit were $60.6 million at December 31, 2007 compared to $60.9 million at December 31, 2006, a 0.5% decrease. Commercial real estate loans were $21.5 million at December 31, 2007 compared to $14.5 million at December 31, 2006, a 48.3% increase. Commercial loans were $6.1 million at December 31, 2007 compared to $4.6 million at December 31, 2006, a 32.6% increase. Loan growth in residential mortgages and home equity loans and lines of credit resulted from growth in our market area and our increased marketing efforts. The increases in those loan categories offset a decrease in auto loans, which have decreased over the last several years following our decision to significantly reduce indirect auto lending because of the below market rate we were earning on that portfolio. In April and May 2007, two commercial lenders were hired as part of our plan to diversify our loan portfolio and improve our interest rate spread and margins. We expect that the commercial real estate and commercial loan portfolios will increase, representing a larger proportion of our total loan portfolio.

Securities. During the nine months ended September 30, 2008, investment and mortgage-backed securities decreased $40.3 million to $92.9 million. The average balance of investment securities during the nine months ended September 30, 2008, was $34.0 million, while the average balance of mortgage-backed securities during the nine months ended September 30, 2007 was $78.6 million. The decrease in securities was primarily due to maturities, calls, and principal repayments. Proceeds were utilized to meet the growing loan demand.

During the year ended December 31, 2007, securities had increased $21.2 million, or 18.9% to $133.2 million from $112.0 million at December 31, 2006. This increase was funded with existing cash and cash equivalents as well as new deposits and borrowings secured in order to purchase U.S. government agency securities and mortgage-backed securities.

Cash and Cash Equivalents. Cash and cash equivalents continued to decline during the nine months ended September 30, 2008 totaling $5.4 million as of September 30, 2008. During the year ended December 31, 2007, cash and cash equivalents had decreased to $8.2 million at December 31, 2007 from

$10.6 million at December 31, 2006. The decrease was the result of a cash management effort designed to minimize cash and maximize higher earning assets.

Bank-Owned Life Insurance. We have purchased insurance on the lives of a group of our key employees. The policies were purchased to help offset the increase in the costs of various retirement benefits. The cash surrender value of these policies is included as an asset on our consolidated balance sheet. Any increase in the cash surrender value is recorded as non-interest income. In the event of the death of an insured individual under these policies, we would receive a death benefit, which would be recorded as non-interest income. As of September 30, 2008, bank-owned life insurance amounted to $7.7 million. During the year ended December 31, 2007, bank-owned life insurance had increased from $7.5 million at December 31, 2006 to $7.8 million at December 31, 2007, reflecting an increase in the cash surrender value of the policies. In 2008, we recognized death benefit proceeds in the amount of $554,000 due to the death of an insured individual.

Deposits. During the nine months ended September 30, 2008, deposits decreased by $6.6 million to $366.6 million. Money market deposits increased to $47.1 million at September 30, 2008 from $44.6 million at December 31, 2007. Certificates of deposit decreased to $211.7 million at September 30, 2008 from $216.6 million at December 31, 2007 and accounted for approximately 57.8% of total deposits at September 30, 2008 as compared to 58.1% at December 31, 2007. Jumbo certificates of deposit (those with a minimum balance of $100,000) comprised 32.5% of all certificates of deposit at September 30, 2008 as compared to 34.8% at December 31, 2007. Interest-bearing savings accounts decreased from $71.0 million at December 31, 2007 to $68.7 million at September 30, 2008 while checking accounts decreased from $41.0 million at December 31, 2007 to $39.2 million at September 30, 2008.

During the year ended December 31, 2007, deposits had increased by $57.2 million, or 18.1%. Certificates of deposit increased by $54.5 million or 33.6% to $216.6 million at December 31, 2007 and accounted for approximately 58.0% of our total deposits at year-end. Jumbo certificates of deposit (those with a minimum balance of $100,000) increased $20.4 million or 37.1% and comprised 34.8% of all certificates of deposit as of December 31, 2007. Certificates of deposit as of December 31, 2007 that were scheduled to mature during 2008 amounted to $162.4 million. Deposits increased as a result of the offering of competitive rates and advertising and the use of the CDARS® Program. Certificate of deposits grew through participation in the CDARS® Program which allows depositors to have full FDIC insurance up to $50 million on a certificate of deposit in excess of traditional FDIC limits through participating financial institutions in the CDARS® network. Our CDARS® balance increased from $29.0 million December 31, 2007 to $40.3 million September 30, 2008. The increased deposits were used to fund loan growth and the purchase of securities during the year.

Borrowings. We increased our borrowings during the nine months ended September 30, 2008 $35.5 million. The average balance of borrowings during the period was $24.5 million. We used borrowed funds to fund loan growth during the period as part of a strategy to increase our interest-earning assets. Funds borrowed from the Federal Home Loan Bank totaled $18.8 million at December 31, 2007, compared to $4.4 million in borrowings outstanding at December 31, 2006. The increase in borrowed funds, combined with the increase in deposits, was used to fund growth of the loan portfolio and the purchase of investment and mortgage-backed securities.

Equity. At September 30, 2008, total equity was $29.5 million. As of September 30, 2008, the Bank exceeded all applicable regulatory capital requirements and was well-capitalized. Total equity was $28.1 million at December 31, 2007 and $28.9 million at December 31, 2006.

Comparison of Operating Results for the Nine Months Ended September 30, 2008 and September 30, 2007

General. For the nine months ended September 30, 2008, we had net income of $1.7 million compared to a loss of $400,000 during the nine months ended September 30, 2007. The increase reflects a $3.1 million increase in net interest income as well as an increase in non-interest income and a decline in non-interest expense. These factors offset increases in the provision for loan losses and income tax expense.

Net Interest Income. Net interest income increased by $3.1 million, or 60.6%, to $8.2 million for the nine months ended September 30, 2008 from $5.1 million for the same nine months in 2007. There was an 83 basis point or 44.1% increase in our interest rate spread to 2.53% for the nine months ended September 30, 2008 from 1.70% for the nine months ended September 30, 2007.

Interest Income. Interest income increased $2.9 million, or 19.4%, to $18.0 million for the nine months ended September 30, 2008 from $15.1 million for the nine months September 30, 2007. The increase resulted from a $43.1 million, or 11.9% increase in average interest-earning assets and an 39 basis point, or 7.0%, increase in the yield on interest earning assets to 5.94% for the nine months ended September 30, 2008, from 5.55% for the nine months ended September 30, 2007. The average balance of loans increased $72.5 million, or 33.2%, between the two periods, while the average balance of investment securities decreased by $33.9 million, or 50.0%, and the average balance of mortgage-backed securities increased by $3.7 million, or 4.9%. The average balance of other interest-earning assets increased by $810,000. The average yield on loans improved to 6.0% for the nine months ended September 30, 2008, from 5.85% for the nine months ended September 30, 2007. The average yield on investment securities increased to 6.89% from 5.45% and the average yield on mortgage backed securities increased to 5.48% from 4.86% for the nine months ended September 30, 2008 and 2007, respectively.

Interest Expense. Interest expense decreased $161,000, or 1.6%, to $9.8 million for the nine months ended September 30, 2008 from $10.0 million for the nine months ended September 30, 2007. The decrease resulted from a 44 basis point decrease in the overall cost of interest-bearing liabilities to 3.41% for the nine months ended September 30, 2008 from 3.85% for the nine months ended September 30, 2007 which was partially offset by a $37.6 million, or 10.9%, increase in average interest-bearing liabilities.. The average balance of money market accounts decreased by 6.6% and the average balance of savings accounts decreased by 5.8%, while the average balance of certificates of deposits increased by 23.1%. The average balance of borrowed funds was $24.5 million during the nine months ended September 30, 2008 as compared to $16.6 million during the nine months ended September 30, 2007. The average cost of borrowed funds decreased to 3.06% for 2008 from 5.43% for 2007. The average cost of interest-bearing demand deposits, money market deposits, savings accounts and certificates of deposit decreased by 69 basis points, 101 basis points, 57 basis points and 27 basis points, respectively.

Provision for Loan Losses. The allowance for loan losses is a valuation account that reflects our estimation of the losses known and inherent in our loan portfolio to the extent they are both probable and reasonable to estimate. The allowance is established through provisions for loan losses that are charged to income in the period they are established. We charge losses on loans against the allowance for loan losses when we believe the collection of loan principal is unlikely. Recoveries on loans previously charged off are added back to the allowance. We may also make recoveries of prior provisions charged against income when management deems it appropriate to reduce the size of the allowance to reflect the current estimate of future losses.

In the nine months ended September 30, 2008, we recorded a provision for loan losses of $566,000 compared to $66,000 in the nine months ended September 30, 2007. As of September 30, 2008,

the allowance represented 0.67% of total loans as compared to 0.73% at September 30, 2007. The provision in 2008 reflects loan portfolio growth. Net chargeoffs for the nine months ended September 30, 2008 were $352,000 compared to a net recovery of $159,000 in 2007. The allowance currently reflects management’s best estimate of the known and inherent losses in the portfolio that are both probable and reasonable to estimate.

Non-interest Income. Non-interest income for the nine months ended September 30, 2008 was $1.1 million as compared to $710,000 for the nine months ended September 30, 2007. Non-interest income consists of service charges and other fees, investment securities gains and losses, earnings on bank-owned life insurance, proceeds from life insurance, gains and losses on premises and equipment, gains and loses on other real estate owned, and other miscellaneous non-interest income items. In the nine month period ended September 30, 2008, we incurred a one time other-than temporary-impairment pre-tax charge of $484,000 related to Freddie Mac preferred stock the Bank owns. During 2008, we recognized proceeds from life insurance of $554,000 due to the death benefit of an insured individual. We also recognized a gain on other real estate owned of $383,000. Included in other income in 2007 were contract extension fees of $75,000 for sale of real estate owned.

Non-interest Expense. Non-interest expense was $6.4 million for the nine months ended September 30, 2008 as compared to $6.6 million for the same 2007 period. The largest component of non-interest expense is compensation and employee benefits, which at $3.7 million for the nine months ended September 30, 2008, represented 57.3% of total non-interest expense for the year. Other significant components of non-interest expense are occupancy and equipment expense, data processing, federal deposit insurance premiums, professional fees, and other miscellaneous expenses. Other miscellaneous non-interest expenses include costs such as advertising, printing and office supplies, insurance premiums, postage and various loan expenses.

Compensation and benefits expense decreased approximately 5.8% for the nine months ended September 30, 2008 as compared to the 2007 period. Compensation and benefits expense for the nine months ended September 30, 2007 was higher due to an overlap in personnel in anticipation of the retirement of the former chief financial officer. Compensation and benefits expense will increase following the completion of the stock offering as the result of increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan, and the adoption of one or more stock-based incentive plans or other compensation plans. The financial reporting expense for the equity based compensation plans are not determinable with certainty at this time, however, like any expense, it will reduce our net income and adversely affect our profitability. See Future Stock Benefit Plans at page __.

Our next largest component of non-interest expense is occupancy and equipment expense, which totaled $946,000 for the nine months, ended September 30, 2008, down 8.4% from $1.0 million for the nine months ended September 30, 2007. Occupancy expense for the nine months ended September 30, 2008 was less due to a mild winter resulting in $28,000 decreased snow/ice removal expenses, $13,000 reduced operating expenses from the branch closure in March, and $15,000 added generator expenses. Data processing expense for the nine months ended September 30, 2008 increased to $524,000 from $501,000 for the nine months ended September 30, 2007 due to our investment in software related to wire transfers and relationship profitability. Federal insurance premiums increased for the nine months ended September 30, 2008 by $52,000 as compared to the nine months ended September 30, 2007 due to an increased assessment related to our deposit size. The Bank anticipates a significant increase in the cost of federal deposit insurance from current levels of five to seven basis points. The FDIC has recently adopted a proposal to increase the assessment rate for the most highly rated institutions to between 12 and 14 basis points for the first quarter of 2009 and has proposed to increase premiums to between 10 and 14 basis points thereafter. Assessment rates could be further increased if an institution’s FHLB advances exceed

15% of deposits. The FDIC has also established a program under which it fully guarantees all non-interest bearing transaction accounts and senior unsecured debt of a bank or its holding company. GCF Bank did not opt out of the program by December 5, 2008 and will be assessed ten basis points for non-interest bearing transaction account balances in excess of $250,000. We do not anticipate that we will issue any premium secured debt. Professional fees have increased $69,000 the nine months ended September 30, 2008 as compared to the nine months ended September 30, 2007 due to outside loan origination services and a loan portfolio review. We expect professional fees and other non-interest expenses to increase following the offering as a result of the increased costs associated with managing a public company. Included in other non-interest expense is a decrease in advertising expense for the nine months ended September 30, 2008 of $62,000 as compared to the nine months ended September 30, 2007 due to a reduction of internet advertising.

Income Taxes. Income tax expense for the nine months ended September 30, 2008 was $638,000 as compared to a tax benefit of $411,000 for the nine months ended September 30, 2007. The tax benefit for 2007 was due to the fair value write-down and disposal of related assets for the Erial branch in the amount of $235,000 as well as the costs incurred for the delay of the initial public offering from August 2007 in the amount of $504,000.

Comparison of Operating Results for 2007 and 2006

General. Net income for 2007 decreased by $1.2 million, or 308.5%, to $(791,000) for 2007 compared to $379,000 for 2006. Net income was significantly lower for 2007 versus 2006 primarily due to certain non-recurring expenses including a $504,000 write-off of deferred offering costs after the Bank’s mid-tier stock holding company cancelled its planned minority offering and $235,000 in expenses incurred in connection with the closing of the Erial branch. Net income was also adversely affected by the hiring of additional lending and financial personnel in anticipation of the minority stock offering which was subsequently terminated. The loss for 2007 also reflects an increase in the provision for loan losses and an increase in non-interest expenses.

Net Interest Income. Net interest income increased to $7.0 million for 2007 from $6.9 million for 2006. The increase was primarily attributable to an increase in the volume of earning assets which offset a decrease in our interest rate spread to 1.76% for 2007 from 2.04% for 2006. The decrease in the net interest spread was due to average yields on interest-earning assets increasing at a slower pace than the cost of interest-bearing liabilities. Although the Federal Reserve Board stopped increasing its target for the federal funds rate during 2007, longer-term rates remained relatively stable.

The tables on pages _____ set forth the components of our net interest income, yields on interest-earning assets and costs of interest-bearing liabilities, and the effect on net interest income attributable to changes in volumes and rates.

Interest Income. Interest income increased $4.5 million, or 27.7%, to $20.8 million for 2007 from $16.3 million for 2006. The increase resulted from a $59.1 million increase in average interest-earning assets which had the effect of increasing interest income by $3.1 million. In addition, there was a 41 basis point increase in the overall yield on interest earning assets to 5.66% for 2007 from 5.25% for 2006, which increased interest income by $1.4 million. The average balance of loans outstanding increased $24.3 million from 2006 to 2007, along with an increase in the average balance of investment securities of $14.4 million and a decrease in mortgage-backed securities of $21.9 million. Average other interest earning assets decreased by $1.5 million. The average yield on loans increased to 5.86% for 2007 from 5.74% for 2006. The average yields on investment securities increased to 5.82% from 4.41% and the average yield on mortgage-backed securities increased to 5.03% from 4.34% for 2007 and 2006, respectively.

Interest Expense. Interest expense increased $4.4 million, or 46.8%, to $13.8 million for 2007 from $9.4 million for 2006. The increase resulted from a $60.9 million increase in average interest-bearing liabilities, which increased interest expense by $2.3 million, and a 69 basis point increase in the overall cost of interest-bearing liabilities to 3.90% for 2007 from 3.21% for 2006, which increased interest expense by $2.1 million. The average balance of interest-bearing demand accounts decreased by $4.4 million, while savings accounts increased by $17.7 million, money market accounts increased by $11.9 million and certificates of deposit increased by $32.6 million from 2006 to 2007, as depositors moved funds into higher-yielding accounts in the higher interest rate environment. The cost of certificates of deposit increased to 4.70% for 2007 from 4.17% for 2006 and the average rate paid on money market accounts stayed even at 3.83%. The average balance of borrowed funds increased $3.1 million from 2006 to 2007. The cost of borrowed funds increased slightly to 5.37% from 5.36%.

Provision for Loan Losses. During the year ended December 31, 2007, we recorded a provision for loan losses of $128,000 compared to a net recovery of $348,000 in the year ended December 31, 2006. The provision for loan losses in 2007 reflected growth in the loan portfolio and our entry into the recreational vehicle and aircraft lending sector for which a higher level of allowance was considered appropriate. The primary reason that we determined it appropriate to take a recovery of $348,000 in 2006 was a decrease in classified loans. As of December 31, 2006, our classified loans amounted to $6.2 million as compared to $8.5 million at December 31, 2005. The amount recovered from the allowance each year is reflected in the net income for that year.

Noninterest Income. Noninterest income decreased by $176,000, or 20.5%, to $680,000 for 2007 from $856,000 for 2006. The principal reason for this decrease was a $235,000 loss on premises and equipment, net recognized in connection with the closing of the underperforming Erial branch. Absent this charge, non-interest income would have increased by approximately $60,000 due to increases in net gains on investment securities, earnings on bank-owned life insurance and other miscellaneous income. Investment securities gains increased to $68,000 for 2007 compared a loss of $30,000 in 2006. Earnings on bank-owned life insurance increased $35,000.

Income on bank-owned life insurance increased in each of the last two years and represented approximately 30% and 43% of total noninterest income in 2006 and 2007, respectively. Our investment in bank-owned life insurance totaled $7.7 million at December 31, 2007 versus $7.5 million a year earlier.

Noninterest Expense. Noninterest expense was $9.0 million in 2007 compared $7.6 million in 2006. The increase in noninterest expense was attributable to $504,000 in expenses incurred in connection with the termination of the proposed minority stock offering of Gateway Community Financial Corp. and increases in most other noninterest expense categories. The largest component of noninterest expense is compensation and employee benefits, which at $5.0 million for 2007 represented 55% of total noninterest expense for the year. Other significant components of noninterest expense are occupancy and equipment expense, data processing, federal deposit insurance premiums and professional fees. Other miscellaneous noninterest expenses include costs such as advertising, printing and office supplies, insurance premiums, postage and various loan expenses.

Compensation and benefits expense increased $589,000, or 13.3% to $5.0 million in 2007 compared to $4.4 million in 2006 primarily as the result of our hiring additional personnel in our lending department and a new senior management officer to train as the replacement for our chief financial officer upon his retirement. Compensation and benefits expense will increase following the completion of the stock offering as the result of increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan, and the adoption of one or more stock-based incentive plans or other compensation plans in lieu of equity based compensation plans. The financial reporting expense for the equity based compensation plans is not determinable with certainty at this time, however, like any expense, it will reduce our net income and adversely affect our profitability. See Future Stock Benefit Plans at page __.

Next to compensation and employee benefits expense, the largest component of noninterest expense is occupancy and equipment expense, which totaled $1.4 million for 2007, up $113,000, or 9.0% from $1.2 million for 2006. We incurred additional occupancy and equipment expense during 2007 as the result of increased snow removal costs and landscaping. Data processing expense increased, from $608,000 for 2006 to $653,000 for 2007, due to added services for data warehousing, compliance software and normal increases. Professional fees increased $31,000, or 13.0% and other noninterest expenses increased $136,000, or 12.6%. We expect professional fees and other noninterest expenses to increase following the offering as a result of the increased costs associated with managing a public company. Federal insurance premiums increased slightly to $38,000 in 2007 from $35,000 in 2006, reflecting deposit growth.

Income Taxes. We had an income tax benefit of $698,000 for the year ended December 31, 2007 compared to an income tax expense of $90,000 for 2006. The change in tax expenses was primarily the result of changes in pre-tax income.

Average Balance Sheet. The following table sets forth certain information relating to our interest-earning assts and interest-bearing liabilities as of September 30, 2008 and for the nine-month periods ended September 30, 2008 and 2007. The average yields and costs are derived by dividing income or expense by the average daily balance of assets or liabilities, respectively. Yields are presented on a tax equivalent basis assuming a tax-rate of 34%.

	At September 30,		For the Nine Months Ended September 30,
	2008		2008			2007
		Average	Average		Average	Average		Average
	Balance	Yield/Cost	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:	(Dollars in thousands)
Loans receivable(1)	$314,984	6.10%	$290,669	$13,080	6.00%	$218,141	$9,565	5.85%
Mortgage-backed securities	73,858	5.45%	78,607	3,228	5.48%	74,953	2,730	4.86%
Investment securities	19,021	5.26%	33,963	1,703	6.89%	67,851	2,771	5.45%
Other interest-earning assets	1,969	6.50%	2,310	11	0.63%	1,500	24	2.13%
Total interest-earning assets	409,832	5.95%	405,549	18,022	5.94%	362,445	15,090	5.55%
Noninterest-earning assets	26,809		25,114			28,983
Allowance for loan losses	(2,110)		(1,771)			(1,888)
Total assets	$434,531		$428,892			$389,540
Interest-bearing liabilities:
Interest bearing demand	$28,210	0.53%	$28,510	143	0.67%	$32,346	331	1.36%
Money market deposits	47,110	2.71%	44,431	935	2.81%	47,566	1,393	3.90%
Savings accounts	68,658	1.88%	68,763	1,053	2.04%	72,950	1,434	2.62%
Certificates of deposit	211,665	3.89%	217,571	7,132	4.37%	176,744	6,152	4.64%
Borrowings	35,493	2.17%	24,544	563	3.06%	16,644	678	5.43%
Total interest-bearing liabilities	391,136	3.39%	383,819	9,826	3.41%	346,250	9,988	3.85%
Noninterest-bearing liabilities	13,928		16,247			14,714
Total liabilities	405,074		400,066			360,964
Retained earnings	29,457		28,826			28,576
Total liabilities and retained earnings	$434,531		$428,892			$389,540
Net interest income				$8,196			$5,102
Interest rate spread(2)		2.56%			2.53%			1.71%
Net yield on interest-earning assets(3)		2.71%			2.71%			1.88%
Ratio of average interest-earning assets to average interest-bearing liabilities		104.78%			105.66%			104.68%

_________________

(1)	Non-accruing loans have been included in loans receivable, and the effect of such inclusion was not material.

(2)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(3)	Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

Average Balance Sheet. The following table sets forth certain information relating to our interest-earning assets and interest-bearing liabilities for each of the last three years. The average yields and costs are derived by dividing income or expense by the average daily balance of assets or liabilities, respectively. Yields are presented on a tax equivalent basis assuming a tax rate of 34%.

	For the Year Ended December 31,
	2007			2006			2005
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets	(Dollars in thousands)
Loans receivable(1)	$224,041	$13,130	5.86%	$199,752	$11,474	5.74%	$171,130	$9,940	5.81%
Mortgage-backed securities	77,577	3,902	5.03%	55,642	2,416	4.34%	61,596	2,423	3.93%
Investment securities	66,222	3,712	5.82%	51,845	2,285	4.41%	44,323	1,660	3.75%
Other interest-earning assets	1,543	32	2.07%	3,007	98	3.26%	8,098	197	2.43%
Total interest-earning assets	369,383	20,776	5.66%	310,246	16,273	5.25%	285,147	14,220	4.99%
Noninterest-earning assets	28,713			23,643			25,039
Allowance for loan losses	(1,909)			(2,442)			(3,713)
Total assets	$396,187			$331,447			$306,473
Interest-bearing liabilities:
Interest bearing demand	$31,534	434	1.38%	$35,901	370	1.03%	$36,610	219	0.60%
Money market deposits	46,854	1,793	3.83%	34,959	1,339	3.83%	22,877	419	1.83%
Savings accounts	72,994	1,953	2.68%	55,250	593	1.07%	68,301	683	1.00%
Certificates of deposit	185,726	8,731	4.70%	153,155	6,386	4.17%	140,021	4,540	3.24%
Borrowings	15,942	856	5.37%	12,859	689	5.36%	197	8	4.06%
Total interest-bearing liabilities	353,050	13,767	3.90%	292,124	9,377	3.21%	268,006	5,869	2.19%
Noninterest-bearing liabilities	14,623			10,721			11,612
Total liabilities	367,673			302,845			279,618
Retained earnings	28,514			28,602			26,855
Total liabilities and retained earnings	$396,187			$331,447			$306,473
Net interest income		$7,009			$6,896			$8,351
Interest rate spread(2)			1.76%			2.04%			2.80%
Net yield on interest-earning assets(3)			1.94%			2.22%			2.93%
Ratio of average interest-earning assets to average interest-bearing liabilities			104.63%			106.20%			106.40%

_________________

(1)	Non-accruing loans have been included in loans receivable, and the effect of such inclusion was not material.

(2)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(3)	Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

Rate/Volume Analysis. The following table reflects the sensitivity of GCF Bancorp, Inc.’s interest income and interest expense to changes in volume and in interest rates during the periods indicated. Each category reflects the: (1) changes in volume (changes in volume multiplied by old rate); (2) changes in rate (changes in rate multiplied by old volume); and (3) net change. The net change attributable to the combined impact of volume and rate has been allocated proportionally to the absolute dollar amounts of change in each.

	Nine Months Ended
	September 30,			Year Ended December 31,			Year Ended December 31,
	2008 vs. 2007			2007 vs. 2006			2006 vs. 2005
	Increase (Decrease)			Increase (Decrease)			Increase (Decrease)
	Due to			Due to			Due to
	Volume	Rate	Net	Volume	Rate	Net	Volume	Rate	Net
	(In thousands)
Interest and dividend income:
Loans receivable	$3,173	$342	$3,515	$1,413	$243	$1,656	$1,655	$(121)	$1,534
Mortgage-backed securities	138	360	498	1,059	427	1,486	(246)	239	(7)
Investment securities	(1,976)	908	(1,068)	663	764	1,427	307	318	625
Other interest-earning assets	14	(27)	(13)	(38)	(28)	(66)	(151)	52	(99)
Total interest-earning assets	$1,349	$1,583	$2,932	$3,097	$1,406	$4,503	$1,565	$488	$2,053

Interest expense:
Interest-bearing demands	$(35)	$(153)	$(188)	$(49)	$113	$64	$(4)	$156	$152
Money market deposits	(87)	(371)	(458)	454	--	454	299	621	920
Savings accounts	(79)	(302)	(381)	240	1,123	1,363	(138)	44	(94)
Certificates of deposit	1,546	(566)	980	1,468	877	2,345	455	1,391	1,846
Borrowings	351	(466)	(115)	166	1	167	677	4	681
Total interest-bearing liabilities	$1,696	$(1,858)	$(162)	$2,279	$2,114	$4,393	$1,289	$2,216	$3,505

Change in net interest income	$(347)	$3,441	$3,094	$818	$(708)	$110	$276	$(1,728)	$(1,452)

Management of Interest Rate Risk and Market Risk

Qualitative Analysis. Because the majority of our assets and liabilities are sensitive to changes in interest rates, a significant form of market risk for us is interest rate risk, or changes in interest rates.

We derive our income mainly from the difference or “spread” between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. In general, the larger the spread, the more we earn. When market rates of interest change, the interest we receive on our assets and the interest we pay on our liabilities will fluctuate. This can cause decreases in our spread and can adversely affect our income.

Beginning in June 2004, the Federal Open Market Committee initiated a series of increases in the federal funds rate, which had the effect of progressively increasing the rates we had to pay for funds. Since long-term rates did not increase correspondingly, we experienced a narrowing of our net interest margin, which, combined with certain non-recurring charges, reduced our net income to the point that we recorded a net loss for the year ended December 31, 2007. In late 2007, the Federal Open Market Committee began reducing interest rates and the inverted yield curve began to reverse. The Federal Reserve Board and the Department of Treasury undertook an unprecedented effort to inject liquidity into the market to address an economic slowdown related in large part to falling housing prices in many parts of the country. The spread in the interest rate allowed the Bank to lend at a higher rate than the cost of short-term borrowed funds, contributing to a profit in 2008.

Quantitative Analysis. The following tables present GCF Bank’s net portfolio value as of September 30, 2008. The net portfolio values shown in these tables were calculated by the Office of Thrift Supervision, based on information provided by GCF Bank.

Interest Rate Sensitivity of Net Portfolio Value (NPV)

	At September 30, 2008
	Net Portfolio Value (In Thousands)		Net Portfolio Value as % of Present Value of Assets
Changes in Rates	$ Amount	$ Change (1)	% Change (2)	Net Portfolio Value Ratio (3)	Basis Point Change (4)
	(Dollars in thousands)

+300 bp	(5,360)	(34,037)	(119)%	(1.35)%	(790	) bp
+200 bp	4,287	(24,390)	(85)%	1.05%	(550	) bp
+100 bp	15,400	(13,278)	(46)%	3.65%	(290	) bp
+50 bp	22,679	(5,998)	(21)%	5.26%	(128	) bp
0 bp	28,677	—%		6.55%	0	bp
-50 bp	33,306	4,629	16%	7.50%	96	bp
-100 bp	41,094	12,417	43%	9.07%	252	bp

(1)	Represents the excess (deficiency) of the estimated NPV assuming the indicated change in interest rates minus the estimated NPV assuming no change in interest rates.
(2)	Calculated as the amount of change in the estimated NPV divided by the estimated NPV assuming no change in interest rates.
(3)	Calculated as estimated NPV divided by present value of total assets.
(4)	Calculated as the excess (deficiency) of the NPV ratio assuming the indicated change in interest rates over the estimated NPV ratio assuming no change in interest rates.

As noted in the above table, the Bank would be negatively affected by a sudden increase in interest rates. It is anticipated that the proceeds from the offering will improve the Bank’s interest rate sensitivity.

Future interest rates or their effect on net portfolio value or net interest income are not predictable. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, prepayments, and deposit run-offs, and should not be relied upon as indicative of actual results. Certain shortcomings are inherent in this type of computation. Although certain assets and liabilities may have similar maturity or periods of repricing, they may react at different times and in different degrees to changes in the market interest rates. The interest rate on certain types of assets and liabilities, such as demand deposits and savings accounts, may fluctuate in advance of changes in market interest rates, while rates on other types of assets and liabilities may lag behind changes in market interest rates. In the event of a change in interest rates, prepayments and early withdrawal levels could deviate significantly from those assumed in making the calculations set forth above. Additionally, an increased credit risk may result as the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

Notwithstanding the discussion above, the quantitative interest rate analysis presented above indicates that a rapid increase in interest rates would adversely affect our net portfolio value and earnings.

Liquidity, Commitments and Capital Resources

The Bank must be capable of meeting its customer obligations at all times. Potential liquidity demands include funding loan commitments, cash withdrawals from deposit accounts and other funding needs as they present themselves. Accordingly, liquidity is measured by our ability to have sufficient cash reserves on hand, at a reasonable cost and/or with minimum losses.

The Asset and Liability Management Committee of the Board of Directors sets limits and controls to guide senior management’s managing of our overall liquidity position and risk. This Committee, along with senior management, is responsible for ensuring that our liquidity needs are being met on both a daily and long term basis.

Our approach to managing day-to-day liquidity is measured through our daily calculation of investable funds and/or borrowing needs to ensure adequate liquidity. In addition, we constantly evaluate our short-term and long-term liquidity risk and strategy based on current market conditions, outside investment and/or borrowing opportunities, short and long-term economic trends, and anticipated short and long-term liquidity requirements. The Bank’s loan and deposit rates may be adjusted as another means of managing short and long-term liquidity needs. We do not at present participate in derivatives or other types of hedging instruments to meet liquidity demands.

The following table discloses our contractual obligations as of September 30, 2008. Payment amounts represent the principal amounts for certificates of deposit and short-term borrowings. The Bank presently conducts business from four offices plus an administrative building, all of which are owned by the Bank. Thus, no lease obligations are shown in the following table.

	Total	Less Than 1 Year	1-3 Years	4-5 Years	After 5 Years
	(In thousands)

Certificates of Deposit	$211,664	$151,125	$45,641	$12,182	$2,716
Short-term borrowings	22,493	22,493	—	—	—
Other borrowings	13,000	—	4,000	4,000	5,000
Total	$247,157	$173,618	$49,641	$16,182	$7,716

	Total Amounts Committed	Less Than 1 Year	1-3 Years	4-5 Years	After 5 Years
	(In thousands)
Lines of credit (1)	$7,965	$222	$1,422	$6,156	$164
Construction loans in process (2)	749	749	—	—	—
Other commitments to extend credit	1,067	1,067	—	—	—
Standby letters of credit (2)	4,341	4,341	—	—	—
Total	$14,122	$6,379	$1,422	$6,156	$164

____________________

(1)	Represents amounts committed to customers.
(2)	Includes construction loans which will convert to permanent loans.

Regulatory Capital Compliance. Consistent with its goals to operate a sound and profitable financial organization, the Bank actively seeks to maintain its status as a well-capitalized institution in accordance with regulatory standards. As of September 30, 2008, the Bank exceeded all applicable regulatory capital requirements and was well-capitalized. See Note __ to our consolidated financial statements beginning at page F-1 for more information about the Bank’s regulatory capital compliance.

Off-Balance Sheet Arrangements

We are a party to financial instruments with off-balance-sheet risk in the normal course of our business of investing in loans and securities as well as in the normal course of maintaining and improving GCF Bank’s facilities. These financial instruments include significant purchase commitments, such as commitments related to capital expenditure plans and commitments to purchase investment securities or mortgage-backed securities, and commitments to extend credit to meet the financing needs of our customers. At September 30, 2008, we had no significant off-balance sheet commitments other than commitments to extend credit totaling $14.1 million, as shown in the table above.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Our exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. We use the same credit policies in making commitments and conditional obligations as we do for on-balance-sheet instruments. Since a number of commitments typically expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. For additional information regarding our outstanding lending commitments at September 30, 2008, see Note __ our consolidated financial statements beginning on page F-1.

Impact of Inflation

The financial statements included in this document have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

Our primary assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturities of our assets and liabilities are critical to the maintenance of acceptable performance levels.

The principal effect of inflation on earnings, as distinct from levels of interest rates, is in the area of noninterest expense. Expense items such as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in the dollar value of the collateral securing loans that we have made. We are unable to determine the extent, if any, to which properties securing our loans have appreciated in dollar value due to inflation.

Recent Accounting Pronouncements

In December 2007, the FASB issued FAS No. 141 (revised 2007), Business Combinations (“FAS 141(R)), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. FAS No. 141(R) is effective for fiscal years beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In December 2007, the FASB issued FAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51. FAS No. 160 amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. FAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In March 2008, the FASB issued FAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, to require enhanced disclosures about derivative instruments and hedging activities. The new standard has revised financial reporting for derivative instruments and hedging activities by requiring more transparency about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under FAS No. 133, Accounting for Derivative Instruments and Hedging Activities; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. FAS No. 161 requires disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also requires entities to provide more information about their liquidity by requiring disclosure of derivative features that are credit risk-related.

Further, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. FAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encourage. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In October 2008, the FASB issued FSP No. 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset. This FSP clarifies the application of FAS Statement No. 157, Fair Value Measurements, in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. This FSP shall be effective upon issuance, including prior periods for which financial statements have not been issued. Revisions resulting from a change in the valuation technique or its application shall be accounted for as a change in accounting estimate (FAS Statement No. 154, Accounting Changes and Error Corrections.) The disclosure provisions of Statement 154 for a change in accounting estimate are not required for revisions resulting from a change in valuation technique or its application. The Company adopted this Statement upon its issuance.

BUSINESS OF GCF BANCORP, INC.

GCF Bancorp, Inc. has been incorporated under the laws of New Jersey to become the holding company for GCF Bank upon completion of the Conversion. GCF Bancorp, Inc.’s primary activity will be holding all of the stock of GCF Bank. GCF Bancorp, Inc. intends to use the proceeds of the offering as discussed under Use of Proceeds. GCF Bancorp, Inc. does not maintain offices separate from those of GCF Bank or employ any persons other than certain GCF Bank officers. Officers of GCF Bancorp, Inc. are not separately compensated for their service.

BUSINESS OF GCF BANK

General

GCF Bank is a federal stock savings bank. Its deposits are insured by the Federal Deposit Insurance Corporation and it is regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.

Our primary business is attracting retail deposits from the general public and using those deposits, together with funds generated from operations, principal repayments on securities and loans, and borrowed funds, for our lending and investing activities. Our loan portfolio consists of one- to four-family residential real estate mortgages, commercial real estate mortgages, construction loans, commercial loans, home equity loans and lines of credit, and other consumer loans. We also invest in U.S. government agency securities, mortgage-backed securities and other securities. At September 30, 2008, our total assets were $434.5 million, and net loans receivable comprised approximately 72.5% of our total assets while our securities portfolio amounted to approximately 21.4% of our total assets.

We currently operate from four office locations plus an administrative center and have 68 employees (counted on a full-time equivalent basis). The Bank maintains a website at www.gcfbank.com Information on our website should not be treated as part of this prospectus.

Market Area. Our business of attracting deposits and making loans is primarily conducted within our market area. A downturn in the local economy could reduce the amount of funds available for deposit and the ability of borrowers to repay their loans. As a result, our profitability could decrease.

The Bank also competes for deposits nationally over the internet, approximately $22.0 million of our current deposits are attributable to the internet.

We generally define the core market area for each of our offices by a number of factors, including political boundaries, natural geographic and man-made barriers, traffic patterns and the competitive situation. We currently have four offices in Gloucester County, New Jersey. The demographics for this area reflect an average sized market which is projected to experience growth in both population and households through 2011, growth that is projected to be slightly above the national average, but more than double the population growth of the state of New Jersey for the same time period. Population and household growth measures are projected to follow a similar trend through 2011.

Our market has higher levels of education and white-collar jobs than the national average coupled with median household income that is above the national average. However, the per capita income of both Gloucester County, as well as the median household income levels are below the comparable figures for New Jersey.

Within Gloucester County, the cities in which we have located our branch offices in general tend to be located in the more densely populated portions of the county. Moreover, these markets have a higher number of businesses per square mile when compared to the Gloucester County average.

Competition. We operate in a market area with a high concentration of banking and financial institutions, and we face substantial competition in attracting deposits and in originating loans. A number of our competitors are significantly larger institutions with greater financial and managerial resources and lending limits. Our ability to compete successfully is a significant factor affecting our growth potential and profitability.

Our competition for deposits and loans historically has come from other insured financial institutions such as local and regional commercial banks, savings institutions, and credit unions located in our primary market area. The Bank also competes on the internet for deposits on a national basis We also compete with mortgage banking and finance companies for real estate loans, and we face competition for funds from investment products such as mutual funds, short-term money funds and corporate and government securities. There are large competitors operating throughout our market area, and we also face strong competition from other community-based financial institutions.

Within the market areas for each of our four present locations (Glassboro, Monroe Township, Pitman and Washington Township), our deposit share as of June 30, 2008 (the most recent date for which deposit share information is available) was 14.79%, 9.85%, 53.25% and 17.08%, respectively.

Lending Activities

The Bank’s primary lending activity is the origination of one- to four-family mortgages and home lines of credit. The Bank also originates commercial mortgage and commercial business loans and various types of consumer loans.

Loan Portfolio Composition. The following table shows the composition of our loan portfolio by loan category as of September 30, 2008 and at year end for the last several years.

	At
	September 30,		At December 31,
	2008		2007		2006		2005		2004		2003
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One-to-four family	$150,756	47.59%	$136,794	52.20%	$102,755	48.08%	$74,115	39.71%	$56,736	32.44%	$46,638	27.20%
Home equity	58,829	18.57	60,574	23.11	60,903	27.76	50,770	26.60	42,218	23.51	41,556	23.86
Commercial	37,152	11.73	21,500	8.20	14,472	6.77	13,889	7.45	18,116	10.36	22,578	13.71
Construction	4,843	1.53	2,268	0.87	711	0.33	1,667	0.89	776	0.44	815	0.48

Commercial business	8,199	2.59	6,089	2.32	4,561	2.14	6,022	3.23	11,533	6.59	16,870	9.84

Consumer loans:
Automobile	7,872	2.48	12,554	4.79	21,136	9.89	33,591	18.00	40,890	23.38	41,832	24.39
Manufactured housing	9,708	3.06	9,278	3.54	7,512	3.51	5,422	2.90	3,392	1.94	—	0.00
Savings account	1,112	0.35	1,150	0.44	1,093	0.51	1,080	0.58	1,106	0.63	948	0.55
RV loans	21,858	6.90	3,137	1.20	--	0.00	--	0.00	--	0.00	--	0.00
Aircraft loans	15,416	4.87	7,690	2.93	--	0.00	--	0.00	--	0.00	--	0.00
Other	1,058	0.33	1,027	0.39	579	1.01	90	0.64	142	0.71	242	0.51
Total loans	$316,803	100.00%	$262,061	100.00%	$213,722	100.00%	$186,646	100.00%	$174,909	100.00%	$171,479	100.00%

Less:
Deferred loan fees (costs)	(704)		(300)		(164)		(155)		(8)		200
Allowance for possible loan losses	2,110		1,901		1,813		3,036		3,963		3,862
Unearned income	412		751		1,581		2,850		3,634		4,074
Total loans, net	$314,985		$259,709		$210,492		$180,915		$167,320		$163,343

Loan Maturity Schedule. The following tables set forth the maturities of our loan portfolio as of September 30, 2008. Demand loans, loans having no stated maturity, and overdrafts are shown as due in one year or less. Loans are stated in the following tables at contractual maturity and actual maturities could differ due to prepayments.

	Real Estate 1-to 4-family	Real Estate Multi-family and Commercial	Commercial Business	Home Equity	Construction	Savings Account	Automobile	Recreational Vehicle	Aircraft	Manufactured Housing	Other	Total
	(In thousands)
Amounts Due:
Within 1 Year	$132	$2,815	$4,569	$209	$3,654	$59	$793	$—	$—	$—	$37	$12,268

After 1 year:
1 to 3 years	108	2,500	777	1,911	—	58	4,504	15	—	—	262	10,135
3 to 5 years	616	12,628	1,351	5,363	—	287	1,786	44	91	—	237	22,403
5 to 10 years	6,003	14,806	941	16,312	—	708	746	114	816	100	278	40,824
10 to 15 years	18,408	518	358	31,031	—	—	43	2,636	3,929	1,444	145	58,512
Over 15 years	125,489	3,885	203	4,003	1,189	—	—	19,049	10,580	8,164	99	172,661

Total due after one year	150,624	34,337	3,630	58,620	1,189	1,053	7,079	21,858	15,416	9,708	1,021	304,535
Total amount due	$150,756	$37,152	$8,199	$58,829	$4,843	$1,112	$7,872	$21,858	$15,416	$9,708	$1,058	$316,803

The following table sets forth the dollar amount of all loans as of September 30, 2008 that are due after September 30, 2009.

		Floating or
	Fixed Rates	Adjustable Rates	Total
	(In thousands)
Real estate loans:
One-to-four family	$149,126	$1,498	$150,624
Home equity	53,503	5,117	58,620
Commercial	32,857	1,480	34,337
Construction	1,189	—	1,189

Commercial	2,733	897	3,630

Consumer:
Automobile	7,079	—	7,079
Recreational Vehicles	21,858	—	21,858
Aircraft	15,416	—	15,416
Manufactured housing	9,708	—	9,708
Savings account	1,053	—	1,053
Other	1,021	—	1,021
Total	$295,543	$8,992	$304,535

One-to-Four Family Lending. Currently, our main lending activity consists of the origination of residential real estate loans, including single-family homes and residences housing up to four families. Our primary lending territory is Gloucester County and surrounding areas in southern New Jersey, however, to a lesser degree, we do originate loans throughout the entire state. We have also begun lending in eastern Pennsylvania and northern Delaware. Although we underwrite most loans to conform to secondary market standards, we generally retain the loans we originate in our portfolio. We purchase loans to supplement our own originations and will continue to purchase loans if the rates are attractive. In 2007 and 2006 we purchased $29.4 million and $13.7 million of one-to-four family first mortgage loans, respectively, in our market area from national lenders. The sellers retain servicing on these loans.

Although our maximum loan-to-value ratio on one- to four-family mortgages is 80%, our underwriting policies permit the origination of single-family first mortgage loans, for a primary residence, with a loan-to-value of up to 95% for first-time home buyers. We also offer an affordable housing/first-time home buyer program, which uses the 95% loan-to-value limit but permits the borrower to have equity in the real estate of only 3%. Loans in excess of 90% loan-to-value must have private mortgage insurance. Our loan-to-value limit for non-single family first mortgage loans (on one-to-four family properties) for primary residence is 80%. We offer mortgage loans on non-owner occupied, investment properties with a 75% loan-to-value limit.

Our fixed rate mortgage loans have terms of 10 to 30 years. Our adjustable-rate mortgages have 30 year terms.

We originate a limited amount of adjustable rate mortgages, or ARMs, at rates based upon the U.S. Treasury One Year Constant Maturity as an index. We currently offer either a 3/1 ARM or a 5/1 ARM. The rates on these loans reset on an annual basis, beginning either the third or the fifth year, and have a two percent annual adjustment cap, a five percent lifetime adjustment cap and a 3% floor.

Property appraisals on real estate securing one-to-four family residential loans are made by state certified or licensed independent appraisers.

Home Equity Lending. We currently offer home equity loans and home equity lines of credit with loan-to-value amounts up to 80% of the appraised value less the outstanding balance of the first mortgage, if the property securing the loan is the borrower’s primary or secondary residence. A 70% loan-to-value limit applies otherwise. We include second mortgages within our home equity lending category.

Our home equity loans are generally originated for terms of up to 30 years. Our home equity line of credit has a five year draw period during which the borrower may obtain advances on the line of credit, followed by a ten year repayment period. The minimum periodic payment on the home equity line of credit during the draw period is 0.56% of the outstanding principal balance plus accrued interest. A variable rate with a 5% lifetime adjustment cap but no annual adjustment cap applies to all home equity lines of credit.

Automated Valuation Models (AVM) are used for home equity loans and lines of credit in amounts of $250,000 or less. Should the AVM not provide sufficient value to support the request, a full appraisal may be requested by the borrower at the borrower’s expense.

Commercial Real Estate and Commercial Lending. Our primary commercial real estate and commercial lending area is Gloucester, Camden, Cumberland, Salem, Atlantic, Ocean, Cape May and Burlington Counties. We also will lend or participate in loan originations with other financial institutions on loans in New Jersey and eastern Pennsylvania outside of our primary commercial lending area.

Our commercial underwriting standards require that borrowers have an established history of legal and ethical financial dealings and that careful consideration is given to the borrower’s history, general background, management experience and future plans, external environment, financial condition and proposed collateral. We obtain as much specific information as possible about the borrower’s business and ability to manage its business in order to be satisfied that the individuals have the capability to properly operate the business. We generally require that all borrowers should demonstrate at least two methods of repayment, one of which will be from cash flow (or asset conversion) and the other will be from collateral of determinable value or from a clear ability to liquidate other non-collateral assets. We attempt to structure our commercial loans to meet the needs of our customers with repayment over a period which shows a direct relationship to (i) the purpose, (ii) the cash flow capabilities of the customer, and (iii) the economic life of the collateral.

Our commercial real estate lending consists primarily of mortgage loans for the acquisition or refinance of service/retail and mixed-use properties, churches and non-profit properties, professional facilities and other commercial real estate. The maximum loan-to-value ratio on most commercial real estate loans we originate is 75%. The maximum term is normally no more than ten years, with payments based on a twenty-five year amortization. We offer fixed and adjustable rate commercial real estate mortgages but generally will not offer a fixed rate period of more than seven years.

We will provide financing for the owner-occupied commercial building as well as for real estate investment. We will underwrite non-recourse loans if we believe they are sufficiently supported by long-term leases with strong tenants. We offer bridge or swing loans to provide temporary financing which transfers equity from one or more parcels of real estate (present) to another (future). The maximum loan amount for a bridge or swing loan will be 90% of the appraised value of the property to be sold less all prior liens. Additional collateral may be obtained to meet this loan-to-value requirement.

We offer non-real estate commercial loans consisting of regular lines of credit and revolving lines of credit to businesses to finance short-term working capital needs like accounts receivable and inventory. In general, lines of credit allow for intermittent borrowings and repayments, and are not usually accompanied by extensive loan agreements. They are generally priced on a floating rate basis. Our policy is for all lines of credit to be secured and, if possible, supported also by junior liens on real estate. Business assets such as accounts receivable, inventory, equipment, furniture and fixtures may be used to secure lines of credit. We generally provide regular lines of credit with a maximum term of 18 months. Revolving lines of credit generally have a maximum term of two years, but may be up to seven years if then converted to an amortizing term loan.

We originate commercial term loans with maturities generally no longer than 60 months. We also originate commercial term loans with a monthly or quarterly amortization schedule to fund longer-term borrowing needs such as purchasing equipment, property improvements or other fixed asset needs. We fix the maturity of a term loan to correspond to the useful life of any equipment purchased, if appropriate, and generally do not exceed a ten-year term, except for certain real estate transactions. Term loans can be secured with a variety of collateral, including business assets such as accounts receivable and inventory or long-term assets such as equipment, furniture, fixtures or real estate. When the purpose of a term loan is the purchase of new equipment that will be pledged as collateral for the loan, the maximum advance is typically no more than 90% of the purchase price. Used equipment may also be used as collateral. The primary source of repayment for term loans is the global cash flow of the borrowing entity.

Where a commercial loan is secured by “liquid collateral” (cash, marketable securities, or cash surrender value of life insurance), we will offer considerable flexibility with the repayment schedule or will underwrite these loans with no maturity, on a demand basis. The loan to value limits for loans secured by liquid collateral are:

•	Cash - 100%
•	United States Treasury Issues - 90%
•	Common stocks actively traded on the New York and American stock exchanges or listed on NASDAQ - 80%
•	Municipal Bonds - 80%
•	Mutual Funds - 70%
•	Corporate Bonds - 75%
•	Cash Surrender Value of Life Insurance - 90%
•	Margin Stock - 50%.

We will also provide interim financing to commercial borrowers in anticipation of a sale of an asset or closing of a long-term refinancing.

Unlike single-family residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans (including real estate as well as non-real estate loans) typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business or rental income produced by the property. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business or rental property itself and the general economic environment. Commercial loans, therefore, have greater credit risk than one-to-four family residential mortgages or consumer loans. In addition, commercial loans generally result in larger balances to single borrowers, or related groups of borrowers, and also generally require substantially greater evaluation and oversight efforts.

Construction Lending. We originate construction and land acquisition loans for owner-occupied residences, and we also provide financing to builders and real estate developers for land acquisition and development and residential or commercial construction.

Construction funds are disbursed periodically upon inspections made by our inspectors on the completion of each phase, usually in three draws. Additional draws may be made at the borrower’s request, however we generally limit the funds disbursed to 80% of the appraised loan-to-value of the land and improvements at any time during construction. Commercial construction loans are limited to 75% of appraised value. Land acquisition and development loans are limited to the lower of 90% of cost or 80% of the appraised value. Land acquisition and development loans on properties with approved takeout financing may be originated at up to 90% of the appraised value. Land loans are limited to 65% of the cost or appraised value.

Construction lending is generally considered to involve a higher degree of credit risk than residential mortgage lending. If the estimate of construction cost proves to be inaccurate, we may be compelled to advance additional funds to complete the construction with repayment dependent, in part, on the success of the ultimate project rather than the ability of a borrower or guarantor to repay the loan. If we are forced to foreclose on a project prior to completion, there is no assurance that we will be able to recover all of the unpaid portion of the loan. In addition, we may be required to fund additional amounts to complete a project and may have to hold the property for an indeterminate period of time.

Consumer Lending. Our consumer lending products include loans for new and used autos, boats, recreational vehicles (RVs) and personal aircraft and loans for manufactured housing as well as secured and unsecured personal loans, account loans and overdraft lines of credit.

The majority of the auto loans currently in our portfolio are indirect auto loans the Bank purchased from one auto leasing company with which the Bank maintained a relationship for over 20 years. Several years ago, we determined to terminate the arrangement with that company because the average rate on these loans due to the pass-through pricing resulted in a below market yield. We will continue to originate direct auto loans to customers of the Bank and a limited amount of indirect auto lending, but the overall size of the auto loan portfolio is expected to decrease significantly as the indirect loans from that particular relationship mature. We may resume a larger amount of indirect auto lending through dealers if we find more profitable arrangements. The Bank also offers financing for collector/classic automobiles in New Jersey, Pennsylvania, Delaware and Maryland.

In 2004 we began originating loans for the purchase and refinance of manufactured housing. The majority of these loans are indirect loans generated by an independent outside source. The maximum loan amount is $200,000 and the loan-to-value limit is 80% for homes on leased land (with a minimum cash deposit of 20%) and up to 90% for loans that include the land the home occupies. We require a first lien on the home and we record a first mortgage if it is a land/home loan. This portfolio totaled $9.7 million at September 30, 2008. Our lending policy limits this portfolio to no more than 35% of capital, which would be a limit of approximately $10.3 million as of September 30, 2008. This type of lending is generally considered to involve a higher degree of credit risk and if we experience losses on these loans, our earnings would be adversely affected.

In 2007 we began providing financing for non-commercial use, personal airplanes on a nationwide basis. Aircraft loans are generally sourced through brokers. Aircraft loans are originated for up to 90% of sales price or appraised value whichever is less to a maximum loan amount of $1.0 million. The Bank’s largest aircraft loan is approximately $700,000. Aircraft loans are made at fixed rates of interest for terms of up to 25 years. In the latter part of 2008, we ceased new nationwide aircraft lending but we may to continue to make aircraft loans in New Jersey, Delaware and eastern Pennsylvania. Our current policy is to limit aircraft loans to 25% of capital. Since we commenced aircraft lending in early 2007, we have had no charge-offs on this portfolio. Aircraft lending provides higher yield than single-family mortgage lending but is considered to involve higher risk since the loans are secured by collateral that may experience depreciation in the early years of ownership.

In 2007, we also commenced a nationwide recreational vehicle lending program. The majority of these loans are generally sourced through brokers. The Bank originates loan for both the purchase and refinance of recreational vehicles. Recreational vehicle loans are originated for up to 90% of sales price or appraised value whichever is less to a maximum of $500,000. The maximum loan term is 20 years. Although the Bank offers a variable rate loan product, the recreational vehicle loans in the Bank’s portfolio are generally fixed rate. The majority of the Bank’s recreational vehicle loans are to borrowers who use their recreational vehicles for travel rather than as their residence. The Bank has discontinued nationwide recreational vehicle lending. While recreational vehicle lending provides higher yield than single-family mortgage lending, it is considered to involve higher risk since the loans are secured by collateral that experiences rapid depreciation.

We also offer unsecured personal loans with terms of up to four years with a minimum and maximum balance of $1,000 and $15,000, respectively.

Consumer lending is generally considered to involve a higher degree of credit risk than residential mortgage lending. Consumer loan repayment is dependent on the borrower’s continuing financial stability and can be adversely affected by job loss, divorce, illness or personal bankruptcy. The application of various federal laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on consumer loans in the event of a default.

Loans to One Borrower. Under federal law, savings institutions have, subject to certain exemptions, lending limits to one borrower in an amount equal to the greater of $500,000 or 15% of the institution’s unimpaired capital and surplus. Based on our capitalization as of September 30, 2008, our loans to one borrower legal limit was approximately $4.7 million. Our largest borrower at that date had one loan outstanding with a balance at that date of $2.9 million, consisting of a commercial mortgage. In addition, we had a $200,000 line of credit to this borrower on which no amounts are outstanding. The Bank’s loans to one borrower legal lending limit will be higher following the conversion because the stock offering proceeds will increase the Bank’s capital.

Loan Approval Procedures and Authority. Lending policies and loan approval limits are approved and adopted by the Board of Directors. Lending authority is vested primarily in a loan committee comprised of senior officers. This committee may approve loans up to $750,000. Prior Board approval is required for loans in excess of $750,000. Certain other Bank employees also have limited lending authority and may authorize first mortgage loans up to $417,000 (the current conforming limit for sale in the secondary market as a non-jumbo loan) and home equity and other secured loans up to $400,000. All loans require the approval of at least two authorized employees.

Asset Quality

Loan Delinquencies and Collection Procedures. When a loan is 90 days delinquent, the Bank may determine to refer it to an attorney for repossession or foreclosure. All reasonable attempts are made to collect from borrowers prior to referral to an attorney for collection. In certain instances, we may modify the loan or grant a limited moratorium on loan payments to enable the borrower to reorganize his or her financial affairs, and we attempt to work with the borrower to establish a repayment schedule to cure the delinquency.

With respect to mortgage loans, if a foreclosure action is taken and the loan is not reinstated, paid in full or refinanced, the property is sold at judicial sale at which we may be the buyer if there are no adequate offers to satisfy the debt. Any property acquired as the result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until it is sold or otherwise disposed of. When real estate owned is acquired, it is recorded at the lower of the unpaid principal balance of the related loan or its fair market value less estimated selling costs. The initial writedown of the property is charged to the allowance for loan losses. Adjustments to the carrying value of the property that result from subsequent declines in value are charged to operations in the period in which the declines occur.

Loans are generally placed on non-accrual status when they are more than 90 days delinquent, however loans may be placed on a non-accrual status at any time if, in the opinion of management, the collection of additional interest is doubtful. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan.

Non-Performing Assets. The following table provides information regarding our non-performing loans and other non-performing assets.

	At
	September 30,	At December 31,
	2008	2007	2006	2005	2004	2003
	(Dollars in thousands)
Loans accounted for on a non-accrual basis:
Real Estate:
One-to-four family	$85	$143	$103	$106	$452	$421
Multi-family and commercial	1,196	1,198	970	1,218	229	384
Commercial business	1,010	626	663	1,087	27	641
Consumer:
Home equity and second mortgage loans	50	—	16	16	16	125
Automobile	32	64	42	24	38	231
Other	100	—	55	25	—	9
Construction	187	—	600	600	600	600
Total non-accrual loans	2,661	2,031	2,449	3,076	1,363	2,411

Accruing loans contractually past due 90 days or more:
Real Estate:
One-to-four family	$66	$67	$32	$122	$—	$—
Consumer:
Automobile	—	—	—	—	—	8
Other	24	—	2	16	—	14
Total accruing loans past due 90 days or more	90	67	34	138	—	22

Total non-performing loans	$2,750	$2,098	$2,483	$3,214	$1,362	$2,433
Real estate owned	$245	$532	$288	$288	$461	$448
Other non-performing assets	$—	$—	$49	$11	$—	$14
Total non-performing assets	$2,995	$2,630	$2,820	$3,513	$1,823	$2,895
Total non-performing loans to total loans	0.87%	0.80%	1.17%	1.75%	0.80%	1.46%
Total non-performing loans to total assets	0.63%	0.50%	0.71%	1.04%	0.43%	0.83%
Total non-performing assets to total assets	0.69%	0.62%	0.80%	1.14%	0.58%	0.99%

For the nine months ended September 30, 2008, the amount of interest that would have been recorded on loans accounted for on a non-accrual basis if those loans had been current according to the original loan agreements for the entire period was $158,000. For the year ended December 31, 2007, the amount of interest that would have been recorded on loans accounted for on a non-accrual basis if those loans had been current according to the original loan agreements for the entire period was $131,000. The amount of interest income on loans accounted for on a non-accrual basis that was included in income during the nine months ended September 30, 2008 and the year ended December 31, 2007 were $21,000 and $77,000, respectively. At September 30, 2008, there were no loans not included in the above table where known information about possible credit problems of borrowers causes management to have serious doubts as to the ability of such borrowers to comply with present repayment terms.

We did not have any loans as of the dates shown in the above table during that would qualify as “troubled debt restructurings” under Statement of Financial Accounting Standards No. 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings. In general, the modification or restructuring of a debt constitutes a troubled debt restructuring if, for economic or legal reasons related to the borrower’s financial difficulties, the borrower is granted a concession that we would not otherwise consider under current market conditions. Trouble debt restructuring includes transfer of assets or equity interest to satisfy debt or modification of terms such as: (i) reduced interest rate, (ii) extension of maturity at a lower than current market rate, (iii) reduction of face or maturity amount, or (iv) reduction of accrued interest. Debt restructuring or loan modifications for a borrower do not necessarily always constitute troubled debt restructuring.

Classified Assets. Management, in compliance with federal guidelines, has instituted an internal asset review program, whereby assets are classified as special mention, substandard, doubtful or loss. It is our policy to review the loan portfolio, in accordance with regulatory classification procedures, on at least a quarterly basis. When a loan is classified as substandard or doubtful, management is required to evaluate the loan for impairment. When management classifies a portion of a loan as loss, a reserve equal to 100% of the loss amount is required to be established or the loan is to be charged-off.

Our typical classified loan does not involve any concessions to the debtor. There are no agreements with any debtors that reduce the interest rate below market, nor reduce the principal or accrued interest. These loans are classified due to recent financial performance, collateral shortfall or the start-up stage of the business life cycle.

An asset that does not currently expose the Bank to a sufficient degree of risk to warrant an adverse classification, but which possesses credit deficiencies or potential weaknesses that deserve management’s close attention is classified as “special mention.”

An asset classified as “substandard” is inadequately protected by the current net worth and paying capacity of the obligor or the collateral pledged, if any. Assets so classified have well-defined weaknesses and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

An asset classified as “doubtful” has all the weaknesses inherent in a “substandard” asset with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. The possibility of a loss on a doubtful asset is high.

That portion of an asset classified as “loss” is considered uncollectible and of such little value that its continuance as an asset, without establishment of a specific valuation or charge-off, is not warranted. This classification does not necessarily mean that an asset has absolutely no recovery or salvage value;

but rather, it is not practical or desirable to defer writing off a basically worthless asset even though partial recovery may be effected in the future.

The following table discloses our designation of loans as special mention, substandard, doubtful and loss as of September 30, 2008 and at year end for the last several years.

	At
	September 30,	At December 31,
	2008	2007	2006	2005	2004	2003
	(In thousands)

Special Mention	$2,546	$2,582	$1,954	$1,162	$3,412	$9,321
Substandard	2,961	2,001	3,414	6,124	12,334	11,503
Doubtful	265	829	796	1,246	924	1,039
Loss	—	—	—	—	—	251
Total	$5,772	$5,412	$6,164	$8,532	$16,670	$22,114

In addition to the above classified loans we had approximately $17.4 million of classified assets at September 30, 2009 that consisted of collateralized mortgage obligations. See Securities Portfolio.

Allowance for Loan Losses. The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is maintained at a level by management which represents the evaluation of known and inherent losses in the loan portfolio at the consolidated balance sheet date that are both probable and reasonable to estimate. Management’s periodic evaluation of the adequacy of the allowance is based on the Bank’s past loan loss experience, known and inherent losses in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

The allowance consists of specific and general components. The specific component related to loans that are classified as either doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical loss experience adjusted for qualitative factors.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential mortgage loans for impairment disclosures.

Although specific and general loan loss allowances are established in accordance with management’s best estimate, actual losses are dependent upon future events and, as such, further provisions for loan losses may be necessary in order to increase the level of the allowance for loan losses. For example, our evaluation of the allowance includes consideration of current economic conditions, and a change in economic conditions could reduce the ability of our borrowers to make timely repayments of their loans. This could result in increased delinquencies and increased non-performing loans, and thus a need to make increased provisions to the allowance for loan losses, which would be a charge to income during the period the provision is made, resulting in a reduction to our earnings. A change in economic conditions could also adversely affect the value of the properties collateralizing our real estate loans, resulting in increased charge-offs against the allowance and reduced recoveries, and thus a need to make increased provisions to the allowance for loan losses. Furthermore, a change in the composition of our loan portfolio or growth of our loan portfolio could result in the need for additional provisions.

In addition, as an integral part of its regulatory examination process, the Office of Thrift Supervision periodically reviews our loan and foreclosed real estate portfolios and the related allowance for loan losses and valuation allowance for foreclosed real estate. The Office of Thrift Supervision may require the allowance for loan losses or the valuation allowance for foreclosed real estate to be increased based on their review of information available at the time of the examination, which would negatively affect our earnings.

The following table sets forth information with respect to our provisions for loan losses, recoveries of provisions for loan losses, charge-off of loans and recoveries of loans charged-off for recent periods.

	For the Nine Months
	Ended September 30,		For the Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
	(Dollars in thousands)
Allowance balance at beginning of period	$1,901	$1,813	$1,813	$3,035	$3,962	$3,862	$8,329
(Recovery of) provisions for loan losses	566	66	128	(348)	(917)	(13)	4,342
Loans charged-off:
Real estate:
One-to-four family	(8)	(1)	(1)	—	(17)	—	(19)
Home equity	—	—	—	—	—	—	—
Commercial	(350)	—	—	(531)	—	—	(1,329)
Construction	—	—	—	—	—	—	—
Commercial business	—	—	(88)	(373)	(23)	(337)	(7,313)
Consumer
Auto	(24)	(11)	(12)	(56)	(37)	(82)	(165)
Recreational Vehicles	—	—	—	—	—	—	—
Aircraft	—	—	—	—	—	—	—
Manufactured housing	—	(7)	(13)	(28)	—	—	—
Savings account	—	—	—	—	—	—	—
Other	(22)	(14)	(93)	—	—	—	—
Total loans charged-off	(414)	(33)	(207)	(988)	(77)	(419)	(8,826)
Recoveries of loans charged-off:
Real estate:
One-to-four family	—	—	—	4	—	17	—
Home equity	—	—	—	—	—	—	—
Commercial	—	—	—	33	—	85	—
Construction	—	—	—	—	—	—	—
Commercial business	54	142	146	74	52	401	4
Consumer
Auto	—	9	9	3	15	29	13
Recreational Vehicles	—	—	—	—	—	—	—
Aircraft	—	—	—	—	—	—	—
Manufactured housing	—	7	7	—	—	—	—
Savings account	—	—	—	—	—	—	—
Other	2	3	5	—	—	—	—
Total recoveries of loans charged off	56	160	167	114	67	532	17
Net (loans charged-off) recoveries of loans charged-off	(358)	127	(40)	(874)	(10)	113	(8,809)
Allowance balance at end of period	$2,109	$2,006	$1,901	$1,813	$3,035	$3,962	$3,862
Total loans outstanding	$317,094	$227,237	$261,609	$212,305	$183,951	$171,282	$167,205
Average loans outstanding	$290,669	$218,141	$224,041	$199,752	$171,130	$165,622	$175,412
Allowance for loan losses as a percentage of total loans outstanding	0.67%	0.88%	0.73%	0.85%	1.65%	2.31%	2.31%
Net loans charge-offs (recoveries of loans charged-off) as a percentage of average loans outstanding	0.12%	(0.06)%	0.01%	0.44%	0.01%	(0.07)%	5.02%

Allocation of Allowance for Loan Losses. The following table sets forth the allocation of our allowance for loan losses by loan category and the percent of loans in each category to total loans receivable, net, as of September 30, 2008 and at year end for the last several years. The portion of the loan loss allowance allocated to each loan category does not represent the total amount available for losses within that category since the total loan loss allowance is a valuation reserve applicable to the entire loan portfolio.

	At September 30,		At December 31,
	2008		2007		2006		2005		2004		2003
	Amount	Percent of Loans to Total Loans	Amount	Percent of Loans to Total Loans	Amount	Percent of Loans to Total Loans	Amount	Percent of Loans to Total Loans	Amount	Percent of Loans to Total Loans	Amount	Percent of Loans to Total Loans
	(Dollars in thousands)
Real estate:
One-to-four family	$334	47.59%	$302	52.20%	$278	48.08%	$263	39.71%	$220	32.44%	$170	27.20%
Home equity and second mortgage	147	18.51	121	23.11	128	27.76	151	26.60	149	23.51	142	23.86
Multi-family and commercial	600	11.73	866	8.20	757	6.77	942	7.45	993	10.36	897	13.17
Construction	4	1.53	1	0.87	4	0.33	7	0.89	40	0.44	4	0.48

Commercial business	261	2.59	269	2.32	410	2.14	1,220	3.23	1,884	6.59	2,050	9.84

Consumer:
Auto	60	2.48	75	4.79	132	9.89	240	18.00	248	23.38	243	24.39
Recreational Vehicles	325	6.90	31	1.20	—		—
Aircraft	215	4.87	110	2.93	—		—
Manufactured housing	157	3.06	105	3.54	61	3.51	74	2.90	9	1.94	—	—
Savings account	—	0.35	—	0.44	—	0.51	—	0.58	—	0.63	—	0.55
Other	6	0.33	3	0.40	4	1.01	5	0.64	2	0.71	2	0.51
Unallocated	—	0.00	18	0.00	39	0.00	62	0.00	418	0.00	354	0.00
Total	$2,109	100.00%	$1,901	100.00%	$1,813	100.00%	$3,035	100.00%	$3,962	100.00%	$3,862	100.00%

Securities Portfolio

Our investment policy is designed to foster earnings and manage cash flows within prudent interest rate risk and credit risk guidelines. Generally, our investment policy is to invest funds in various categories of securities and maturities based upon our liquidity needs, asset/liability management policies, pledging requirements, investment quality, marketability and performance objectives.

All of our securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market value. Prior to investing, consideration is given to the interest rate environment, tax considerations, market volatility, yield, settlement date and maturity of the security, our liquidity position, and anticipated cash needs and sources. The effect that the proposed security would have on our credit and interest rate risk and risk-based capital is also considered.

Federally chartered savings banks have the authority to invest in various types of liquid assets. The investments authorized under the Bank’s investment policy include U.S. government and government agency securities, municipal securities (consisting of bond obligations of state and local governments), mortgage-backed securities, collateralized mortgage obligations and corporate bonds. On a short-term basis, our investment policy authorizes investment in federal funds, certificates of deposit and money market investments with insured institutions and with brokerage firms. As permitted by OTS regulations, the Bank has also invested in a mutual fund that invests in affordable housing loans.

Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, requires that securities be categorized as “held to maturity,” “trading securities” or “available-for-sale,” based on management’s intent as to the ultimate disposition of each security. Statement No. 115 allows debt securities to be classified as “held to maturity” and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold these securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security’s prepayment risk, increases in loan demand, or other similar factors cannot be classified as “held to maturity.”

We do not currently use or maintain a trading account. Securities not classified as “held to maturity” are classified as “available-for-sale.” These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of stockholders’ equity.

We do not currently participate in hedging programs, interest rate caps, floors or swaps, or other activities involving the use of off-balance sheet derivative financial instruments, however, we may in the future utilize such instruments if we believe it would be beneficial for managing our interest rate risk. Further, we do not purchase securities which are not rated investment grade.

Actual maturities of the securities held by us may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without prepayment penalties. Callable securities pose reinvestment risk because we may not be able to reinvest the proceeds from called securities at an equivalent or higher interest rate.

Mortgage-Backed Securities and Collateralized Mortgage Obligations. Mortgage-related securities represent a participation interest in a pool of one- to four-family or multi-family mortgages. We primarily invest in mortgage-backed securities secured by one- to four-family mortgages. Our mortgage-related securities portfolio includes mortgage-backed securities issued by U.S. government agencies or government-sponsored entities, such as Freddie Mac, Ginnie Mae, and Fannie Mae, and collateralized mortgage obligations issued by private, non-government, corporate issuers.

The mortgage originators use intermediaries (generally government agencies and government-sponsored enterprises, but also a variety of private corporate issuers) to pool and repackage the participation interests in the form of securities, with investors such as us receiving the principal and interest payments on the mortgages. Securities issued or sponsored by U.S. government agencies and government-sponsored entities are guaranteed as to the payment of principal and interest to investors. Privately issued non-government, corporate issuers’ securities typically offer rates above those paid on government agency issued or sponsored securities, but present higher risk than government agency issued or sponsored securities because they lack the guaranty of those agencies and are generally less liquid investments.

Mortgage-backed securities are pass-through securities typically issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a specific range and have varying maturities. The life of a mortgage-backed security thus approximates the life of the underlying mortgages. Mortgage-backed securities generally yield less than the mortgage loans underlying the securities. The characteristics of the underlying pool of mortgages,i.e., fixed-rate or adjustable-rate, as well as prepayment risk, are passed on to the certificate holder. Mortgage-backed securities are generally referred to as mortgage participation certificates or pass-through certificates.

Collateralized mortgage obligations are pools of mortgages and mortgage-backed securities from which different classes of securities are created with varying maturities and amortization schedules as well as a residual interest with each class having different risk characteristics. The cash flows from the underlying collateral are usually divided into “tranches” or classes whereby tranches have descending priorities with respect to the distribution of principal and interest repayment of the underlying mortgages and mortgage-backed securities as opposed to pass through mortgage-backed securities where cash flows are distributed pro rata to all security holders. Unlike mortgage-backed securities from which cash flow is received and risk is shared pro rata by all securities holders, cash flows from the mortgages and mortgage-backed securities underlying collateralized mortgage obligations are paid in accordance with a predetermined priority to investors holding various tranches of the securities or obligations.

Our policy dictates that we purchase only securities that have an investment grade rating or higher, and that has been our practice. Given the economic environment and current market conditions several of those securities purchased have been downgraded. As of September 30, 2008, we had approximately $17.4 million of classified assets including $10.5 million of special mention assets and $6.9 million of substandard assets that consisted of collateralized mortgage obligations. Of the nine bonds, four bonds with an aggregate carrying value of $9.1 million have been rated CC or equivalent by at least one rating agency, one bond with a carrying value of $2.0 million has been rated B or equivalent by at least one rating agency, and four bonds with an aggregate carrying value of $7.7 million have been rated Ba or equivalent by at least one rating agency. Subsequent to September 30, 2008, two of the watch securities were downgraded below investment grade to Ba3.

To date all of these bonds have performed in accordance with their terms. Management has not taken any impairment charges on these securities. Management will continue to evaluate these securities to determine whether any further declines in value are other-than-temporary. In evaluating these securities management will consider, among other things, the extent and duration of the impairment, the Bank’s ability and intent to hold the securities into the foreseeable future and the issuer’s credit ratings. If management believes that it is not probable that the market value of these securities will recover to the Bank’s adjusted cost, the Bank would record a charge to earnings to reflect the other-than-temporary impairment of these securities.

The following table sets forth certain information regarding the carrying values, weighted average yields and maturities of our investment and mortgage-backed securities portfolio at September 30, 2008. This table shows contractual maturities and does not reflect repricing or the effect of prepayments. Actual maturities may differ.

	At September 30, 2008
	One Year or Less		One to Five Years		Five to Ten Years		More Than Ten Years		Total Securities
	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Market Value
	(Dollars in thousands)

Corporate securities	$1,002	5.65%	$—	—%	$—	—%	$—	—%	$1,002	5.65%	$1,002
U.S. government agency securities	1,000	5.13	—	—	—	—	13,965	5.48	14,965	5.45	14,635
Obligations of state and political subdivisions	—	—	250	3.88	1,799	3.66	—	—	2,049	3.68	1,994
Government National Mortgage Association	—	—	—	—	39	5.23	2,202	5.44	2,241	5.43	2,206
Federal Home Loan Mortgage Corporation	—	—	932	4.50	478	4.50	2,487	4.38	3,896	4.42	3,911
Federal National Mortgage Association	6	5.50	5,649	4.34	2,099	4.61	6,091	5.61	13,846	4.94	13,901
Collateral mortgage obligation	—	—	—	—	3,433	5.32	50,592	5.64	54,025	5.62	44,379
Total	$2,008	5.39%	$6,831	4.35%	$7,848	4.70%	$75,337	5.56%	$92,024	5.39%	$82,028

The following table sets forth the carrying value of our securities portfolio as of September 30, 2008 and at year end for the last several years.

	At September 30,	At December 31,
	2008	2007	2006	2005
	(In thousands)
Investment Securities Available for Sale:
Equity securities	$1,346	$1,701	$1,718	$1,729
U.S. government agency securities	13,624	1,513	12,434	—
Corporate securities	—		—	—
Total investment securities available for sale	14,970	3,214	14,152	1,729

Mortgage-Backed Securities Available for Sale:
Government National Mortgage Association	90	114	200	324
Collateralized mortgage obligations	4,383	—	—	—
Total mortgage-backed securities available for sale	4,473	114	200	324

Investment Securities Held to Maturity:
U.S. government agency securities	1,000	40,251	32,067	35,351
Corporate securities	1,002	1,013	1,028	3,059
Obligations of states and political subdivisions	2,049	6,956	5,550	1,176
Total investment securities held to maturity	4,051	48,220	38,645	39,586

Mortgage-Backed Securities Held to Maturity:
Government National Mortgage Association	2,150	2,798	4,489	7,266
Freddie Mac	3,896	5,557	3,351	2,983
Fannie Mae	13,846	17,690	16,793	18,810
Collateralized mortgage obligations	49,493	55,580	34,353	24,649
Total mortgage-backed securities held to maturity	69,385	81,625	58,985	53,708

Total	$92,899	$133,173	$111,982	$95,348

Sources of Funds

General. Deposits are our major source of funds for lending and other investment purposes. We also have the ability to borrow funds from the Federal Home Loan Bank of New York and the Federal Reserve Bank of Philadelphia to supplement deposits as a source of funds.

In addition, we derive funds from loan and mortgage-backed securities principal repayments, and proceeds from the maturity and call of investment securities. Loan and securities payments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by pricing strategies and money market conditions.

Deposits. Our current deposit products include checking and savings accounts, certificates of deposit and fixed or variable rate individual retirement accounts (IRAs). Deposit account terms vary, primarily as to the required minimum balance amount, the amount of time, if any, that the funds must remain on deposit and the applicable interest rate. The determination of deposit and certificate interest rates is based upon a number of factors, including: (1) need for funds based on loan demand, current maturities of deposits and other cash flow needs; (2) a current survey of a selected group of competitors’ rates for similar products; (3) economic conditions; and (4) business plan projections.

We traditionally have obtained deposits primarily from within New Jersey. In December 2006, we introduced a new product, our CyberSavings account, which has brought deposits into the Bank from throughout the United States. This product is a high-yield, multi-tiered savings account that is accessible only via the internet and is not marketed through our branches or locally. To grow these deposits, we pay a fee to a third party referral website which advertises financial products. We are currently promoting this product by offering the highest tier rate for the first 90 days, regardless of the account balance. CyberSavings accounts grew quickly, totaling approximately $18.9 million by September 30, 2008. We have also created a CyberSaver Supreme account, which requires a minimum balance of $100,000 and have recently created a CyberSaver Gold with a minimum balance of $200,000. Unlike regular CyberSavings, the Supreme and Gold accounts are money market products, as opposed to a savings account.

The Bank is a member of the Certificate of Deposit Account Registry Service (“CDARS®”), which enables the Bank to provide customers with access to up to $50 million in FDIC insurance coverage on certificates of deposit. If a customer places a deposit using the CDARS® service, the deposit is divided into amounts under $100,000 and spread out among other banks that use CDARS® making the full amount eligible for FDIC insurance. For this service, CDARS® charges a fee of between 2.25 and 30 basis points depending on the term of the deposit with our approximate cost at 9.5 basis points reflecting the shorter terms of our deposits. Because a fee is charged, CDARS® deposits are treated as brokered deposits for purposes of FDIC regulations. As of September 30, 2008 the Bank had $40.27 million of CDARS® deposits. We do not otherwise utilize the services of deposit brokers. Premiums or incentives for opening accounts are offered. We periodically select particular certificate of deposit maturities for promotion in connection with asset/liability management and interest rate risk concerns.

The following table sets forth the distribution of deposits by account type as of September 30, 2008 and at year end for the last several years. The increase in money market accounts from 2005 to 2006 is attributable to our introduction in 2005 of a multi-tiered money market account we call the “Money Maker.”

	At September 30,	At December 31,
	2008	2007	2006	2005
	(In thousands)

Noninterest-bearing deposits	$11,002	$10,702	$9,532	$12,123
Savings	68,658	71,009	63,761	62,551
NOW checking	28,210	30,330	35,926	34,560
Money market	47,110	44,561	44,637	24,662
Certificates of deposit	211,664	216,607	162,107	143,648
Total	$366,644	$373,208	$315,963	$277,544

As shown above, $211.7 million of our deposits as of September 30, 2008, representing 57.8% of total deposits at that date, were certificates of deposit. The inflow of certificates of deposit and the retention of such deposits upon maturity are significantly influenced by general interest rates and money market conditions, making certificates of deposit traditionally a more volatile source of funding than core deposits. Our liquidity could be reduced if a significant amount of certificates of deposit maturing within a short period of time were not renewed. To the extent that such deposits do not remain with us, they may need to be replaced with borrowings, which could increase our cost of funds and negatively impact our net interest rate spread and our financial condition. The following table sets forth certificates of deposit classified by interest rate as of September 30, 2008 and at year end for the last several years.

The following table sets forth certificates of deposit classified by interest rate of September 30, 2008 and at year end for the last several years.

	At September 30,	At December 31,
	2008	2007	2006	2005
	(In thousands)
Interest Rate
2.00% or less	$198	$—	$—	$3,328
2.01-4.00%	126,844	24,788	29,261	83,200
4.01-6.00%	84,608	191,663	131,207	55,561
6.01-8.00%	14	156	1,638	1,559
Total	$211,664	$216,607	$162,106	$143,648

As of September 30, 2008, the amount and maturities of our certificates of deposit were as follows:

	Amount Due
	1 Year	1-2 Years	2-3 Years	3-4 Years	4-5 Years	After 5 Years	Total
	(In thousands)
Interest Rate
2.00% or less	$198	$—	$—	$—	$—	$—	$198
2.01-4.00%	104,683	13,672	3,425	981	3,727	359	126,847
4.01-6.00%	46,230	15,163	7,375	5,025	8,455	2,357	84,605
6.01-8.00%	14	—	—	—	—	—	14
Total	$151,125	$28,835	$10,800	$6,006	$12,182	$2,716	$211,664

As of September 30, 2008, our certificates of deposit of $100,000 or more were scheduled to mature as follows:

At September 30, 2008
(In thousands)
Maturity Period
Within nine months	$22,565
Three through six months	9,984
Six through twelve months	14,541
Over twelve months	21,627
$68,717

Borrowings. We periodically borrow funds from the Federal Home Loan Bank of New York to supplement deposits as a source of funds. As of September 30, 2008, our borrowings consisted of $22.5 million of Federal Home Loan Bank overnight repurchase agreements and $13.0 million in long-term borrowings.

Short-term Federal Home Loan Bank advances generally have original maturities of less than one year. The details of our short-term advances during recent periods are shown in the table below. During these periods, we did not have any borrowings (short-term or long-term) other than as shown in the following table.

	At or For the Nine Months	At or For the
	Ended September 30,	Year Ended December 31,
	2008	2007	2006	2005

Federal Home Loan Bank Advances:
Balance outstanding at end of period	$22,493	$10,800	$4,400	$—
Average balance outstanding	12,044	14,141	12,859	197
Maximum amount outstanding at any month-end during the period	27,300	25,700	24,100	—
Average interest rate during the year	1.61%	4.11%	5.36%	4.03%
Weighted average rate at end of year	2.45%	4.99%	5.33%	—

Additional information regarding our borrowings is included under Note __ to our consolidated financial statements beginning on page F-1.

Properties and Equipment

We currently operate from four offices, plus an administrative center, and we own each of those locations. The following table sets forth certain information with respect to our offices at September 30, 2008.

		Net Book
Location	Address	Value

Pitman	101 N. Broadway	$784,515
	Pitman, NJ 08071

Glassboro	680 N. Delsea Drive	479,696
	Glassboro, NJ 08028

Sewell	301 Greentree Road	792,379
	Sewell, NJ 08080

Monroe	425 N. Black Horse Pike	310,869
	Williamstown, NJ 08094

Administration	381 Egg Harbor Road	2,732,444
	Sewell, NJ 08080

	Total	$5,099,903

Legal Proceedings

GCF Bank, from time to time, is a party to routine litigation which arises in the normal course of business, such as claims to enforce liens, condemnation proceedings on properties in which it holds security interests, claims involving the making and servicing of real property loans, and other issues incident to its business. There were no lawsuits pending or known to be contemplated against GCF Bancorp, Inc. or GCF Bank as of September 30, 2008 that were expected to have a material effect on operations or income.

REGULATION

GCF Bank and GCF Bancorp, Inc. operate in a highly regulated industry. This regulation establishes a comprehensive framework of activities in which a savings and loan holding company and federal savings bank may engage and is intended primarily for the protection of the deposit insurance fund and consumers. Set forth below is a brief description of certain laws that relate to the regulation of GCF Bank and GCF Bancorp, Inc. The description does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.

Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution and its holding company, the classification of assets by the institution and the adequacy of an institution’s allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, including changes in the regulations governing mutual holding companies, could have a material adverse impact on GCF Bancorp, Inc., GCF Bank, and their operations. The adoption of regulations or the enactment of laws that restrict the operations of GCF Bank and/or GCF Bancorp, Inc. or impose burdensome requirements upon one or both of them could reduce their profitability and could impair the value of GCF Bank’s franchise, resulting in negative effects on the trading price of GCF Bancorp, Inc. common stock.

Emergency Economic Stabilization Act of 2008

In response to recent unprecedented market turmoil, the Emergency Economic Stabilization Act of 2008 (“EESA”) was enacted on October 3, 2008. EESA authorizes the Secretary of the Treasury to purchase up to $700 billion in troubled assets from financial institutions under the Troubled Asset Relief Program or TARP. Troubled assets include residential or commercial mortgages and related instruments originated prior to March 14, 2008 and any other financial instrument that the Secretary determines, after consultation with the Chairman of the Board of Governors of the Federal Reserve System, the purchase of which is necessary to promote financial stability. If the Secretary exercises his authority under tarp, EESA directs the Secretary of Treasury to establish a program to guarantee troubled assets originated or issued prior to March 14, 2008. The Secretary is authorized to purchase up to $250 million in troubled assets immediately and up to $350 million upon certification by the President that such authority is needed. The Secretary’s authority will be increased to $700 million if the President submits a written report to Congress detailing the Secretary’s plans to use such authority unless Congress passes a joint resolution disapproving such amount within 15 days after receipt of the report. The Secretary’s authority under TARP expires on December 31, 2009 unless the Secretary certifies to Congress that extension is necessary provided that his authority may not be extended beyond October 3, 2010.

Institutions selling assets under TARP will be required issue warrants for common or preferred stock or senior debt to the Secretary. If the Secretary purchases troubled assets directly from an institution without a bidding process and acquires a meaningful equity or debt position in the institution as a result or acquires more than $300 million in troubled assets from an institution regardless of method, the institution will be required to meet certain standards for executive compensation and corporate governance, including a prohibition against incentives to take unnecessary and excessive risks, recovery of bonuses paid to senior executives based on materially inaccurate earnings or other statements and a prohibition against agreements for the payment of golden parachutes. Institutions that sell more than $300 million in assets under TARP auctions will not be entitled to a tax deduction for compensation in excess of $500,000 paid to its chief executive or chief financial official or any its other three most highly compensated officers. In addition, any severance paid to such officers for involuntary termination or termination in connection with a bankruptcy or receivership will be subject to the golden parachute rules under the Internal Revenue Code.

EESA increases the maximum deposit insurance amount up to $250,000 until December 31, 2009 and removes the statutory limits on the FDIC’s ability to borrow from the Treasury during this period. The FDIC may not take the temporary increase in deposit insurance coverage into account when setting assessments. EESA allows financial institutions to treat any loss on the preferred stock of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation as an ordinary loss for tax purposes.

Pursuant to his authority under EESA, the Secretary of the Treasury has created the TARP Capital Purchase Plan under which the Treasury Department will invest up to $250 billion in senior preferred stock of U.S. banks and savings associations or their holding companies. Qualifying financial institutions may issue senior preferred stock with a value equal to not less than 1% of risk-weighted assets and not more than the lesser of $25 billion or 3% of risk-weighted assets. The senior preferred stock will pay dividends at the rate of 5% per annum until the fifth anniversary of the investment and thereafter at the rate of 9% per annum. The senior preferred stock may not be redeemed for three years except with the proceeds from an offering common stock or preferred stock qualifying as Tier 1 capital in an amount equal to not less than 25% of the amount of the senior preferred. After three years, the senior preferred may be redeemed at any time in whole or in part by the financial institution. No dividends may be paid on common stock unless dividends have been paid on the senior preferred stock. Until the third anniversary of the issuance of the senior preferred, the consent of the U.S. Treasury will be required for any increase in the dividends on the common stock or for any stock repurchases unless the senior preferred has been redeemed in its entirety or the Treasury has transferred the senior preferred to third parties. The senior preferred will not have voting rights other than the right to vote as a class on the issuance of any preferred stock ranking senior, any change in its terms or any merger, exchange or similar transaction that would adversely affect its rights. The senior preferred will also have the right to elect two directors if dividends have not been paid for six periods. The senior preferred will be freely transferable and participating institutions will be required to file a shelf registration statement covering the senior preferred. The issuing institution must grant the Treasury piggyback registration rights in subsequent registered offerings. Prior to issuance, the financial institution and its senior executive officers must modify or terminate all benefit plans and arrangements to comply with EESA. Senior executives must also waive any claims against the Department of Treasury.

In connection with the issuance of the senior preferred, publicly-traded participating institutions must issue to the Secretary immediately exercisable 10-year warrants to purchase common stock with an aggregate market price equal to 15% of the amount of senior preferred. The exercise price of the warrants will equal the market price of the common stock on the date of the investment. The Secretary may only exercise or transfer one-half of the warrants prior to the earlier of December 31, 2009 or the date the issuing financial institution has received proceeds equal to the senior preferred investment from one or more offerings of common or preferred stock qualifying as Tier 1 capital. The Secretary will not exercise voting rights with respect to any shares of common stock acquired through exercise of the warrants. The financial institution must file a shelf registration statement covering the warrants and underlying common stock as soon as practicable after issuance and grant piggyback registration rights. The number of warrants will be reduced by one-half if the financial institution raises capital equal to the amount of the senior preferred through one or more offerings of common stock or preferred stock qualifying a Tier 1 capital. If the financial institution does not have sufficient authorized shares of common stock available to satisfy the warrants or their issuance otherwise requires shareholder approval, the financial institution must call a meeting of shareholders for that purpose as soon as practicable after the date of investment. The exercise price of the warrants will be reduced by 15% for each six months that lapse before shareholder approval subject to a maximum reduction of 45%. In lieu of a warrant to purchase common stock, non-publicly-traded participating institutions must issue a warrant to purchase additional preferred stock bearing a dividend rate of 9% per annum from the date of issue. The Treasury Department will immediately exercise these warrants.

Regulation of GCF Bank

General. As a federally chartered, Federal Deposit Insurance Corporation-insured savings bank, GCF Bank is subject to extensive regulation by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. This regulatory structure gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies regarding the classification of assets and the level of the allowance for loan losses. The activities of federal savings banks are subject to extensive regulation, including restrictions or requirements with respect to loans to one borrower, the percentage of non-mortgage loans or investments to total assets, capital distributions, permissible investments and lending activities, liquidity, transactions with affiliates and community reinvestment. Federal savings banks are also subject to reserve requirements imposed by the Federal Reserve System. A federal savings bank’s relationship with its depositors and borrowers is regulated by both state and federal law, especially in such matters as the ownership of savings accounts and the form and content of the bank’s mortgage documents.

GCF Bank must file reports with the Office of Thrift Supervision concerning its activities and financial condition, and must obtain regulatory approvals prior to entering into certain transactions, such as mergers with or acquisitions of other financial institutions. The Office of Thrift Supervision regularly examines GCF Bank and prepares reports to the Bank’s Board of Directors on deficiencies, if any, found in its operations. The Office of Thrift Supervision has substantial discretion to impose enforcement action on an institution that fails to comply with applicable regulatory requirements, particularly with respect to its capital requirements. In addition, the Federal Deposit Insurance Corporation has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular federal savings bank and, if action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances.

Deposit Insurance.The Bank’s deposits are insured to applicable limits by the Federal Deposit Insurance Corporation. Pursuant to the Emergency Economic Stabilization Act of 2008, the maximum deposit insurance amount has been increased from $100,000 to $250,000 until December 31, 2009. On October 13, 2008, the FDIC established a Temporary Liquidity Guarantee Program under which the FDIC will fully guarantee all non-interest-bearing transaction accounts and all senior unsecured debt of insured depository institutions or their qualified holding companies issued between October 14, 2008 and June 30, 2009. Senior unsecured debt would include federal funds purchased and certificates of deposit standing to the credit of the bank. All eligible institutions participate in the program without cost for the first 30 days of the program. After November 12, 2008, institutions will be assessed at the rate of ten basis points for transaction account balances in excess of $250,000 and at the rate of up to 100 basis points of the amount of debt issued. Institutions must have opted out of the Temporary Liquidity Guarantee Program by December 5, 2008 if they do not wish to participate.

Pursuant to the Federal Deposit Insurance Reform Act of 2005 (the “Reform Act”), the FDIC is authorized to set the reserve ratio for the Deposit Insurance Fund annually at between 1.15% and 1.5% of estimated insured deposits. If the Deposit Insurance Fund’s reserves exceed the designated reserve ratio, the FDIC is required to pay out all or, if the reserve ratio is less than 1.5%, a portion of the excess as a dividend to insured depository institutions based on the percentage of insured deposits held on December 31, 1996 adjusted for subsequently paid premiums. Insured depository institutions that were in existence on December 31, 1996 and paid assessments prior to that date (or their successors) are entitled to a one-time credit against future assessments based on their past contributions to the predecessor to the Deposit Insurance Fund.

The FDIC has set the designated reserve ratio at 1.25% of estimated insured deposits. The FDIC has also adopted a risk-based premium system that provides for quarterly assessments based on an insured institution’s ranking in one of four risk categories based on their examination ratings and capital ratios. Well-capitalized institutions with the CAMELS ratings of 1 or 2 are grouped in Risk Category I and have been assessed for deposit insurance at an annual rate of between five and seven basis points with the assessment rate for an individual institution determined according to a formula based on a weighted average of the institution’s individual CAMELS component ratings plus either five financial ratios or the average ratings of its long-term debt. Institutions in Risk Categories II, III and IV are currently assessed at annual rates of 10, 28 and 43 basis points, respectively. The Bank used its special assessment credit to offset the cost of its deposit insurance premium until the third quarter of 2008 when the credit was exhausted.

Due to recent bank failures, the FDIC has determined that the reserve ratio was 1.01% as of June 30, 2008. In accordance with the Reform Act, the FDIC must establish and implement a plan within 90 days to restore the reserve ratio to 1.15% within five years (subject to extension due to extraordinary circumstances). For the quarter beginning January 1, 2009, the FDIC has raised the base annual assessment rate for institutions in Risk Category I to between 12 and 14 basis points while the base annual assessment rates for institutions in Risk Categories II, III and IV would be increased to 17, 35 and 50 basis points, respectively. For the quarter beginning April 1, 2009 the FDIC has proposed to set the base annual assessment rate for institutions in Risk Category I to between 10 and 14 basis points and the base annual assessment rates for institutions in Risk Categories II, III and IV at 20, 30 and 45 basis points, respectively. An institution’s assessment rate could be lowered by as much as two basis points based on the ratio of its long-term unsecured debt to deposits or, for smaller institutions based on the ratio of certain amounts of Tier 1 capital to deposits. The assessment rate would be adjusted for Risk Category I institutions that have a high level of brokered deposits and have experienced higher levels of asset growth (other than through acquisitions) and could be increased by as much as ten basis points for institutions in Risk Categories II, III and IV whose ratio of brokered deposits to deposits exceeds 10%. An institution’s base assessment rate would also be increased if an institution’s ratio of secured liabilities (including FHLB advances) to deposits exceeds 15%. The maximum adjustment for secured liabilities for institutions in Risk Categories I, II, III and IV would be 7, 10, 15 and 22.5 basis points, respectively.

In addition, all FDIC-insured institutions are required to pay assessments to the FDIC to fund interest payments on bonds issued by the Financing Corporation (“FICO”), an agency of the Federal government established to recapitalize the predecessor to the SAIF. The FICO assessment rates, which are determined quarterly, averaged 0.00125% and 0.00118% of insured deposits, respectively, in fiscal years 2008 and 2007. These assessments will continue until the FICO bonds mature in 2017.

Regulatory Capital Requirements. Office of Thrift Supervision capital regulations require savings institutions to meet three minimum capital standards: (1) tangible capital equal to 1.5% of total adjusted assets, (2) “Tier 1” or “core” capital equal to at least 4% (3% if the institution has received the highest possible rating on its most recent examination) of total adjusted assets, and (3) risk-based capital equal to 8% of total risk-weighted assets. At December 31, 2006, GCF Bank was in compliance with the minimum capital standards and qualified as “well capitalized.” For GCF Bank’s compliance with these regulatory capital standards, see Historical and Pro Forma Capital Compliance as well as Note __ to the consolidated financial statements. In assessing an institution’s capital adequacy, the Office of Thrift Supervision takes into consideration not only these numeric factors but also qualitative factors, and has the authority to establish higher capital requirements for individual institutions where necessary.

The Office of Thrift Supervision may require any savings institution that has a risk-based capital ratio of less than 8%, a ratio of Tier 1 capital to risk-weighted assets of less than 4% or a ratio of Tier 1 capital to total adjusted assets of less than 4% (3% if the institution has received the highest rating on its most recent examination) to take certain action to increase its capital ratios. If the savings institution’s capital is significantly below the minimum required levels of capital or if it is unsuccessful in increasing its capital ratios, the institution’s activities may be restricted.

For purposes of the capital regulations, tangible capital is defined as core capital less all intangible assets except for certain mortgage servicing rights. Tier 1 or core capital is defined as common stockholders’ equity, non-cumulative perpetual preferred stock and related surplus, minority interests in the equity accounts of consolidated subsidiaries, and certain non-withdrawable accounts and pledged deposits of mutual savings banks. GCF Bank does not have any non-withdrawable accounts or pledged deposits. Tier 1 and core capital are reduced by an institution’s intangible assets, with limited exceptions for certain mortgage and non-mortgage servicing rights and purchased credit card relationships. Both core and tangible capital are further reduced by an amount equal to the savings institution’s debt and equity investments in “non-includable” subsidiaries engaged in activities not permissible for national banks other than subsidiaries engaged in activities undertaken as agent for customers or in mortgage banking activities and subsidiary depository institutions or their holding companies.

The risk-based capital standard for savings institutions requires the maintenance of total capital of 8% of risk-weighted assets. Total capital equals the sum of core and supplementary capital. The components of supplementary capital include, among other items, cumulative perpetual preferred stock, perpetual subordinated debt, mandatory convertible subordinated debt, intermediate-term preferred stock, the portion of the allowance for loan losses not designated for specific loan losses and up to 45% of unrealized gains on equity securities. The portion of the allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, supplementary capital is limited to 100% of core capital. For purposes of determining total capital, a savings institution’s assets are reduced by the amount of capital instruments held by other depository institutions pursuant to reciprocal arrangements and by the amount of the institution’s equity investments (other than those deducted from core and tangible capital) and its high loan-to-value ratio land loans and non-residential construction loans.

A savings institution’s risk-based capital requirement is measured against risk-weighted assets, which equal the sum of each on-balance-sheet asset and the credit-equivalent amount of each off-balance-sheet item after being multiplied by an assigned risk weight. These risk weights range from 0% for cash to 100% for delinquent loans, property acquired through foreclosure, commercial loans, and certain other assets.

Dividend and Other Capital Distribution Limitations. A savings institution that is a subsidiary of a savings and loan holding company must file an application or a notice with the Office of Thrift Supervision at least thirty days before making a capital distribution, such as paying a dividend to GCF Bancorp, Inc. The Office of Thrift Supervision imposes various restrictions or requirements on the ability of savings institutions to make capital distributions, including cash dividends. A savings institution must file an application for prior approval of a capital distribution if: (i) it is not eligible for expedited treatment under the applications processing rules of the Office of Thrift Supervision; (ii) the total amount of all capital distributions, including the proposed capital distribution, for the applicable calendar year would exceed an amount equal to the savings institution’s net income for that year to date plus the institution’s retained net income for the preceding two years; (iii) it would not adequately be capitalized after the capital distribution; or (iv) the distribution would violate an agreement with the Office of Thrift Supervision or applicable regulations. The Office of Thrift Supervision may disapprove a notice or deny an application for a capital distribution if: (i) the savings institution would be undercapitalized following the capital distribution; (ii) the proposed capital distribution raises safety and soundness concerns; or (iii) the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

Capital distributions by GCF Bancorp, Inc., as a savings and loan holding company, are not subject to the Office of Thrift Supervision capital distribution rules. Because GCF Bancorp, Inc. will contribute such amount of net proceeds as may be necessary to increase GCF Bank’s tangible capital ratio to 10%, however, the amount of cash available at the holding company level for dividends may be limited.

Safety and Soundness Standards. As required by statute, the federal banking agencies have adopted guidelines establishing general standards relating to internal controls, information and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The guidelines require, among other things, the implementation of appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. If it is determined that a savings institution has failed to meet any standard prescribed by the guidelines, the institution may be required to submit an acceptable plan to achieve compliance with the standard.

Qualified Thrift Lender Test. Savings institutions must meet a qualified thrift lender test or they become subject to the business activity restrictions and branching rules applicable to national banks. To qualify as a qualified thrift lender, a savings institution must either (i) be deemed a “domestic building and loan association” under the Internal Revenue Code by maintaining at least 60% of its total assets in specified types of assets, including cash, certain government securities, loans secured by and other assets related to residential real property, educational loans and investments in premises of the institution or (ii) satisfy the statutory qualified thrift lender test set forth in the Home Owners’ Loan Act by maintaining at least 65% of its portfolio assets in qualified thrift investments (defined to include residential mortgages and related equity investments, certain mortgage-related securities, small business loans, student loans and credit card loans). For purposes of the statutory qualified thrift lender test, portfolio assets are defined as total assets minus goodwill and other intangible assets, the value of property used by the institution in conducting its business, and specified liquid assets up to 20% of total assets. A savings institution must maintain its status as a qualified thrift lender on a monthly basis in at least nine out of every twelve months. GCF Bank met the qualified thrift lender test as of December 31, 2006 and in each of the last twelve months and, therefore, qualifies as a qualified thrift lender.

A savings bank that fails the qualified thrift lender test and does not convert to a bank charter generally will be prohibited from: (1) engaging in any new activity not permissible for a national bank, (2) paying dividends not permissible under national bank regulations, and (3) establishing any new branch office in a location not permissible for a national bank in the institution’s home state. In addition, if the institution does not requalify under the qualified thrift lender test within three years after failing the test, the institution would be prohibited from engaging in any activity not permissible for a national bank and would have to repay any outstanding advances from the Federal Home Loan Bank as promptly as possible.

Community Reinvestment Act. Under the Community Reinvestment Act, every insured depository institution, including GCF Bank, has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community. The Community Reinvestment Act requires the depository institution’s record of meeting the credit needs of its community to be assessed and taken into account in the evaluation of certain applications by such institution, such as a merger or the establishment of a branch office by GCF Bank. An unsatisfactory Community Reinvestment Act examination rating may be used as the basis for the denial of an application. GCF Bank received a “satisfactory” rating in its most recent Community Reinvestment Act examination.

Federal Home Loan Bank System. GCF Bank is a member of the Federal Home Loan Bank of New York, which is one of twelve regional federal home loan banks. Each federal home loan bank serves as a reserve or central bank for its members within its assigned region. It is funded primarily from funds deposited by financial institutions and proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes loans to members pursuant to policies and procedures established by its board of directors.

As a member, GCF Bank is required to purchase and maintain stock in the Federal Home Loan Bank of New York in an amount equal to the greater of 1% of our aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year or 5% of our outstanding Federal Home Loan Bank advances.

The Federal Home Loan Banks are required to provide funds for the resolution of troubled savings institutions and to contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of Federal Home Loan Bank dividends paid and could continue to do so in the future. In addition, these requirements could result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members.

The USA Patriot Act. GCF Bank is subject to regulations implementing the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA Patriot Act. The USA Patriot Act gives the federal government powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. By way of amendments to the Bank Secrecy Act, Title III of the USA Patriot Act takes measures intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Further, certain provisions of Title III impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents and parties registered under the Commodity Exchange Act.

Among other requirements, Title III of the USA Patriot Act and the related regulations impose the following requirements with respect to financial institutions:

•

Establishment of anti-money laundering programs that include, at minimum: (i) internal policies, procedures, and controls; (ii) specific designation of an anti-money laundering compliance officer; (iii) ongoing employee training programs; and (iv) an independent audit function to test the anti-money laundering program.

•

Establishment of a program specifying procedures for obtaining identifying information from customers seeking to open new accounts, including verifying the identity of customers within a reasonable period of time.

•	Establishment of appropriate, specific, and, where necessary, enhanced due diligence policies, procedures, and controls designed to detect and report money laundering.

•

Prohibitions on establishing, maintaining, administering or managing correspondent accounts for foreign shell banks (foreign banks that do not have a physical presence in any country), and compliance with certain record keeping obligations with respect to correspondent accounts of foreign banks.

Bank regulators are directed to consider a holding company’s effectiveness in combating money laundering when ruling on applications under the Federal Reserve Act and the Bank Merger Act.

Regulation of GCF Bancorp, Inc.

General. GCF Bancorp, Inc. will be a savings and loan holding company within the meaning of Section 10 of the Home Owners’ Loan Act. It will be required to file reports with the Office of Thrift Supervision and subject to regulation and examination by the Office of Thrift Supervision. GCF Bancorp, Inc. must also obtain regulatory approval from the Office of Thrift Supervision before engaging in certain transactions, such as mergers with or acquisitions of other financial institutions. In addition, the Office of Thrift Supervision has enforcement authority over GCF Bancorp, Inc. and any non-savings institution subsidiaries. This permits the Office of Thrift Supervision to restrict or prohibit activities that it determines to be a serious risk to GCF Bank. This regulation is intended primarily for the protection of the depositors and not for the benefit of stockholders of GCF Bancorp, Inc.

Activities Restrictions. As a savings and loan holding company, GCF Bancorp, Inc. will be subject to statutory and regulatory restrictions on its business activities. The non-banking activities of GCF Bancorp, Inc. and its non-savings institution subsidiaries will be restricted to certain activities specified by Office of Thrift Supervision regulation, which include performing services and holding properties used by a savings institution subsidiary, activities authorized for savings and loan holding companies as of March 5, 1987, and non-banking activities permissible for bank holding companies pursuant to the Bank Holding Company Act of 1956 or authorized for financial holding companies pursuant to the Gramm-Leach-Bliley Act. Before engaging in any non-banking activity or acquiring a company engaged in any such activities, GCF Bancorp, Inc. must obtain prior Office of Thrift Supervision approval of such planned activity or acquisition.

Mergers and Acquisitions. GCF Bancorp, Inc. must obtain approval from the Office of Thrift Supervision before acquiring, directly or indirectly, more than 5% of the voting stock of another savings institution or savings and loan holding company or acquiring such an institution or holding company by merger, consolidation or purchase of its assets. Federal law also prohibits a savings and loan holding company from acquiring more than 5% of a company engaged in activities other than those authorized for savings and loan holding companies by federal law or acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating an application for GCF Bancorp, Inc. to acquire control of a savings institution, the Office of Thrift Supervision would consider the financial and managerial resources and future prospects of GCF Bancorp, Inc. and the target institution, the effect of the acquisition on the risk to the insurance funds, the convenience and the needs of the community and competitive factors.

Acquisition of Control. Under the federal Change in Bank Control Act, a notice must be submitted to the Office of Thrift Supervision if any person (including a company), or group acting in concert, seeks to acquire “control” of a savings and loan holding company or savings association. An acquisition of “control” can occur upon the acquisition of 10% or more of the voting stock of a savings and loan holding company or savings institution or as otherwise defined by the Office of Thrift Supervision. Under the Change in Bank Control Act, the Office of Thrift Supervision has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company.

Federal Securities Laws

General. GCF Bancorp, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued pursuant to the offering. Upon completion of the offering, GCF Bancorp, Inc. common stock will continue to be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. GCF Bancorp, Inc. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act of 2002 implemented various legislative reforms addressing, among other matters, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by Section 302(a) of Sarbanes-Oxley Act and the implementing rules of the Securities and Exchange Commission, GCF Bancorp, Inc.’s Chief Executive Officer and Chief Financial Officer each will be required to certify that its quarterly and annual reports do not contain any untrue statement of a material fact. The rules have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal controls; they have made certain disclosures to our auditors and the audit committee of the Board of Directors about our internal controls; and they have included information in our quarterly and annual reports about their evaluation and whether there have been significant changes in our internal controls or in other factors that could significantly affect internal controls.

TAXATION

Federal Taxation

Savings institutions are subject to the Internal Revenue Code of 1986, as amended, in the same general manner as other corporations. All thrift institutions are now subject to the same provisions as banks with respect to deductions for bad debts. Thrift institutions that are treated as “small banks” (the average adjusted bases for all assets of such institution equals $500 million or less) under the Internal Revenue Code may account for bad debts by using the experience method for determining additions to their bad debt reserve. Thrift institutions that are not treated as small banks must now use the specific charge-off method.

GCF Bancorp, Inc. may exclude from its income 100% of dividends received from GCF Bank as a member of the same affiliated group of corporations. A 70% dividends received deduction generally applies with respect to dividends received from corporations that are not members of such affiliated group.

Gateway Community Financial, MHC, Gateway Community Financial Corp. and GCF Bank file separate federal tax returns. The Bank’s income tax returns have not been audited by the IRS for the past five years.

State Taxation

Gateway Community Financial, MHC, Gateway Community Financial Corp. and GCF Bank file New Jersey income tax returns and are subject to a 9% state income tax that is calculated based on federal taxable income, subject to certain adjustments.

The state income tax returns of Gateway Community Financial, MHC, Gateway Community Financial Corp. and GCF Bank have not been audited during the past five years. For additional information, see Note 11 to the consolidated financial statements beginning on page F-1.

MANAGEMENT

General

GCF Bancorp, Inc.’s Board of Directors is currently composed of eight members, with each director serving for a term of four years in accordance with the requirement in GCF Bancorp, Inc.’s Certificate of Incorporation that directors be divided into four classes, as nearly equal in number as possible, with one class elected annually. Each director of GCF Bancorp, Inc. also serves as a director of Gateway Community Financial, MHC, Gateway Community Financial Corp. and GCF Bank. GCF Bancorp, Inc.’s and GCF Bank’s officers are appointed annually by the Board of Directors and serve at the Board’s discretion.

Directors:	Age*	Position	Director Since(1)	Term Expires

John S. Gligor, Sr.	67	Chairman of the Board and Director	1996	2011
Walter N. Friedrich	59	Vice Chairman of the Board and Director	1993	2012
Robert C. Ahrens	58	President, Chief Executive Officer and Director	1998	2009
Scott P. Newman	41	Director	2004	2009
Dennis L. King	62	Director	1988	2010
Frank D. Wilson	60	Director	2004	2011
Robert A. Jones	86	Director	1963	2010
Steve P. Menzoni	57	Director	2008	2012

Executive Officers Who Are Not Directors:

Timothy P. Hand	44	Executive Vice President and Chief Operating Officer	N/A	N/A
Bruce E. Haines	57	Senior Vice President and Chief Lending Officer	N/A	N/A
Kristin T. McIlvaine	45	Vice President and Chief Financial Officer	N/A	N/A

______________________

*	At December 31, 2008.
(1)

Indicates the year the individual first became a director of GCF Bank. Upon the formation of GCF Bancorp, Inc. in 2008, each person serving at that time as a director of GCF Bank became a director of GCF Bancorp, Inc.

Biographical Information

John S. Gligor, Sr. is Vice President and Partner of Concord Truss Company in Woodbury Heights, New Jersey.

Walter N. Friedrich joined Friedrich Heating & Air Conditioning Inc. in 1972 and became president of the company in 1982.

Robert C. Ahrens joined GCF Bank in June 1973. In March 1997, Mr. Ahrens was appointed president of the Bank and, in January 1998, Mr. Ahrens also became a director of the Bank. Prior to becoming president, Mr. Ahrens held numerous positions with the Bank, including Assistant Treasurer, Treasurer, Chief Lending Officer, Senior Vice President and Executive Vice President.

Scott P. Newman is Vice President of American Title Abstract Corp in Turnersville, New Jersey.

Dennis L. King is currently an adjunct professor at Gloucester County College. He was previously employed by the Bank as vice president and chief financial officer from 1996 to 1999 and as senior vice president and chief financial officer from 1999 to 2002. Prior to his employment with the Bank, Mr. King was the owner and president of Far Horizons Travel in Blackwood, New Jersey and an adjunct professor at Camden County College.

Frank D. Wilson is owner and president of S.J. Graphics (t/a Kiva Printing & Graphics), a small commercial printer on the cutting edge of modern digital technology, located in Westville, New Jersey.

Robert A. Jones is retired from Campbell Soup Company where he was employed from 1947 through 1986 in various positions, including fieldman, purchasing agent and Director of Agricultural Purchasing.

Steve P. Menzoni is a certified public accountant and owner of Menzoni & Associates, LLC, an accounting firm.

Timothy P. Hand joined GCF Bank in 1990. Mr. Hand was appointed Assistant Vice President/Compliance Officer in 1998 and Senior Vice President/Chief Lending Officer in 2002. In 2004, Mr. Hand was appointed to his current position of Executive Vice President/Chief Operating Officer. Prior to joining the Bank, Mr. Hand worked for Dun and Bradstreet.

Bruce E. Haines joined GCF Bank in January 2003 as Manager of Commercial Lending. In January 2004, he was promoted to Vice President and Chief Lending Officer. In January 2006, he was promoted to Senior Vice President and Chief Lending Officer. Prior to joining the Bank, Mr. Haines served as Executive Vice President of Equity Bank in Marlton, New Jersey.

Kristin T. McIlvaine joined GCF Bank as a member of the Board of Directors in 2004. In April 2007, she resigned her seat as a director in order to join the Bank as Vice President of Finance. Ms. McIlvaine was appointed Vice President and Chief Financial Officer in October, 2007 upon the retirement of her predecessor. Ms. McIlvaine is a certified public accountant. Prior to joining the Bank as an employee, Ms. McIlvaine was a partner in the firm of Fitzpatrick & McIlvaine, CPA’s, PC in Sewell, New Jersey. She specialized in tax and financial planning for businesses and individuals.

Compensation of Executive Officers

The following table summarizes all compensation during fiscal 2008 for our principal executive officer, Robert C. Ahrens, and for the two other most highly compensated senior executive officers whose total compensation (exclusive of above-market earnings on deferred compensation) exceeded $100,000 for the last fiscal year.

				Nonqualified
				Deferred
				Compensation	All Other
Name and Position	Year	Salary	Bonus	Earnings	Compensation	Total

Robert C. Ahrens President and CEO	2008	$225,000	$35,000	$3,698	$18,881 (1)	$282,579
Timothy P. Hand EVP and COO	2008	$145,000	$20,000	$2,251	$9,918 (2)	$177,169
Kristin T. McIlvaine VP and CEO	2008	$128,125	$15,000	$--	$7,942 (3)	$151,067

______________

(1)

Consists of $5,993 in compensation attributable to personal use of Company automobile, 401(k) Plan matching contribution of $6,759, $1,247 in paid life insurance premiums, $826 in long-term disability insurance premiums paid and $4,065 in other medical insurance premiums paid.

(2)	Consists of 401(k) Plan matching contribution of $4,350, $891 in paid life insurance premiums, $612 in long-term disability insurance premiums paid and $4,065 in other medical insurance premiums paid.

(3)

Consists of 401(k) Plan matching contributions of $2,662, $358 in paid life insurance premiums, $470 in long-term disability insurance premiums paid and $4,065 in other medical insurance premiums paid.

Executive Incentive Retirement Plan. The Bank’s Executive Incentive Retirement Plan provides for either a lump sum payment or equal annual installments for a period of 15 years commencing on the first day of the calendar month following the termination of employment due to retirement, resignation, disability or death. All payments under the plan are in accordance with Code Section 409A. The amount payable is based on the vested balance of the executive’s accumulated awards plus interest at the prime rate published in The Wall Street Journal, credited annually. The annual awards are based upon a deferred bonus award as a percentage of base salary calculated based upon attainment of targeted annual Bank net income amounts. Such deferred bonus awards vest at the rate of 20% per full year of employment from the date of each award. The participant becomes fully vested in plan awards at age 65 or upon a change in control. Upon the death of the participant, the beneficiary shall receive the remaining balance paid in a lump sum.

401(k) Savings and Profit Sharing Plan. The GCF Bank 401(k) Savings and Profit Sharing Plan is a tax-qualified defined contribution savings plan with a profit sharing component for the benefit of all eligible employees. In addition, employees may also voluntarily elect to defer between 1% and 50% of their compensation as 401(k) savings under the plan, not to exceed applicable limits under federal tax laws. In calendar year 2007, an employee could defer up to the lower of $15,500 or 50% of his salary. Employees age 50 and over may make catch-up contributions ($5,000 in 2007). The plan also provides for matching contributions up to a maximum of 50% of the first 6% of a person’s salary for each participant. Employee contributions are immediately fully vested. Matching contributions are immediately vested.

The Bank’s employees may use their account balances in the 401(k) Savings and Profit Sharing Plan to pay for shares of stock in the stock offering. Employees do not have special rights, however, to subscribe for stock in the offering. Their orders will be allocated under the normal order of subscription rights priority in the same manner as all other eligible depositors. Following the stock offering, Bank employees may purchase additional shares of GCF Bancorp, Inc. common stock through the plan using funds in their GCF Bank 401(k) Savings and Profit Sharing Plan accounts. The plan trustee will purchase such shares in regular open market stock transactions at market prices.

Pension Plan. The Bank maintains a qualified noncontributory defined benefit plan (“Retirement Plan”) for employees. All employees who have worked for a period of six months of service and attainment of age 21 are eligible to accrue benefits under the Retirement Plan. Annual contributions to the Retirement Plan are made in order to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

At the normal retirement age of 65, the plan is designed to provide a single life annuity with no ancillary benefits or a lump sum payout. For a married participant, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant’s death, the participant’s spouse is entitled to receive a benefit equal to 50% of the amount paid during the participant’s lifetime. The joint and survivor annuity will be actuarially equivalent to the single life annuity. If a member dies in active service, after having become fully or partially vested, his beneficiary would be entitled to a lump sum death benefit equal to the commuted value of 84 monthly retirement allowance installments, which would have been payable had his allowance commenced as of the first day of the month in which he died. The regular form of all retirement benefits (normal, early or disability) is guaranteed for the life of the retiree but not less than 84 monthly installments. If a retiree dies before 84 monthly installments have been paid, his beneficiary would be entitled to the commuted value of such unpaid installments paid in a lump sum. Either the member or beneficiary may elect to have this benefit paid in the form of installments.

The annual retirement benefit provided is an amount equal to the sum of 2.75% times years of benefit service (not to exceed 25) times the average annual salary for five consecutive years of highest salary. Retirement benefits are also payable upon retirement due to early and late retirement, disability or death. A reduced benefit is payable upon early retirement at or after age 55. Benefits are payable in various annuity forms.

Employment Agreements and Potential Payments Upon Termination or Change in Control. The Bank has entered into employment agreements with Messrs. Ahrens, Hand, Haines and Ms. McIlvaine. Mr. Ahrens’, Mr. Hand’s, Mr. Haines’ and Ms. McIlvaine’s current base salaries are $250,000, $165,000, $140,000 and $140,125, respectively. Mr. Ahrens’ employment agreements has a term of three years while Mr. Hand’s agreement has a term of two years and Mr. Haines’ and Ms. McIlvaine’s agreements have terms of one year. Each of the agreements provides for an annual one-year extension of the term of the agreement upon determination of the Board of Directors that the executive’s performance has met the requirements and standards of the Board, so that the remaining term of the agreement continues to be three years, in the case of Mr. Ahrens, two years in the case of Mr. Hand and one year, in the case of Mr. Haines and Ms. McIlvaine. If the Bank terminates Messrs. Ahrens, Hand, Haines or McIlvaine without “just cause” as defined in the agreement, they will be entitled to a continuation of their salary from the date of termination through the remaining term of their agreement, but in no event for a period of less than 12 months and during the same period, the cost of obtaining all health, life, disability, and other benefits at levels substantially equal to those being provided on the date of termination of employment. Messrs. Ahrens’, Hand’s, Haines’ and Ms. McIlvaine’s employment agreements provide that if their employment is terminated without just cause within one year of a change in control, they will be paid an amount equal to approximately three times their base salary for Mr. Ahrens, two years for Mr. Hand and one year in the case of Mr. Haines and Ms. McIlvaine.

Compensation of Directors

The following table summarizes compensation to our directors during 2008. Currently each director of the Bank also serves on the Boards of Gateway Community Financial Corp. or Gateway Community Financial, MHC. At this time, no additional compensation is paid for service on those Boards; the directors are compensated only by the Bank. Mr. Ahrens, who is the only director at this time who is also an employee, is not compensated for serving as a director.

		Nonqualified
		Deferred
	Fees Earned or	Compensation	All Other
Name	Paid in Cash	Earnings (1)	Compensation	Total

John S. Gligor, Sr.	$39,000	$8,322	$--	$47,322
Walter N. Friedrich	$31,450	$14,320	$7,151	$52,921
Robert A. Jones	$26,900	$7,932	$--	$34,832
Dennis L. King	$27,350	$16,436	$--	$43,786
Steve P. Menzoni	$28,000	$7,625	$--	$35,625
Scott P. Newman	$26,225	$12,847	$--	$39,072
Frank D. Wilson	$26,950	$72,955	$49,881	$149,786

______________

(1)	Represents increase in the aggregate present value of the accrued benefit under the Director Fee Continuation Plan between December 31, 2007 and December 31, 2008.

As shown in the above table, there was no compensation to the directors during 2007 other than (i) the cash fees paid for board meeting and committee meeting attendance and (ii) accruals under our Director Fee Continuation Plan. Directors currently are paid an annual retainer of $10,000 and a fee of $1,200 per board meeting attended including telephone attendance. For 2009, the retainer will increase to $20,000 annually. The higher amount of 2008 cash fees for Board and committee meeting attendance shown in the above table for Messrs. Gligor and Friedrich is because they served as Chairman and Vice Chairman, respectively, of the Board of Directors during 2008 and the Chairman and Vice Chairman currently are paid a fee of $2,100 and $1,600, respectively, per board meeting attended, as compared to $1,200 paid to the other directors. The aggregate amount of cash fees for Board and committee meeting attendance varies from year to year and varies among the individual directors because fees are only paid for meetings attended and some directors may attend more meetings than others. Also, the directors generally rotate committee assignments and the committees do not all meet the same number of times each year. Committee chairman and directors are currently paid $300 and $250, respectively, per committee meeting attended.

Director Fee Continuation Plan. GCF Bank’s Director Fee Continuation Plan provides retirement benefits to the directors of GCF Bank. The retirement benefit is calculated as 50% of the average of the three years highest years of the director’s total compensation. The benefit is payable upon normal retirement age of 80 or upon attainment of age 65 and ten years of service as a director. Such benefit is payable annually for 10 years. If the director dies prior to receiving the 10 annual payments, the remaining payments may be made in a lump sum or annual installments to his beneficiary. If the director dies prior to normal retirement age, the benefit is payable in either a lump sum or 10 annual installments to his beneficiary.

Vesting in this plan is 10% for each full year of service. If the director terminates service prior to normal retirement date, the director will receive the accrued balance of the account multiplied by the vested percentage. This severance compensation shall be paid in 10 equal annual payments.

Upon a change in control, if the director suffers a termination of service, then the director shall receive the normal retirement benefits, as if the director had been serving the Bank until the normal retirement age.

Future Stock Benefit Plans

Employee Stock Ownership Plan. The Bank intends to establish the GCF Bank Employee Stock Ownership Plan for the exclusive benefit of participating employees of GCF Bank, to be implemented prior to the completion of the offering. Participating employees are salaried, full-time employees who have completed at least one year of service and have attained the age of 21. An application for a letter of determination as to the tax-qualified status of the GCF Bank Employee Stock Ownership Plan will be submitted to the IRS. Although no assurances can be given, we expect that a favorable letter of determination will be received from the IRS.

The GCF Bank Employee Stock Ownership Plan is to be funded by contributions made by GCF Bank in cash or common stock. Benefits may be paid either in shares of the common stock or in cash. The GCF Bank Employee Stock Ownership Plan will borrow funds with which to acquire up to 8% of the shares sold in the offering.

The GCF Bank Employee Stock Ownership Plan may elect, in whole or in part, to fill its order through open market purchases subsequent to the closing of the offering, subject to any required regulatory approval. It intends to borrow funds from GCF Bancorp, Inc. The loan is expected to be for a term of twenty years at an annual interest rate equal to the prime rate published in The Wall Street Journal. Presently it is anticipated that the GCF Bank Employee Stock Ownership Plan will purchase up to 8% of the shares sold in the offering. The loan will be secured by the shares purchased and earnings of employee stock ownership plan assets. Shares purchased with loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. It is anticipated that all contributions will be tax-deductible.

Contributions to the GCF Bank Employee Stock Ownership Plan and shares released from the suspense account will be allocated annually among participants on the basis of total taxable cash compensation. All participants must have completed a year of service during the plan year, or have terminated employment following death, disability or retirement, in order to receive an allocation. Employment service before the adoption of the GCF Bank Employee Stock Ownership Plan shall be credited for the purposes of vesting. Contributions to the GCF Bank Employee Stock Ownership Plan by GCF Bank are discretionary and as a result benefits payable under the GCF Bank Employee Stock Ownership Plan cannot be estimated.

The Board of Directors has appointed the non-employee directors to a committee that will administer the GCF Bank Employee Stock Ownership Plan and serve as its trustees. The trustees must vote all allocated shares as directed by plan participants. Unallocated shares and allocated shares for which no timely direction is received will be voted as directed by the Board of Directors or the GCF Bank Employee Stock Ownership Plan’s committee, subject to the trustees’ fiduciary duties.

Stock Option Plan. We intend to adopt a stock option plan for the benefit of directors and officers after the passage of at least six months following the completion of the offering. Up to 5.0% of the total number of shares of common stock outstanding after the offering will be reserved for issuance under the stock option plan. No determinations have been made as to any specific grants to be made under the stock option plan or the terms thereof.

The purpose of the stock option plan will be to attract and retain qualified personnel in key positions, provide officers and directors with a proprietary interest in GCF Bancorp, Inc. as an incentive to contribute to our success and reward directors and officers for outstanding performance. Although the terms of the stock option plan have not yet been determined, it is expected that the stock option plan will provide for the grant of: (1) options to purchase the common stock intended to qualify as incentive stock options under the Internal Revenue Code (incentive stock options); and (2) options that do not so qualify (non-incentive stock options). The exercise price of any options will be not less than the fair market value of the common stock on the date of grant. Any stock option plan would be in effect for up to 10 years following the earlier of adoption by the Board of Directors or approval by the stockholders. Options would expire no later than 10 years following the date granted and would expire earlier if the option committee so determines or in the event of termination of employment. Options would be granted based upon several factors, including seniority, job duties and responsibilities and job performance.

Restricted Stock Plan. We also intend to establish a restricted stock plan to provide our officers and directors with a proprietary interest in GCF Bancorp, Inc. after the passage of at least six months following the completion of the offering. The restricted stock plan is expected to provide for the award of common stock, subject to vesting restrictions, to eligible officers and directors.

We expect to contribute funds to the restricted stock plan to acquire, in the aggregate, up to 3.0% of the total number of shares of common stock outstanding after the offering, including shares held by Gateway Community Financial, MHC. Shares used to fund the restricted stock plan may be acquired through open market purchases or provided from authorized but unissued shares. No determinations have been made as to the specific terms of the restricted stock plan.

If we implement the restricted stock plan within one year of the offering and GCF Bank’s tangible capital following the stock offering is more than 10%, then the number of shares that may be awarded under the restricted stock plan may be increased to 4.0% of the total shares outstanding.

Dilution. While our intention is to fund the stock option plan and restricted stock plan through open market purchases, stockholders will experience a reduction or dilution in ownership interest if the plans are instead funded with newly-issued shares.

The issuance of authorized but unissued shares of stock to the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 2.9%.

The issuance of authorized but unissued shares of stock to the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.76%.

Stockholder Approval of Stock Options and Restricted Stock. We will submit the stock options plan and restricted stock plan to stockholders for their approval, at which time we will provide stockholders with detailed information about the plans and the required approval. Under Office of Thrift Supervision regulations, the stock option plan and restricted stock plan must be approved by a majority of the total votes eligible to be cast if they are adopted within one year after the Conversion. The stock option plan and restricted stock plan will comply with all applicable Office of Thrift Supervision regulations in effect at the time the plans are adopted.

Transactions with Management and Others

No directors, executive officers or their immediate family members were engaged, directly or indirectly, in transactions with GCF Bancorp, Inc. or GCF Bank (excluding loans with the Bank) during 2007 or 2006 that exceeded the lesser of $120,000 or 1% of its average total assets for the past two fiscal year ends.

GCF Bank makes loans to its officers, directors and employees in the ordinary course of business. Such loans do not include more than the normal risk of collectibility or present other unfavorable features.

Such loans are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to GCF Bank.

Director Independence

Other than Mr. Robert C. Ahrens, who is our President and Chief Executive Officer, each member of our Board of Directors is an outside director independent of management, GCF Bancorp, Inc. and GCF Bank. Each is free of any relationship that would interfere with the exercise of independent judgment in carrying out their duties as directors. The Board of Directors carefully monitors any situation that could cause a member to cease to be independent under the requirements of the NASDAQ Stock Market. Each director, other than Mr. Ahrens, currently qualifies as independent under the rules of the NASDAQ Stock Market.

Proposed Stock Purchases by Management

Preliminary indications from our directors and executive officers and their associates are that they will subscribe for an aggregate of approximately 142,500 shares in the stock offering. If 2,300,000 shares are sold (the midpoint of the offering range), their anticipated purchases would represent 6.2% of the total shares outstanding after the offering, At the maximum of the offering range, this percentage would decrease to 5.4%.

The following table sets forth the amount of stock that our directors and executive officers have indicated that they intend to purchase in the offering. The intended purchases of each director’s or officer’s associates are included in that director’s or officer’s total. Employees of GCF Bank will be able to use their account balances in the Bank’s 401(k) Savings and Profit Sharing Plan to pay for shares of stock purchased in the offering, and shares that the executive officers intend to purchase through this plan are included in the amounts shown below. Directors do not participate in the Bank’s 401(k) plan.

	Percentage
Name	Number of Shares	Minimum	Midpoint	Maximum	Adjusted Maximum

John S. Gligor, Sr.	25,000	1.28%	1.09%	0.95%	0.83%
Walter N. Friedrich	15,000	0.77	0.65	0.57	0.50
Robert C. Ahrens	12,500	0.64	0.54	0.47	0.41
Scott P. Newman	20,000	1.02	0.87	0.76	0.66
Dennis L. King	2,500	0.13	0.11	0.09	0.08
Frank D. Wilson	25,000	1.28	1.09	0.95	0.83
Robert A. Jones	5,000	0.26	0.22	0.19	0.17
Steve P. Menzoni	7,500	0.38	0.33	0.28	0.25
Timothy P. Hand	12,500	0.64	0.54	0.47	0.41
Bruce E. Haines	12,500	0.64	0.54	0.47	0.41
Kristin T. McIlvaine	5,000	0.26	0.22	0.95	0.83
Total	142,500	7.29%	6.20%	5.39%	4.73%

The purchases by the GCF Bank Employee Stock Ownership Plan and any stock benefit plans to be adopted following the stock offering will increase the insiders’ ownership of shares.

Purchases of common stock in the offering by directors and executive officers and their associates will be counted toward the minimum of 1,955,000 shares required to be sold to public stockholders to complete the offering. Management may, but is not required to, purchase additional shares in the offering to satisfy this minimum, subject to the limitation on the individual maximum share purchase limitations and the requirement that directors, executive officers and their associates may not purchase, in the aggregate, more than 30% of the shares sold in the offering.

THE CONVERSION

The Board of Directors adopted the Plan of Conversion and Reorganization authorizing the conversion on October 27, 2008, subject to the approval of the Office of Thrift Supervision, members of Gateway Community Financial, MHC and the satisfaction of certain other conditions. We received authorization from the Office of Thrift Supervision to conduct the conversion on __________, 2009. Office of Thrift Supervision authorization does not constitute a recommendation or endorsement of an investment in our stock by the Office of Thrift Supervision.

General

On October 27, 2008, the Board of Directors adopted the plan of conversion and reorganization, which was subsequently amended. In accordance with the plan, Gateway Community Financial, MHC will convert from a mutual holding company to a full stock corporation. Gateway Community Financial, Inc. is owned by Gateway Community Financial, MHC. Upon consummation of the conversion, Gateway Community Financial, MHC will cease to exist. Gateway Community Financial, Inc. has no public stockholders. After the conversion, GCF Bank will be a wholly-owned subsidiary of GCF Bancorp, Inc.

Effects of the Conversion on Depositors, Borrowers and Members

General. Each depositor in GCF Bank has both a deposit account in GCF Bank and a pro rata ownership interest in the net worth of Gateway Community Financial, MHC based upon the balance in his account. This interest may only be realized in the event of a liquidation of Gateway Community Financial, MHC and GCF Bank. However, this ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in Gateway Community Financial, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account, but nothing for his ownership interest in the net worth of Gateway Community Financial, MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that Gateway Community Financial, MHC and GCF Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Gateway Community Financial, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

When a mutual holding company converts to stock form, permanent nonwithdrawable capital stock is created in the stock holding company to represent the ownership of the subsidiary institution’s net worth. The common stock is separate and apart from deposit accounts and cannot be and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Certificates are issued to evidence ownership of the capital stock. The stock certificates are transferable and, therefore, the stock may be sold or traded if a purchaser is available with no effect on any account the seller may hold in GCF Bank.

Continuity.The stock offering will not have any effect on GCF Bank’s present business of accepting deposits and investing its funds in loans and other investments permitted by law. The stock offering will not result in any change in the existing services provided to depositors and borrowers, or in existing offices, management, and staff. After the stock offering, GCF Bank will continue to be subject to regulation, supervision, and examination by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.

Deposits and Loans. Each holder of a deposit account in GCF Bank at the time of the stock offering will continue as an account holder in GCF Bank after the stock offering, and the stock offering will not affect the deposit balance, interest rate, or other terms. Each deposit account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the stock offering. Depositors will continue to hold their existing certificates, savings records, checkbooks, and other evidence of their accounts. The stock offering will not affect the loans of any borrower from GCF Bank. The amount, interest rate, maturity, security for, and obligations under each loan will remain contractually fixed as they existed prior to the stock offering.

Voting Rights of Members. At present, all depositors and certain borrowers of GCF Bank are members of, and have voting rights in, Gateway Community Financial, MHC as to all matters requiring membership action. Upon completion of the conversion, Gateway Community Financial, MHC will cease to exist and depositors and borrowers will cease to be members of Gateway Community Financial, MHC and will no longer be entitled to vote at meetings of Gateway Community Financial, MHC. Upon completion of the conversion, GCF Bancorp, Inc. will be the sole stockholder of GCF Bank and have all voting rights in GCF Bank. Stockholders of the GCF Bancorp, Inc. will have exclusive voting rights in such corporation. Depositors of GCF Bank will not have voting rights after the conversion except to the extent that they become our stockholders through the purchase of common stock.

Tax Effects. Gateway Community Financial Corp. has received an opinion from Malizia Spidi & Fisch, PC and an opinion from S.R. Snodgrass, A.C. with regard to federal and state income taxation, respectively, to the effect that the adoption and implementation of the plan of conversion and reorganization will not be taxable for federal or state income tax purposes to Gateway Community Financial Corp., Gateway Community Financial, MHC, members of Gateway Community Financial, MHC, eligible account holders, supplemental eligible account holders or GCF Bank. See Federal and State Tax Consequences of the Conversion [at page __].

Effect on Liquidation Rights. Each depositor in GCF Bank has both a deposit account in GCF Bank and a pro rata ownership interest in the net worth of Gateway Community Financial, MHC based upon the balance in his account. This interest may only be realized in the event of a complete liquidation of Gateway Community Financial, MHC and GCF Bank. However, this ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in Gateway Community Financial, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the deposit account but nothing for his ownership interest in the net worth of Gateway Community Financial, MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the highly unlikely event that Gateway Community Financial, MHC and GCF Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Gateway Community Financial, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

In the unlikely event that GCF Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, also would be paid first, followed by distribution of the “liquidation account” to depositors as of [March 31, 2009] and June 30, 2007 who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to GCF Bancorp, Inc. as the holder of GCF Bank’s capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See Liquidation Rights [at page __].

Federal and State Tax Consequences of the Conversion

We have received opinions from Malizia Spidi & Fisch, PC, and from S.R. Snodgrass, A.C. on the federal and New Jersey tax consequences, respectively, of the stock offering. The opinions have been filed as exhibits to the registration statement of which this prospectus is a part and cover those federal tax matters that are material to the transaction. The opinions are made in reliance upon various statements, representations and declarations as to matters of fact made by us, as detailed in the opinions. The opinions provide that:

The transactions qualify as statutory mergers and each merger required by the Plan qualifies as a reorganization within the meaning of the Internal Revenue Code Section 368(a)(1)(A). Gateway Community Financial, MHC, GCF Bancorp, Inc., Gateway Community Financial Corp., and GCF Bank will be a party to a “reorganization” as defined in the Internal Revenue Code Section 368(b).

•

Gateway Community Financial, MHC will not recognize any gain or loss on the transfer of its assets to GCF Bank in exchange for GCF Bank liquidation interests for the benefit of Gateway Community Financial, MHC members who remain members of GCF Bank.

•	No gain or loss will be recognized by GCF Bank upon the receipt of the assets of Gateway Community Financial, MHC in exchange for the transfer to the members of GCF Bank liquidation interests.
•	No gain or loss will be recognized by GCF Bank upon the receipt of the assets of Interim Bank #2 (Gateway Community Financial Corp.) and Interim Bank #3 pursuant to the conversion.
•	No gain or loss will be recognized by Interim Bank #2 (GCF Bancorp, Inc. following its conversion to a federal stock savings bank) pursuant to the conversion.
•

The reorganization of GCF Bancorp, Inc. as the holding company of GCF Bank qualifies as a reorganization within the meaning of Code Section 368(a)(1)(A) by virtue of Internal Revenue Code Section 368(a)(2)(E). Therefore, GCF Bank, GCF Bancorp, Inc. and Interim Bank #3 will each be a party to a reorganization, as defined in Internal Revenue Code Section 368(b).

•	No gain or loss will be recognized by Interim Bank #3 upon the transfer of its assets to GCF Bank pursuant to the conversion.

•	Members will recognize no gain or loss upon the receipt of GCF Bank liquidation interests.
•	No gain or loss will be recognized by GCF Bancorp, Inc. upon the receipt of Bank Stock.
•	No gain or loss will be recognized by GCF Bancorp, Inc. on the receipt of money in exchange for stock of GCF Bancorp, Inc. sold in the offering.
•

No gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon the distribution to them of the non-transferable subscription rights to purchase shares of stock of GCF Bancorp, Inc.

The opinion in the last bullet above is predicated on representations from GCF Bank, GCF Bancorp, Inc., Gateway Community Financial Corp. and Gateway Community Financial, MHC that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. The opinion in the last bullet above is based on the position that the subscription rights to purchase shares of common stock received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have a fair market value of zero. In reaching their opinion stated in the second bullet above, Malizia Spidi & Fisch, PC has noted that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipients with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Malizia Spidi & Fisch, PC believes that it is more likely than not that the fair market value of the subscription rights to purchase common stock is zero and has noted in its opinion that it is not aware of the Internal Revenue Service claiming in any similar transaction that subscription rights have any market value. In that there are no judicial opinions or official Internal Revenue Service positions on this issue, however, such position related to subscription rights is a reasoned conclusion rather than an absolute conclusion. Such conclusion is, however, supported by the representation from Feldman Financial Advisors, Inc. that the subscription rights do not have any value when they are distributed or exercised. If the Internal Revenue Service disagrees with this valuation of subscription rights and determines that such subscription rights have value, income may be recognized by recipients of these rights in certain cases, regardless of whether the rights are exercised. This income may be capital gain or ordinary income, and GCF Bancorp, Inc. could recognize gain on the distribution of these rights.

We are also subject to New Jersey income taxes and have received an opinion from S.R. Snodgrass, A.C. that the stock offering will be treated for New Jersey state tax purposes similarly to the treatment of the stock offering for federal tax purposes.

Unlike a private letter ruling from the Internal Revenue Service, the federal and state tax opinions have no binding effect or official status, and no assurance can be given that the conclusions reached in any of those opinions would be sustained by a court if contested by the Internal Revenue Service or the New Jersey tax authorities. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisers as to the tax consequences in the event the subscription rights are determined to have any market value.

Liquidation Rights

In the unlikely event of a complete liquidation of Gateway Community Financial Corp. prior to the conversion, all claims of creditors of Gateway Community Financial Corp., including those of depositors to the extent of their deposit balances, would be paid first. Thereafter, if there were any assets of Gateway Community Financial Corp. remaining, these assets would be distributed to Gateway Community Financial, MHC. In the unlikely event that Gateway Community Financial, MHC and Gateway Community Financial Corp. are liquidated prior to the conversion, all claims of creditors would be paid first. Then, if there were any assets of Gateway Community Financial, MHC remaining, members of Gateway Community Financial, MHC would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in GCF Bank immediately prior to liquidation. In the unlikely event that GCF Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” to certain depositors, with any assets remaining thereafter distributed to GCF Bancorp, Inc. as the holder of GCF Bank capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

The plan of conversion and reorganization provides for the establishment, upon the completion of the conversion, of a special “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders (as those terms are defined in the plan of conversion and reorganization) in an amount equal to the greater of:

(1)

Gateway Community Financial, MHC’s ownership interest (i.e., 100.00%) in the stockholders’ equity of Gateway Community Financial Corp. as of the date of its latest balance sheet contained in this prospectus; or

(2)	the net worth of GCF Bank as of the latest statement of financial condition contained in this prospectus.

The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with GCF Bank after the conversion with an interest in the unlikely event of the complete liquidation of GCF Bank after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder that continues to maintain his deposit account at GCF Bank, would be entitled, on a complete liquidation of GCF Bank after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of GCF Bancorp, Inc. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, checking accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in GCF Bank on June 30, 2007 or [March 31, 2009]. Each Eligible Account Holder and Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on June 30, 2007 or [March 31, 2009] bears to the balance of all deposit accounts in GCF Bank on such dates.

If, however, on any December 31 annual closing date commencing after the completion of the conversion, the amount in any such deposit account is less than the amount in the deposit account on June 30, 2007 or [March 31, 2009] or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to GCF Bancorp, Inc. as the sole stockholder of GCF Bank.

Amendment or Termination of the Plan of Conversion and Reorganization

If deemed necessary or desirable by the Board of Directors, the plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time prior to the solicitation of proxies from members and stockholders to vote on the plan and at any time thereafter with the concurrence of the Office of Thrift Supervision. Any amendment to the plan made after approval by the members with the concurrence of the Office of Thrift Supervision shall not necessitate further approval by the members unless otherwise required by the Office of Thrift Supervision. The plan shall terminate if the sale of all shares of conversion stock is not completed within 24 months from the date of the special meeting of members. Prior to the special meeting of members, the plan may be terminated by the Board of Directors without approval of the Office of Thrift Supervision; after the special meeting, the Board of Directors may terminate the plan only with the approval of the Office of Thrift Supervision.

Conditions to the Conversion

We cannot complete our conversion and our offering unless:

(1)	We sell a minimum of 1,955,000 shares of common stock; and
(2)	The plan of conversion is approved by at least a majority of the votes eligible to be cast by members of Gateway Community Financial, MHC;

The plan of conversion and reorganization must also be approved by the Office of Thrift Supervision, which has given its conditional approval. If such conditions are not met before we complete the offering, all funds received will be promptly returned with interest at GCF Bank’s regular savings rate and all withdrawal authorizations will be canceled. The stock purchases of our officers and directors will be counted for purposes of meeting the minimum number of shares. Gateway Community Financial, MHC intends to vote its 100% ownership interest in favor of the conversion.

THE OFFERING

The Board of Directors adopted the plan authorizing the conversion on October 27, 2008, subject to the approval of the Office of Thrift Supervision. We received authorization from the Office of Thrift Supervision to conduct the stock offering on __________, 2009. Office of Thrift Supervision authorization does not constitute a recommendation or endorsement of an investment in our stock by the Office of Thrift Supervision.

General

On October 27, 2008, the Board of Directors adopted the plan of conversion and reorganization, which was subsequently amended, pursuant to which GCF Bancorp, Inc. will sell shares of common stock to eligible depositors of GCF Bank in a subscription offering and, if necessary, to the general public if a community and/or a syndicated community offering is held. The Board of Directors unanimously adopted the plan after consideration of the advantages and the disadvantages of the stock offering. After we receive the required authorization from the Office of Thrift Supervision, the stock will be issued. The stock offering will be accomplished in accordance with the procedures set forth in the plan, the requirements of applicable laws and regulations, and the policies of the Office of Thrift Supervision.

We are offering between a minimum of 1,955,000 shares and an anticipated maximum of 2,645,000 shares of common stock in the offering (subject to adjustment to up to 3,041,750 shares if our estimated pro forma market value has increased at the conclusion of the offering), which will expire at 12:00 noon, eastern time, on ___________, 2009, unless extended. See Deadlines for Purchasing Stock at page __. The minimum purchase is 25 shares of common stock (minimum investment of $250). Our common stock is being offered at a fixed price of $10.00 per share in the offering.

In accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, subscriber funds will be placed in a segregated account at GCF Bank no later than noon of the business day following receipt and pending completion or termination of the offering, subscription funds received by us will be invested only in investments permissible under Rule 15c2-4.

Conduct of the Offering

Subject to the limitations of the plan of conversion and reorganization adopted by our Board of Directors, shares of common stock are being offered in descending order of priority in the subscription offering to:

•	Eligible Account Holders (depositors at the close of business on June 30, 2007 with deposits of at least $50.00);
•	the employee stock ownership plan;
•	Supplemental Eligible Account Holders (depositors at the close of business on [March 31, 2009] with deposits of at least $50.00); and
•	Other Members (depositors at the close of business on ___________, 2009 and borrowers as of ____________, 2009 who have been borrowers continuously since __________, 200_.)

To the extent that shares remain available and depending on market conditions during the subscription offering, we may conduct a community offering and possibly a syndicated community offering. The community offering, if any, may commence simultaneously with, during or subsequent to the completion of the subscription offering. A syndicated community offering, if we conduct one, would commence just prior to, or as soon as practicable after, the termination of the community offering. In any community offering or syndicated community offering, we will first fill orders for our common stock in an equitable manner as determined by the Board of Directors in order to achieve a wide distribution of the stock.

Shares sold above the maximum of the offering range may be sold to the employee stock ownership plan before satisfying remaining unfilled orders of Eligible Account Holders to fill the plan’s subscription, or the plan may purchase some or all of the shares covered by its subscription after the offering in the open market, subject to any required regulatory approval.

Subscription Offering

Subscription Rights. Non-transferable subscription rights to subscribe for the purchase of common stock have been granted under the plan of conversion and reorganization to the following persons:

Priority 1: Eligible Account Holders. Each Eligible Account Holder will receive, without payment therefor, non-transferable subscription rights to purchase, combined with shares received by that Eligible Account Holder as an existing stockholder pursuant to the exchange ratio in the conversion, and subject to the overall limitations described under The Stock Offering B Limitations on Purchases of Stock, up to the greater of:

(i)	the maximum purchase limitation in the community offering (i.e., 40,000 shares);
(ii)	one-tenth of 1% of the total shares of common stock offered in the subscription offering; and
(iii)

15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription offering by a fraction, of which the numerator is the amount of the qualifying deposits of the Eligible Account Holder and the denominator is the total amount of all qualifying deposits of all Eligible Account Holders.

If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares ordered. Thereafter, unallocated shares will be allocated to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each subscriber’s qualifying deposit bears to the total amount of qualifying deposits of all subscribing Eligible Account Holders, in each case on June 30, 2007, whose subscriptions remain unfilled. Subscription rights received by officers and directors, based on their increased deposits in GCF Bank in the one year preceding the eligibility record date will be subordinated to the subscription rights of other eligible account holders. To ensure proper allocation of stock, each Eligible Account Holder must list on his order form all accounts in which he had an ownership interest on June 30, 2007. In the event of an oversubscription at the Eligible Account Holder level, failure to list an account could result in fewer shares being allocated to that Eligible Account Holders than if all accounts had been disclosed.

Priority 2: The Employee Plans. The tax qualified employee plans may be given the opportunity to purchase in the aggregate up to 10% of the common stock issued in the subscription offering. It is expected that the employee stock ownership plan will purchase up to 8% of the common stock issued in the offering. If an oversubscription occurs in the offering by Eligible Account Holders, the employee stock ownership plan may, in whole or in part, fill its order through open market purchases subsequent to the closing of the offering, subject to any required regulatory approval.

Priority 3: Supplemental Eligible Account Holders. If there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the employee stock ownership plan and other tax-qualified employee stock benefit plans, each Supplemental Eligible Account Holder, will receive, without payment therefor, non-transferable subscription rights to purchase, combined with any shares received by that Supplemental Eligible Account Holder as an existing stockholder pursuant to the exchange ratio in the conversion, and subject to the overall limitations described under The Stock Offering B Limitations on Purchases of Common Stock,up to the greater of:

(i)	the maximum purchase limitation in the community offering (i.e., 40,000 shares);
(ii)	one-tenth of 1% of the total shares of common stock offered in the subscription offering; and
(iii)

15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription offering by a fraction, of which the numerator is the amount of the qualifying deposits of the Eligible Account Holder and the denominator is the total amount of all qualifying deposits of all Eligible Account Holders.

If Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the employee stock ownership plan and other tax-qualified employee stock benefit plans, if any, is in excess of the total number of shares offered in the offering, the shares of common stock will be allocated among subscribing Supplemental Eligible Account Holders first so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares ordered. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that each subscriber’s qualifying deposits bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders, in each case on [March 31, 2009], whose subscriptions remain unfilled. To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his order form all accounts in which he had an ownership interest as of [March 31, 2009]. In the event of an oversubscription at the Supplemental Eligible Account Holder level, failure to list an account could result in fewer shares being allocated to that Supplemental Eligible Account Holder than if all accounts had been listed.

Priority 4: Other Members. To the extent that there are shares remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each member of Gateway Community Financial, MHC (depositor of GCF Bank) on the voting record date of ______________, 2009 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to 40,000 shares, subject to the overall purchase limitations. See Limitations on Purchases of Common Stock. If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated on a pro rata basis based on the size of the order of each Other Member.

State Securities Laws. We, in our sole discretion, will make efforts to comply with the securities laws of any state in the United States in which GCF Bank account holders at the eligibility record date or the supplemental eligibility record date reside, and will only offer the common stock in states in which the offers and sales comply with state securities laws. However, subject to our sole discretion, no person will be offered common stock if he resides in a foreign country or in a state of the United States with respect to which any of the following apply:

•	a small number of persons otherwise eligible to purchase shares reside in that state; or
•

the offer or sale of shares of common stock to these persons would require us or our employees to register, under the securities laws of that state, as a broker or dealer or to register or otherwise qualify its securities for sale in that state; or

•	registration or qualification would be impracticable or unduly burdensome for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares. The plan of conversion and reorganization prohibits any person with subscription rights, including Eligible Account Holders and Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights or the shares of common stock to be issued when subscription rights are exercised. Subscription rights may be exercised only by the person to whom they are granted and only for his or her account. Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of subscription rights. Each person subscribing for shares will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of the shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock before the completion of the offering.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders that we determine involve the transfer of subscription rights.

Deadlines for Purchasing Stock

The subscription offering will terminate at 12:00 noon, Eastern time, on _______, 2009. We may extend this expiration date without notice to you for up to 45 days, until __________, 2009. Once submitted, your order is irrevocable unless the offering is extended beyond __________, 2009. We may request permission from the Office of Thrift Supervision to extend the offering beyond __________, 2009, and the Office of Thrift Supervision may grant one or more extensions of the offering of up to 90 days per extension, but in no event may the offering be extended beyond ___________, 2009. If the offering is extended beyond __________, 2009, we will be required to notify each subscriber and resolicit subscriptions. During any extension period, subscribers will have the right to modify or rescind their subscriptions, and, unless an affirmative response is received, a subscriber’s funds will be returned with interest at the Bank’s regular savings rate. A community offering and a syndicated community offering, if such offerings are conducted, may terminate at any time without notice but no later than __________, 2009.

We may cancel the offering at any time prior to the special meeting of members of Gateway Community Financial, MHC to vote on the plan of conversion and reorganization. We may also cancel the conversion and stock offering after the special meeting of members with the concurrence of the Office of Thrift Supervision. If we cancel the offering, orders for common stock already submitted will be canceled and subscribers’ funds will be returned with interest at the Bank’s regular savings rate.

Community Offering and Syndicated Community Offering

Community Offering. If less than the total number of shares of common stock to be subscribed for in the offering are sold in the subscription offering and depending on market conditions during the subscription offering, shares remaining unsubscribed may be made available for purchase in the community offering to certain members of the general public. The maximum amount of common stock that any person may purchase in the community offering, subject to the overall purchase limitations described under The Stock Offering B Limitations on Purchases of Common Stock, is 40,000 shares. In the community offering, if any, shares will be available for purchase by the general public, with preference being given first to natural persons and trusts of natural persons residing in counties in which the Bank has branch offices. We will attempt to issue the shares in a manner that would promote a wide distribution of common stock.

If purchasers in the community offering, whose orders would otherwise be accepted, subscribe for more shares than are available for purchase, the shares available to them will be allocated among persons submitting orders in the community offering in an equitable manner we determine.

The community offering, if any, may commence simultaneously with, during or subsequent to the completion of the subscription offering. The community offering, if any, must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision.

We, in our absolute discretion, reserve the right to reject any or all orders in whole or in part which are received in the community offering, at the time of receipt or as soon as practicable following the completion of the community offering.

Syndicated Community Offering/Underwritten Public Offering. If shares remain available after the subscription and community offerings, we may offer shares to selected persons through a syndicated community offering and/or underwritten public offering conducted through Sandler O’Neill & Partners, L.P. in accordance with such terms, conditions and procedures as may be determined by our Board of Directors. A syndicate of broker-dealers (selected dealers) may be formed to assist in the syndicated community offering and/or underwritten public offering. A syndicated community offering and/or underwritten public offering, if we conduct one, would commence just prior to, or as soon as practicable after, the termination of the subscription offering.

Orders received in connection with the syndicated community offering and/or underwritten public offering, if any, will receive a lower priority than orders received in the subscription offering and community offering. Common stock sold in the syndicated community offering and/or underwritten public offering will be sold at the same price as all other shares in the subscription offering. A syndicated community offering and/or underwritten public offering would be open to the general public beyond the local community, however, we have the right to reject orders, in whole or in part, in our sole discretion in the syndicated community offering and/or underwritten public offering. No person will be permitted, subject to the overall purchase limitations described under The Stock Offering B Limitations on Purchases of Common Stock, to purchase more than 40,000 shares.

Any syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Generally, under those rules, Sandler O’Neill & Partners, L.P., as our broker-dealer, may instruct select broker-dealers to debit the accounts of their customers and remit funds directly to us prior to closing, have customers make payment directly to us, deposit the funds they receive from interested investors prior to closing into a separate non-interest bearing account or use other method permitted by Securities and Exchange Commission rules. If and when all the conditions for closing are met, any funds for shares of common stock held by the broker-dealer in the syndicated community offering less the broker-dealer’s commissions, will be promptly delivered to us. Any broker-dealers’ commissions owed by us to select broker-dealers for funds already received by us will be promptly delivered by us. If the offering closes, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly after the closing, without interest. If the offering does not close, funds in the account will be promptly returned, without interest to the potential investor. Normal customer ticketing may be used for order placement. Order forms will not be used.

If we are unable to find purchasers from the general public to reach the minimum of the offering range, we may make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the plan of conversion and in excess of the proposed director and executive officer purchase s discussed earlier, although no such purchases are currently intended. If other purchase arrangements cannot be made, we may either: terminate the offering and promptly return all funds; promptly return all funds, set a new offering range and give all subscribers the opportunity to place a new order for shares of GCF Bancorp’s common stock; or take such other action as may be permitted by the Office of Thrift Supervision and the Securities and Exchange Commission.

Limitations on Purchases of Common Stock

The following additional limitations have been imposed on purchases of shares of common stock:

1.

The maximum number of shares which may be purchased in the offering by any individual (or individuals through a single account), shall not exceed 40,000 shares. This limit applies to stock purchases in total in the subscription, community and syndicated community offerings.

2.

The maximum number of shares that may be acquired by any individual together with any associate or group of persons acting in concert is 50,000 shares, or $500,000. This limit applies to stock purchases in total in the subscription, community and syndicated community offerings. This limit does not apply to our employee stock benefit plans, which in the aggregate may subscribe for up to 10% of the common stock issued in the offering.

3.

The maximum number of shares which may be purchased in all categories in the offering by our officers and directors and their associates in the aggregate shall not exceed 27% of the total number of shares issued in the offering.

4.	The minimum order is 25 shares, or $250.

5.

If the number of shares otherwise allocable to any person or that person’s associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares allocated to that person shall be reduced to the lowest limitation applicable to that person, and then the number of shares allocated to each group consisting of a person and that person’s associates shall be reduced so that the aggregate allocation to that person and his or her associates complies with the above maximums, and the maximum number of shares shall be reallocated among that person and his or her associates in proportion to the shares subscribed by each (after first applying the maximums applicable to each person separately).

6.

Depending on market or financial conditions, we may decrease or increase the purchase limitations, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the offering. The maximum purchase limitation may be increased up to 9.99% as long as orders for more than 5% of the shares being offered do not exceed, in the aggregate, 10% of the total offering. If we increase the maximum purchase limitations, we are only required to resolicit persons who subscribed for the maximum purchase amount and may, in our sole discretion, resolicit certain other large subscribers.

7.

If the total number of shares offered increases in the offering due to an increase in the maximum of the estimated valuation range of up to 15% (the adjusted maximum) the additional shares will be used in the following order of priority: (a) to fill the employee stock ownership plan’s subscription up to 8% of the adjusted maximum (unless the employee stock ownership plan elects to purchase stock subsequent to the offering in the open market); (b) if there is an oversubscription at the Eligible Account Holder level, to fill unfilled subscriptions of Eligible Account Holders exclusive of the adjusted maximum unless the employee stock ownership plan elects to purchase stock subsequent to the offering in the open market); (c) if there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfilled subscriptions of Supplemental Eligible

Account Holders exclusive of the adjusted maximum; (d) if there is an oversubscription at the Other Members level, to fill unfilled subscriptions of Other Members exclusive of the adjusted maximum; (e) to fill orders received in a community offering exclusive of the adjusted maximum, with preference given to persons who live in the local community; and (f) to fill orders received in the syndicated community offering exclusive of the adjusted maximum.

8.

No person will be allowed to purchase any stock if that purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. We and/or our representatives may ask for an acceptable legal opinion from any purchaser regarding the legality of the purchase and may refuse to honor any purchase order if that opinion is not timely furnished.

9.

We have the right to reject any order submitted by a person whose representations we believe are untrue or who we believe is violating, circumventing, or intends to violate, evade, or circumvent the terms and conditions of the plan of conversion and reorganization, either alone or acting in concert with others.

10.

The above restrictions also apply to purchases by persons acting in concert under applicable regulations of the Office of Thrift Supervision. Under regulations of the Office of Thrift Supervision, our directors are not considered to be affiliates or a group acting in concert with other directors solely as a result of membership on our Board of Directors.

11.

In addition, in any community offering or syndicated community offering, we must first fill orders for our common stock up to a maximum of 2% of the total shares issued in the offering in a manner that will achieve a wide distribution of the stock, and thereafter any remaining shares will be allocated on an equal number of shares per order basis, until all orders have been filled or the shares have been exhausted.

The term “associate” of a person is defined in the plan of conversion and reorganization to mean:

(1)	any corporation or organization of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

(2)	any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; or

(3)	any relative or spouse of a person or any relative of a spouse, who has the same home as that person.

For example, a corporation for which a person serves as an officer would be an associate of that person and all shares purchased by that corporation would be included with the number of shares which that person individually could purchase under the above limitations.

The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2)

a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company which acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. We will presume that certain persons are acting in concert based upon various facts, including the fact that persons have joint account relationships or the fact that such persons have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. We reserve the right to make an independent investigation of any facts or circumstances brought to our attention that indicate that one or more persons acting independently or as a group acting in concert may be attempting to violate or circumvent the regulatory prohibition on the transferability of subscription rights.

We have the right, in our sole discretion, to determine whether prospective purchasers are “associates” or “acting in concert.” These determinations are in our sole discretion and may be based on whatever evidence we believe to be relevant, including joint account relationships or shared addresses on the records of GCF Bank.

Each person purchasing shares of the common stock in the offering will be considered to have confirmed that his or her purchase does not conflict with the maximum purchase limitation. If the purchase limitation is violated by any person or any associate or group of persons affiliated or otherwise acting in concert with that person, we will have the right to purchase from that person at the $10.00 purchase price per share all shares acquired by that person in excess of that purchase limitation or, if the excess shares have been sold by that person, to receive the difference between the purchase price per share paid for the excess shares and the price at which the excess shares were sold by that person. Our right to purchase the excess shares will be assignable.

Common stock purchased pursuant to the offering will be freely transferable, except for shares purchased by our directors and executive officers. For certain restrictions on the common stock purchased by our directors and executive officers, see Restrictions on Transferability by Directors and Executive Officers.

Ordering and Receiving Common Stock

Use of Order Forms. Rights to subscribe may only be exercised by completion of an order form. Any person receiving an order form who desires to subscribe for shares of common stock must do so prior to the applicable expiration date by delivering by mail, courier or in person a properly executed and completed order form, together with full payment of the purchase price for all shares for which subscription is made; provided, however, that if the employee stock benefit plans subscribe for shares during the subscription offering, the employee stock benefit plans will not be required to pay for the shares at the time they subscribe but rather may pay for the shares upon completion of the offering. All subscription rights will expire on the expiration date, whether or not we have been able to locate each person entitled to subscription rights. Once tendered, subscription orders cannot be revoked without our consent.

If a stock order form:

•	is not delivered and is returned to us by the United States Postal Service or we are unable to locate the addressee;
•	is not received or is received after the applicable expiration date;
•	is not completed correctly or executed; or
•

is not accompanied by the full required payment for the shares subscribed for, including instances where a savings account or certificate balance from which withdrawal is authorized is unavailable, uncollected or insufficient to fund the required payment, but excluding subscriptions by the employee plans, then the subscription rights for that person will lapse as though that person failed to return the completed order form within the time period specified.

However, we may, but will not be required to, waive any irregularity on any order form or require the submission of corrected order forms or the remittance of full payment for subscribed shares by a date that we may specify. The waiver of an irregularity on an order form in no way obligates us to waive any other irregularity on any other order form. Waivers will be considered on a case by case basis. We will not accept orders received on photocopies or facsimile order forms, or for which payment is to be made by wire transfer or payment from private third parties. Our interpretation of the terms and conditions of the plan of conversion and reorganization and of the acceptability of the order forms will be final, subject to the authority of the Office of Thrift Supervision.

To ensure that each purchaser receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

Payment for Shares. For subscriptions to be valid, payment for all subscribed shares will be required to accompany all properly completed order forms on or prior to the expiration date specified on the order form unless we extend the date. Employee plans subscribing for shares during the subscription offering may pay for those shares upon completion of the offering. Payment for shares of common stock may be made:

•	By check or money order made payable to GCF Bancorp, Inc.
•

For shares subscribed for in the subscription offering, by authorization of withdrawal from deposit accounts maintained with the Bank. To use funds in an IRA account at GCF Bank, you must transfer your account into a self-directed IRA account at an unaffiliated institution or broker. Please contact the Stock Information Center as soon as possible for assistance. The transfer of funds into a self-directed IRA can take time to complete and subscribers seeking to use IRA funds to purchase shares of GCF Bancorp, Inc. common stock are encouraged to begin this process at least two weeks before the expiration date. We cannot guarantee that you will be able to use IRA funds held at GCF Bank or elsewhere for the purchase of our common stock. Your ability to use IRA funds may depend on time constraints and possible limitations imposed by the self-directed IRA provider.

•	in cash, if delivered in person (although we prefer that you exchange that cash with one of our tellers for a check).

In accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, subscribers’ checks must be made payable to GCF Bancorp, Inc., and checks received by the Stock Information Center will be transmitted by noon of the following business day directly to the segregated deposit account at GCF Bank established to hold funds received as payment for shares. We will place funds in a segregated account at GCF Bank or, at our option, with one of our correspondent banks. In no event, however, will we maintain more than one escrow account.

Appropriate means by which account withdrawals from deposit accounts at GCF Bank may be authorized are provided on the order form. The designated funds must be available in the account(s) at the time the order form is received. Once a withdrawal has been authorized, none of the designated withdrawal amount may be used by a subscriber for any purpose other than to purchase the common stock for which a subscription has been made until the offering has been completed or terminated. In the case of payments authorized to be made through withdrawal from savings accounts, all sums authorized for withdrawal will continue to earn interest at the contract rate until the offering has been completed or terminated. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares; provided, however, that if a partial withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the regular savings rate subsequent to the withdrawal. In the case of payments made in cash or by check or money order, funds will be placed in a segregated account and interest will be paid by GCF Bank at the regular savings rate from the date payment is received until the offering is completed or terminated.

We will not accept third-party checks payable to you and endorsed over to GCF Bank. Additionally, you may not designate a direct withdrawal from GCF Bank accounts with check-writing privileges. Please provide a check instead, because we cannot place holds on checking accounts. If you request that we do so, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account.

If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account such as a brokerage firm individual retirement account. By regulation, GCF Bank’s individual retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use your funds that are currently in a GCF Bank individual retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock must be transferred to a brokerage account. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Depositors interested in using funds in an individual retirement account or any other retirement account to purchase shares of common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the reorganization. This payment may be made by wire transfer.

An executed order form, once we receive it, may not be modified, amended, or rescinded without our consent, unless the offering is not completed within 45 days after the conclusion of the subscription offering, in which event subscribers may be given the opportunity to increase, decrease, or rescind their subscription for a specified period of time. If the offering is not completed for any reason, all funds submitted pursuant to the offerings will be promptly refunded with interest as described above.

Federal regulations prohibit GCF Bank from knowingly lending funds or extending credit to any person to purchase the common stock in the offering.

Stock Information Center. Our Stock Information Center is located at 381 Egg Harbor Road, Sewell, New Jersey 08080. The telephone number is (856) 589-6600. The Stock Information Center’s hours of operation are 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center is closed on weekends and holidays.

Delivery of Stock Certificates of Conversion Stock

Certificates representing common stock issued in the offering will be mailed to the persons entitled thereto at the address noted on the order form as soon as practicable following consummation of the offering. Any certificates returned as undeliverable will be held until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the common stock are available and delivered to subscribers, subscribers may not be able to sell the shares of stock for which they subscribed.

Restrictions on Repurchase of Shares

Generally, during the first year following the offering, we will not be permitted to repurchase shares of our stock unless we can show extraordinary circumstances. If extraordinary circumstances exist and if we can show a compelling and valid business purpose for the repurchase, the Office of Thrift Supervision may approve repurchases of up to 5% of the outstanding stock during the first year after the offering. After the first year following the offering, we can repurchase any amount of stock so long as the repurchase would not cause us to become undercapitalized. If, in the future, the rules and regulations regarding the repurchase of stock are liberalized, we may utilize the rules and regulations then in effect.

Stock Pricing and the Number of Shares to be Offered

Feldman Financial Advisors, which is experienced in the valuation and appraisal of business entities, including savings institutions, has been retained to prepare an independent valuation of the estimated pro forma market value of the common stock (the “independent valuation”), as mandated by Office of Thrift Supervision regulations. This independent valuation expresses our pro forma market value in terms of an aggregate dollar amount. The appraisal is an independent appraisal reviewed but not approved by the Board of Directors. Feldman Financial Advisors will receive a fee of $42,500 for its appraisal services, plus an additional $5,000 for all updated appraisals, as necessary, plus up to $2,500 for reasonable out-of-pocket expenses incurred in connection with the independent valuation. We have agreed to indemnify Feldman Financial Advisors under certain circumstances against liabilities and expenses arising out of or based on any misstatement or untrue statement of a material fact contained in the information supplied by us to Feldman Financial Advisors, except where Feldman Financial Advisors is determined to have been negligent or failed to exercise due diligence in the preparation of the independent valuation.

The number of shares of common stock being offered is based on the estimated pro forma market value of the common stock and the purchase price of $10.00 per share. Feldman Financial Advisors has determined that as of December 22, 2008, the estimated aggregate pro forma market value of GCF Bancorp, Inc. was $23.0 million. Pursuant to Office of Thrift Supervision regulations, this estimate must be included within a range from 15% below to 15% above the pro forma market value resulting in a range with a minimum of $19.55 million and a maximum of $26.45 million. We have determined to offer shares of common stock in the offering at a price of $10.00 per share. The independent valuation contains an analysis of a number of factors, including but not limited to our financial condition and results of operations as of September 30, 2008, our operating trends, the competitive environment in which we operate, operating trends of certain savings institutions and savings and loan holding companies, relevant economic conditions both nationally and in New Jersey that affect the operations of savings institutions, stock market values of certain institutions, and stock market conditions for publicly traded savings institutions and savings and loan holding companies.

We are offering a maximum of 2,645,000 shares in the offering, subject to adjustment. The actual number of shares to be sold in the offering may be increased or decreased before completion of the offering, subject to approval and conditions that may be imposed by the Office of Thrift Supervision, to reflect any change in our estimated pro forma market value.

Depending on market and financial conditions at the time of the completion of the offering, we may increase or decrease the number of shares to be issued in the offering. No resolicitation of purchasers will be made and purchasers will not be permitted to modify or cancel their purchase orders unless the change in the number of shares to be issued in the offering results in fewer than 1,955,000 shares or more than 2,645,000 shares being sold in the offering at the purchase price of $10.00, in which event we may also elect to terminate the offering. If we terminate the offering, purchasers will receive a prompt refund of their purchase orders, together with interest earned thereon from the date of receipt to the date of termination of the offering. Furthermore, any account withdrawal authorizations will be terminated. If we receive orders for less than 1,955,000 shares, at the discretion of the Board of Directors and subject to approval of the Office of Thrift Supervision, we may establish a new offering range and resolicit purchasers. If we resolicit, purchasers will be allowed to modify or cancel their purchase orders. Any adjustments in our pro forma market value as a result of market and financial conditions or a resolicitation of prospective purchasers must be approved by the Office of Thrift Supervision.

The independent valuation will be updated at the time of the completion of the offering, and the number of shares to be issued may increase or decrease to reflect the changes in market conditions, the results of the offering, or our estimated pro forma market value. If the updated independent valuation increases, we may increase the number of shares sold in the offering to up to 3,041,750 shares. Subscribers will not be given the opportunity to change or withdraw their orders unless more than 2,645,000 shares or fewer than 1,955,000 shares are sold in the offering. Any adjustment of shares of common stock sold will have a corresponding effect on the estimated net proceeds of the offering and the pro forma capitalization and per share data. An increase in the total number of shares to be issued would decrease a subscriber’s percentage ownership interest and pro forma net worth (book value) per share and increase the pro forma net income and net worth (book value) on an aggregate basis. In the event of a reduction in the valuation, we may decrease the number of shares to be issued to reflect the reduced valuation. A decrease in the number of shares to be issued would increase a subscriber’s percentage ownership interest and the pro forma net worth (book value) per share and decrease the pro forma net income and net worth on an aggregate basis. For a presentation of the possible effects of an increase or decrease in the number of shares to be issued, see Pro Forma Data.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing the common stock. In preparing the independent valuation, Feldman Financial Advisors has relied on and assumed the accuracy and completeness of financial and statistical information provided by us. Feldman Financial Advisors did not independently verify the consolidated financial statements and other information provided by us, nor did Feldman Financial Advisors value independently our assets and liabilities. The independent valuation considers us only as a going concern and should not be considered as an indication of our liquidation value. Moreover, because the independent valuation is based on estimates and projections on a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing the common stock will be able to sell their shares at a price equal to or greater than the purchase price.

The appraisal considered the pro forma impact of the offering. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal applied two primary methodologies: the pro forma price-to-book approach to reported book value and tangible book value and the pro forma price-to-earnings approach applied to reported and core earnings. The market value ratios applied in the two key methodologies were based upon the current market valuations of the peer group companies, subject to valuation adjustments applied by Feldman Financial Advisors to account for differences between GCF Bancorp, Inc. and the peer group. Generally, Feldman Financial Advisors selected a group of peer institutions that were headquartered in New Jersey, mid-Atlantic or northeastern states of similar asset size and performance characteristics and were listed on a major United States exchange and were not merger targets. Feldman Financial Advisors placed the greatest emphasis on the price-to-tangible-book approach and price-to-earnings approach in estimating pro forma market value.

The independent valuation was prepared by Feldman Financial Advisors in reliance upon the information contained in this prospectus, including the consolidated financial statements. Feldman Financial Advisors also considered the following factors, among others.

•	The historical, present and pro forma operating results and financial condition of GCF Bancorp, Inc. and GCF Bank;
•	The economic and demographic conditions in GCF Bank’s existing market area;
•	Certain historical, financial and other information relating to GCF Bank;
•	A comparative evaluation of the operating and financial characteristics of GCF Bank;
•	The aggregate size of the offering of the common stock and the trading valuations of similar sized thrifts;

•	The impact of the conversion on GCF Bancorp, Inc.’s stockholders’ equity and earnings potential;
•	The trading market for securities of peer institutions and general conditions in the market for such securities.

The following table compares GCF Bancorp, Inc.’s pro forma price to earnings multiple and pro forma price to tangible book value ratio at the minimum, midpoint and maximum of the offering range to the median price to earnings multiple and price to tangible book value ratio for the comparable publicly traded peer group companies identified in the valuation report. See Pro Forma Data for a description of the assumptions used in calculating the pro forma price to earnings multiples and pro forma price to tangible book value ratios for GCF Bancorp, Inc.

	Pro Forma Price to Earnings Multiple	Pro Forma Price to Tangible Book ValueRatio
GCF Bancorp, Inc..(1):
Minimum (1,955,000 shares sold).	11.76 x	42.86%
Midpoint (2,300,000 shares sold).	13.33 x	47.37%
Maximum (2,645,000 shares sold).	14.93 x	51.36%
Maximum, as adjusted (3,041,750 shares sold).	16.67 x	55.40%

	Price-to Earnings Multiple	Price to Tangible Book Ratio
Peer Group Companies (2):
Average for peer group companies	17.29x	66.81%
Median for peer group companies	18.23x	64.57%

___________

(1)	Based on financial data as of and for the nine months ended September 30, 2008.

(2)	Reflects earnings for the most recent 12-month period for which data was publicly available.

A copy of the independent valuation report is available for your review at our main office. In addition, our Board of Directors does not make any recommendation as to whether or not the stock will be a good investment for you.

No sale of shares of common stock may be completed unless Feldman Financial Advisors confirms that, to the best of its knowledge, nothing of a material nature has occurred that, taking into account all relevant factors, would cause Feldman Financial Advisors to conclude that the independent valuation is incompatible with its estimate of our pro forma market value at the conclusion of the offering. Any change that would result in an aggregate value of the shares being offered to the public that is below $19,555,000 or above $26,450,000 would be subject to Office of Thrift Supervision approval. If confirmation from Feldman Financial Advisors is not received, we may extend the offering, reopen or commence a new offering, request a new independent valuation, establish a new offering range and commence a resolicitation of all purchasers with the approval of the Office of Thrift Supervision, or take other action as permitted by the Office of Thrift Supervision in order to complete the offering.

Pricing Characteristics and After-Market Trends

The following table presents for all standard conversions completed since January 1, 2007, the percentage stock appreciation from the initial trading date of the offering to the dates shown in the table. The table also presents the average and the median percentage stock appreciation for standard conversions since January 1, 2007. This information relates to stock appreciation experienced by other companies that reorganized in different market areas and in different stock market and economic environments. In addition, the companies may have no similarities to GCF Bancorp, Inc. with regard to market area, earnings quality and growth potential, among other factors. The information shown in the following table was included in the appraisal report, and the appraisal prepared by Feldman Financial Advisors did consider the after market trading experience of transactions that closed 12 months prior to the valuation date used in the appraisal.

This table is not intended to indicate how our stock may perform. Furthermore, this table presents only short-term price performance and may not be indicative of the longer-term stock price performance of these companies. The increase in any particular company’s stock price is subject to various factors, including, but not limited to, the amount of proceeds a company raises, the company’s historical and anticipated operating results, the nature and quality of the company’s assets, the company’s market area, and the quality of management and management’s ability to deploy proceeds (such as through loans and investments, the acquisition of other financial institutions or other businesses, the payment of dividends and common stock repurchases). In addition, stock prices may be affected by general market and economic conditions, the interest rate environment, the market for financial institutions and merger or takeover transactions, the presence of professional and other investors who purchase stock on speculation, as well as other unforeseeable events not in the control of management. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, Risk Factors.

Standard Conversions Completed Since January 1, 2007
		Price Performance from Initial Trading Date
Transaction	Closing Date	1 day	1 week	1 month	Through December 22, 2008

First Savings Financial Group, Inc.	10/07/08	(1.0)%	(4.0)%	(8.0)%	(7.0)%
Home Bancorp, Inc.	10/03/08	14.9	3.5	3.1	(3.9)
Cape Bancorp, Inc.	02/01/08	0.5	0.1	(2.0)	(20.0)
Danvers Bancorp, Inc.	01/10/08	(2.6)	(2.2)	2.6	27.8
First Advantage Bancorp	11/30/07	11.7	8.0	6.5	0.0
First Financial Northwest, Inc.	10/10/07	17.3	15.3	8.1	(7.0)
Beacon Federal Bancorp, Inc.	10/02/07	16.0	19.0	7.5	(22.0)
Louisiana Bancorp, Inc.	07/10/07	9.5	3.0	9.4	21.0
Quaint Oak Bancorp, Inc.	07/05/07	(2.0)	(9.5)	(11.0)	(20.0)
CMS Bancorp, Inc.	04/04/07	17.8	21.5	14.6	38.5
ESSA Bancorp, Inc.	04/04/07	5.7	5.2	3.2	(29.0)
Hampden Bancorp, Inc.	01/17/07	28.2	24.5	23.4	(8.8)

Average		9.7%	7.0%	4.8%	(2.5)%
Median		10.6	4.4	4.9	(7.0)

Data presented in the table reflects a small number of transactions. There can be no assurance that our stock price will trade similarly to these companies. There can also be no assurance that our stock price will not trade below $10.00 per share. See Risk Factors -– Risks Related to this Offering -- Our return on equity after the offering may be low; this may negatively affect the price of our stock.

Plan of Distribution/Marketing Arrangements

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through our conversion center and Sandler O’Neill & Partners, L.P. All prospective purchasers are to send payment directly to GCF Bank, where such funds will be held in a separate escrow account earning interest at the regular savings rate and not released until the offering is completed or terminated.

We have engaged Sandler O’Neill & Partners, L.P., a broker-dealer registered with the FINRA, as financial and marketing advisor in connection with the offering of our common stock. In its role as financial and marketing advisor, Sandler O’Neill & Partners, L.P. will assist us in the offering as follows: (i) consulting as to the securities market implications of the plan of conversion and reorganization or related corporate documents; (ii) reviewing with our Board of Directors the financial impact of the independent appraiser’s appraisal of the common stock; (iii) reviewing all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents); (iv) assisting in the design and implementation of a marketing strategy for the offering; (v) assisting us in preparing for meetings with potential investors and broker-dealers; and (vi) providing such other general advice and assistance as we may request to promote the successful completion of the offering. For these services, Sandler O’Neill & Partners, L.P. will receive a fee equal to 1.00% of the shares sold if the conversion is completed. No fee will be payable to Sandler O’Neill & Partners, L.P. with respect to shares purchased by officers, directors and employees or their immediate families or shares purchased by our tax-qualified employee benefit plans. If there is a syndicated offering, Sandler O’Neill & Partners, L.P. will receive a fee of 1.0% of the aggregate dollar amount of the common stock sold. The total compensation payable to Sander O’Neill & Partners, L.P. and other Financial Industry Regulatory Authority member firms in the syndicated community offering shall not exceed 6% of the aggregate dollar amount of the common stock sold in the syndicated community offering.

We also will reimburse Sandler O’Neill & Partners, L.P. for its reasonable out-of-pocket expenses associated with its marketing efforts, up to a maximum of $100,000 (including fees and expenses of their counsel). If the plan of conversion and reorganization is terminated or if Sandler O’Neill & Partners, L.P. terminates its agreement with us in accordance with the provisions of the agreement, Sandler O’Neill & Partners, L.P. will only receive reimbursement of its reasonable out-of-pocket expenses. We will indemnify Sandler O’Neill & Partners, L.P. against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933, as amended.

We have also engaged Sandler O’Neill to act as our records management agent in connection with the offering. In its role as records management agent, Sander O’Neill will assist us in the offering as follows: (1) consolidation of accounts and vote calculation; (2) design and preparation of proxy and order forms; (3) organization and supervision of the stock information center; (4) proxy solicitation and special meeting services and (5) subscription services. For these services, Sandler O’Neill will receive a fee of $22,000 and reimbursement for its reasonable out-of-pocket expenses, up to a maximum of $30,000. We have made an advance payment of $5,000 to Sandler O’Neill for these services.

Sandler O’Neill has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for our common stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock offered for sale. Sandler O’Neill expresses no opinion as to the prices at which the common stock, once issued, may trade.

Restrictions on Sales Activities

Our directors, officers and other employees may participate in the offering in ministerial capacities and have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock. Questions of prospective purchasers will be directed to registered representatives of Sandler O’Neill. None of our officers, directors or other employees will be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in the common stock.

Restrictions on Transferability by Directors and Executive Officers

Shares of the common stock purchased by our directors or executive officers cannot be sold for a period of one year following completion of the offering, except for a disposition of shares after death. To ensure this restriction is upheld, shares of the common stock issued to directors and executive officers will bear a legend restricting their sale. Any shares issued to directors and executive officers as a stock dividend, stock split, or otherwise with respect to restricted stock will be subject to the same restriction.

For a period of three years following the offering, our directors and executive officers and their associates may not, without the prior approval of the Office of Thrift Supervision, purchase our common stock except from a broker or dealer registered with the Securities and Exchange Commission. This prohibition does not apply to negotiated transactions for more than 1% of our common stock or purchases made for tax qualified or non-tax qualified employee stock benefit plans which may be attributable to individual directors or executive officers.

Restrictions on Agreements or Understandings Regarding Transfer of Common Stock to be Purchased in the Offering

Before the completion of the offering, no depositor may transfer or enter into an agreement or understanding to transfer any subscription rights or the legal or beneficial ownership of the shares of common stock to be purchased in the offering. Depositors who submit an order form will be required to certify that their purchase of common stock is solely for their own account and there is no agreement or understanding regarding the sale or transfer of their shares. We intend to pursue any and all legal and equitable remedies after we become aware of any agreement or understanding, and will not honor orders we reasonably believe to involve an agreement or understanding regarding the sale or transfer of shares.

RESTRICTIONS ON ACQUISITION OF GCF BANCORP, INC.

General

The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire GCF Bancorp, Inc., GCF Bank or their respective capital stock are described below. Also discussed are certain provisions in GCF Bancorp, Inc.’s charter and bylaws which may be deemed to affect the ability of a person, firm or entity to acquire GCF Bancorp, Inc.

Statutory and Regulatory Restrictions on Acquisition

The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days prior written notice. The Home Owners’ Loan Act provides that no company may acquire “control” of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated “control factors” are also present in the acquisition.

The Office of Thrift Supervision may prohibit an acquisition of control if:

•	it would result in a monopoly or substantially lessen competition;
•	the financial condition of the acquiring person might jeopardize the financial stability of the institution; or
•	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

These restrictions do not apply to the acquisition of a savings institution’s capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

For a period of three years following completion of the conversion, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making a offer to acquire beneficial ownership of more than 10% of the stock of GCF Bancorp, Inc. or GCF Bank without Office of Thrift Supervision approval.

Certificate of Incorporation and Bylaws of GCF Bancorp, Inc.

The following discussion is a summary of certain provisions of the certificate of incorporation and bylaws of GCF Bancorp, Inc. that relate to corporate governance. The description is necessarily general and qualified by reference to the certificate of incorporation and bylaws. Certain of these provisions, in addition to discouraging a takeover attempt which a majority of our stockholders might determine to be in their best interest or in which our stockholders might receive a premium over the current market prices for their shares, may have the effect of rendering the removal of our management more difficult.

Classified Board of Directors. The Board of Directors of GCF Bancorp, Inc. is required by the certificate of incorporation to be divided into four staggered classes which are as equal in size as is possible. One class is required to be elected annually for a four-year term, and classes are elected in series. A classified board promotes continuity and stability of management of GCF Bancorp, Inc., but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least three annual elections of directors for this to occur.

Authorized but Unissued Shares of Capital Stock. Following the stock offering, GCF Bancorp, Inc. will have authorized but unissued shares of preferred stock and common stock. See Description of Capital Stock at page ___. These shares could be used by the Board of Directors to make it more difficult or to discourage an attempt to obtain control of GCF Bancorp, Inc. through a merger, tender offer, proxy contest or otherwise.

Special Meetings of Stockholders. GCFBancorp, Inc.’s certificate of incorporation provides that special meetings of stockholders may be called only by GCF Bancorp, Inc.’s President or by its Board of Directors, except as provided by the New Jersey Business Corporation Act.

Prohibition on Cumulative Voting. GCF Bancorp, Inc.’s certificate of incorporation provides that there will not be cumulative voting by stockholders for the election of GCF Bancorp, Inc.’s directors. This could prevent minority stockholder representation on GCF Bancorp, Inc.’s Board of Directors.

Restrictions on Acquisition of Shares and Vote Sterilization. GCFBancorp, Inc.’s certificate of incorporation provides that for a period of five years from the date of completion of the conversion, no person may offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of GCF Bancorp, Inc. In addition, all shares owned over the 10% limit may not be voted in any matter submitted to stockholders for a vote.

Procedures for Stockholder Nominations. GCFBancorp, Inc.’s bylaws provide that any stockholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must send written notice to the Secretary of GCF Bancorp, Inc. at least 90 days before the anniversary date of the prior year’s annual meeting; provided that for the first annual meeting, notice must be delivered no later than the tenth day following the date on which notice of the meeting is given. The bylaws further provide that the Board of Directors may reject any nominations or proposals for new business that do not follow the prescribed procedures. Management believes that it is in the best interests of GCF Bancorp, Inc. and its stockholders to provide enough time for management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study these proposals and to determine whether to recommend to the stockholders that these proposals be adopted.

Procedures for Business Combinations. Our certificate of incorporation prohibits any merger, consolidation, sale, liquidation, or dissolution (each, a business combination) of GCF Bancorp, Inc. with any “interested stockholder” for a period of five years following the interested stockholder’s stock acquisition date unless the business combination is approved by a two-thirds vote of the Board prior to the stock acquisition date. An interested stockholder is any person who, directly or indirectly, has the right to vote or to sell 10% or more of the outstanding shares. Affiliates and associates of an interested shareholder are also considered to be interested shareholders.

In addition, our certificate of incorporation requires that at least one of the following conditions be met to engage in a business combination with an interested stockholder: (i) approval by a vote of two-thirds of the Board prior to the interested stockholder’s stock acquisition date and thereafter approved by stockholders; (ii) approval by the affirmative vote of the holders of at least 80% of the voting shares not beneficially owned by that interested stockholder at a meeting called for that purpose; or (iii) satisfaction of certain minimum price conditions, as set forth in our certificate of incorporation.

In addition to the interested shareholder restrictions, our certificate of incorporation also requires the affirmative vote of at least 80% of the outstanding shares in order for us to enter into any merger, consolidation, sale, liquidation, or dissolution of us, unless the transaction is approved by two-thirds of our Board of Directors.

Director Qualification Provisions. GCFBancorp, Inc.’s bylaws provide several qualification provisions applicable to members of its Board of Directors that serve to ensure the loyalty and professional integrity of each individual director. In particular, the bylaws provide that each director reside, at all times, within New Jersey within a 25 mile radius of a branch office of GCF Bank. In addition, the bylaws provide that each director be a shareholder of GCF Bancorp, Inc. and, at all times, hold a minimum of 2,500 shares of its stock.

GCF Bancorp, Inc.’s bylaws also prohibit a person from serving as a director if that individual is currently serving as a management official of another depository institution or depository holding company, as those terms are defined by the regulations of the OTS. Further, to ensure the integrity and good character of GCF Bancorp, Inc.’s directors, the bylaws prohibit an individual who has been subject to conviction for a criminal offense involving dishonesty or breach of trust or who has, within the past ten years, been subject to a cease and desist order for similar conduct, or who has been found by a regulatory agency or a court to have breached a fiduciary duty involving personal profit or to have committed certain willful violations of the law from serving as a director or from nominating a person to serve as a director.

GCF Bancorp, Inc.’s bylaws also prohibit a person from serving as a director if that individual has a conflict of interest by virtue of concurrently serving as an officer, director, advisor or consultant, or in any similar capacity, to another financial institution which maintains an office in New Jersey.

In addition to discouraging a takeover attempt which a majority of our public stockholders might determine to be in their best interest or in which our stockholders might receive a premium over the current market prices for their shares, the effect of these provisions may render the removal of our management more difficult.

Amendment to Certificate of Incorporation and Bylaws. Amendments to our certificate of incorporation must be approved by our Board of Directors and also by the holders of a majority of the shares. Approval by at least 80% of the shares is required to amend provisions relating to preemptive rights; stockholder meetings; cumulative voting; proxies; stockholder proposals and nominations; directors; removal of directors; restrictions on the acquisition and voting of more than 10% of the common stock; approval of business combinations with interested stockholders; directors’ and officers’ liability; and indemnification of officers and directors; amendment of the bylaws; and amendment of the certificate of incorporation.

Our bylaws may be amended by a two-thirds vote of our Board of Directors or by the holders of at least 80% of the shares.

DESCRIPTION OF CAPITAL STOCK

General

GCF Bancorp, Inc. is a newly formed New Jersey incorporated company. It is authorized to issue 35,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of serial preferred stock, par value $0.01 per share. Upon payment of the purchase price shares of common stock issued in the stock offering will be fully paid and non-assessable. Each share of common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. The common stock will represent non-withdrawable capital, will not be an account of insurable type and will not be insured by the FDIC or any other governmental agency. The Board of Directors can, without stockholder approval, issue additional shares of common stock.

Common Stock

Distributions. GCFBancorp, Inc. can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations that are imposed by law. See Dividend Policy at page __. The holders of common stock of GCF Bancorp, Inc. will be entitled to receive and share equally in dividends as may be declared by the Board of Directors of GCF Bancorp, Inc. out of funds legally available therefor. If GCF Bancorp, Inc. issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. The holders of common stock will possess exclusive voting rights in GCF Bancorp, Inc. The holder of shares of common stock will be entitled to one vote for each share held on all matters subject to stockholder vote and will not have any right to cumulate votes in the election of directors.

Liquidation Rights. In the event of any liquidation, dissolution, or winding-up of GCF Bancorp, Inc., the holders of the common stock generally would be entitled to receive, after payment of all debts and liabilities of GCF Bancorp, Inc. (including all debts and liabilities of GCF Bank and distribution of the balance in the special liquidation account of GCF Bank to eligible account holders and supplemental eligible account holders), all assets of GCF Bancorp, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights; Redemption. Because the holders of the common stock do not have any preemptive rights with respect to any shares that may be issued by GCF Bancorp, Inc., the Board of Directors may sell shares of capital stock of GCF Bancorp, Inc. without first offering these shares to existing stockholders. The common stock will not be subject to any redemption provisions.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of serial preferred stock and to fix and state voting powers, designations, preferences, or other special rights of preferred stock and the qualifications, limitations and restrictions of those shares as the Board of Directors may determine in its discretion. Preferred stock may be issued in distinctly designated series, may be convertible into common stock and may rank prior to the common stock as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights. The issuance of preferred stock could adversely affect the voting and other rights of holders of common stock.

The authorized but unissued shares of preferred stock and the authorized but unissued and unreserved shares of common stock will be available for issuance in future mergers or acquisitions, in future public offerings or private placements. Except as otherwise required to approve the transaction in which the additional authorized shares of preferred stock would be issued, no stockholder approval generally would be required for the issuance of these shares.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for GCF Bancorp, Inc.’s common stock will be Registrar and Transfer Company, Cranford, New Jersey.

LEGAL AND TAX OPINIONS

The legality of the issuance of the common stock being offered and certain matters relating to the stock offering and federal taxation will be passed upon for us by Malizia Spidi & Fisch, PC, Washington, D.C. Matters relating to state taxation will be passed upon for us by S.R. Snodgrass, A.C., Wexford, Pennsylvania. Certain legal matters will be passed upon for Sandler O’Neill & Partners, L.P. by Kilpatrick Stockton LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of GCF Bancorp, Inc. at December 31, 2007 and 2006 and for each of the years then ended have been included in this prospectus in reliance upon the report of S.R. Snodgrass, A.C., appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

Feldman Financial Advisors, Inc. has consented to the publication in this document of a summary of its letter to GCF Bancorp, Inc. setting forth its conclusion as to the estimated pro forma market value of the common stock and its letter with respect to the value of subscription rights and has also consented to the use of its name and statements with respect to it appearing in this document.

REGISTRATION REQUIREMENTS

Prior to completion of the offering, we will register our common stock with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. We will be subject to the information, proxy solicitation, insider trading restrictions, tender offer rules, periodic reporting and other requirements of the SEC under the Securities Exchange Act of 1934. We will not deregister the common stock under the Securities Exchange Act of 1934 for a period of at least three years following the stock offering.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the common stock offered in this document. As permitted by the rules and regulations of the SEC, this document does not contain all the information set forth in the registration statement. The statements contained in this document as to the contents of any contract or other document filed as an exhibit to the Form S-1 are, of necessity, brief descriptions. The registration statement and exhibits can be examined without charge at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including GCF Bancorp, Inc., that file electronically with the SEC. The address for this web site is http://www.sec.gov.

We have filed an application for approval of the stock issuance with the Office of Thrift Supervision. This prospectus omits certain information contained in that application. That information can be examined without charge at the public reference facilities of the Office of Thrift Supervision located at 1700 G Street, N.W., Washington, D.C. 20552.

A copy of our certificate of incorporation and bylaws, filed as exhibits to the registration statement as well as the charter and bylaws of GCF Bank, are available without charge from GCF Bancorp, Inc. Copies of the plan of conversion and reorganization are also available without charge.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheet

as of September 30, 2008 (unaudited), December 31, 2007 and 2006	F-2

Consolidated Statement of Income

for the Three and Nine Months Ended September 30, 2008 and 2007 (unaudited)
and the Years Ended December 31, 2007 and 2006	F-3

Consolidated Statement of Changes in Stockholders’ Equity

for the Nine Months Ended September 30, 2008 and 2007 (unaudited)
for the Years Ended December 31, 2007 and 2006	F-4

Consolidated Statement of Cash Flows

for the Nine Months Ended September 30, 2008 and 2007 (unaudited)
for the Years Ended December 31, 2007 and 2006	F-5

Notes to Consolidated Financial Statements	F-7

All schedules are omitted as the required information either is not applicable or is included in the consolidated financial statements or related notes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Gateway Community Financial Corp.

We have audited the consolidated balance sheet of Gateway Community Financial Corp. and subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gateway Community Financial Corp. and subsidiary as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ S.R. Snodgrass, A.C.

Wexford, PA

April 23, 2008

GATEWAY COMMUNITY FINANCIAL CORP.
CONSOLIDATED BALANCE SHEET

	September 30,	December 31,
	2008	2007	2006
	(Unaudited)
ASSETS
Cash and due from banks	$5,366,193	$7,570,156	$9,792,977
Interest-bearing deposits in other banks	—	619,221	825,203
Cash and cash equivalents	5,366,193	8,189,377	10,618,180

Investment securities available for sale	14,970,162	3,214,198	14,151,943
Investment securities held to maturity (fair value $4,007,032, $48,419,129, and $38,404,079)	4,051,037	48,221,025	38,645,234
Mortgage-backed securities available for sale	4,473,349	113,866	200,059
Mortgage-backed securities held to maturity (fair value $63,909,490, $81,377,681, and $58,002,971)	69,384,799	81,624,621	58,984,533
Loans receivable	317,094,149	261,609,435	212,305,275
Less allowance for loan losses	2,109,538	1,900,803	1,813,469
Net loans	314,984,611	259,708,632	210,491,806
Accrued interest receivable	1,643,017	2,066,964	1,733,571
Real estate owned	244,839	532,431	287,592
Premises and equipment	6,554,867	6,695,377	6,468,933
Federal Home Loan Bank stock	1,968,500	1,319,300	581,600
Bank-owned life insurance	7,669,591	7,753,794	7,462,020
Other assets	3,220,492	3,205,883	2,238,354

TOTAL ASSETS	$434,531,457	$422,645,468	$351,863,825

LIABILITIES
Deposits	$366,643,644	$373,208,282	$315,962,427
Short-term borrowings	22,493,440	10,800,000	4,400,000
Other borrowed funds	13,000,000	8,000,000	—
Advances by borrowers for taxes and insurance	784,273	620,329	514,511
Accrued interest payable and other liabilities	2,153,194	1,966,462	2,083,690

TOTAL LIABILITIES	405,074,551	394,595,073	322,960,628

Commitments and Contingencies (Note 15)	—	—	—

STOCKHOLDERS’ EQUITY
Preferred stock, par value $.10; 5,000,000 shares authorized no shares issued and outstanding	—	—	—
Common stock, par value $.10; 25,000,000 shares authorized; 10,000 shares issued and outstanding	1,000	1,000	1,000
Additional paid-in capital	249,000	249,000	249,000
Retained earnings	29,579,084	27,894,649	28,685,843
Accumulated other comprehensive loss	(372,178)	(94,254)	(32,646)

TOTAL STOCKHOLDERS’ EQUITY	29,456,906	28,050,395	28,903,197

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$434,531,457	$422,645,468	$351,863,825

See accompanying notes to the consolidated financial statements.

GATEWAY COMMUNITY FINANCIAL CORP.
CONSOLIDATED STATEMENT OF INCOME

	Nine Months Ended September 30,		Year Ended December 31,
	2008	2007	2007	2006
	(Unaudited)
INTEREST AND DIVIDEND INCOME
Loans receivable	$13,080,120	$9,565,014	$13,130,356	$11,474,291
Interest-bearing deposits in other banks and federal funds sold	11,197	24,255	31,742	97,856
Investment securities
Taxable	1,603,029	2,565,713	3,440,441	2,149,634
Exempt from federal income tax	100,158	204,791	272,326	135,502
Mortgage-backed securities	3,227,953	2,730,452	3,901,774	2,416,192
Total interest and dividend income	18,022,457	15,090,225	20,776,639	16,273,475

INTEREST EXPENSE
Deposits	9,263,447	9,309,933	12,910,639	8,688,512
Short-term borrowings	221,839	677,707	706,364	688,692
Other borrowed funds	340,909	—	150,584	—
Total interest expense	9,826,195	9,987,640	13,767,587	9,377,204

NET INTEREST INCOME	8,196,262	5,102,585	7,009,052	6,896,271

Provision for (recovery of ) loan losses	565,998	65,822	127,934	(348,444)

NET INTEREST INCOME AFTER PROVISION FOR (RECOVERY OF) LOAN LOSSES	7,630,264	5,036,763	6,881,118	7,244,715

NONINTEREST INCOME
Service charges and other fees	326,562	311,269	416,078	445,954
Investment securities gains (losses), net	(8,750)	44,666	68,296	(30,145)
Impairment loss on securities	(483,500)	—	—	—
Earnings on bank-owned life insurance	227,325	218,014	291,774	256,889
Gain (loss) on premises and equipment, net	—	—	(235,484)	82,994
Proceeds from life insurance	553,932	—	—	—
Gain on sale of real estate owned	382,914	—	—	—
Other	83,182	136,482	139,322	99,959
Total noninterest income	1,081,665	710,431	679,986	855,651

NONINTEREST EXPENSE
Compensation and employee benefits	3,662,223	3,885,675	5,016,067	4,427,176
Occupancy and equipment	946,372	1,033,675	1,359,871	1,247,148
Data processing	523,877	501,336	653,398	608,416
Federal insurance premiums	79,876	27,645	37,638	35,228
Professional fees	263,940	194,671	265,746	235,151
Terminated offering costs	—	—	503,864	—
Other	913,082	915,535	1,213,574	1,077,773
Total noninterest expense	6,389,370	6,558,537	9,050,158	7,630,892

Income before income tax expense (benefit)	2,322,559	(811,343)	(1,489,054)	469,474

Income tax expense (benefit)	638,124	(411,081)	(697,860)	90,000

NET INCOME (LOSS)	$1,684,435	$(400,262)	$(791,194)	$379,474

See accompanying notes to the consolidated financial statements.

GATEWAY COMMUNITY FINANCIAL CORP.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

				Accumulated
		Additional		Other	Total
	Common	Paid-in	Retained	Comprehensive	Stockholders’	Comprehensive
	Stock	Capital	Earnings	Income (Loss)	Equity	Income (Loss)

Balance, December 31, 2005	$1,000	$249,000	$28,306,369	$(10,419)	$28,545,950

Net income			379,474		379,474	$379,474
Other comprehensive loss:
Unrealized loss on available-for-sale securities, net of reclassification adjustment, net of tax benefit of $11,450				(22,227)	(22,227)	(22,227)
Comprehensive income						$357,247)

Balance, December 31, 2006	1,000	249,000	28,685,843	(32,646)	28,903,197

Net loss			(791,194)		(791,194)	$(791,194
Other comprehensive loss:
Unrealized loss on available-for-sale securities, net of reclassification adjustment, net of tax benefit of $31,737				(61,608)	(61,608)	(61,608)
Comprehensive loss						$(852,802)

Balance, December 31, 2007	$1,000	$249,000	$27,894,649	$(94,254)	$28,050,395

Balance, December 31, 2006	$1,000	$249,000	$28,685,843	$(32,646)	$28,903,197

Net loss, unaudited			(400,262)		(400,262)	$(400,262)
Other comprehensive loss:
Unrealized loss on available-for-sale securities, net of reclassification adjustment, net of tax benefit of $15,108, unaudited				(29,327)	(29,327)	(29,327)
Comprehensive loss, unaudited						$(429,589)

Balance, September 30, 2007, unaudited	$1,000	$249,000	$28,285,581	$(61,973)	$28,473,608

Balance, December 31, 2007	$1,000	$249,000	$27,894,649	$(94,254)	$28,050,395

Net income, unaudited			1,684,435		1,684,435	$1,684,435
Other comprehensive loss:
Unrealized loss on available-for-sale securities, net of reclassification adjustment, net of tax benefit of $143,173, unaudited				(277,924)	(277,924)	(277,924)
Comprehensive income, unaudited						$1,406,511

Balance, September 30, 2008, unaudited	$1,000	$249,000	$29,579,084	$(372,178)	$29,456,906

	Nine Months Ended September 30,		Year Ended December 31,
	2008	2007	2007	2006
	(Unaudited)
Components of other comprehensive loss:
Changes in net unrealized gain (loss) on investment securities available for sale	$(602,809)	$153	$(16,533)	$(42,123)
Realized losses (gains) included in net income (loss), net of tax (expense) benefit of $167,365 (unaudited), $15,186 (unaudited), $23,221, and $10,249	324,885	(29,480)	(45,075)	19,896

Total	$(277,924)	$(29,327)	$(61,6080	$(22,227)

See accompanying notes to the consolidated financial statements.

GATEWAY COMMUNITY FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,		Year Ended December 31,
	2008	2007	2007	2006
OPERATING ACTIVITIES	(Unaudited)
Net income (loss)	$1,684,435	$(400,262)	$(791,194)	$379,474
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation	324,587	353,713	474,656	457,255
Provision for (recovery of) loan losses	565,998	65,822	127,934	(348,444)
Amortization of discounts, premiums, and loan origination fees (costs), net	(98,739)	(13,003)	(22,761)	42,925
Deferred income taxes	(322,505)	(98,361)	(110,017)	329,257
Earnings on bank-owned life insurance	(227,325)	(218,014)	(291,774)	(256,889)
Loss (gain) on sale of premises and equipment	—	—	232,297	(6,000)
Loss (gain) on sale of other assets, net	(382,914)	(5,650)	8,600	(74,994)
Investment securities (gains) losses, net	8,750	(44,666)	(68,296)	30,145
Impairment loss on securities	483,500	—	—	—
Decrease (increase) in accrued interest receivable	423,947	(636,637)	(333,393)	(626,717)
Increase (decrease) in accrued interest payable	(222,839)	(35,368)	132,553	453,063
Decrease (increase) in prepaid income taxes	283,299	(593,456)	(895,017)	(53,871)
Other, net	1,425,269	(1,021,751)	(350,423)	(123,054)
Net cash provided by (used for) operating activities	3,945,463	(2,647,633)	(1,886,835)	202,150

INVESTING ACTIVITIES
Investment securities available for sale:
Purchases	(15,963,813)	—	(2,996,750)	(13,391,659)
Maturities and repayments	1,500,050	3,981,743	3,997,802	992,332
Proceeds from sales	1,991,250	1,973,438	9,967,095	—
Investment securities held to maturity:
Purchases	(13,195,484)	(35,322,319)	(35,322,319)	(16,602,852)
Maturities and repayments	57,406,277	13,519,000	25,770,253	13,527,685
Proceeds from sales	—	—	—	3,969,812
Mortgage-backed securities available for sale:
Purchases	(5,119,060)	—	(3,991,745)	—
Maturities and repayments	608,802	70,862	106,510	123,083
Proceeds from sales	—	—	3,986,629	—
Mortgage-backed securities held to maturity:
Purchases	—	(45,795,460)	(45,795,460)	(18,482,000)
Maturities and repayments	12,239,276	18,780,558	23,118,245	13,104,583
Net increase in loans receivable	(50,133,373)	(15,105,025)	(22,569,069)	(15,517,336)
Purchase of loans	(7,697,571)	—	(27,103,269)	(13,741,460)
Proceeds from sale of loans	2,000,000	—	—	—
Purchase of premises and equipment	(165,121)	(707,695)	(812,763)	(383,302)
Proceeds from sale of premises and equipment	—	—	—	13,000
Purchase of Federal Home Loan Bank stock	(5,545,200)	(6,070,200)	(9,175,200)	(4,897,600)
Redemption of Federal Home Loan Bank stock	4,896,000	6,079,500	8,437,500	4,671,000
Proceeds from life insurance	(553,932)	—	—	—
Proceeds from sales of real estate owned	670,506	53,900	88,900	142,328
Net cash used for investing activities	(17,061,393)	(58,541,698)	(72,293,641)	(46,472,386)

FINANCING ACTIVITIES
Net increase (decrease) in deposits	(6,564,638)	59,940,777	57,245,855	38,418,210
Net increase (decrease) in short-term borrowings	11,693,440	(3,200,000)	6,400,000	4,400,000
Proceeds from other borrowed funds	5,000,000	1,000,000	8,000,000	—
Net increase in advances by borrowers for taxes and insurance	163,944	124,581	105,818	39,554
Net cash provided by financing activities	10,292,746	57,865,358	71,751,673	42,857,764
Decrease in cash and cash equivalents	(2,823,184)	(3,323,973)	(2,428,803)	(3,412,472)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	8,189,377	10,618,180	10,618,180	14,030,652

CASH AND CASH EQUIVALENTS AT END OF YEAR	$5,366,193	$7,294,207	$8,189,377	$10,618,180

See accompanying notes to the consolidated financial statements.

GATEWAY COMMUNITY FINANCIAL CORP. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting and reporting policies applied in the presentation of the accompanying consolidated financial statements follows:

Nature of Operations and Basis of Presentation

Gateway Community Financial Corp. (the “Company”), a federally chartered corporation who’s principal activity is the ownership and management of its wholly owned subsidiary, Gloucester County Federal Savings Bank (the “Bank”). The Bank generates commercial, residential, and consumer loans and receives deposits from customers located primarily in Gloucester County, New Jersey, and surrounding areas. The Bank operates under a federal bank charter and provides full banking services. The Company and the Bank are subject to regulations by the Office of Thrift Supervision.

The consolidated financial statements of the Company include the accounts of the Bank. All intercompany transactions have been eliminated in consolidation.

The accounting principles followed by the Company and the methods of applying these principles conform to U.S. generally accepted accounting principles and to general practice within the banking industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and related revenues and expenses for the period. Actual results could differ significantly from those estimates.

Investment and Mortgage-Backed Securities

Investment and mortgage-backed securities are classified at the time of purchase, based on management’s intention and ability, as securities held to maturity or securities available for sale. Debt securities, acquired with the intent and ability to hold to maturity are stated at cost and adjusted for amortization of premium and accretion of discount, which are computed using a level yield method and are recognized as adjustments of interest income over the period to maturity. Certain other debt and equity securities have been classified as available for sale to serve principally as a source of liquidity. Unrealized holding gains and losses for available-for-sale securities are reported as a separate component of retained earnings, net of tax, until realized. Realized securities gains and losses are computed using the specific identification method. Interest and dividends on investment securities are recognized as income when earned.

Common stock of the Federal Home Loan Bank of New York (“FHLB”) represents ownership in an institution which is wholly owned by other financial institutions. This equity security is accounted for at cost and classified separately on the accompanying Consolidated Balance Sheet.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans Receivable

Loans receivable are stated at their unpaid principal amounts net of any unearned income, deferred loan fees, and the allowance for loan losses. Interest on consumer loans is credited to operations over the term of each loan using a method which approximates the interest method. Interest on all other loans is recognized as income when earned on the accrual method. Interest accrued on loans more than 90 days delinquent is generally offset by a reserve for uncollected interest and is not recognized as income.

The accrual of interest is generally discontinued when management has serious doubts about further collectability of principal or interest, even though the loan may be currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest is charged against income. Interest received on nonaccrual loans is either applied to principal or reported as interest income, according to management’s judgment as to the collectability of principal.

Loan origination fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loan’s yield. The Company is amortizing these amounts over the contractual life of the related loans using the interest method.

Allowance for Loan Losses

The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is maintained at a level by management which represents the evaluation of known and inherent risks in the loan portfolio at the Consolidated Balance Sheet date. Management’s periodic evaluation of the adequacy of the allowance is based on the Bank’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

The allowance consists of specific and general components. The specific component related to loans that are classified as either doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassfied loans and is based on historical loss experience adjusted for qualitative factors.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses (Continued)

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential mortgage loans for impairment disclosures.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is principally computed on the straight-line method over the estimated useful lives of the related assets, which range from 3 to 10 years for furniture and equipment and 25 to 50 years for building premises. Expenditures for maintenance and repairs are charged against income as incurred. Costs of major additions and improvements are capitalized.

Real Estate Owned

Real estate owned acquired in settlement of foreclosed loans is carried at the lower of cost or fair value minus estimated cost to sell. Valuation allowances for estimated losses are provided when the carrying value exceeds the fair value. Direct costs incurred on such properties are recorded as expenses of current operations.

Income Taxes

The Company and the Bank file separate federal income tax returns. Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rates. Deferred income tax expenses or benefits are based on the changes in the deferred tax asset or liability from period to period.

The Company adopted the provisions of FIN No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109, effective January 1, 2007. FIN No. 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. FIN No. 48 also provides guidance on the accounting for and disclosure of unrecognized tax benefits, interest, and penalties. In accordance with FIN No. 48, interest or penalties incurred for income taxes will be recorded as a component of other expenses.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Bank-Owned Life Insurance

The Company owns insurance on the lives of a certain group of key employees. The policies were purchased to help offset the increase in the costs of various fringe benefit plans including healthcare. The cash surrender value of these policies is included as an asset on the Consolidated Balance Sheet, and any increases in the cash surrender value is recorded as noninterest income on the Consolidated Statement of Income. In the event of the death of an insured individual under these policies, the Company would receive a death benefit, which would be recorded as noninterest income.

Defined Benefit Plan

The Bank sponsors a trusteed, defined benefit pension plan covering all eligible employees. The Bank’s funding policy is to make annual contributions, as needed, based upon the funding formula developed by the plan’s actuary.

Comprehensive Income (Loss)

The Company is required to present comprehensive income (loss) and its components in a full set of general-purpose financial statements for all periods presented. Other comprehensive income (loss) is composed exclusively of unrealized holding gains and losses on the available-for-sale securities portfolio. The Company has elected to report the effects of other comprehensive income (loss) as part of the Consolidated Statement of Changes in Stockholders’ Equity.

Cash Flow Information

Management has defined cash and cash equivalents as “Cash and due from banks,” “Interest-bearing deposits in other banks,” and “Federal funds sold.” Cash payments for interest in September 30, 2008 and 2007 (unaudited) were $10,049,034 and $10,023,008, respectively. Cash payments for interest in December 31, 2007, and 2006 were $13,635,034, and $8,924,141, respectively. Cash payments for income taxes in September 30, 2008 and 2007 (unaudited), were $280,000 and $0, respectively. Cash payments for income taxes in December 31, 2007 and 2006, were $0, and $40,000, respectively.

Unaudited Periods

Balances as of September 30, 2008 and 2007, and for the nine months ended September 30, 2008 and 2007, have not been audited. In the opinion of management, all adjustments, consisting of normal recurring adjustments that are necessary for a fair presentation of the unaudited periods, have been reflected.

Reclassification of Comparative Amounts

Certain comparative account balances for the prior periods have been reclassified to conform to the current period’s classifications. Such reclassifications did not affect retained earnings or net income.

Recent Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“FAS”) No. 123R, Share-Based Payment, which replaces FAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. This statement requires that all share-based payments to employees, including grants of employee stock options, be recognized as compensation costs in the financial statements based on their fair values. The impact of the adoption of this standard will be dependent on the nature and extent of stock-based compensation granted in future periods.

In February 2006, the FASB issued FAS No. 155, Accounting for Certain Hybrid Instruments, an amendment of FASB Statements No. 133 and 140. FAS No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In March 2006, the FASB issued FAS No. 156, Accounting for Servicing of Financial Assets. This statement, which is an amendment to FAS No. 140, will simplify the accounting for servicing assets and liabilities, such as those common with mortgage securitization activities. Specifically, FAS No. 156 addresses the recognition and measurement of separately recognized servicing assets and liabilities and provides an approach to simplify efforts to obtain hedge-like (offset) accounting. FAS No. 156 also clarifies when an obligation to service financial assets should be separately recognized as a servicing asset or a servicing liability; requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; and permits an entity with a separately recognized servicing asset or servicing liability to choose either of the amortization or fair value methods for subsequent measurement. The provisions of FAS No. 156 are effective as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In September 2006, the FASB issued FAS No. 157, Fair Value Measurements, which provides enhanced guidance for using fair value to measure assets and liabilities. The standard applies whenever other standards require or permit assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. FAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption is permitted. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In September 2006, the FASB issued FAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R). FAS No. 158 requires that a company recognize the overfunded or underfunded status of its defined benefit post retirement plans (other than multiemployer plans) as an asset or liability in its statement of financial position and that it recognize changes in the funded status in the year in which the changes occur through other comprehensive income. FAS No. 158 also requires the measurement of defined benefit plan assets and obligations as of the fiscal year-end, in addition to footnote disclosures. On December 31, 2006, the Company adopted FAS No. 158, except for the measurement provisions, which are effective for fiscal years ending after December 15, 2008. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes. FIN 48 is an interpretation of FAS No. 109, Accounting for Income Taxes, and it seeks to reduce the diversity in practice associated with certain aspects of measurement and recognition in accounting for income taxes. This interpretation clarifies that management is expected to evaluate an income tax position taken or expected to be taken for likelihood of realization before recording any amounts for such position in the financial statement. FIN 48 also requires expanded disclosure with respect to income tax positions taken that are not certain to be realized. This interpretation is effective for fiscal years beginning after December 15, 2006, and will require management to evaluate every open tax position that exists in every jurisdiction on the date of initial adoption. The Company is currently evaluating the impact the adoption of the standard will have on the Company’s results of operations.

In September 2006, the FASB reached consensus on the guidance provided by Emerging Issues Task Force Issue 06-4 (“EITF 06-4”), Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements. The guidance is applicable to endorsement split-dollar life insurance arrangements, whereby the employer owns and controls the insurance policy, that are associated with a postretirement benefit. EITF 06-4 requires that for a split-dollar life insurance arrangement within the scope of the issue, an employer should recognize a liability for future benefits in accordance with FAS No. 106 (if, in substance, a postretirement benefit plan exists) or Accounting Principles Board Opinion No. 12 (if the arrangement is, in substance, an individual deferred compensation contract) based on the substantive agreement with the employee. EITF 06-4 is effective for fiscal years beginning after December 15, 2007. The Company is currently evaluating the impact the adoption of the standard will have on the Company’s results of operations or financial condition.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In September 2006, the FASB reached consensus on the guidance provided by Emerging Issues Task Force Issue 06-5 (“EITF 06-5”), Accounting for Purchases of Life Insurance—Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4, Accounting for Purchases of Life Insurance. EITF 06-5 states that a policyholder should consider any additional amounts included in the contractual terms of the insurance policy other than the cash surrender value in determining the amount that could be realized under the insurance contract. EITF 06-5 also states that a policyholder should determine the amount that could be realized under the life insurance contract assuming the surrender of an individual-life by individual-life policy (or certificate by certificate in a group policy). EITF 06-5 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact the adoption of the standard will have on the Company’s results of operations or financial condition.

In December 2007, the FASB issued FAS No. 141 (revised 2007), Business Combinations (“FAS 141(R)), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. FAS No. 141(R) is effective for fiscal years beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In December 2007, the FASB issued FAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51. FAS No. 160 amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. FAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In March 2008, the FASB issued FAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, to require enhanced disclosures about derivative instruments and hedging activities. The new standard has revised financial reporting for derivative instruments and hedging activities by requiring more transparency about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under FAS No. 133, Accounting for Derivative Instruments and Hedging Activities; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. FAS No. 161 requires disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also requires entities to provide more information about their liquidity by requiring disclosure of derivative features that are credit risk-related. Further, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. FAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encourage. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In October 2008, the FASB issued FSP No. 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset. This FSP clarifies the application of FAS Statement No. 157, Fair Value Measurements, in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. This FSP shall be effective upon issuance, including prior periods for which financial statements have not been issued. Revisions resulting from a change in the valuation technique or its application shall be accounted for as a change in accounting estimate (FAS Statement No. 154, Accounting Changes and Error Corrections.) The disclosure provisions of Statement 154 for a change in accounting estimate are not required for revisions resulting from a change in valuation technique or its application. The Company adopted this Statement upon its issuance.

2.	INVESTMENT SECURITIES

The amortized cost and fair values of investment securities available for sale and held to maturity are summarized as follows:

	September 30, 2008
	(Unaudited)
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Available for Sale
U.S. government agency securities	$13,964,995	$-	$(341,088)	$13,623,907
Equity securities	1,418,738	-	(72,483)	1,346,255
Total	$15,383,733	$-	$(413,571)	$14,970,162

Held to Maturity
U.S. government agency securities	$1,000,000	$11,068	$-	$1,011,068
Corporate securities	1,001,789	303	-	1,002,092
Obligations of state and
political subdivisions	2,049,248	3,527	(58,903)	1,993,872

Total	$4,051,037	$14,898	$(58,903)	$4,007,032

	2007
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Available for Sale
U.S. government agency securities	$1,500,000	$13,492	$-	$1,513,492
Equity securities	1,856,838	-	(156,132)	1,700,706
Total	$3,356,838	$13,492	$(156,132)	$3,214,198

Held to Maturity
U.S. government agency securities	$40,251,149	$195,625	$(45)	$40,446,729
Corporate securities	1,013,403	-	(11,687)	1,001,716
Obligations of state and
political subdivisions	6,956,473	14,211	-	6,970,684

Total	$48,221,025	$209,836	$(11,732)	$48,419,129

	2006
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
Available for Sale	Cost	Gains	Losses	Value
U.S. government agency securities	$12,404,579	$63,466	$(33,860)	$12,434,185
Equity securities	1,798,599	-	(80,841)	1,717,758
Total	$14,203,178	$63,466	$(114,701)	$14,151,943

Held to Maturity
U.S. government agency securities	$32,066,989	$5,672	$(229,778)	$31,842,883
Corporate securities	1,028,378	-	(26,896)	1,001,482
Obligations of state and
political subdivisions	5,549,867	9,847	-	5,559,714

Total	$38,645,234	$15,519	$(256,674)	$38,404,079

2.	INVESTMENT SECURITIES (Continued)

As of September 30, 2008 and December 31, 2007, the amortized cost and fair value of investments in debt securities, by contractual maturity, are shown below.

September 30, 2008 (unaudited)	Available for Sale		Held to Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

Due within one year	$-	$-	$2,001,789	$2,013,161
Due after one year through five years	-	-	250,253	253,780
Due after five years through ten years	-	-	1,798,995	1,740,091
Due after ten years	13,964,995	13,623,907	-	-

Total	$13,964,995	$13,623,907	$4,051,037	$4,007,032

December 31, 2007	Available for Sale		Held to Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

Due within one year	$-	$-	$10,094,094	$10,083,589
Due after one year through five years	-	-	3,247,887	3,270,669
Due after five years through ten years			984,380	1,000,106
Due after ten years	1,500,000	1,513,492	33,894,664	34,064,765

Total	$1,500,000	$1,513,492	$48,221,025	$48,419,129

At September 30, 2008, the carrying value of securities pledged to secure public funds totaled $1,275,980, (unaudited). At December 31, 2007 and 2006, the carrying value of securities pledged to secure public funds totaled $1,467,065, and $1,682,677, respectively.

As of September 30, 2008 and 2007, proceeds from the sale of investment securities of $1,991,250 and $1,973,438 resulted in the recognition of a loss of $8,750 as of September 30, 2008, and a gain of $44,666 as of September 30, 2007 (unaudited). As of December 31, 2007, proceeds from the sale of investment securities of $9,967,905 resulted in the recognition of gross gains of $62,763 and gross losses of $11,290. There was $3,969,812 in investment sales in 2006, resulting in the recognition of gross losses of $30,145. These securities were sold within three months of maturity.

3.	MORTGAGE-BACKED SECURITIES

The amortized cost and fair value of mortgage-backed securities available for sale and held to maturity are summarized as follows:

	September 30, 2008
	(Unaudited)
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Available for Sale
Government National
Mortgage Association	$91,199	$-	$(747)	$90,452
Collateralized mortgage obligations	4,532,484	-	(149,587)	4,382,897

	$4,623,683	$-	$(150,334)	$4,473,349

Held to Maturity
Government National
Mortgage Association	$2,149,972	$2,454	$(37,172)	$2,115,254
Freddie Mac	3,895,960	21,365	(6,360)	3,910,965
Fannie Mae	13,845,924	109,836	(54,624)	13,901,136
Collateralized mortgage obligations	49,492,943	3,128	(5,513,936)	43,982,135

Total	$69,384,799	$136,783	$(5,612,092)	$63,909,490

3.	MORTGAGE-BACKED SECURITIES (Continued)

	2007
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Available for Sale
Government National
Mortgage Association	$113,984	$-	$(118)	$113,866

Held to Maturity
Government National
Mortgage Association	$2,797,607	$2,260	$(35,265)	$2,764,602
Freddie Mac	5,557,406	23,119	(24,868)	5,555,657
Fannie Mae	17,689,674	105,471	(147,031)	17,648,114
Collateralized mortgage obligations	55,579,934	419,088	(589,714)	55,409,308

Total	$81,624,621	$549,938	$(796,878)	$81,377,681

	2006
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Available for Sale
Government National
Mortgage Association	$198,288	$1,771	$-	$200,059

Held to Maturity
Government National
Mortgage Association	$4,488,561	$15,594	$(22,913)	$4,481,242
Freddie Mac	3,350,639	5,425	(42,324)	3,313,740
Fannie Mae	16,792,592	33,732	(417,578)	16,408,746
Collateralized mortgage obligations	34,352,741	25,635	(579,133)	33,799,243

Total	$58,984,533	$80,386	$(1,061,948)	$58,002,971

As of September 30, 2008 and December 31, 2007, the amortized cost and fair value of mortgage-backed securities, by contractual maturity, are shown below. Mortgage-backed securities provide for periodic payments of principal and interest and have contractual lives ranging from 2 to 30 years. Due to expected repayment terms being significantly less than the underlying mortgage loan pool contractual maturities, the estimated lives of these securities could be significantly shorter.

September 30, 2008 (unaudited)	Available for Sale		Held to Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

Due within one year	$-	$-	$6,183	$6,201
Due after one year through
five years	-	-	6,580,797	6,625,598
Due after five years through
ten years	1,578,133	1,494,119	4,470,569	4,433,128
Due after ten years	3,045,550	2,979,230	58,327,250	52,844,563

Total	$4,623,683	$4,473,349	$69,384,799	$63,909,490

3.	MORTGAGE-BACKED SECURITIES (Continued)

December 31, 2007	Available for Sale		Held to Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

Due within one year	$-	$-	$255,597	$254,069
Due after one year through
five years	-	-	5,439,227	5,316,166
Due after five years through
ten years	-	-	5,439,062	5,421,693
Due after ten years	113,984	113,866	70,490,735	70,385,753

Total	$113,984	$113,866	$81,624,621	$81,377,681

There were no mortgage-backed securities sales for the nine months ended September 30, 2008 and 2007 (unaudited). As of December 31, 2007, proceeds from the sale of mortgage-backed securities of $3,986,629 resulted in the recognition of gross gains of $16,823. There were no mortgage-backed securities sales during 2006.

4.	UNREALIZED LOSSES ON SECURITIES

The following table shows the Company’s fair value and gross unrealized losses, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position.

	September 30, 2008
	Less than Twelve Months		Twelve Months or Greater		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
			(Unaudited)
U.S. government agency securities	$13,623,907	$(341,088)	$—	$—	$13,623,907	$(341,088)
Obligations of states and political subdivisions	620,575	(4,425)	1,119,517	(54,478)	1,740,092	(58,903)
Government National Mortgage Association	762,870	(5,810)	1,276,583	(32,109)	2,039,453	(37,919)
Freddie Mac	1,704,511	(5,342)	30,964	(1,018)	1,735,475	(6,360)
Fannie Mae	5,971,880	(51,196)	130,244	(3,428)	6,102,124	(54,624)
Collateralized mortgage obligations	41,728,961	(5,390,780)	5,256,461	(272,741)	46,985,422	(5,663,523)
Total debt securities	64,412,704	(5,798,641)	7,813,769	(363,774)	72,226,473	(6,162,17)

Equity securities	—	—	1,346,255	(72,483)	1,346,255	(72,483)
	$64,412,704	$(5,798,641)	$9,160,024	$(436,257)	$73,572,728	$(6,234,900)

4.	UNREALIZED LOSSES ON SECURITIES (Continued)

	2007
	Less than Twelve Months		Twelve Months or Greater		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
U.S. government agency
securities	$—	$—	$999,834	$(45)	$999,834	$(45)
Corporate securities	—	—	1,001,716	(11,687)	1,001,716	(11,687)
Government National
Mortgage Association	1,167,989	(7,780)	1,311,315	(27,603)	2,479,304	(35,383)
Freddie Mac	—	—	1,301,182	(24,868)	1,301,182	(24,868)
Fannie Mae	24,142	(76)	9,211,129	(146,955)	9,235,271	(147,031)
Collateralized mortgage
obligations	15,605,091	(345,129)	11,846,667	(244,585)	27,451,758	(589,714)
Total debt securities	16,797,222	(352,985)	25,671,843	(455,743)	42,469,065	(808,728)

Equity securities	—	—	1,700,706	(156,132)	1,700,706	(156,132)
	$16,797,222	$(352,985)	$27,372,549	$(611,875)	$44,169,771	$(964,860)

	2006
	Less than Twelve Months		Twelve Months or Greater		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
U.S. government agency
securities	$15,702,902	$(82,162)	$18,617,933	$(181,476)	$34,320,835	$(263,638)
Corporate securities	—	—	1,001,482	(26,896)	1,001,482	(26,896)
Government National
Mortgage Association	373,717	(1,486)	2,153,967	(21,427)	2,527,684	(22,913)
Freddie Mac	—	—	1,593,564	(42,324)	1,593,564	(42,324)
Fannie Mae	276,353	(2,127)	2,679,336	(415,451)	12,955,689	(417,578)
Collateralized mortgage
obligations	10,042,798	(29,669)	18,512,258	(549,464)	28,555,056	(579,133)
Total debt securities	26,395,770	(115,444)	54,558,540	(1,237,038)	80,954,310	(1,352,482)

Equity securities	—	—	1,717,758	(80,841)	1,717,758	(80,841)
	$26,395,770	$(115,444)	$56,276,298	$(1,317,879)	$82,672,068	$(1,433,323)

The policy of the Company is to recognize an other-than-temporary impairment of equity securities where the fair value has been significantly below cost for three consecutive quarters. For fixed maturity investments with unrealized losses due to interest rates where the Company has the positive intent and ability to hold the investment for a period of time sufficient to allow a market recovery, declines in value below cost are not assumed to be other than temporary. There are 101 positions that are temporarily impaired at September 30, 2008 (unaudited). There were 79 positions that are temporarily impaired at December 31, 2007. As of September 30, 2008 (unaudited), fair values for certain collateralized mortgage obligations held to maturity were determined utilizing discounted cash flow models, due to the absence of a current market to provide a reliable market quote for such instruments. The Company reviews its position quarterly and has asserted that at September 30, 2008 and December 31, 2007, the declines outlined in the above table represent temporary declines and the Company does have the intent and ability either to hold those securities to maturity or to allow a market recovery.

The Company has concluded that any impairment of its investment securities portfolio is not other than temporary but is the result of interest rate changes that are not expected to result in the noncollection of principal and interest during the period. However, as of September 30, 2008, the Company recognized a loss of $483,500 on equity securities that it deemed, through analysis of the security, to be other than a temporary loss (unaudited). The loss is related to Freddie Mac perpetual preferred stock that the Company owns. Freddie Mac was placed into conservatorship by the U.S. government on September 7, 2008.

5.	LOANS RECEIVABLE

Loans receivable consist of the following:

	September 30,	December 31,
	2008	2007	2006
Real estate loans:	(Unaudited)
1 - 4 family	$150,756,273	$136,793,511	$102,754,981
Home equity	58,829,185	60,573,293	60,903,877
Commercial	37,151,571	21,500,532	14,472,039
Construction	4,842,807	2,268,130	710,700
	251,579,836	221,135,466	178,841,597

Commercial	8,195,234	6,089,302	4,561,481

Consumer and other loans:
Auto loans	7,871,547	12,553,622	21,135,672
Manufactured housing loans	9,708,413	9,277,687	7,512,182
RV loans	21,858,183	3,136,759	—
Aircraft loans	15,415,664	7,690,203	—
Other	2,169,904	2,177,374	1,670,856
	57,023,711	34,835,645	30,318,710

Less:
Deferred loan costs	(707,787)	(300,154)	(164,153)
Unearned income	412,419	751,132	1,580,666
Allowance for loan losses	2,109,538	1,900,803	1,813,469
	1,814,170	2,351,781	3,229,982
Total	$314,984,611	$259,708,632	$210,491,806

The Company’s primary activity is with customers located within Gloucester County and surrounding areas. Commercial, residential, and personal loans are granted. Although the Company has a diversified loan portfolio at September 30, 2008, and December 31, 2007 and 2006, repayment of these loans is dependent upon the local economic conditions in its immediate trade area.

Activity in the allowance for loan losses is as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2008	2007	2007	2006
	(Unaudited)
Balance, beginning	$1,900,803	$1,813,469	$1,813,469	$3,035,676
Loans charged off	(413,820)	(32,914)	(207,760)	(988,259)
Recoveries	56,557	159,924	167,160	114,496
Net loans charged off	(357,263)	127,010	(40,600)	(873,763)
Provision for (recovery of) loan losses	565,998	65,822	127,934	(348,444)

Balance, ending	$2,109,538	$2,006,301	$1,900,803	$1,813,469

The Company had nonaccrual loans, inclusive of impaired loans, of $2,761,287 and $2,522,417 at September 30, 2008 and 2007 (unaudited). Interest income on loans would have increased by $157,743 and $111,983 during 2008 and 2007 if these loans had performed in accordance with their original terms (unaudited).

The Company had nonaccrual loans, inclusive of impaired loans, of $2,313,789 and $3,370,443 at December 31, 2007, and 2006, respectively. Interest income on loans would have increased by $131,402 and $116,810 during 2007 and 2006, respectively, if these loans had performed in accordance with their original terms.

5.	LOANS RECEIVABLE (Continued)

Information with respect to impaired loans as of and for the periods ended is as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2008	2007	2007	2006
	(Unaudited)
Impaired loans with a related
allowance for loan losses	$1,858,804	$1,494,900	$2,370,280	$2,125,398
Impaired loans without a related
allowance for loan losses	902,483	244,637	-	-
Related allowance for loan losses	82,566	480,138	484,220	561,767
Average recorded balance of impaired loans	2,216,173	2,056,488	2,144,355	2,449,032
Interest income recognized on impaired loans	109,300	13,965	13,965	62,397

6.	ACCRUED INTEREST RECEIVABLE

Accrued interest receivable consists of the following:

	September 30,	December 31,
	2008	2007	2006
	(Unaudited)
Investment securities	$192,097	$741,655	$714,889
Mortgage-backed securities	345,139	387,549	234,134
Loans receivable	1,105,781	937,760	784,548

Total	$1,643,017	$2,066,964	$1,733,571

7.	PREMISES AND EQUIPMENT

Premises and equipment consist of the following:

	September 30,	December 31,
	2008	2007	2006
	(Unaudited)
Land and improvements	$936,352	$983,283	$762,703
Buildings and improvements	7,368,699	7,197,932	6,897,076
Furniture and equipment	3,115,385	3,145,606	2,891,096
Construction in progress	21,518	15,780	134,354
Automobiles	46,395	46,395	46,395
	11,488,349	11,388,996	10,731,624
Less accumulated depreciation	(4,933,482)	(4,693,619)	(4,262,691)

Total	$6,554,867	$6,695,377	$6,468,933

Depreciation expense for the years ended September 30, 2008 and 2007, was $324,587 and $353,713, (unaudited) respectively. Depreciation expense for the years ended December 31, 2007 and 2006, was $474,656, and $457,255, respectively.

8.	FEDERAL HOME LOAN BANK STOCK

The Bank is a member of the FHLB system. As a member, the Bank maintains an investment in the capital stock of the FHLB, at cost, in an amount not less than the greater of 1 percent of its outstanding home loans or 5 percent of its outstanding notes payable to the FHLB as calculated at December 31 of each year.

9.	DEPOSITS

Comparative details of deposits are as follows:

	September 30, 2008		December 31, 2007		December 31, 2006
	Amount	%	Amount	%	Amount	%
	(Unaudited)
Non-interest-bearing	$11,002,290	3.0%	$10,701,612	2.9%	$9,532,029	3.0%
Interest-bearing:
Savings	68,657,646	18.7	71,009,494	19.0	63,761,165	20.2
NOW checking	28,209,882	7.7	30,329,865	8.1	35,926,129	11.4
Money market	47,109,671	12.8	44,560,580	11.9	44,636,577	14.1
	143,977,199	39.2	145,899,939	39.0	144,323,871	45.7

Time certificates of deposit:
2.00% or less	198,000	0.1	—	—	—	—
2.01 - 4.00%	126,844,076	34.6	24,787,338	6.6	29,261,168	9.3
4.01 - 6.00%	84,608,171	23.1	191,663,232	51.4	131,207,362	41.5
6.01 - 8.00%	13,908	—	156,161	0.01	1,637,997	0.5
	211,664,155	57.8	216,606,731	58.1	162,106,527	51.3
Total	$366,643,644	100.0%	$373,208,282	100.0%	$315,962,427	100.0%

The scheduled maturities of time certificates of deposits at September 30, 2008 and December 31, 2007, are as follows:

Year Ending
September 30,
(Unaudited)
2009	$151,124,758
2010	28,834,814
2011	10,800,134
2012	6,005,864
2013	12,182,520
Thereafter	2,716,065

Total	$211,664,155

Year Ending
December 31,

2008	$162,441,829
2009	21,390,062
2010	16,406,888
2011	5,861,119
2012	4,735,978
Thereafter	5,770,855

Total	$216,606,731

The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was $68,716,964 at September 30, 2008, (unaudited). The aggregate amount of individual retirement accounts with a minimum denomination of $250,000 was $3,407,866 at September 30, 2008, (unaudited).

9.	DEPOSITS (Continued)

The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was $75,435,258 and $55,010,327, at December 31, 2007, and 2006, respectively. The aggregate amount of individual retirement accounts with a minimum denomination of $250,000 was $2,829,050 at December 31, 2007, respectively.

Deposits in excess of $100,000 and individual retirement accounts in excess of $250,000 are not federally insured.

The Emergency Economic Stabilization Act which became law on October 3, 2008, raised the amount of Federal Deposit Insurance Coverage (“FDIC”) for all deposit accounts to $250,000. This provision of the act is scheduled to expire on December 31, 2009. In addition, on October 14, 2008, the FDIC announced a new program – the Temporary Liquidity Guarantee Program, which provides FDIC coverage of non-interest-bearing deposit transaction accounts and certain other accounts regardless of dollar amount. This new program is scheduled to expire December 31, 2009.

Maturities on time deposits of $100,000 or more at September 30, 2008, and December 31, 2007, are as follows:

	September 30, 2008	December 31, 2007
	(Unaudited)
Within three months	$22,565,278	$19,590,493
Beyond three but within six months	9,983,705	19,644,707
Beyond six but within twelve months	14,540,731	19,230,509
Beyond one year	21,627,250	16,969,549

	$68,716,964	$75,435,258

Interest expense by deposit category for the nine months ended September 30 and years ended December 31 is as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2008	2007	2007	2006
	(Unaudited)
Savings	$1,052,076	$1,434,184	$1,950,890	$587,347
NOW and money market	1,078,397	1,724,230	2,227,726	1,714,798
Time certificates of deposit	7,132,974	6,151,519	8,732,023	6,386,367

	$9,263,447	$9,309,933	$12,910,639	$8,688,512

10.	SHORT-TERM BORROWINGS

Short-term borrowings include overnight repurchase agreements through the FHLB. The outstanding balances and related information for short-term borrowings are summarized as follows:

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2008	2007	2006
	(Unaudited)
Balance at year-end	$22,493,440	$10,800,000	$4,400,000
Average balance outstanding	12,043,772	14,141,434	12,859,178
Maximum month-end balance	27,300,000	25,700,000	24,100,000
Weighted-average rate at year-end	1.61%	4.11%	5.33%
Weighted-average rate during the year	2.46%	4.99%	5/36%

The Bank has a credit arrangement with the FHLB with a total available borrowing limit of approximately $64.1 at September 30, 2008 (unaudited). The Bank has a credit arrangement with the FHLB with a total available borrowing limit of approximately $106.9 million at December 31, 2007. This credit arrangement is subject to annual renewal, incurs no service charges, and is secured by the Bank’s FHLB stock, mortgage-backed securities, and qualifying first-mortgage loans.

11.	OTHER BORROWINGS

The following table presents contractual maturities of FHLB long-term advances and securities sold under agreements to repurchase:

September 30 (unaudited):
			Weighted-	Stated interest
	Maturity range		average	rate ranged
Description	from	to	interest rate	from	to	2008

Fixed Convertible	10/26/2009	10/19/2012	3.98%	3.82%	4.16%	$8,000,000
Repo Convertible	2/14/2015	2/14/2015	1.78%	1.78%	1.78%	5,000,000

						$13,000,000

December 31:
			Weighted-	Stated interest
	Maturity range		average	rate ranged
Description	from	to	interest rate	from	to	2007	2006

Fixed Convertible	10/19/2012	10/19/2012	3.84%	3.84%	3.84%	$3,000,000	$-
Repo Convertible	10/26/2009	9/28/2012	3.98%	3.93%	4.16%	5,000,000	-

						$8,000,000	$-

Maturities of other borrowings are summarized as follows:

Year Ending		Weighted-
September 30,	Amount	average Rate
(Unaudited)
2009	$2,000,000	4.16%
2010	2,000,000	4.11%
2012	4,000,000	3.87%
Thereafter	5,000,000	1.78%

Total	$13,000,000	3.15%

Year Ending		Weighted-
December 31,	Amount	average Rate

2009	$2,000,000	4.16%
2010	2,000,000	4.11%
2012	4,000,000	3.87%

Total	$8,000,000	4.00%

Securities sold under agreements to repurchase are secured by U.S. government agency securities with a carrying value of $5,815,454 at September 30, 2008 (unaudited).

Included in other borrowings are sales of securities under repurchase agreements. Repurchase agreements are treated as financings with the obligations to repurchase securities sold reflected as a liability in the balance sheet. The dollar amount of securities underlying the agreements remains recorded as an asset, although the securities underlying the agreements are delivered to the brokers who arranged the transactions (unaudited).

The security sold under agreements to repurchase maturing in 2015 is fixed at 1.78 percent until August 2009, and then becomes convertible to a variable rate advance subject to quarterly cancellation options and a 3.41 percent coupon cap (unaudited).

12.	INCOME TAXES

The components of the income tax expense for the nine months ended September 30, and for the years ended December 31 are summarized as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2008	2007	2007	2006
	(Unaudited)
Current:
Federal	$960,629	$(312,720)	$(587,843)	$(239,257)
State	-	-	-	-
	960,629	(312,720)	(587,843)	(239,257)
Deferred	(276,392)	(173,130)	(266,894)	271,784
Valuation allowance	(46,113)	74,769	156,877	57,473

Total	$638,124	$(411,081)	$(697,860)	$90,000

The following temporary differences gave rise to the net deferred tax assets:

	Nine Months Ended September 30,		Year Ended December 31,
	2008	2007	2007	2006
Deferred tax assets:	(unaudited)
Allowance for loan losses	$877,061	$744,757	$759,181	$873,255
Net operating loss carryforward	316,935	562,731	526,869	310,586
Net unrealized loss on securities	191,728	33,500	48,555	16,818
Premises and equipment	90,767	-	108,905	-
Impairment loss on securities	165,000	-	-	-
Alternate minimum tax credits	202,000	-	-	-
Other	386,381	393,402	366,796	351,855
Total gross deferred tax assets	2,229,872	1,734,390	1,810,306	1,552,514
Less valuation allowance	421,350	385,355	467,463	310,586
Deferred tax assets after valuation allowance	1,808,522	1,349,035	1,342,843	1,241,928

Deferred tax liabilities:
Premises and equipment	-	32,904	-	40,839
Total gross deferred tax liabilities	-	32,904	-	40,839

Net deferred tax assets	$1,808,522	$1,316,131	$1,342,843	$1,201,089

The Company establishes a valuation allowance for deferred tax assets when management believes that the deferred tax assets are not likely to be realized either through a carryback to taxable income in prior years, future reversals of existing taxable temporary differences, and, to a lesser extent, future taxable income. At September 30, 2008 (unaudited), the Company has an available net operating loss carry forward of $2,848,335 for state tax purposes that will begin to expire in 2011. At December 31, 2007, the Company has an available net operating loss carry forward of $5,194,031 for state tax purposes that will begin to expire in 2011. For the periods ended, a valuation allowance has been established for 100 percent of the state net operating loss carryforwards that management believes may not be realizable. The Company has also established a valuation allowance during the nine months ended September 30, 2008, for other-than-temporary impairments related to an investment in Freddie Mac preferred stock (unaudited).

On October 3, 2008, the Emergency Economic Stabilization Act was enacted, which includes a provision permitting banks to recognize losses relating to Fannie Mae and Freddie Mac preferred stock as an ordinary loss, thereby allowing the Company to recognize a tax benefit on the losses. Had the legislation been in effect as of September 30, 2008, and had the Company recognized the loss as an ordinary loss for the nine months ended September 30, 2008, the positive impact recorded would have been $165,000 (unaudited). The Company will recognize the additional tax benefit in the quarter ending December 31, 2008.

The Company has alternative minimum tax credit carryforwards of approximately $202,000 at September 30, 2008 (unaudited). These credits have an indefinite carryforward period.

12.	INCOME TAXES (continued)

The reconciliation of the federal statutory rate and the Company’s effective income tax rate is as follows:

	Nine Months Ended September 30,
	2008		2007
		% of		% of
		Pretax		Pretax
	Amount	Income	Amount	Income
	(unaudited)

Tax expense at statutory rate	$789,670	34.0%	$(275,857)	(34.0)%
State income tax, net of
federal tax	-	-	-	-
Effect of tax free income	(293,195)	(12.6)	(136,800)	(16.9)
Valuation allowance	165,000	7.1)	-	-
Other, net	(23,351)	(1.0)	1,576	0.2

Actual tax expense
and effective rate	$638,124	27.5%	$(411,081)	(50.7)%

	Year Ended December 31,
	2007		2006
		% of		% of
		Pretax		Pretax
	Amount	Income	Amount	Income

Tax expense at statutory rate	$(506,278)	(34.0)%	$159,621	34.0%
State income tax, net of
federal tax	-	-	46,200	9.8
Effect of tax free income	(176,671)	(11.9)	(126,909)	(27.0)
Other, net	(14,911)	(1.0)	11,088	2.4

Actual tax expense
and effective rate	$(697,860)	(46.9)%	$90,000	19.2%

13.	REGULATORY MATTERS

Cash and Due from Banks

The Bank is required to maintain reserve funds in cash or on deposit with the Federal Reserve Bank. As of

September 30, 2008, and December 31, 2007, and 2006, the Bank had required reserves of $71,000 (unaudited), $58,000, and $1,129,000, respectively, composed principally of vault cash and a depository amount held with the Federal Reserve Bank.

14.	EMPLOYEE BENEFITS

Defined Benefit Plan

The Bank sponsors a trusteed, defined benefit pension plan covering substantially all employees and officers. The plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Bank and compensation rates near retirement. The Bank’s funding policy is to make annual contributions as needed based upon the funding formula developed by the plan’s actuary. This plan is considered a multi-employer plan for which the Company makes contributions, when necessary, to provide benefits to eligible employees upon their retirement. Pension contributions to this plan amounted to $0 and $362,728 for the nine months ended September 30, 2008 and 2007 (unaudited). Pension contributions to this plan amounted to $670,999 and $787,517 for the years ended December 31, 2007 and 2006, respectively.

14.	EMPLOYEE BENEFITS (continued)

Defined Contribution Plan

The Company sponsors a thrift plan with a 401(k) option. The Company matches up to 6 percent of each eligible employee’s contribution to the plan. Employees are eligible after one year of service. Employer contributions to this plan amounted to $42,605 and $46,495 for the nine months ended September 30, 2008 and 2007 (unaudited). Employer contributions to this plan amounted to $62,304 and $50,121 for the years ended December 31, 2007 and 2006, respectively.

Supplemental Retirement Plans

The Bank maintains a Director Fee Continuation Agreement (“Director Plan”) to provide benefits to eligible directors. The Director Plan provides benefits to eligible directors upon their retirement from the Board and a preretirement death benefit. Each eligible director will receive an annual benefit equal to 50 percent of the average of the three highest directors’ total compensation prior to each director’s retirement for a period of ten years. Costs for this plan for the nine months ended September 30, 2008 and 2007 (unaudited), amounted to $55,449 and $55,765. Costs for this plan for the years ended December 31, 2007 and 2006 were $48,447 and $60,221.

The Bank also maintains an Executive Incentive Retirement Plan Agreement (“Executive Plan”) with executives of the Bank. The Executive Plan provides the executives with supplemental retirement benefits based upon current salary and percentage award and a preretirement death benefit. The award covered under the agreement shall be paid to the executive for the executive’s services as determined at the sole discretion of the Board of Directors, based upon net income. The executives shall be vested in each award individually at a rate of 20 percent per full year of employment with the Bank from the date of each such award. The executives are 100 percent vested after obtaining age 65. Payments to the executives will be in either equal annual installments for 15 years or in a lump sum. The costs recognized by the Bank were $110,533 and $13,981 for the nine months ended September 30, 2008 and 2007 (unaudited). The costs recognized by the Bank were $18,642 and $32,764 for the years ended December 31, 2007 and 2006, respectively.

The Bank is the beneficiary of life insurance policies with a cash surrender value at September 30, 2008, of $7,669,591 (unaudited), and at December 31, 2007, of $7,753,794, that have been purchased as a method of financing benefits under these Plans.

15.	COMMITMENTS AND CONTINGENT LIABILITIES

Commitments

In the normal course of business, the Company makes various commitments which are not reflected in the accompanying consolidated financial statements. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Balance Sheet. The Company’s exposure to credit loss in the event of nonperformance by the other parties to the financial instruments is represented by the contractual amounts as disclosed. The Company minimizes its exposure to credit loss under these commitments by subjecting them to credit approval and review procedures and collateral requirements as deemed necessary. Commitments generally have fixed expiration dates within one year of their origination.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Performance letters of credit represent conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. These instruments are issued primarily to support bid or performance-related contracts. The coverage period for these instruments is typically a one-year period with an annual renewal option subject to prior approval by management. Fees earned from the issuance of these letters are recognized over the coverage period. For secured letters of credit, the collateral is typically Bank deposit instruments or customer business assets.

The off-balance sheet commitments consisted of the following:

	2008	2007	2006
	(Unaudited)
Commitments to extend credit	$13,055,237	$11,642,767	$7,011,038
Standby letters of credit	1,066,780	1,453,897	1,205,909

Commitments to extend credit consist of fixed-rate commitments with interest rates ranging from 4.25 to 6.50 at September 30, 2008 (unaudited), and from 4.00 percent to 8.75 percent at December 31, 2007. The commitments outstanding at September 30, 2008 (unaudited), and December 31, 2007, contractually mature in less than one year.

Contingent Liabilities

In 2003, three lawsuits were filed by the Bank against a land developer for damages resulting from unpaid commercial loans and two foreclosure actions. The contractor has filed counterclaims in all instances. In addition, one lawsuit includes as defendants all contract purchasers of lots in a development who may claim vendees’ liens for deposits given to the developer. Numerous contract purchasers have or will file answers to the foreclosure action, including counterclaims against the Bank for compensatory damages representing monies paid by the contract purchasers to the land developer. The counterclaims are premised upon alleged improper allocation of loan payments by the Bank and the alleged failure of the Bank to maintain deposits in escrow accounts. The contractor is seeking compensatory and punitive damages in an unspecified amount, as well as to invalidate the Bank’s liens on the subject property. All pending Law Division matters in New Jersey State Court have been stayed due to the land developer’s filing in bankruptcy court. At this time, outside counsel for the Bank cannot offer an opinion as to the probable outcome. The Bank believes the suit is without merit and is vigorously defending its position.

In 2008, all claims by the contractor have been dismissed through settlement in the bankruptcy court; however, the individual members and the shareholders from the 2003 suit filed a separate action in Burlington County, New Jersey. The individuals are making the same lender liability claims against the Bank which were made by the contractor’s company in 2003. The Bank believes the suit is without merit and is vigorously defending its position (unaudited).

In the normal course of business, the Company and its subsidiary are involved in various legal proceedings primarily involving the collection of outstanding loans. None of these proceedings are expected to have a material effect on the financial position or results of operations of the Company.

16.	REGULATORY CAPITAL REQUIREMENTS

Federal regulations require the Bank to maintain certain minimum amounts of capital. Specifically, the Bank is required to maintain certain minimum dollar amounts and ratios of Total and Tier I capital to risk-weighted assets and of Tier I capital to average total assets.

In addition to the capital requirements, the Federal Deposit Insurance Corporation Improvement Act (“FDICIA”) established five capital categories ranging from “well capitalized” to “critically undercapitalized.” Should any institution fail to meet the requirements to be considered “adequately capitalized,” it would become subject to a series of increasingly restrictive regulatory actions. Management believes as of September 30, 2008, the Bank met all capital adequacy requirements to which they are subject.

As of September 30, 2008 (unaudited), December 31, 2007, and 2006, the Office of Thrift Supervision (“OTS”) categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be classified as a well capitalized financial institution, Total risk-based, Tier 1 risk-based, core capital, and tangible equity capital ratios must be at least 10 percent, 6 percent, 5 percent, and 1.5 percent, respectively. There have been no conditions or events since the notification that management believes have changed the Bank’s category.

The following table reconciles capital under U.S. generally accepted accounting principles.

	September 30,	December 31,
	2008	2007	2006
	(Unaudited)
Total stockholders’ equity	$29,184,498	$27,779,579	$28,635,072
Other disallowed assets	(743,445)	(1,138,591)	(1,167,044)
Nonqualifying equity instruments	(1,000)	(1,000)	(1,000)
Accumulated other comprehensive (income) loss	372,178	(8,793)	(20,709)

Tier I, core, and tangible capital	28,812,231	26,631,195	27,446,319

Allowance for loan losses	1,945,992	1,391,133	1,750,068
Other assets required to be deducted	—	—	(126,717)

Total risk-based capital	$30,758,223	$28,022,328	$29,069,670

16.	REGULATORY CAPITAL REQUIREMENTS (Continued)

The following table reflects the Bank’s capital ratios and minimum requirements at September 30, 2008, and December 31, 2007 and 2006.

	September 30,		December 31,
	2008		2007		2006
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Unaudited)
Total Capital
(to Risk-Weighted Assets)

Actual	$30,758,223	11.1%	$28,022,328	10.1%	$29,069,670	14.2%
For Capital Adequacy Purposes	22,259,131	8.0	22,154,080	8.0	16,337,680	8.0
To Be Well Capitalized	27,823,914	10.0	27,692,600	10.0	20,422,110	10.0

Tier I Capital
(to Risk-Weighted Assets)

Actual	$28,812,231	10.4%	$26,631,195	9.6%	$27,446,319	13.4%
For Capital Adequacy Purposes	11,129,566	4.0	11,077,040	4.0	8,168,840	4.0
To Be Well Capitalized	16,694,349	6.0	16,615,560	6.0	12,253,260	6.0

Core Capital
(to Adjusted Assets)

Actual	$28,812,231	6.6%	$26,631,195	6.3%	$27,446,319	7.8%
For Capital Adequacy Purposes	13,030,768	3.0	12,644,758	3.0	10,520,036	3.0
To Be Well Capitalized	21,717,947	5.0	21,074,597	5.0	17,533,393	5.0

Tangible Capital
(to Adjusted Assets)

Actual	$28,812,231	6.6%	$26,631,195	6.3%	$27,446,319	7.8%
For Capital Adequacy Purposes	6,515,384	1.5	6,322,379	1.5	5,260,018	1.5
To Be Well Capitalized	N/A		N/A		N/A

Prior to the enactment of the Small Business Job Protection Act, the Bank accumulated approximately $2,855,000 of retained earnings, which represents allocations of income to bad debt deductions for tax purposes only. Since this amount represents the accumulated bad debt reserves prior to 1988, no provision for federal income tax has been made for such amount. If any portion of this amount is used other than to absorb loan losses (which is not anticipated), the amount will be subject to federal income tax at the current corporate rate.

17.	FAIR VALUE DISCLOSURE

The estimated fair values of the Company’s financial instruments at September 30, 2008, and December 31, 2007 and 2006, are as follows:

	September 30		December 31,
	2008		2007		2006
	Carrying	Fair	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value	Value	Value
	(Unaudited)
Financial assets:

Cash and cash equivalents	$5,366,193	$5,366,193	$8,189,377	$8,189,377	$10,618,180	$10,618,180
Investment securities:
Available for sale	14,970,162	14,970,162	3,214,198	3,214,198	14,151,943	14,151,943
Held to maturity	4,051,037	4,007,032	48,221,025	48,419,129	38,645,234	38,404,079
Mortgage-backed securities:
Available for sale	4,473,349	4,473,349	113,866	113,866	200,059	200,059
Held to maturity	69,384,799	63,909,490	81,624,621	81,377,681	58,984,533	58,002,971
Loans receivable, net	314,984,611	313,769,462	259,708,632	257,388,682	210,491,806	205,707,806
Accrued interest receivable	1,643,017	1,643,017	2,066,964	2,066,964	1,733,571	1,733,571
FHLB stock	1,968,500	1,968,500	1,319,300	1,319,300	581,600	581,600
Bank-owned life insurance	7,669,591	7,669,591	7,753,794	7,753,794	7,462,020	7,462,020

Financial liabilities:
Deposits	$366,643,644	$366,242,592	$373,208,282	$374,317,279	$315,962,427	$314,266,427
Short-term borrowings	22,493,440	22,493,440	10,800,000	10,800,000	4,400,000	4,400,000
Other borrowed funds	13,000,000	13,188,560	8,000,000	8,097,000	—	—
Advances by borrowers for taxes and insurance	784,273	784,273	620,329	620,329	514,511	514,511
Accrued interest payable	483,240	483,240	706,079	706,079	573,526	573,526

Financial instruments are defined as cash, evidence of an ownership interest in an entity, or a contract which creates an obligation or right to receive or deliver cash or another financial instrument from/to a second entity on potentially favorable or unfavorable terms.

Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties other than in a forced or liquidation sale. If a quoted market price is available for a financial instrument, the estimated fair value would be calculated based upon the market price per trading unit of the instrument.

If no readily available market exists, the fair value estimates for financial instruments are based upon manage-ment’s judgment regarding current economic conditions, interest rate risk, expected cash flows, future estimated losses, and other factors as determined through various option pricing formulas or simulation modeling. As many of these assumptions result from judgments made by management based upon estimates which are inherently uncertain, the resulting estimated fair values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition, changes in the assumptions on which the estimated fair values are based may have a significant impact on the resulting estimated fair values.

As certain assets, such as deferred tax assets and premises and equipment, are not considered financial instruments, the estimated fair value of financial instruments would not represent the full value of the Company.

The Company employed simulation modeling in determining the estimated fair value of financial instruments for which quoted market prices were not available based upon the following assumptions:

Cash and Cash Equivalents, Accrued Interest Receivable, FHLB Stock, Short-Term Borrowings, Advances by Borrowers for Taxes and Insurance, and Accrued Interest Payable

The fair value is equal to the current carrying value.

17.	FAIR VALUE DISCLOSURE (Continued)

Investment and Mortgage-Backed Securities

The fair value of these securities is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities.

Loans Receivable, Net and Deposits

The fair value of loans is estimated by discounting the future cash flows using a simulation model which estimates future cash flows based upon current market rates adjusted for prepayment risk and credit quality. Savings, checking, and money market deposit accounts are valued at the amount payable on demand as of year-end. Fair values for time deposits are estimated using a discounted cash flow calculation that applies contractual costs currently being offered in the existing portfolio to current market rates being offered for deposits of similar remaining maturities.

Bank-Owned Life Insurance

The fair value is equal to the cash surrender value of the life insurance policies.

Commitments to Extend Credit

These financial instruments are generally not subject to sale, and estimated fair values are not readily available. The carrying value, represented by the net deferred fee arising from the unrecognized commitment, and the fair value, determined by discounting the remaining contractual fee over the term of the commitment using fees currently charged to enter into similar agreements with similar credit risk, are not considered material for disclosure. The contractual amounts of unfunded commitments are presented in Note 15.

18.	STOCK OFFERING

On January 29, 2007, the Board of Directors of the Company and the Bank unanimously adopted a Plan of Stock Issuance (the “Plan”) pursuant to which Company will offer shares of its common stock of up to but less than 50 percent of its total outstanding common stock to eligible depositors of the Bank in a subscription offering and, if necessary, to the general public of the community and/or in a syndicated offering. The majority of the common stock will continue to be owned by the Company. The Plan is subject to the approval of the Office of Thrift Supervision (“OTS”).

In August 2007, the Company delayed its initial public offering. As a result, $503,864 of deferred stock offering costs was charged to operations as of December 31, 2007.

Subsequent Event – Stock Offering (unaudited)

On October 27, 2008, the Company’s and Bank’s Board of Directors adopted a Plan of Conversion and Reorganization for the mutual holding company to fully convert into the capital stock form of organization. The conversion is subject to approval by the members of the Company and subject to regulatory approval by the OTS. The offering of shares in the conversion is expected to occur in the second quarter of 2009. Costs associated with the conversion will be deferred and deducted from the proceeds of the stock offering. If, for any reason, the offering is not successful, the deferred costs will be charged to operations. The amount of the offering has yet to be determined and no expenses related to the conversion had been incurred as of September 30, 2008.

19.	FAIR VALUE MEASUREMENTS (UNAUDITED)

Effective January 1, 2008, the Company adopted FAS No. 157, Fair Value Measurements, which, among other things, requires enhanced disclosures about assets and liabilities carried at fair value. FAS No. 157 establishes an hierarchal disclosure framework associated with the level of pricing observability utilized in measuring assets and liabilities at fair value. The three broad levels defined as the FAS No. 157 hierarchy are as follows:

Level I: Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level II: Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities include items for which quoted prices are available but which trade less frequently and items that are fair-valued using other financial instruments, the parameters of which can be directly observed.

Level III: Assets and liabilities that have little to no pricing observability as of the reported date. These items do not have two-way markets and are measured using management’s best estimate of fair value, where inputs into the determination of fair value require significant management judgment or estimation.

The following table presents the assets reported on the Consolidated Statements of Financial Condition at their fair value as of September 30, 2008, by level within the fair value hierarchy. As required by FAS No. 157, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

		Fair Value Measurements at September 30, 2008, Using
		Quoted Prices in
		Active Markets for	Significant Other	Significant
	September 30,	Identical Assets	Observable Inputs	Unobservable Inputs
Description	2008	(Level I)	(Level II)	(Level III)

Investment securities available for sale	$14,970,162	$1,346,255	$13,623,907	$—

Mortgage-backed securities available for sale	4,473,349	—	4,473,349	—
Loans measured for impairment	2,476,560	—	2,476,560	—

Impaired Loans — A loan is considered to be impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due (both interest and principal) according to the contractual terms of the loan agreement. Impaired loans are measured, as a practical expedient, at the loan’s observable market price or the fair market value of the collateral if the loan is collateral-dependent. At September 30, 2008, the recorded investment in impaired loans was $2,476,560, with a related reserve of $82,566, resulting in a net balance of $2,393,994.

20.	PARENT COMPANY

Condensed financial information of Gateway Community Financial Corp. is as follows:

CONDENSED BALANCE SHEET

	September 30,	December 31,
	2008	2007	2006
	(unaudited)
ASSETS
Cash and due from banks	$272,408	$270,816	$268,125
Investment in subsidiary, the Bank	29,184,498	27,779,579	28,635,072

TOTAL ASSETS	$29,456,906	$28,050,395	$28,903,197

STOCKHOLDERS’ EQUITY	$29,456,906	$28,050,395	$28,903,197

CONDENSED STATEMENT OF INCOME (LOSS)

	Nine Months Ended September 30,		Year Ended December 31,
	2008	2007	2007	2006
	(unaudited)

Interest income	$1,592	$2,010	$2,691	$2,665

Equity in undistributed earnings of subsidiary	1,682,843	(402,272)	(793,885)	376,809

NET INCOME (LOSS)	$1,684,435	$(400,262)	$(791,194)	$379,474

CONDENSED STATEMENT OF CASH FLOWS

	Nine Months Ended September 30,		Year Ended December 31,
	2008	2007	2007	2006
	(unaudited)
OPERATING ACTIVITIES
Net Income (Loss)	$1,684,435	$(400,262)	$(791,194)	$379,474
Equity in undistributed earnings of subsidiary	1,682,843	(402,272)	793,885	(376,809)

Net cash provided by operating activities	1,592	2,010	2,691	2,665

Increase in cash and cash equivalents	1,592	2,010	2,691	2,665

CASH AT BEGINNING OF YEAR	270,816	268,125	268,125	265,460

CASH AT END OF YEAR	$272,408	$270,135	$270,816	$268,125

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which the offer or solicitation would be unlawful. The affairs of GCF Bancorp, Inc. and its subsidiaries may change after the date of this prospectus. Delivery of this document and the sales of shares made hereunder does not mean otherwise.

GCF Bancorp, Inc.

Proposed Holding Company for GCF Bank

Up to 2,645,000 Shares of Common Stock

(Subject to Increase to Up to 3,041,750 Shares)

PROSPECTUS

SANDLER O’NEILL + PARTNERS, L.P.

____________, 2009

Until the later of ______________ __, 2009, or 25 days after commencement of the syndicated community offering, if any, whichever is later, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Interests in

GCF Bank

Employees’ Savings and Profit Sharing Plan and Trust

and

Offering of 98,092 Shares of

Common Stock, $.01 par value per share,

of

GCF Bancorp, Inc.

This Prospectus Supplement relates to the offer and sale to participants in the GCF Bank Employees’ Savings and Profit Sharing Plan and Trust of participation interests and shares of GCF Bancorp, Inc., the proposed holding company for GCF Bank.

In connection with the conversion and reorganization of Gateway Community Financial, MHC, you may direct the trustee to invest your account in the stock of GCF Bancorp, Inc., the proposed holding company for GCF Bank. Your eligibility to purchase stock utilizing your 401(k) Plan assets is determined based upon your stock subscription rights as a depositor of GCF Bank. Participation in the 401(k) Plan does not give you any special rights to purchase stock in the conversion offering. You may direct the trustee of the plan to purchase the stock with plan assets which are attributable to you as a participant. This prospectus supplement relates to your decision whether or not to invest all or a portion of your plan funds in GCF Bancorp, Inc. common stock.

If you direct the trustee to invest all or a portion of your plan funds in GCF Bancorp, Inc. common stock in the conversion offering, the price paid for such shares will be $10.00 per share. This price is the price that will be paid by all other persons who purchase shares of GCF Bancorp, Inc. stock in the conversion offering.

If you direct the trustee to invest all or a portion of your plan funds in GCF Bancorp, Inc. common stock after the initial public offering, shares purchased for your account in open market transactions, and the price paid for such shares, will be the market price at the time of the purchase, which may be more or less than the initial public offering price of $10.00 per share.

The prospectus of GCF Bancorp, Inc. dated ________ __, 2009, which accompanies this prospectus supplement, includes detailed information regarding GCF Bancorp, Inc. common stock, and the financial condition, results of operation, and business of GCF Bancorp, Inc. and Subsidiary. This prospectus supplement provides information regarding the plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

Please refer to Risk Factors beginning on page 12 of the prospectus.

None of the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The date of this prospectus supplement is ________ __, 2009.

TABLE OF CONTENTS

The Offering	1

Securities Offered	1
Election to Purchase Stock in the Initial Offering	1
Value of Participation Interests	1
Purchase Price of GCF Bancorp, Inc. Common Stock	1
Method of Directing Investments	2
Time for Directing Investment	2
Irrevocability of Investment Direction	2
Direction to Purchase the Stock After the Initial Offering	2

Nature of Each Participant's Interest in

GCF Bancorp, Inc. Common Stock	3
Voting and Tender Rights of the Stock	3
Minimum Investment	3

Description of the Plan	3

General	3
Eligibility and Participation	4
Contributions and Benefits Under the Plan	4
Limitation on Contributions	4
Investment of Plan Assets	5
Performance of Previous Funds	7
Performance of the Employer Stock Fund	8
Benefits Under the Plan	8
Withdrawals and Distributions From the Plan	8
Administration of the Plan	9
Reports to Plan Participants	10
Amendment and Termination	10
Merger, Consolidation, or Transfer	10
Federal Income Tax Consequences	10
Restrictions on Resale	11
SEC Reporting and Short-Swing Profit Liability	11
Additional Information	11

Legal Opinions	12

Investment Election Form	Appendix-A

Change of Investment Allocation Form	Appendix-B

Special Tax Notice Regarding Plan Payments	Appendix-C

THE OFFERING

Securities Offered

The securities offered in connection with this prospectus supplement are participation interests in the plan and shares of GCF Bancorp, Inc. common stock. At January 12, 2009, there were sufficient funds in the Plan to purchase up to 98,092 shares of GCF Bancorp, Inc. common stock in the offering. Only employees of GCF Bank who meet the eligibility requirements under the plan may participate. Information with regard to the plan is contained in this prospectus supplement and information with regard to the stock offering and the financial condition, results of operation, and business of GCF Bank is contained in the attached prospectus.

Election to Purchase Stock in the Initial Offering

Your eligibility to purchase stock utilizing your 401(k) Plan assets is determined based upon your stock subscription rights as a depositor of GCF Bank. All plan participants are eligible to direct a transfer of funds (other than funds held in the Personal Choice Retirement Account) o the GCF Bancorp, Inc. Stock Fund. However, transfer directions are subject to subscription rights and purchase priorities. Your order for shares in the Stock Offering will be filled based on your subscription rights. GCF Bancorp, Inc. has granted rights to subscribe for shares of GCF Bancorp, Inc. common stock to the following persons in the following order of priority: (1) persons with $50 or more on deposit at GCF Bank as of June 30, 2007; (2) persons with $50 or more on deposit at GCF Bank as of ____________, 2009; and (3) all other depositors of GCF Bank at the close of business on ____________, 2009. If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of common stock in the offering and you may use funds in the Plan account to pay for your purchase of shares of GCF Bancorp, Inc. common stock. You also will be permitted to direct ongoing purchases of the stock under the plan after the initial offering. See "Direction to Purchase Stock After the Initial Offering."

Participation in the 401(k) Plan does not give you any special rights to purchase stock in the initial public offering. You may direct the trustee of the plan to invest all or part of the funds (other than funds held in the Personal Choice Retirement Account) in your account in the Employer Stock Fund. Based upon your election, the trustees of the plan will subscribe for GCF Bancorp, Inc. shares in the initial offering. You also will be permitted to direct ongoing purchases of the stock under the plan after the initial offering. See "Direction to Purchase Stock After the Initial Offering." The plan' trustee will follow your investment directions. Amounts not transferred to the Employer Stock Fund will remain invested in the other investment funds of the plan as directed by you. See "Investment of Plan Assets."

Value of Participation Interests

As of January 12, 2009, the total market value of the assets of the plan equaled $980,927. The plan administrator has informed each participant of the value of his or her account in the plan as of ________ __, 2009. The value of the plan assets represents your past contributions to the plan, employer matching contributions, profit-sharing contributions, plus or minus earnings or losses on contributions, less withdrawals and loans. You may direct up to 100% of the value of your account assets to invest in the Employer Stock Fund. However, in connection with the initial offering of the stock, if you elect to purchase the stock, you will be required to invest a minimum amount of your account assets in the Employer Stock Fund.

1

Purchase Price of GCF Bancorp, Inc. Common Stock

The funds transferred to the Employer Stock Fund for the purchase of the stock issued in the initial offering will be used by the trustee to purchase shares of GCF Bancorp, Inc. common stock. The price paid for such shares of the stock will be $10.00. This price is the price that will be paid by all other persons who purchase shares of the stock in the initial offering.

Your account assets directed for investment in the Employer Stock Fund after the initial offering shall be invested by the trustee to purchase shares of GCF Bancorp, Inc. common stock in open market transactions. The price paid by the trustee for shares of the GCF Bancorp, Inc. common stock in the initial offering, or otherwise, will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act.

Method of Directing Investments

Appendix A of this prospectus supplement includes an investment election form for you to direct a transfer to the Employer Stock Fund in the initial offering of all or a portion of your account under the plan. Appendix B of this prospectus supplement includes Pentegra's change of investment allocation form which is to be used to direct funds to the Employer Stock Fund for the initial offering.

If you wish to invest all or part of your account in the Employer Stock Fund in the initial offering you need to complete Appendices A and B. Additionally, you may indicate the directed investment of future contributions under the plan for investment in the Employer Stock Fund. If you do not wish to make an investment election, you do not need to take any action and your current elections will remain in effect.

Time for Directing Investment

The deadline for submitting your direction to invest funds in the Employer Stock Fund in order to purchase the stock issued in the initial offering is noon on ________ __, 2009. If you want to invest in the Employer Stock Fund, you must return the attached form to Christopher B. Dudley at GCF Bank by noon on ________ __, 2009.

After the initial offering, you will still be able to direct the investment of your account under the plan in the Employer Stock Fund and in other investment alternatives.

Irrevocability of Investment Direction

The direction to invest your plan funds in the Employer Stock Fund in the initial offering cannot be changed after you have turned in your forms. However, you will be able to direct your account to purchase the stock after the initial offering by directing amounts in your account into the Employer Stock Fund.

Direction to Purchase the Stock After the Stock Offering

Following completion of the stock offering, you will be permitted to direct that a certain percentage of your interest in the trust fund (up to 100%) be transferred to the Employer Stock Fund and invested in GCF Bancorp, Inc. common stock, or to the other investment funds available under the plan.

2

Alternatively, you may direct that a certain percentage of your interest in the Employer Stock Fund be transferred to the trust fund to be invested in the other investment funds available in accordance with the terms of the plan. You can direct future contributions made to the plan by you or on your behalf to be invested in the Employer Stock Fund. Following your initial election, the allocation of your interest in the Employer Stock Fund may be changed daily by filing a change of investment allocation form with the plan administrator or by calling Pentegra's voice response unit at (800) 433-4422 and changing your investment allocation by phone or by Internet at www.Pentegra.com.

Nature of Each Participant's Interest in GCF Bancorp, Inc. Common Stock

The trustee will hold GCF Bancorp, Inc. common stock in the name of the plan. Each participant has an allocable interest in the investment funds of the plan but not in any particular assets of the plan. Accordingly, a specific number of shares of the stock will not be directly attributable to the account of any individual participant. Dividend rights associated with the stock held by the Employer Stock Fund will be allocated to the Employer Stock Fund. Any increase (or decrease) in the value of the fund as a result of dividend rights will be reflected in each participant's allocable interest in the Employer Stock Fund.

Voting and Tender Rights of the Stock

You will direct the trustee of the plan about how to vote your GCF Bancorp, Inc. shares. If you do not give voting instruction or tender instruction to the trustee, the trustee will vote or tender those shares within its discretion as a fiduciary under the plan or as directed by the plan administrator.

Minimum Investment

The minimum investment of assets directed by a participant for the purchase of the stock in the initial offering is $250.00, and investments must be in increments of $10.00. Funds may be directed for the purchase of the stock attributable to your account regardless of whether your account assets are 100% vested at the time of your investment election. There is no minimum level of investment after the initial offering for investment in the Employer Stock Fund.

DESCRIPTION OF THE PLAN

General

GCF Bank adopted a 401(k) plan effective October 1, 1997. Effective May 1, 2007, GCF Bank amended and restated its old plan into the new plan in order to include the Employer Stock Fund as an investment alternative. The plan is a deferred compensation arrangement established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code. The plan received a determination letter from the IRS that the plan is qualified under Section 401(a) of the Internal Revenue Code and that its trust is qualified under Section 501(a) of the Internal Revenue Code. GCF Bank intends for the plan, in operation, to comply with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code. GCF Bank expects to adopt any amendments to the plan that may be necessary to ensure the continued qualified status of the plan under the Internal Revenue Code and other federal regulations.

Employee Retirement Income Security Act. The plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act. As

3

such, the plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of the act, except the funding requirements contained in Part 3 of Title I of the act, which do not apply to an individual account plan (other than a money purchase plan). The plan is not subject to Title IV (Plan Termination Insurance) of the act. Neither the funding requirements contained in Part 3 of Title I of the act nor the plan termination insurance provisions contained in Title IV of the act will be extended to participants or beneficiaries under the plan.

Federal tax law imposes substantial restrictions on your right to withdraw amounts held under the plan before your termination of employment with GCF Bank. Federal law may also impose a 10% excise tax on withdrawals you make from the plan before you reach the age of 59 1/2 regardless of whether the withdrawal occurs during or after your employment with GCF Bank.

Full Text of Plan. The following portions of this prospectus supplement are summaries of provisions in the plan. They are not complete and are qualified in their entirety by the full text of the plan. You may obtain copies of the full plan by sending a request to Christopher B. Dudley at GCF Bank. You should carefully read the full text of the plan document to understand your rights and obligations under the plan.

Eligibility and Participation

You may participate in the plan on the first day of the month after age 21 and completing 1,000 hours of service during a 12-month period with GCF Bank. As of December 12, 2008, 41 employees had elected to participate in the plan. The plan year is January 1 to December 31.

Contributions and Benefits Under the Plan

Plan Participant Contributions. You can contribute to the plan on a pretax basis. Contributions are automatically deducted from your salary each pay period. When you contribute on a pretax basis, you pay no federal income tax on your eligible deferrals until you withdraw money from the plan. You are permitted to contribute amounts of not less than 1% and not more than 50% of your taxable compensation reported on Form W-2. You may change the amount of your contributions once per calendar quarter and your changes will be effective on the first day of the following pay period.

GCF Bank Contributions. GCF Bank may match your contribution to the plan, but we are not obligated to match your contributions. GCF Bank currently matches 50% of your contributions up to 6% of your salary. GCF Bank contributions are subject to revision by us.

Limitation on Contributions

Limitation on Employee Salary Deferral. Although you may contribute up to 50% of your pay to the plan, federal tax law limits the dollar amount of your annual contribution to $16,500 in 2009. If you are age 50 or more as of December 31, 2009, you can make catch-up contributions of $5,500 in 2009. The Internal Revenue Service periodically adjusts this limit for inflation. Contributions in excess of this limit and earnings on those contributions generally will be returned to you by April 15 of the year following your contribution, and they will be subject to regular federal income taxes.

4

Limitation on Annual Additions and Benefits. Under federal tax law, your contributions and our contributions to the plan may not exceed the lesser of 100% of your annual pay, or $49,000. Contributions that we make to any other retirement program that we sponsor may also count against these limits.

Special Rules About Highly-Paid Employees. Special provisions of the Internal Revenue Code limit contributions by employees who receive annual pay greater than $110,000. If you are in this category, some of your contribution may be returned if your contribution, when measured as a percentage of your pay, is substantially higher than the contributions made by other employees.

If your annual pay is less than $160,000, we may be required to make a minimum contribution to the plan of 3% of your annual pay if the plan is considered to be a "top heavy" plan under federal tax law. The plan is considered "top heavy" if, in any year, the value of the plan accounts of employees making more than $160,000 represent more than 60 percent of the value of all accounts.

Investment of Plan Assets

All amounts credited to your plan account are held in trust. A trustee appointed by GCF Bank 's Board of Directors administers the trust and invests the plan assets. The plan offers the following investment choices:

S&P 500 Stock Fund: Invests in the stocks of a broad array of established U.S. companies. Its objective is long-term: to earn higher returns by investing in the largest companies in the U.S. economy.

Stable Value Fund: Invests primarily in Guaranteed Investment Contracts and Synthetic Guaranteed Investment Contracts. Its objective is short-to-intermediate term: to achieve a stable return over short to intermediate periods of time while preserving the value of a participant's investment.

S&P MidCap Stock Fund: Invests in the stocks of mid-sized U.S. companies. Its objective is long-term: to earn higher returns which reflect the growth potential of such companies.

Short Term Investment Fund: The Fund seeks to maximize current income while preserving capital and liquidity through investing in a diversified portfolio of short-term securities. The Fund’s yield reflects short-term interest rates.

Income Plus Asset Allocation Fund: Invests approximately 80% of its portfolio in a combination of stable value investments and U.S. bonds. The balance is invested in U.S. and international stocks. Its objective is intermediate-term: to preserve the value of a participant's investment over short periods of time and to offer some potential for growth.

Growth and Income Asset Allocation Fund: Invests in U.S. domestic and international stocks, U.S. domestic bonds, and stable value investments. Its objective is intermediate-term: to provide a balance between the pursuit of growth and protection from risk.

Growth Asset Allocation Fund: Invests the majority of its assets in stocks -- domestic as well as international. Its objective is long-term: to pursue high growth of a participant's investment over time.

5

International Stock Fund: Invests in over 1,000 foreign stocks in 20 countries. Its objective is long-term: to offer the potential return of investing in the stocks of established non-U.S. companies, as well as the potential risk-reduction of broad diversification.

Russell 2000 Stock Fund: Invests in most, or all, of the same stocks held in the Russell 2000 Index. Its objective is long-term: to earn high returns in smaller U.S. companies by matching its benchmark, the Russell 2000 Index.

S&P 500/Growth Stock Fund: Invests in most, or all, of the stocks held in the S&P/BARRA Growth Index which are large-capitalization growth stocks. Its objective is long-term: to match its benchmark, the S&P/BARRA Growth Index.

S&P 500/Value Stock Fund: Invests in most, or all, of the stocks held in the S&P/BARRA Value Index which are large-capitalization value stocks. Its objective is long-term: to match its benchmark, the S&P/BARRA Value Index.

Nasdaq 100 Stock Fund: The fund is intended for long-term investors seeking to capture the growth potential of the 100 largest and most actively traded non-financial companies on the Nasdaq Stock Market. The Fund's benchmark is the Nasdaq 100 Index.

The U.S. REIT Index Fund: The U.S. REIT Index Fund invests in a portfolio of publicly traded Real Estate Investment Trusts designed to track the Morgan Stanley REIT Index, which represents over 90% of the total U.S. real estate equities market. The U.S. REIT Index Fund offers investors exposure to a diverse set of real estate holdings across property types and geographic markets. Equity REITs are the most common type of REIT, and generate earnings from the rental income received on their holdings and capital gains from the sale of properties.

Aggregate Bond Index Fund: The Fund invests primarily in government, corporate, mortgage-backed and asset-backed securities. The Fund invests in a well-diversified portfolio that is representative of the broad domestic bond market.

Schwab Personal Choice Retirement Account (PCRA). The PCRA is a fully self-managed environment, which gives participants more flexibility and allows participants to personalize investments. Allows participants to exercise full securities trading discretion.

SSgA Target Retirement 2015 Fund. Invests in a diversified portfolio of SSgA stock and bond funds which are intended to closely match the performance and characteristics of their applicable benchmarks. Each fund’s allocation between SSgA stock and bond funds will change over time in relation to its target retirement date. You simply select the fund with a date closest to when you expect to retire and invest accordingly.

SSgA Target Retirement 2025 Fund. Invests in a diversified portfolio of SSgA stock and bond funds which are intended to closely match the performance and characteristics of their applicable benchmarks. Each fund’s allocation between SSgA stock and bond funds will change over time in relation to its target retirement date. You simply select the fund with a date closest to when you expect to retire and invest accordingly.

6

SSgA Target Retirement 2035 Fund. Invests in a diversified portfolio of SSgA stock and bond funds which are intended to closely match the performance and characteristics of their applicable benchmarks. Each fund’s allocation between SSgA stock and bond funds will change over time in relation to its target retirement date. You simply select the fund with a date closest to when you expect to retire and invest accordingly.

SSgA Target Retirement 2045 Fund. Invests in a diversified portfolio of SSgA stock and bond funds which are intended to closely match the performance and characteristics of their applicable benchmarks. Each fund’s allocation between SSgA stock and bond funds will change over time in relation to its target retirement date. You simply select the fund with a date closest to when you expect to retire and invest accordingly.

Long Treasury Index Fund. The Fund seeks to match the total rate of return of the Lehman Brothers Long Treasury Bond Index. The Fund invests primarily in U.S. Treasury securities with a maturity of 10 years or longer. The Fund invests in a well diversified portfolio that is representative of the US Long Treasury bond market. The Fund buys and holds securities, trading only when there is a change to the composition of the Index or when cash flow activity occurs in the Fund. This process minimizes turnover and costs while maintaining accurate tracking.

Employer Stock Fund: The Employer Stock Fund consists primarily of investments in common stock of GCF Bancorp, Inc.

Performance of Previous Funds

The annual percentage return on these funds for calendar years 2007, 2006 and 2005 was approximately:

Assumes all dividends are re-invested and does not take into effect fund expenses which would reduce average annual returns.

Fund	2007	2006	2005
Short Term Investment Fund	4.8%	4.7%	2.9%
Stable Value Fund	3.7%	3.9%	3.7%
S&P 500 Stock Fund	4.8%	15.1%	4.3%
S&P MidCap Stock Fund	7.3%	9.7%	12.0%
International Stock Fund	10.7%	25.5%	13.0%
Income Plus Asset Allocation Fund	6.0%	6.6%	4.8%
Growth Asset Allocation Fund	5.6%	14.4%	6.7%
Growth & Income Asset Allocation Fund	5.8%	10.5%	5.7%
Russell 2000 Stock Fund	-2.2%	17.5%	4.2%
S&P 500/Growth Stock Fund	8.5%	10.7%	3.4%
S&P 500/Value Stock Fund	1.3%	19.9%	5.2%
Nasdaq 100 Stock Fund	18.1%	6.2%	0.9%
US REIT Index Fund	-18.1%	34.8%	11.9%
Aggregate Bond Index Fund*	6.3%	3.6%	N/A

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Target Retirement 2015 Fund **	6.2%	N/A	N/A
Target Retirement 2025 Fund **	6.7%	N/A	N/A
Target Retirement 2035 Fund **	6.8%	N/A	N/A
Target Retirement 2045 Fund **	5.8%	N/A	N/A
Long Treasury Index Fund	9.2%	N/A	N/A

*	Aggregate Bond Index Fund began on April 30, 2006.
**

The Target Retirement Funds became available effective August 1, 2007. Results prior to that date are based on historical investment returns of the then-existing SSgA Fund, and are net of PSI fees which would have been levied.

Performance of the Employer Stock Fund

The Employer Stock Fund is invested in the common stock of GCF Bancorp, Inc. As of the date of this prospectus supplement, none of the shares of common stock have been issued or are outstanding and there is no established market for the GCF Bancorp, Inc. common stock. Accordingly, there is no record of the investment performance of the Employer Stock Fund. Performance of the Employer Stock Fund depends on a number of factors, including the financial condition and profitability of GCF Bancorp, Inc. and market conditions for GCF Bancorp, Inc. common stock generally.

Please note that investment in the Employer Stock Fund is not an investment in a savings account or certificate of deposit, and such investment in GCF Bancorp, Inc. common stock through the Employer Stock Fund is not insured by the FDIC or any other regulatory agency. Further, no assurances can be given with respect to the price at which the stock may be sold in the future.

Investments in the Employer Stock Fund may involve certain special risks relating to investments in the common stock of GCF Bancorp, Inc. For a discussion of these risk factors, see "Risk Factors" beginning on page 12 of the prospectus.

Benefits Under the Plan

Vesting. The contributions that you make in the plan and our matching contributions are fully vested and cannot be forfeited.

Withdrawals and Distributions From the Plan

Withdrawals Before Termination of Employment. Your plan account provides you with a source of retirement income. But, while you are employed by GCF Bank, if you need funds from your account before retirement, you may be eligible to receive either an in-service withdrawal, or (from your pre-tax contributions) a hardship distribution. You can apply for a hardship distribution from the plan by contacting Christopher B. Dudley at GCF Bank. In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses, like a mortgage payment or medical bill, and have no other reasonably available resources to meet your financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balance. Hardship withdrawals (except for medical expenses exceeding 7.5% of your adjusted gross income) and in-service withdrawals are subject to a 10% early distribution penalty.

8

Distributions Upon Termination for Any Other Reason. If you terminate employment with GCF Bank for any reason other than retirement, disability or death and your account balance exceeds $500, the trustee will distribute your benefits to you the later of the April 1 of the calendar year after you turn age 70 1/2 or when you retire, unless you request otherwise. You may elect to maintain your account balance in the plan for as long as GCF Bank maintains the plan or you may elect one or more of the forms of distribution available under the plan. If your account balance does not exceed $500, the trustee will generally distribute your benefits to you as soon as administratively practicable following termination of employment.

Distributions Upon Disability. If you can no longer work because of a disability, as defined in the plan, you may withdraw your total account balance under the plan and have that amount paid to you in accordance with the terms of the plan. If you later become reemployed after you have withdrawn some or all of your account balance, you may not repay to the plan any withdrawn amounts.

Distributions Upon Death. If you die before your benefits are paid from the plan, your benefits will be paid to your surviving spouse or designated beneficiary.

Form of Benefits. Payment of your benefits upon your retirement, disability, or other termination of employment will be made in a lump sum payment, installments, or an annuity.

If you die before receiving benefits pursuant to your retirement, disability, or termination of employment, your beneficiary will receive a lump sum payment, unless the payment would exceed $500 and an election is made for annual installments up to 5 years. Your spouse can receive payments for up to 10 years.

Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order, as defined in the Internal Revenue Code, benefits payable under the plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the plan shall be void.

Plan Loans. You may borrow money from the vested portion of your account. The minimum amount you may borrow is $1,000. The maximum amount is 50% of your vested account balance. You may never borrow more than $50,000 minus the highest outstanding balance on any individual loan during the last 12 months.

You may take up to five years to repay a general purpose loan. If you are using the loan to purchase your primary residence, a repayment period of 15 years is permissible. You must repay the loan through payroll deductions.

If you fail to make any loan repayment when due, your loan will be in default. The full amount of the loan will be due and payable by the last day of the calendar quarter following the calendar quarter which contains the due date of the last monthly installment payment. If the outstanding balance of the loan is in default and is not repaid in the aforementioned time period, you will be considered to have received a distribution of said amount.

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Administration of the Plan

GCF Bank is the plan administrator. The Bank of New York Mellon will serve as trustee and custodian for all investment funds under the plan except the Employer Stock Fund. Robert C. Ahrens and Christopher B. Dudley will serve as trustees with respect to the Employer Stock Fund during the initial public offering by GCF Bancorp, Inc. After the stock of GCF Bancorp, Inc. begins trading, The Bank of New York Mellon also will be the trustee for the Employer Stock Fund. The plan administrator is responsible for the administration of the plan, interpretation of the provisions of the plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to participants, beneficiaries and others under the Employee Retirement Income Security Act.

The trustee receives and holds the contributions to the plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust. The address of the plan administrator and the trustee for the Employer Stock Fund is 381 Egg Harbor Road, Sewell, New Jersey 08080. The address of The Bank of New York Mellon is One Wall Street, New York, New York, 10286.

Reports to Plan Participants

The plan administrator will furnish to each participant a statement at least quarterly showing:

•	the balance in your account as of the end of that period;

•	the amount of contributions allocated to your account for that period; and

•	the adjustments to your account to reflect earnings or losses (if any).

If you invest in the Employer Stock Fund, you will also receive a copy of GCF Bancorp, Inc.'s Annual Report to Stockholders and a proxy statement related to stockholder meetings.

Amendment and Termination

It is the intention of GCF Bank to continue the plan indefinitely. Nevertheless, GCF Bank, within its sole discretion, may terminate the plan at any time. If the plan is terminated in whole or in part, then regardless of other provisions in the plan, you will have a fully vested interest in your accounts. GCF Bank reserves the right to make, from time to time, any amendment or amendments to the plan that do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that GCF Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act.

Merger, Consolidation, or Transfer

In the event of the merger or consolidation of the plan with another plan, or the transfer of the trust assets to another plan, the plan requires that each participant would (if either the plan or the other plan then

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be terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the plan had then terminated).

Federal Income Tax Consequences

The following discussion is only a brief summary of certain federal income tax aspects of the plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the plan. At the time you receive a distribution from the plan, you will receive a tax notice which conforms to the IRS safe harbor explanation of the distribution in accordance with IRS Notice 2002-3. The tax rules that affect your benefits under the plan change frequently and may vary based on your individual situation. This summary also does not discuss how state or local tax laws affect your plan benefits. We urge you to consult your tax advisor with respect to any distribution from the plan and transactions involving the plan.

Federal tax law provides the participants under the plan with a number of special benefits:

(1)	you pay no current income tax on your contributions or GCF Bank contributions; and

(2)	the earnings on your plan accounts are not taxable until you receive a distribution.

These benefits are conditioned on the plan's compliance with special requirements of federal tax law. We intend to satisfy all of the rules that apply to the plan. However, if the rules are not satisfied, the special tax benefits available to the plan may be lost.

Special Distribution Rules. If you turned 50 before 1986, you may be eligible to spread the taxes on the distribution over as much as 10 years. You should consult with your tax advisor to determine if you are eligible for this special tax benefit and whether it is appropriate to your financial needs.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the plan to retirement programs sponsored by other employers or to an individual retirement account. We will provide you with detailed information on how to roll over a distribution when you are eligible to receive benefits under the plan.

Restrictions on Resale

If you are an "affiliate" of GCF Bancorp, Inc. or GCF Bank, you may be subject to special rules under federal securities laws that affect your ability to sell shares you hold in the Employer Stock Fund. Directors, officers and substantial shareholders of GCF Bancorp, Inc. are generally considered "affiliates." Any person who may be an "affiliate" of GCF Bank may wish to consult with counsel before transferring any common stock they own. If you are not considered an "affiliate" of GCF Bank you may freely sell any shares of GCF Bancorp, Inc. common stock distributed to you under the plan, either publicly or privately.

SEC Reporting and Short-Swing Profit Liability

If you are an officer, director or more than 10% owner of GCF Bancorp, Inc., you may be required to report purchases and sales of GCF Bancorp, Inc. common stock through the plan to the Securities and Exchange Commission. In addition, you may be subject to special rules that provide for the

11

recovery by GCF Bancorp, Inc. of profits realized by an officer, director or a more than 10% owner from the purchase and sale or sale and purchase of the common stock within any six-month period. However, the rules except many transactions involving the plan from the reporting and profit recovery rules. You should consult with us regarding the impact of these rules on your transactions involving GCF Bancorp, Inc. common stock.

Additional Information

This prospectus supplement dated ________ __, 2009 is part of the prospectus of GCF Bancorp, Inc. dated ________ __, 2009. This prospectus supplement shall be delivered to plan participants together with the prospectus and is not complete unless it is accompanied by the prospectus.

LEGAL OPINIONS

The validity of the issuance of the common stock will be passed upon by Malizia Spidi & Fisch, PC, Washington, D.C., which acted as special counsel for GCF Bancorp, Inc. in connection with the conversion of GCF Bank.

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Appendix-A: Investment Election Form

Appendix-A

GCF Bank Employees’ Savings and Profit Sharing Plan and Trust

Participant Voluntary Investment Election Form
______________________________

Name of Plan Participant:	______________________________

Social Security Number:	______________________________

1.	Instructions.

In connection with the initial public offering of GCF Bancorp, Inc., GCF Bank has adopted the GCF Bank Employees’ Savings and Profit Sharing Plan and Trust to permit plan participants to direct all, or a portion, of the assets attributable to their participant accounts into a new fund: the Employer Stock Fund. The assets attributable to a participant's account that are transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of common stock of GCF Bancorp, Inc. to be issued in the initial stock offering of GCF Bancorp, Inc.

To direct a transfer of all or a part of the funds credited to your account to the Employer Stock Fund, you should complete this form and return it to Christopher B. Dudley, at 381 Egg Harbor Road, Sewell, New Jersey 08080, who will retain this form and return a copy to you. If you need any assistance in completing this form, please contact Christopher B. Dudley at (856) 589-6600 Ext. 325. If you do not complete and return this form by ________ __, 2009, at noon, the funds credited to your account under the plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the plan if no investment direction has been provided.

2.	Investment Directions.

As a participant in the plan, I hereby voluntarily elect to direct the trustee of the plan to invest the below indicated dollar sum of my participant account balance under the plan as indicated below.

I hereby voluntarily elect and request to direct investment of the below indicated dollar amount of my participant account funds for the purchase of the common stock to be issued in GCF Bancorp, Inc.'s initial offering (minimum investment of $250.00; rounded to the nearest $10.00 increment; maximum investment permissible is 40,000 shares of common stock or $400,000): $___________. Enter your $ level of requested purchase through the plan. Such amount may not exceed the vested portion of assets held under the plan for you. Please note that the actual number of shares of common stock purchased on your behalf under the plan may be limited or reduced in accordance with the plan of stock issuance of GCF Bancorp, Inc. based upon the total number of shares of common stock subscribed for by other parties. On the attached Appendix-B, please indicate from which funds such investments should be transferred. Only available funds may be used for purchase.

All other funds in my participant account will remain invested as previously requested. All future contributions under the plan will continue to be invested as previously requested or as revised by me at a later date.

3.	Purchaser Information.

The ability of participants in the Plan to purchase Common Stock in the Stock Offering and to direct their current account balances into the Employer Stock Fund is based upon the participant’s subscription rights. Please indicate your status.

☐	Check here if you had $50.00 or more in your account with GCF Bank as of June 30, 2007.

☐	Check here if you had $50.00 or more in your account with GCF Bank as of _________ ___, 2009 (but not as of June 30, 2007).

☐	Check her if you were a depositor as of _________ ___, 2009

4.	Acknowledgment.

I fully understand that this self-directed portion of my participant account does not share in the overall net earnings, gains, losses, and appreciation or depreciation in the value of assets held by the plan's other investment funds, but only in my account's allocable portion of such items from the directed investment account invested in the common stock. I understand that the plan's trustee, in complying with this election and in following my directions for the investment of my account, is not responsible or liable in any way for the expenses or losses that may be incurred by my account assets invested in common stock under the Employer Stock Fund.

I further understand that this one time election shall become irrevocable by me upon execution and submission of this Investment Form. Only properly signed forms delivered to the plan trustee on or before ________ __, 2009, at noon, will be honored.

The undersigned participant acknowledges that he or she has received the prospectus of GCF Bancorp, Inc., dated ________ __, 2009, the prospectus supplement dated ________ __, 2009, regarding the GCF Bank Employees’ Savings and Profit Sharing Plan and Trust as adopted by GCF Bank and this Investment Form. The undersigned hereby acknowledges that the shares of common stock to be purchased with the funds noted above are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, Bank Insurance Fund, the Savings Association Insurance Fund, or any other governmental agency. Investment in the common stock will expose the undersigned to the investment risks and potential fluctuations in the market price of the common stock. Investment in the common stock does not offer any guarantees regarding maintenance of the principal value of such investment or any projections or guarantees associated with future value or dividend payments with respect to the common stock. The undersigned hereby voluntarily makes and consents to this investment election and voluntarily signed his (her) name as of the date listed below. If you so elect, you may choose not to make any investment decision at this time.

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I UNDERSTAND THAT BY EXECUTING THIS ORDER I DO NOT WAIVE ANY RIGHTS AFFORDED TO ME BY THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

Witness	Date	Participant	Date

For the Trustee		For the Plan Administrator

	Date		Date

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Appendix-B: Change of Investment Allocation Form

Appendix-B

Change of Investment Allocation Form

GCF Bank

CHANGE OF INVESTMENT ALLOCATION

1. Member Data

Print your full name above	(Last, first, middle initial)	Social Security Number

Street Address	City	State	Zip

2. Instructions

GCF Bank Employees’ Savings and Profit Sharing Plan and Trust is giving members a special opportunity to invest their 401(k) account balances in a new investment fund - the Employer Stock Fund - which is comprised primarily of common stock issued by GCF Bancorp, Inc. in connection with the initial stock offering of GCF Bancorp, Inc. The percentage of a member's account transferred at the direction of the member into the Employer Stock Fund will be used to purchase shares of the common stock during the initial offering of GCF Bancorp, Inc. Please review the prospectus and the prospectus supplement before making any decision.

In the event of an oversubscription in the offering so that the total amount you allocate to the Employer Stock Fund can not be used by the trustee to purchase the common stock, your account will be reinvested in the other funds of the plan as previously directed in your last investment election. If no investment election is provided, your account will be invested in the Short Term Investment Fund.

Investing in the common stock entails some risks, and we encourage you to discuss this investment decision with your spouse and investment advisor. The plan trustee and the plan administrator are not authorized to make any representations about this investment other than what appears in the prospectus and prospectus supplement, and you should not rely on any information other than what is contained in the prospectus and prospectus supplement. For a discussion of certain factors that should be considered by each member in deciding whether to invest in the common stock, see "Risk Factors" beginning on page 12 of the prospectus. Any shares purchased by the plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to the common stock, as discussed in the prospectus and prospectus supplement.

3. Investment Directions	(Applicable to Accumulated Balances Only)

To direct a transfer of all or part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with Christopher B. Dudley of GCF Bank no later than ________ __, 2009 at noon. If you need any assistance in completing this form, please contact Christopher B. Dudley at (856) 589-6600. If you do not complete and return this form to Christopher B. Dudley by ________ __, 2009 at noon, the funds credited to your account under the plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the plan if no investment direction has been provided by you.

Notwithstanding the election made in Appendix-A for purchases of the Employer Stock Fund, your purchase of GCF Bancorp, Inc. Stock will be limited to the amounts available in the following funds. No purchases of the Employer Stock Fund will be made with insufficient funds in any funds.

I hereby revoke any previous investment direction and now direct that the market value of the units that I have invested in the following funds, to the extent permissible, be transferred out of the specified fund and invested in the Employer Stock Fund as follows:

Fund	Percentage to be transferred

S&P 500 Stock Fund
Russell 2000 Stock Fund
S&P 500/Growth Stock Fund
S&P 500/Value Stock Fund
Stable Value Fund
S&P MidCap Stock Fund
Short Term Investment Fund
International Stock Fund
Income Plus Fund
Growth & Income Fund
Growth Fund
Nasdaq 100 Stock Fund
Aggregate Bond Index Fund
U.S. REIT Index Fund
Target Retirement 2015 Fund
Target Retirement 2025 Fund
Target Retirement 2035 Fund
Target Retirement 2045 Fund
Long Treasury Index Fund
Total

Note: The total amount transferred may not exceed the total value of your accounts.

3

4. Participant Signature and Acknowledgment - Required

By signing this Change of Investment Allocation form, I authorize and direct the plan administrator and trustee to carry out my instructions. If investing in the Employer Stock Fund, I acknowledge that I have been provided with and read a copy of the prospectus and prospectus supplement relating to the issuance of the common stock. I am aware of the risks involved in the investment in the common stock, and understand that the trustee and plan administrator are not responsible for my choice of investment.

MEMBER's SIGNATURE

I understand that the above directed change(s) will be processed within one to five days of the form being received by Pentegra. I further understand that if I do not complete either Section 3, no change will be made to my current directions for future contributions or accumulated balances, respectively.

Signature of Member	Date

Pentegra Services, Inc. is hereby authorized to make the above listed change(s) to this member's record.

On behalf of the above named member, I certify that the signature above is that of the participant making this request.

Signature of GCF Bank	Date
Authorized Representative

Please complete and return by noon on ________ __, 2009.

4

Appendix-C: Special Tax Notice Regarding Plan Payments

Appendix-C

SPECIAL TAX NOTICE REGARDING PLAN PAYMENTS

This notice explains how you can continue to defer federal income tax on your retirement savings in the GCF Bank Employees’ Savings and Profit Sharing Plan and Trust (the “Plan”) and contains important information you will need before you decide how to receive your Plan benefits.

This notice is provided to you by GCF Bank (your “Plan Administrator”) because all or part of the payment that you will soon receive from the Plan may be eligible for rollover by you or your Plan Administrator to a traditional IRA or an eligible employer plan. A rollover is a payment by you or the Plan Administrator of all or part of your benefit to another plan or IRA that allows you to continue to postpone taxation of that benefit until it is paid to you. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account (formerly known as an education IRA). An “eligible employer plan” includes a plan qualified under section 401(a) of the Internal Revenue Code, including a 401(k) plan, profit-sharing plan, defined benefit plan, stock bonus plan, and money purchase plan; a section 403(a) annuity plan; a section 403(b) tax-sheltered annuity; and an eligible section 457(b) plan maintained by a governmental employer (governmental 457 plan).

An eligible employer plan is not legally required to accept a rollover. Before you decide to roll over your payment to another employer plan, you should find out whether the plan accepts rollovers and, if so, the types of distributions it accepts as a rollover. You should also find out about any documents that are required to be completed before the receiving plan will accept a rollover. Even if a plan accepts rollovers, it might not accept rollovers of certain types of distributions, such as after-tax amounts. If this is the case, and your distribution includes after-tax amounts, you may wish instead to roll your distribution over to a traditional IRA or split your rollover amount between the employer plan in which you will participate and a traditional IRA. If an employer plan accepts your rollover, the plan may restrict subsequent distributions of the rollover amount or may require your spouse’s consent for any subsequent distribution. A subsequent distribution from the plan that accepts your rollover may also be subject to different tax treatment than distributions from this Plan. Check with the administrator of the plan that is to receive your rollover prior to making the rollover.

If you have additional questions after reading this notice, you can contact your plan administrator at (856) 589-6600.

SUMMARY

There are two ways you may be able to receive a Plan payment that is eligible for rollover:

(1) Certain payments can be made directly to a traditional IRA that you establish or to an eligible employer plan that will accept it and hold it for your benefit (“DIRECT ROLLOVER”); or

(2) The payment can be PAID TO YOU.

If you choose a DIRECT ROLLOVER:

*	Your payment will not be taxed in the current year and no income tax will be withheld.

1

*	You choose whether your payment will be made directly to your traditional IRA or to an eligible employer plan that accepts your rollover. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account because these are not traditional IRAs.

*

The taxable portion of your payment will be taxed later when you take it out of the traditional IRA or the eligible employer plan. Depending on the type of plan, the later distribution may be subject to different tax treatment than it would be if you received a taxable distribution from this Plan.

If you choose to have a Plan payment that is eligible for rollover PAID TO YOU:

*

You will receive only 80% of the taxable amount of the payment, because the Plan Administrator is required to withhold 20% of that amount and send it to the IRS as income tax withholding to be credited against your taxes.

*

The taxable amount of your payment will be taxed in the current year unless you roll it over. Under limited circumstances, you may be able to use special tax rules that could reduce the tax you owe. However, if you receive the payment before age 59 1/2, you may have to pay an additional 10% tax.

*

You can roll over all or part of the payment by paying it to your traditional IRA or to an eligible employer plan that accepts your rollover within 60 days after you receive the payment. The amount rolled over will not be taxed until you take it out of the traditional IRA or the eligible employer plan.

*

If you want to roll over 100% of the payment to a traditional IRA or an eligible employer plan, you must find other money to replace the 20% of the taxable portion that was withheld. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over.

YOUR RIGHT TO WAIVE THE 30-DAY NOTICE PERIOD. Generally, neither a direct rollover nor a payment can be made from the Plan until at least 30 days after your receipt of this notice. Thus, after receiving this notice, you have at least 30 days to consider whether or not to have your withdrawal directly rolled over. If you do not wish to wait until this 30-day notice period ends before your election is processed, you may waive the notice period by making an affirmative election indicating whether or not you wish to make a direct rollover. Your withdrawal will then be processed in accordance with your election as soon as practical after it is received by the Plan Administrator.

MORE INFORMATION

I.	PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

II.	DIRECT ROLLOVER

III.	PAYMENT PAID TO YOU

IV.       SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER BENEFICIARIES

2

I.	PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

Payments from the Plan may be “eligible rollover distributions.” This means that they can be rolled over to a traditional IRA or to an eligible employer plan that accepts rollovers. Payments from a plan cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account. Your Plan Administrator should be able to tell you what portion of your payment is an eligible rollover distribution.

The following types of payments cannot be rolled over:

PAYMENTS SPREAD OVER LONG PERIODS. You cannot roll over a payment if it is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for:

*	your lifetime (or a period measured by your life expectancy), or

*	your lifetime and your beneficiary’s lifetime (or a period measured by your joint life expectancies), or

*	a period of 10 years or more.

REQUIRED MINIMUM PAYMENTS. Beginning when you reach age 70 1/2 or retire, whichever is later, a certain portion of your payment cannot be rolled over because it is a “required minimum payment” that must be paid to you. Special rules apply if you own more than 5% of your employer.

HARDSHIP DISTRIBUTIONS. A hardship distribution cannot be rolled over.

CORRECTIVE DISTRIBUTIONS. A distribution that is made to correct a failed nondiscrimination test or because legal limits on certain contributions were exceeded cannot be rolled over.

LOANS TREATED AS DISTRIBUTIONS. The amount of a plan loan that becomes a taxable deemed distribution because of a default cannot be rolled over. However, a loan offset amount is eligible for rollover, as discussed in Part III below. Ask the Plan Administrator of this Plan if distribution of your loan qualifies for rollover treatment.

The Plan Administrator of this Plan should be able to tell you if your payment includes amounts which cannot be rolled over.

II.	DIRECT ROLLOVER

A DIRECT ROLLOVER is a direct payment of the amount of your Plan benefits to a traditional IRA or an eligible employer plan that will accept it. You can choose a DIRECT ROLLOVER of all or any portion of your payment that is an eligible rollover distribution, as described in Part I above. You are not taxed on any taxable portion of your payment for which you choose a DIRECT ROLLOVER until you later take it out of the traditional IRA or eligible employer plan. In addition, no income tax withholding is required for any taxable portion of your Plan benefits for which you choose a DIRECT ROLLOVER. This Plan might not let you choose a DIRECT ROLLOVER if your distributions for the year are less than $200.

3

DIRECT ROLLOVER to a Traditional IRA. You can open a traditional IRA to receive the direct rollover. If you choose to have your payment made directly to a traditional IRA, contact an IRA sponsor (usually a financial institution) to find out how to have your payment made in a direct rollover to a traditional IRA at that institution. If you are unsure of how to invest your money, you can temporarily establish a traditional IRA to receive the payment. However, in choosing a traditional IRA, you may wish to make sure that the traditional IRA you choose will allow you to move all or a part of your payment to another traditional IRA at a later date, without penalties or other limitations. See IRS Publication 590, Individual Retirement Arrangements, for more information on traditional IRAs (including limits on how often you can roll over between IRAs).

DIRECT ROLLOVER to a Plan. If you are employed by a new employer that has an eligible employer plan, and you want a direct rollover to that plan, ask the plan administrator of that plan whether it will accept your rollover. An eligible employer plan is not legally required to accept a rollover. Even if your new employer’s plan does not accept a rollover, you can choose a DIRECT ROLLOVER to a traditional IRA. If the employer plan accepts your rollover, the plan may provide restrictions on the circumstances under which you may later receive a distribution of the rollover amount or may require spousal consent to any subsequent distribution. Check with the plan administrator of that plan before making your decision.

DIRECT ROLLOVER of a Series of Payments. If you receive a payment that can be rolled over to a traditional IRA or an eligible employer plan that will accept it, and it is paid in a series of payments for less than 10 years, your choice to make or not make a DIRECT ROLLOVER for a payment will apply to all later payments in the series until you change your election. You are free to change your election for any later payment in the series.

CHANGE IN TAX TREATMENT RESULTING FROM A DIRECT ROLLOVER. The tax treatment of any payment from the eligible employer plan or traditional IRA receiving your DIRECT ROLLOVER might be different than if you received your benefit in a taxable distribution directly from the Plan. For example, if you were born before January 1, 1936, you might be entitled to ten-year averaging or capital gain treatment, as explained below. However, if you have your benefit rolled over to a section 403(b) tax-sheltered annuity, a governmental 457 plan, or a traditional IRA in a DIRECT ROLLOVER, your benefit will no longer be eligible for that special treatment. See the sections below entitled “Additional 10% Tax if You Are under Age 59 1/2“ and “Special Tax Treatment if You Were Born before January 1, 1936.”

III.	PAYMENT PAID TO YOU

If your payment can be rolled over 'see Part I above) and the payment is made to you in cash, it is subject to 20% federal income tax withholding on the taxable portion 'state tax withholding may also apply). The payment is taxed in the year you receive it unless, within 60 days, you roll it over to a traditional IRA or an eligible employer plan that accepts rollovers. If you do not roll it over, special tax rules may apply.

Income Tax Withholding:

MANDATORY WITHHOLDING. If any portion of your payment can be rolled over under Part I above and you do not elect to make a DIRECT ROLLOVER, the Plan is required by law to withhold 20% of the taxable amount. This amount is sent to the IRS as federal income tax withholding. For example, if

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you can roll over a taxable payment of $10,000, only $8,000 will be paid to you because the Plan must withhold $2,000 as income tax. However, when you prepare your income tax return for the year, unless you make a rollover within 60 days 'see “Sixty-Day Rollover Option” below), you must report the full $10,000 as a taxable payment from the Plan. You must report the $2,000 as tax withheld, and it will be credited against any income tax you owe for the year. There will be no income tax withholding if your payments for the year are less than $200.

VOLUNTARY WITHHOLDING. If any portion of your payment is taxable but cannot be rolled over under Part I above, the mandatory withholding rules described above do not apply. In this case, you may elect not to have withholding apply to that portion. If you do nothing, an amount will be taken out of this portion of your payment for federal income tax withholding. To elect out of withholding, ask the Plan Administrator for the election form and related information.

SIXTY-DAY ROLLOVER OPTION. If you receive a payment that can be rolled over under Part I above, you can still decide to roll over all or part of it to a traditional IRA or to an eligible employer plan that accepts rollovers. If you decide to roll over, you must contribute the amount of the payment you received to a traditional IRA or eligible employer plan within 60 days after you receive the payment. The portion of your payment that is rolled over will not be taxed until you take it out of the traditional IRA or the eligible employer plan.

You can roll over up to 100% of your payment that can be rolled over under Part I above, including an amount equal to the 20% of the taxable portion that was withheld. If you choose to roll over 100%, you must find other money within the 60-day period to contribute to the traditional IRA or the eligible employer plan, to replace the 20% that was withheld. On the other hand, if you roll over only the 80% of the taxable portion that you received, you will be taxed on the 20% that was withheld.

EXAMPLE: The taxable portion of your payment that can be rolled over under Part I above is $10,000, and you choose to have it paid to you. You will receive $8,000, and $2,000 will be sent to the IRS as income tax withholding. Within 60 days after receiving the $8,000, you may roll over the entire $10,000 to a traditional IRA or an eligible employer plan. To do this, you roll over the $8,000 you received from the Plan, and you will have to find $2,000 from other sources (your savings, a loan, etc.). In this case, the entire $10,000 is not taxed until you take it out of the traditional IRA or an eligible employer plan. If you roll over the entire $10,000, when you file your income tax return you may get a refund of part or all of the $2,000 withheld.

If, on the other hand, you roll over only $8,000, the $2,000 you did not roll over is taxed in the year it was withheld. When you file your income tax return, you may get a refund of part of the $2,000 withheld. (However, any refund is likely to be larger if you roll over the entire $10,000.)

ADDITIONAL 10% TAX IF YOU ARE UNDER AGE 59 1/2. If you receive a payment before you reach age 59 1/2 and you do not roll it over, then, in addition to the regular income tax, you may have to pay an extra tax equal to 10% of the taxable portion of the payment. The additional 10% tax generally does not apply to (1) payments that are paid after you separate from service with your employer during or after the year you reach age 55, (2) payments that are paid because you retire due to disability, (3) payments that are paid as equal (or almost equal) payments over your life or life expectancy (or your and your beneficiary’s lives or life expectancies), (4) dividends paid with respect to stock by an employee stock ownership plan (ESOP) as described in Code section 404(k), (5) payments that are paid directly to the government to satisfy a federal tax levy, (6) payments that are paid to an alternate payee under a qualified domestic

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relations order, or (7) payments that do not exceed the amount of your deductible medical expenses. See IRS Form 5329 for more information on the additional 10% tax.

SPECIAL TAX TREATMENT IF YOU WERE BORN BEFORE JANUARY 1, 1936. If you receive a payment from a plan qualified under section 401(a) or a section 403(a) annuity plan that can be rolled over under Part I and you do not roll it over to a traditional IRA or an eligible employer plan, the payment will be taxed in the year you receive it. However, if the payment qualifies as a “lump sum distribution,” it may be eligible for special tax treatment. 'see also “Employer Stock or Securities”, below.) A lump sum distribution is a payment, within one year, of your entire balance under the Plan (and certain other similar plans of the employer) that is payable to you after you have reached age 59 1/2 or because you have separated from service with your employer (or, in the case of a self-employed individual, after you have reached age 59 1/2 or have become disabled). For a payment to be treated as a lump sum distribution, you must have been a participant in the Plan for at least five years before the year in which you received the distribution. The special tax treatment for lump sum distributions that may be available to you is described below.

TEN-YEAR AVERAGING. If you receive a lump sum distribution and you were born before January 1, 1936, you can make a one-time election to figure the tax on the payment by using “10-year averaging” (using 1986 tax rates). Ten-year averaging often reduces the tax you owe.

There are other limits on the special tax treatment for lump sum distributions. For example, you can generally elect this special tax treatment only once in your lifetime, and the election applies to all lump sum distributions that you receive in that same year. You may not elect this special tax treatment if you rolled amounts into this Plan from a 403(b) tax-sheltered annuity contract, a governmental 457 plan, or from an IRA not originally attributable to a qualified employer plan. If you have previously rolled over a distribution from this Plan (or certain other similar plans of the employer), you cannot use this special averaging treatment for later payments from the Plan. If you roll over your payment to a traditional IRA, governmental 457 plan, or 403(b) tax-sheltered annuity, you will not be able to use special tax treatment for later payments from that IRA, plan, or annuity. Also, if you roll over only a portion of your payment to a traditional IRA, governmental 457 plan, or 403(b) tax-sheltered annuity, this special tax treatment is not available for the rest of the payment. See IRS Form 4972 for additional information on lump sum distributions and how you elect the special tax treatment.

EMPLOYER STOCK OR SECURITIES. There is a special rule for a payment from the Plan that includes employer stock (or other employer securities). To use this special rule, 1) the payment must qualify as a lump sum distribution, as described above, except that you do not need five years of plan participation, or 2) the employer stock included in the payment must be attributable to “after-tax” employee contributions, if any. Under this special rule, you may have the option of not paying tax on the “net unrealized appreciation” of the stock until you sell the stock. Net unrealized appreciation generally is the increase in the value of the employer stock while it was held by the Plan. For example, if employer stock was contributed to your Plan account when the stock was worth $1,000 but the stock was worth $1,200 when you received it, you would not have to pay tax on the $200 increase in value until you later sold the stock.

You may instead elect not to have the special rule apply to the net unrealized appreciation. In this case, your net unrealized appreciation will be taxed in the year you receive the stock, unless you roll over the stock. The stock can be rolled over to a traditional IRA or another eligible employer plan, either in a direct rollover or a rollover that you make yourself. Generally, you will no longer be able to use the

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 special rule for net unrealized appreciation if you roll the stock over to a traditional IRA or another eligible employer plan.

If you receive only employer stock in a payment that can be rolled over, no amount will be withheld from the payment. If you receive cash or property other than employer stock, as well as employer stock, in a payment that can be rolled over, the 20% withholding amount will be based on the entire taxable amount paid to you (including the value of the employer stock determined by excluding the net unrealized appreciation). However, the amount withheld will be limited to the cash or property (excluding employer stock) paid to you.

If you receive employer stock in a payment that qualifies as a lump sum distribution, the special tax treatment for lump sum distributions described above 'such as 10-year averaging) also may apply. See IRS Form 4972 for additional information on these rules.

REPAYMENT OF PLAN LOANS. If your employment ends and you have an outstanding loan from your Plan, your employer may reduce (or “offset”) your balance in the Plan by the amount of the loan you have not repaid. The amount of your loan offset is treated as a distribution to you at the time of the offset and will be taxed unless you roll over an amount equal to the amount of your loan offset to another qualified employer plan or a traditional IRA within 60 days of the date of the offset. If the amount of your loan offset is the only amount you receive or is treated as having received, no amount will be withheld from it. If you receive other payments of cash or property from the Plan, the 20% withholding amount will be based on the entire amount paid to you, including the amount of the loan offset. The amount withheld will be limited to the amount of other cash or property paid to you (other than any employer securities). The amount of a defaulted plan loan that is a taxable deemed distribution cannot be rolled over.

IV.	SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER BENEFICIARIES

In general, the rules summarized above that apply to payments to employees also apply to payments to surviving spouses of employees and to spouses or former spouses who are “alternate payees.” You are an alternate payee if your interest in the Plan results from a “qualified domestic relations order,” which is an order issued by a court, usually in connection with a divorce or legal separation.

If you are a surviving spouse or an alternate payee, you may choose to have a payment that can be rolled over, as described in Part I above, paid in a DIRECT ROLLOVER to a traditional IRA or to an eligible employer plan or paid to you. If you have the payment paid to you, you can keep it or roll it over yourself to a traditional IRA or to an eligible employer plan. Thus, you have the same choices as the employee.

If you are a beneficiary other than a surviving spouse or an alternate payee, you cannot choose a direct rollover, and you cannot roll over the payment yourself.

If you are a surviving spouse, an alternate payee, or another beneficiary, your payment is generally not subject to the additional 10% tax described in Part III above, even if you are younger than age 59 1/2.

If you are a surviving spouse, an alternate payee, or another beneficiary, you may be able to use the special tax treatment for lump sum distributions and the special rule for payments that include employer stock, as described in Part III above. If you receive a payment because of the employee’s death, you may be able to treat the payment as a lump sum distribution if the employee met the appropriate age requirements, whether or not the employee had 5 years of participation in the Plan.

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HOW TO OBTAIN ADDITIONAL INFORMATION

This notice summarizes only the federal (not state or local) tax rules that might apply to your payment. The rules described above are complex and contain many conditions and exceptions that are not included in this notice. Therefore, you may want to consult with the Plan Administrator or a professional tax advisor before you take a payment of your benefits from your Plan. Also, you can find more specific information on the tax treatment of payments from qualified employer plans in IRS Publication 575, Pension and Annuity Income, and IRS Publication 590, Individual Retirement Arrangements. These publications are available from your local IRS office, on the IRS’s Internet Web Site at www.irs.gov, or by calling 1-800-TAX-FORMS.

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PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

Legal Fees and Expenses	$85,000
Accounting Fees and Expenses	80,000
Appraisal Fees and Expenses	47,500
Business Plan Fees and Expenses	45,000
Underwriter’s Reimbursable Expenses (including fees of its counsel)	90,000
Nasdaq Listing Fees	100,000
Records Management Agent Fees and Expenses	50,000
Transfer and Exchange Agent Fees	17,000
Printing, Postage and Mailing	65,000
Stock Certificate Engraving	5,000
OTS Filing Fees	12,000
FINRA Filing Fee	3,500
SEC Filing Fee	2,000
Total	$600,000

Item 14.	Indemnification of Directors and Officers

Article XVIII of the Certificate of Incorporation of GCF Bancorp, Inc. (the “Corporation”) sets forth circumstances under which directors, officers, employees and agents of the Company may be insured or indemnified against liability which they incur in their capacities as such.

ARTICLE XVIII

Indemnification

A.         Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under New Jersey law.

B.         Advance Payment. The Corporation may pay in advance any expenses (including attorneys’ fees) which may become subject to indemnification under Section A of this Article XVIII if the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he or she is not entitled to indemnification by the Corporation under New Jersey law.

II-2

            C.         Nonexclusive. The indemnification and advancement of expenses provided by Sections A and B of this Article XVIII or otherwise granted pursuant to New Jersey law shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

D.         Continuation. The indemnification and advance payment provided by Sections A and B of this Article XVIII shall continue as to a person who has ceased to hold a position named in Section A and shall inure to his or her heirs, executors and administrators. In addition, any repeal or modification of this Article XVIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation hereunder or otherwise with respect to any act or omission occurring before such repeal or modification is effective.

E.         Insurance. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Section A of this Article XVIII, against any liability incurred by him or her in any such position, or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability under this Article XVIII and New Jersey law.

F.          Savings Clause. If this Article XVIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article XVIII that shall not have been invalidated and to the full extent permitted by applicable law.

Item 15.	Recent Sales of Unregistered Securities.

Not Applicable

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits and financial statement schedules filed as part of this Registration Statement are as follows:

(a)	Exhibits:

1	Form of Sales Agency Agreement with Sandler O’Neill & Partners, L.P.*
2	Plan of Conversion and Reorganization
3.1	Certificate of Incorporation of GCF Bancorp, Inc.
3.2	Bylaws of GCF Bancorp, Inc.
4	Specimen Common Stock Certificate of GCF Bancorp, Inc.
5	Opinion of Malizia Spidi & Fisch, PC regarding legality of securities registered
8.1	Federal Tax Opinion of Malizia Spidi & Fisch, PC
8.2	State Tax Opinion of S.R. Snodgrass, A.C.
10.1	Employment Agreement with Robert C. Ahrens
10.2	Employment Agreement with Bruce E. Haines
10.3	Employment Agreement with Timothy P. Hand
10.4	Employment Agreement with Kristin T. McIlvaine
10.5	Executive Incentive Retirement Plan Agreement
10.6	Director Fee Continuation Agreement
10.7	GCF Bank Employees' Savings and Profit Sharing Plan and Trust *

23.1	Consent of S.R. Snodgrass, A.C.
23.2	Consent of Feldman Financial Advisors, Inc.
23.3	Consent of Malizia Spidi & Fisch, PC (contained in its opinions filed as Exhibits 5 and 8.1)
24	Power of Attorney (set forth on the signature page)
99.1	Conversion Valuation Appraisal Report prepared by Feldman Financial Advisors, Inc.**
99.2	Letter of Feldman Financial Advisors, Inc. as to the value of subscription rights
99.3	Marketing Materials*
99.4	Stock Order Form*

______________

*	To be filed by amendment.
**	Filed in paper format pursuant to Rule 202 of Regulation S-T

(b)	Financial Statement Schedules:

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)        To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (“Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2)        For determining liability under the Securities Act, the undersigned registrant shall treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)        The undersigned registrant shall file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)        The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sewell, New Jersey on January 13, 2009.

GCF BANCORP, INC.
/s/ Robert C. Ahrens
	By:	Robert C. Ahrens President and Chief Executive Officer (Duly Authorized Representative)

We the undersigned directors and officers of GCF Bancorp, Inc. do hereby severally constitute and appoint Robert C. Ahrens our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which he may deem necessary or advisable to enable GCF Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of GCF Bancorp, Inc. common stock, including specifically but not limited to, power and authority to sign for us or any of us, in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that he shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on January 13, 2009.

/s/ Robert C. Ahrens		/s/ John S. Gligor, Sr.
Robert C. Ahrens President, Chief Executive Officer and Director (Principal Executive Officer)		John S. Gligor, Sr. Chairman of the Board
/s/ Walter N. Friedrich		/s/ Robert A. Jones
Walter N. Friedrich Vice Chairman of the Board		Robert A. Jones Director
/s/ Dennis L. King		/s/ Steve P. Menzoni
Dennis L. King Director		Steve P. Menzoni Director
/s/ Scott P. Newman		/s/ Frank D. Wilson
Scott P. Newman Director		Frank D. Wilson Director
/s/ Kristin T. McIlvaine
Kristin T. McIlvaine Chief Financial Officer (Principal Financial and Accounting Officer)